As filed with the Securities and Exchange Commission on November 5, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Capital Auto Receivables, Inc.

(Originator of the Trusts Described Herein)
(Exact name of Registrant as Specified in its Charter)

Delaware		38-3082892
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
(302-658-7851)
(Address, including zip code, and telephone number, including
area code, of principal executive offices of Registrant)	Jerome B. Van Orman, Jr.
Capital Auto Receivables, Inc.
200 Renaissance Center
Detroit, Michigan 48265
(313-665-6266)
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With A Copy To:

Richard V. Kent, Esq.

General Counsel
Capital Auto Receivables, Inc.
200 Renaissance Center
Detroit, Michigan 48265

      Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined in light of market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.     ☑

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title of Each Class of	to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Unit(1)	Offering Price(1)	Registration Fee

Asset Backed Securities	$1,000,000	100%	$1,000,000	$126.70

(1)	Estimated solely for the purpose of calculating the registration fee.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

As filed with the Securities and Exchange Commission on November 5, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Central Originating Lease Trust

(Exact name of Registrant as Specified in its Charter)

Delaware		38-3278697
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Central Originating Lease, LLC 200 Renaissance Center Detroit, Michigan 48265 (313-665-6266)	Jerome B. Van Orman, Jr. Capital Auto Receivables, Inc. 200 Renaissance Center Detroit, Michigan 48265 (313-665-6266)
(Address, including zip code, and telephone number, including area code, of principal executive offices of Registrant)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With A Copy To:

Richard V. Kent, Esq.

General Counsel
Capital Auto Receivables, Inc.
200 Renaissance Center
Detroit, Michigan 48265

     Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined in light of market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.     ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit(1)	Offering Price(1)	Fee(2)

Secured Notes	$1,000,000	—	—	—

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	A separate registration statement on Form S-3 (No. 333- ) registering asset backed securities is being concurrently filed under which a registration fee of $126.70 has been previously paid. No additional consideration will be paid by the purchasers of the asset backed securities for the secured notes, which are pledged as security for the asset backed securities.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

      This registration statement contains three forms of prospectus relating to the offering of:

•	asset backed notes and/or asset backed certificates secured by loan receivables by various Capital Auto Receivables Asset Trusts created from time to time by Capital Auto Receivables, Inc., with that form of prospectus identified on the outside front cover page as the “Version 1, Preliminary Owner Trust Prospectus Form;”

•	asset backed certificates by various Grantor Trusts secured by loan receivables created from time to time by Capital Auto Receivables, Inc., with that form of prospectus identified on the outside front cover page as “Version 2, Preliminary Grantor Trust Prospectus Form;”

•	asset backed notes and/or asset backed certificates secured by secured notes by various Capital Auto Receivables Asset Trusts created from time to time by Capital Auto Receivables, Inc., with that form of prospectus identified on the outside front cover page as “Version 3, Preliminary Secured Note Prospectus Form;” and

      three forms of prospectus supplement relating to the offering of:

•	particular series of asset backed notes and/or classes of asset backed certificates secured by loan receivables, with that form of prospectus supplement identified on the outside front cover page as the “Version 1, Preliminary Owner Trust Prospectus Supplement Form;”

•	particular classes of asset backed certificates secured by loan receivables, with that form of prospectus supplement identified on the outside front cover page as “Version 2, Preliminary Grantor Trust Prospectus Supplement Form;” and

•	particular series of asset backed notes and/or classes of asset backed certificates secured by secured notes, with that form of prospectus supplement identified on the outside front cover page as “Version 3, Preliminary Secured Note Prospectus Supplement Form.”

      Each prospectus supplement form relates only to the securities described therein.

The information in this prospectus supplement is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Subject to completion, dated                     , 20

VERSION 1

PRELIMINARY OWNER
TRUST PROSPECTUS
SUPPLEMENT FORM
Prospectus Supplement to Prospectus dated                     , 20

Capital Auto Receivables Asset Trust               -

Issuer
$                     Asset Backed Notes, Class A
$                     Asset Backed Certificates

Capital Auto Receivables, Inc.

Seller

General Motors Acceptance Corporation

Servicer

You should consider carefully the risk factors beginning on page S-5 in this prospectus supplement and on page 2 in the prospectus.

The notes represent obligations of the trust only. The certificates represent interests in the trust only. The notes and the certificates do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables, Inc., General Motors Acceptance Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes and the certificates only if accompanied by the prospectus.

The trust is offering the following classes of notes and certificates by this prospectus supplement and the prospectus:

Class A Notes

	A-2	A-3	A-4	A-5	Certificates

Principal Amount

Interest Rate

Final Scheduled Distribution Date

Price to Public

Underwriting Discount

Proceeds to Seller

Credit Enhancement and Liquidity

•	Reserve account, with an initial deposit of $ .

•	The certificates are subordinated to the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is                     , 20

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We provide information to you about the notes and the certificates in two separate documents:

•	the prospectus, which provides general information and terms of the notes and the certificates, some of which may not apply to a particular series of notes or certificates, including your series; and

•	this prospectus supplement, which provides information regarding the pool of receivables held by the trust and specifies the terms of your series of notes or certificates.

      You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes or the certificates in any state where the offer is not permitted.

      You can find definitions of the capitalized terms used in this prospectus supplement in the “Glossary of Terms to Prospectus Supplement,” which appears at the end of this prospectus supplement and in the “Glossary of Terms to Prospectus,” which appears at the end of the accompanying prospectus.

i

Prospectus Supplement

Prospectus
RISK FACTORS	2
THE TRUSTS	6
The Owner Trustee	7
THE RECEIVABLES POOLS	7
WEIGHTED AVERAGE LIFE OF THE SECURITIES	8
POOL FACTORS AND TRADING INFORMATION	9
USE OF PROCEEDS	10
THE SELLER	10
THE SERVICER	10
Delinquencies, Repossessions, Bankruptcies and Net Losses	11
THE NOTES	11
Principal and Interest on the Notes	12
The Indenture	13
The Indenture Trustee	18
THE CERTIFICATES	19
Distributions of Interest and Certificate Balance	20
BOOK-ENTRY REGISTRATION; REPORTS TO SECURITYHOLDERS	20
Book-Entry Registration	20
Definitive Securities	23
Reports to Securityholders	24
THE TRANSFER AND SERVICING AGREEMENTS	25
Sale and Assignment of Receivables	26
Additional Sales of Receivables	28
Accounts	28
Servicing Compensation and Payment of Expenses	30
Servicing Procedures	31
Collections	31
Monthly Advances	32
Distributions	33
Credit Enhancement	33
Net Deposits	34
Statements to Trustees and Trust	35
Evidence as to Compliance	35
Changes to Servicer; Servicer Indemnification and Proceedings	36
Servicer Default	37
Rights upon Servicer Default	37
Waiver of Past Defaults	38
Amendment	38
Insolvency Event	39
Certificateholder Liability; Indemnification	39
Termination	40
Administration Agreement	40
LEGAL ASPECTS OF THE RECEIVABLES	41
Security Interest in Vehicles	41
Repossession	42
Notice of Sale; Redemption Rights	42
Deficiency Judgments and Excess Proceeds	43
Consumer Protection Laws	43
Other Limitations	44

Transfer of Vehicles	44
Sale of Receivables by GMAC	45
Bankruptcy of GMAC or the Seller could result in Losses or Delays in Payments on the Notes and Certificates	45
FEDERAL INCOME TAX CONSEQUENCES	45
The Notes	47
Trust Certificates	50
Partnership Certificates	53
Tax Non-Entity Certificates	58
Tax Shelter Disclosure and Investor List Requirements	59
STATE AND LOCAL TAX CONSEQUENCES	59
ERISA CONSIDERATIONS	59
Exemption Applicable to Debt Instruments	60
Underwriter’s Exemption	60
PLAN OF DISTRIBUTION	64
LEGAL OPINIONS	65
WHERE YOU CAN FIND MORE INFORMATION	65
INCORPORATION BY REFERENCE	65
GLOSSARY OF TERMS TO PROSPECTUS	66

SUMMARY

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the material terms of this offering of the notes and the certificates, carefully read this entire document and the accompanying prospectus.

THE PARTIES

Issuer

Capital Auto Receivables Asset Trust           -     will be the issuer of the notes and the certificates.

Seller

Capital Auto Receivables, Inc. will be the seller to the trust.

Servicer

General Motors Acceptance Corporation will be the servicer for the trust.

Indenture Trustee

                               .

Owner Trustee

                               .

THE NOTES

Class A Notes

•	The trust will offer the four classes of notes listed on the cover page of this prospectus supplement.

•	The trust will also issue Class A-1 Notes. The Class A-1 Notes are not being offered under this prospectus supplement and will instead be sold in a private placement.

Interest Payments

•	The trust will pay interest on the Class A Notes monthly on each distribution date based on a 360-day year consisting of twelve 30-day months.

•	Interest payments on all classes of notes will have the same priority.

Principal Payments

•	The trust will pay principal on the notes monthly on each distribution date.

•	The trust will make principal payments on the notes based on the amount of collections and defaults on the receivables during the prior month.

•	The amount available for the payment of principal on the Class A Notes as a group will be applied to pay the Class A Notes in sequential priority; that is, the Class A-1 Notes will be paid in full before any payments are made on the Class A-2 Notes and the Class A-2 Notes will be paid in full before any payments are made on the Class A-3 Notes, etc.

•	The failure of the trust to pay any class of notes in full on or before its final scheduled distribution date will constitute an event of default.

•	On each distribution date after an event of default occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, principal payments on each class of notes will be made ratably to all noteholders, based on the outstanding principal balance of each class of notes.

THE CERTIFICATES

The trust will offer the certificates listed on the cover page of this prospectus supplement.

The seller will initially retain certificates with an initial certificate balance of $          .

S-1

Interest Payments

•	The trust will pay interest on the certificates monthly on each distribution date.

•	Interest will accrue on the certificates from and including the closing date.

Payments upon Acceleration

•	If an event of default occurs and the notes are accelerated, no payments of interest on the certificates will be made until the notes are paid in full or the acceleration is rescinded.

Certificate Balance

•	No distributions on the certificate balance will be made until the notes have been paid in full. After the notes have been paid in full, on each distribution date, remaining amounts available will be applied to distributions on the certificate balance.

REDEMPTION OF THE NOTES AND EARLY RETIREMENT OF THE CERTIFICATES

When the aggregate discounted principal balance of the receivables declines to 10% or less of the initial aggregate discounted principal balance of the receivables, the servicer may purchase all of the remaining receivables. If the servicer purchases the receivables, the outstanding notes, if any, and the certificates will be redeemed at a price equal to their remaining principal balance and certificate balance, as applicable, plus accrued and unpaid interest thereon.

THE RECEIVABLES

The primary assets of the trust will be a pool of fixed rate retail instalment sales contracts and direct purchase money loans used to finance the purchase of new cars and light trucks. We refer to these contracts and loans as “receivables” and to the persons who financed their purchases with these contracts and loans as “obligors.” Further, when we use the term “remaining payments” on receivables as of a specific date, we mean all scheduled payments on scheduled interest receivables which are due on and after that specified date and all payments on simple interest receivables which have not been received prior to that specified date.

The receivables in the trust will be sold on the closing date by GMAC to the seller, and then by the seller to the trust. The trust will grant a security interest in the receivables and the other trust property to the indenture trustee on behalf of the noteholders.

All of the receivables to be sold to the trust were originated or acquired by GMAC or its subsidiaries under special incentive rate financing programs.

The initial aggregate discounted principal balance of the receivables to be sold to the trust on the closing date, which is the present value of all remaining payments as of the cutoff date, discounted at           %, was $                          .

PRIORITY OF DISTRIBUTIONS

The trust will distribute available funds in the following order of priority:

•	servicing fee payments to the servicer;

•	net amount payable, if any, to the swap counterparty, other than any swap termination amounts;

•	interest on the notes and any swap termination amounts on interest rate swaps related to the notes, pro rata;

•	interest on the certificates;

•	principal on the notes and, after the notes have been paid in full, distributions on the certificate balance; and

•	deposits into the reserve account.

If an event of default occurs and the notes are accelerated, the trust will pay each class of notes, on a pro rata basis, before making

S-2

any interest payments on the certificates until the notes are paid in full or all events of default have been cured or waived as provided in the indenture.

RESERVE ACCOUNT

On the closing date, the seller will deposit $                          in cash or eligible investments into the reserve account. Collections on the receivables, to the extent available for this purpose, will be added to the reserve account on each distribution date. See “The Transfer and Servicing Agreements—Reserve Account” in this prospectus supplement for additional information.

To the extent that funds from principal and interest collections on the receivables are not sufficient to pay the basic servicing fee, to pay the net amount, if any, due to the swap counterparty and to make required payments and distributions on the notes and the certificates, the amount deposited in the reserve account provides an additional source of funds.

On any distribution date, if the amount in the reserve account exceeds the specified reserve account balance, the trust will pay the excess to the seller.

INTEREST RATE SWAPS

The trust will enter into an interest rate swap with                                as the “swap counterparty” with respect to each class or tranche of floating rate notes.

Under the interest rate swap, on the business day prior to each distribution date, the trust will be obligated to pay the swap counterparty a fixed interest rate and the swap counterparty will be obligated to pay the trust a floating interest rate of One-Month LIBOR plus an applicable spread. For the swap, the notional amount will equal the outstanding principal balance of the related class or tranche of floating rate notes. See “The Transfer and Servicing Agreements—Interest Rate Swaps” in this prospectus supplement for additional information.

SERVICING FEES

The trust will pay the servicer a monthly 1% per annum basic servicing fee as compensation for servicing the receivables. The servicer will also be entitled to any late fees, prepayment charges and other administrative fees and expenses collected during the month and investment earnings on the trust accounts.

TAX STATUS

Kirkland & Ellis LLP, special tax counsel, has delivered its opinion that:

•	the notes will be characterized as indebtedness for federal income tax purposes; and

•	the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but instead will be classified as a partnership for federal income tax purposes.

Each noteholder, by accepting a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

Each certificateholder, by accepting a certificate, will agree to treat the certificates as equity interests in a partnership for federal, state and local income and franchise tax purposes.

A purchaser of certificates who is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, should be aware that all of the taxable income allocated to such purchaser will constitute “unrelated business taxable income” generally taxable to such purchaser under the Internal Revenue Code. See “Federal Income Tax Consequences” in this prospectus supplement and the prospectus for additional information.

S-3

ERISA CONSIDERATIONS

Subject to the restrictions and considerations discussed under “ERISA Considerations” in this prospectus supplement and in the prospectus, an employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974 may purchase the notes and the certificates. We refer to those investors as “plan investors.” See “ERISA Considerations” in this prospectus supplement and the prospectus for additional information.

We suggest that an employee benefit plan and any other retirement plan or arrangement, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan, consult with its counsel before purchasing the notes or the certificates.

RATINGS

We will not issue the notes offered by this prospectus supplement and the prospectus unless they are rated in the highest rating category for long-term obligations by at least one nationally recognized rating agency.

We will not issue the certificates offered by this prospectus supplement and the prospectus unless they are rated at least in the [“A”] category for long-term obligations or its equivalent by at least one nationally recognized rating agency.

RISK FACTORS

Before making an investment decision, you should consider carefully the factors that are set forth in “Risk Factors” beginning on page S-5 of this prospectus supplement and page 2 of the prospectus.

S-4

RISK FACTORS

      In addition to the risk factors beginning on page 2 of the prospectus, you should consider the following risk factors in deciding whether to purchase the offered notes or the certificates.

Interest Payments and Distributions on the Certificates are Subordinated In Priority to Payments on the Notes	Interest payments on the certificates will be subordinated in priority to the notes as described in this prospectus supplement. No distributions on the certificate balance will be made until the notes have been paid in full. After the notes have been paid in full, remaining amounts available will be applied to make distributions on the certificate balance. If an event of default occurs and the notes are accelerated, no payments of interest on the certificates will be made until the notes are paid in full or the acceleration is rescinded. In this event, amounts otherwise available to make distributions on the certificates will be available to make payments on the notes. See “The Transfer and Servicing Agreements—Distributions” in this prospectus supplement.

Payments on the Notes and Distributions on the Certificates Depend on Collections on the Receivables	The trust’s ability to make principal payments on the notes and distributions on the certificate balance will depend on the amount of collections on the receivables, the amount of receivables that default and the amount on deposit in the reserve account. If there are decreased collections, increased defaults or insufficient funds in the reserve account, you may experience delays or reductions in principal payments on your notes or distributions on the certificate balance on your certificates.

Failure by the Swap Counterparty to Make Payments to the Trust and the Seniority of Payments Owed to the Swap Counterparty Could Reduce or Delay Payments on the Notes and Distributions on the Certificates	As described further in the “The Transfer and Servicing Agreements—Interest Rate Swaps” in this prospectus supplement, because the trust will issue floating rate notes, the trust will enter into a related interest rate swap because the receivables owned by the trust bear interest at a fixed rate while the floating rate notes will bear interest at a floating rate based on One-Month LIBOR plus an applicable spread.

If the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the trust, the trust will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes and distributions on the certificates. In addition, the obligations of the swap counterparty under the interest rate swap are unsecured. If the swap counterparty fails to pay the net amount due, you may experience delays or reductions in the interest and principal payments on your notes and in the interest payments and distributions on the certificate balance on your certificates.

If the floating rate payable by the swap counterparty is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the trust for the net amount due, if any, to the swap counterparty

S-5

under the interest rate swap. Except in the case of termination payments, as discussed below, amounts owing to the swap counterparty will be senior to payments on the notes and the certificates. These payments to the swap counterparty could cause a shortage of funds available on any distribution date, in which case you may experience delays or reductions in interest and principal payments on your notes and in the interest payments and distributions on the certificate balance on your certificates.

In addition, if the interest rate swap terminates as a result of a default by or circumstances with respect to the trust, a termination payment may be due to the swap counterparty. The payment to the swap counterparty would be made by the trust out of funds that would otherwise be available to make payments on the notes and distributions on the certificates and would be paid from available funds, and termination payments on the interest rate swap related to the notes would be senior to all payments on the certificates and principal on the notes and equal in priority to payments of interest on the notes. The amount of the termination payment will be based on the market value of the interest rate swap at the time of termination. The termination payment could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes and certificates. In that event, you may experience delays or reductions in interest and principal payments on your notes and in the interest payments and distributions on the certificate balance on your certificates.

The trust will make payments to the swap counterparty out of, and will include receipts from the swap counterparty in, its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, the impact would be to reduce the amounts available for distribution to holders of all securities, not just holders of floating rate notes.

S-6

Summary of Transaction Parties*

GENERAL MOTORS ACCEPTANCE CORPORATION (Servicer and Contingent Swap Counterparty)
CAPITAL AUTO RECEIVABLES, INC. (Seller)
(Swap Counterparty)
CAPITAL AUTO RECEIVABLES ASSET TRUST ____-__ (Issuer)
(Owner Trustee)
(Indenture Trustee)
CLASS A-1 NOTES (not offered hereby)
CLASS A-2 NOTES, CLASS A-3 NOTES, CLASS A-4 NOTES and CLASS A-5 NOTES
CERTIFICATES

* This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

S-7

Summary of Monthly Deposits to and Withdrawals from Accounts*

Servicer
Obligors on Receivables
Principal & Interest on Receivables
Servicer Advances
Reimbursements of Servicer Advances
Warranty & Administrative Payments
Total Servicing Fees
Swap Counterparty
Floating Swap Payments
Fixed Swap Payments
Collections Account
Deposits to Reserve Account
Withdrawals from Reserve Account
Reserve Account
Interest & Principal
Payments on Certificates
Excess Funds from Reserve Account
Note Distribution Account
Certificate Distribution Account
Seller
Interest & Principal
Interest Payments and Distributions on Certificates
Noteholders
Certificate Holders

*This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement and the prospectus for a further description.

S-8

THE TRUST

      The Issuer, Capital Auto Receivables Asset Trust                      -                      , is a statutory trust formed under the laws of the State of Delaware. The trust will be established and operated pursuant to a trust agreement dated on or before the closing date of                      ,                      , which is the date the trust will initially issue the notes and certificates.

      The trust will engage in only the following activities:

•	acquire, hold and manage the receivables and other assets of the trust;

•	issue securities;

•	make payments on the securities; and

•	take any action necessary to fulfill the role of the trust in connection with the notes and the certificates.

      The trust’s principal offices are in Wilmington, Delaware, in care of                      , as owner trustee at the address listed in “The Owner Trustee” below.

Capitalization of the Trust

      The following table illustrates the capitalization of the trust as of February 1, 2004, the cutoff date, as if the issuance of the notes and the certificates had taken place on that date:

Class A-1 Asset Backed Notes	$—
Class A-2 Asset Backed Notes	$—
Class A-3 Asset Backed Notes	$—
Class A-4 Asset Backed Notes	$—
Class A-5 Asset Backed Notes	$—
Asset Backed Certificates	$—

Total	$—

      The Class A-1 Notes are not being offered by this prospectus supplement or the prospectus. The certificates represent the equity of the trust and will be issued under the trust agreement. The seller will initially retain certificates with an initial certificate balance of $          .

The Owner Trustee

                           is the owner trustee under the trust agreement.                      is a                       banking corporation and a wholly-owned subsidiary of                      , a                       corporation. Its principal offices are located at                      .

S-9

THE RECEIVABLES POOL

Criteria Applicable to the Selection of Receivables

      The pool of receivables to be sold to the trust was selected from GMAC’s portfolio based on several criteria, including that each receivable:

•	is secured by a new car or light truck;

•	is a Scheduled Interest Receivable or a Simple Interest Receivable;

•	was originated in the United States;

•	provides for level monthly payments which may vary from one another by no more than $5;

•	will amortize the Amount Financed over its original term to maturity;

•	was originated or acquired by GMAC or its subsidiaries in the ordinary course of business;

•	has a first payment due date on or after , ;

•	was originated on or after , ;

•	has an original term of to months;

•	has a remaining term of not less than months;

•	was originated or acquired by GMAC or its subsidiaries under one of its special incentive rate financing programs designed to encourage purchases of new General Motors cars and light trucks; and

•	as of , , which we refer to as the “cutoff date,” was not considered past due, that is, the payments due on that receivable in excess of $25 have been received within 30 days of the payment date.

      Scheduled Interest Receivables represent      % of the Aggregate Amount Financed as of the cutoff date. The remainder of the receivables are Simple Interest Receivables. The receivables in the pool of receivables on the closing date will be the same receivables that comprised the pool of receivables on the cutoff date.

      The following tables describe the receivables pool as of the cutoff date:

Composition of the Receivables Pool

Weighted Average Annual Percentage Rate of Receivables	%
Aggregate Amount Financed	$
Number of Contracts in Pool
Average Amount Financed	$
Weighted Average Original Maturity	months
Weighted Average Remaining Maturity (Range)	months ( to months)

      The “Weighted Average Annual Percentage Rate of Receivables” in the preceding table is based on weighting by current balance and remaining term of each receivable. The

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“Weighted Average Original Maturity” in the preceding table is based on weighting by original principal balance of each receivable.

Distribution of the Receivables Pool by Annual Percentage Rate

Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%		$	%
1.01% to 2.00%
2.01% to 3.00%
3.01% to 4.00%
4.01% to 5.00%
5.01% to 6.00%

Total			100.00%

Distribution of the Receivables Pool by State

      The pool of receivables includes receivables originated in       states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than      % of the Aggregate Amount Financed. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

THE SERVICER

Delinquencies, Repossessions, Bankruptcies and Net Losses

      For GMAC’s entire U.S. portfolio of new and used retail car and light truck receivables, including receivables sold by GMAC that it continues to service, the table on the following page shows GMAC’s experience for:

•	delinquencies;

•	repossessions;

•	bankruptcies; and

•	net losses.

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      Fluctuations in delinquencies, repossessions, bankruptcies and net losses generally follow trends in the overall economic environment and may be affected by such factors as:

•	competition for obligors;

•	the supply and demand for cars and light trucks;

•	consumer debt burden per household; and

•	personal bankruptcies.

      There can be no assurance that the delinquency, repossession, bankruptcy and net loss experience on the receivables will be comparable to that set forth below or that the factors or beliefs described above will remain applicable.

	[ ]
	Months Ended		Year Ended
	,		December 31

New and Used Vehicle Contracts	20	20	20	20	20

Total Retail Contracts Outstanding at End of the Period (excluding bankruptcies) (in thousands)
Average Daily Delinquency
31-60 Days
61-90 Days
91 Days or More
Repossessions as a Percent of Average Number of Contracts Outstanding
Net Losses as a Percent of Liquidations
Net Losses as a Percent of Average Gross Receivables
Net Losses as a Percent of Average Net Receivables
Total Retail Contracts Outstanding at End of the Period (including bankruptcies) (in thousands)
Bankruptcies as a Percent of Average Number of Contracts Outstanding (including bankruptcies)

      The servicer’s current practice is generally to write off receivables, other than those with respect to which the related obligor is in bankruptcy, that are more than 90 days past due. The “Average Daily Delinquency” percentages shown in the preceding table are each calculated on the basis of the average number of receivables delinquent at any time during a month (excluding receivables where the related obligor is in bankruptcy), divided by the number of receivables outstanding at the end of that month, and averaged for all months in the indicated period. The “Net Losses as a Percent of Liquidations” and the “Net Losses as a Percent of Average Gross Receivables” percentages in the preceding table are based on the gross balance of the receivables including unearned finance charges. The “Net Losses as a Percent of Average Net Receivables” percentages in the preceding table are based on the principal balance of the receivables reduced for the unearned rate support received from General Motors. The “Bankruptcies as a Percent of Average Number of Contracts Outstanding” percentages in the preceding table represent the number of bankruptcies on the last day of each month and averaged for the indicated period divided by the number of receivables outstanding on the last day of each month and averaged for the indicated period.

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      The “Repossessions as a Percent of Average Number of Contracts Outstanding,” “Net Losses as a Percent of Average Gross Receivables” and “Net Losses as a Percent of Average Net Receivables” for the       months ended                      , 200 and 200 are reported as annualized rates, which annualization may not reflect the actual annual results.

THE NOTES

      The notes will be issued pursuant to the terms of an indenture, which may be amended and supplemented from time to time, to be dated as of the closing date between the trust and the indenture trustee. A sample indenture was filed as an exhibit to the registration statement of which this prospectus supplement forms a part, but the sample indenture does not describe the specific terms of the notes. A copy of the final indenture under which the notes are issued will be available to noteholders from the seller upon request and will be filed with the SEC following the initial issuance of the notes. The following summary, when read in conjunction with the section titled “The Notes” in the prospectus, describes the material terms of the notes and the indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.                                , a                      banking corporation, will be the indenture trustee.

      All payments required to be made on the notes will be made monthly on each distribution date.

      The principal amount, interest rate and the Final Scheduled Distribution Date for the offered notes are as set forth on the cover page of this prospectus supplement. The corresponding information for the Class A-1 Notes is set forth in the following table:

Class A-1 Notes

Principal amount
Interest rate
Final scheduled distribution date

LIBOR

      The interest rates for the floating rate notes and the floating rate payments received by the trust on the related interest rate swap will be based on One-Month LIBOR plus an applicable spread. One-Month LIBOR will be the rate for deposits in U.S. Dollars for a period of one month which appears on the Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the preceding distribution date or, in the case of the initial distribution date, on the day that is two LIBOR Business Days prior to the closing date. If that rate does not appear on the Telerate Service Page 3750— or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying One-Month LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the seller–then One-Month LIBOR will be the Reference Bank Rate.

Payments of Interest

      Interest on the unpaid principal balance of each class of notes will accrue at the applicable interest rate and will be paid monthly on each distribution date. Interest on the

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certificates will not be paid on any distribution date until interest on the notes payable on such distribution date has been paid in full.

      Each distribution date will be a payment date as described in the prospectus. Interest will accrue on the notes from and including the closing date. For each class of notes, interest will be payable on each distribution date in an amount equal to the Noteholders’ Interest Distributable Amount for that distribution date. Interest on floating rate notes will be calculated on the basis of actual days elapsed during the period for which interest is payable and a 360-day year. Interest on fixed rate notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Failure to pay the full Noteholders’ Interest Distributable Amount for any class of notes on any distribution date will constitute an Event of Default under the indenture after a five-day grace period.

Payments of Principal

      On each distribution date, the Aggregate Noteholders’ Principal Distributable Amount will be applied to make principal payments on the notes. Principal payments will be applied to the notes in sequential priority so that no principal payments will be made on any class of notes until all notes with a lower numerical designation have been paid in full. Thus, on each distribution date, the Aggregate Noteholders’ Principal Distributable Amount will be applied to the notes as follows:

•	First, to the Class A-1 Notes until paid in full;

•	Second, to the Class A-2 Notes until paid in full;

•	Third, to the Class A-3 Notes until paid in full;

•	Fourth, to the Class A-4 Notes until paid in full; and

•	Fifth, to the Class A-5 Notes until paid in full.

      At any time that the principal balances of the notes have been declared due and payable following the occurrence of an Event of Default, principal payments on each class of notes will be made ratably to all noteholders on each distribution date, based on the outstanding principal balance of each class of notes, until all Events of Default have been cured or waived as provided in the indenture.

      The remaining outstanding principal balance of each class of notes will be due on the related Final Scheduled Distribution Date. Failure to pay the full principal amount of a class of notes on or before the applicable Final Scheduled Distribution Date will constitute an Event of Default.

Redemption

      If the servicer exercises its option to purchase the receivables when the Aggregate Discounted Principal Balance on the last day of any monthly period has declined to 10% or less of the Initial Aggregate Discounted Principal Balance, then the outstanding notes, if any, and the certificates will be redeemed in whole, but not in part, on the distribution date on which the servicer exercises this option. The servicer’s option is described in the prospectus under “The Transfer and Servicing Agreements— Termination.” The redemption price will be equal to the unpaid principal amount of the notes and the certificate balance, as applicable, plus accrued and unpaid interest thereon.

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Parity of Interest Payments on Notes

      Interest payments on all classes of notes will have the same priority. Under some circumstances, the amount available to make these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its ratable share of the aggregate amount available to be distributed in respect of interest on the notes. Each class’ ratable share of the aggregate amount available will be based upon the aggregate amount of interest due to that class of noteholders on that distribution date. See “The Transfer and Servicing Agreements— Distributions” and “—Reserve Account” in this prospectus supplement.

Additional Indenture Matters

      As set forth in the prospectus under the caption “The Notes— The Indenture— Events of Default; Rights Upon Event of Default,” the indenture trustee may sell the trust’s assets following an Event of Default only if specified conditions are satisfied. For an Event of Default resulting from a breach by the trust of the covenants in the indenture, the consent from the holders of all the outstanding notes must be accompanied by the consent of the holders of all the outstanding certificates.

Delivery of Notes

      The offered notes will be issued on or about the closing date in book entry form through the facilities of DTC, Clearstream and Euroclear against payment in immediately available funds.

THE CERTIFICATES

      The trust will issue the certificates under a trust agreement, which may be amended from time to time, to be dated as of the closing date, between the seller and the owner trustee. A sample trust agreement was filed as an exhibit to the registration statement of which this prospectus supplement forms a part, but the sample trust agreement does not describe the specific terms of the certificates. A copy of the final trust agreement under which the certificates are issued will be available to certificateholders from the seller upon request and will be filed with the SEC following the initial issuance of the notes and the certificates. The following summary, when read in conjunction with the section titled “The Certificates” in the prospectus, describes the material terms of the certificates and the trust agreement. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Interest

      Except as described below, on each distribution date referred to above under “The Notes” in this prospectus supplement, interest will be distributable to certificateholders at the Pass Through Rate on the Certificate Balance. Any Certificateholders’ Interest Distributable Amount on a distribution date that is not distributed on a distribution date will be distributable on the next distribution date. Interest will accrue on the certificates from and including the closing date and will be distributable on each distribution date in an amount equal to the Certificateholders’ Interest Distributable Amount for that distribution date.

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      Interest on the certificates will be calculated based on a 360-day year consisting of twelve 30-day months. The trust will not make distributions of interest to any certificateholder on any distribution date until all payments of interest on the notes with respect to that distribution date have been made.

Payments upon Acceleration

      Notwithstanding the above, if an Event of Default occurs, and the notes are accelerated, no payments of interest on the certificates will be made until the notes are paid in full or the acceleration is rescinded. In this event, amounts otherwise available to make distributions on the certificates will be available to make payments on the notes. See “The Transfer and Servicing Agreements— Distributions” in this prospectus supplement.

Certificate Balance

      No distributions on the Certificate Balance will be made until the notes have been paid in full. After the notes have been paid in full, on each distribution date, remaining amounts available will be applied to distributions on the Certificate Balance. The Final Scheduled Distribution Date for the certificates will be the distribution date in [ 20          ].

Early Retirement of the Certificates

      If the servicer exercises its option to purchase the receivables when the Aggregate Discounted Principal Balance declines to 10% or less of the Initial Aggregate Discounted Principal Balance, certificateholders will receive an amount in respect of the certificates equal to the Certificate Balance together with accrued interest at the Pass Through Rate. This distribution will result in the early retirement of the certificates. See “The Transfer and Servicing Agreements— Termination” in the prospectus.

THE TRANSFER AND SERVICING AGREEMENTS

      The parties will enter into the Transfer and Servicing Agreements, which may be amended and supplemented from time to time, to be dated as of the closing date. See “The Transfer and Servicing Agreements” in the prospectus. The seller has filed sample forms of the Transfer and Servicing Agreements as exhibits to the registration statement of which this prospectus supplement forms a part, but the sample agreements do not describe the specific terms of the offered notes. A copy of the final Transfer and Servicing Agreements for the offered notes will be available to noteholders from the seller upon request and will be filed with the SEC following the initial issuance of the notes and the certificates. The following summary, when read in conjunction with the section titled “The Transfer and Servicing Agreements” in the prospectus, describes the material terms of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Servicing Compensation and Payment of Expenses

      On each distribution date, the servicer will be entitled to receive the Total Servicing Fee as described in the prospectus under “The Transfer and Servicing Agreements— Servicing Compensation and Payment of Expenses.” The Basic Servicing Fee Rate will be 1% per

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annum. In addition, the servicer will be entitled to retain any late fees, prepayment charges and other administrative fees and expenses collected during a monthly period and any investment earnings on trust accounts during a monthly period.

Servicing of Liquidating Receivables

      The Transfer and Servicing Agreements provide that the servicer is to exercise discretion, consistent with its customary servicing procedures and the terms of the Transfer and Servicing Agreements, in servicing Liquidating Receivables so as to maximize the trust’s collection of Liquidating Receivables. The Transfer and Servicing Agreements provide the servicer with broad discretion to choose to sell, or not to sell, any of the trust’s Liquidating Receivables.

Distributions

      On or before each distribution date, the servicer will transfer all collections on the receivables during the prior month or since the cutoff date, in the case of the initial distribution date, and all Prepayments to the Collection Account. On each distribution date, the indenture trustee will cause collections made during the prior month which constitute Payments Ahead to be transferred from the Collection Account to the servicer or to the Payment Ahead Servicing Account, if required.

      The indenture trustee will make distributions to the Note Distribution Account and the Certificate Distribution Account from the amounts on deposit in the Collection Account. The amount to be distributed to the Note Distribution Account and Certificate Distribution Account will be determined in the manner described below.

      The chart titled “Summary of Monthly Deposits to and Withdrawals from Accounts,” which appears on page S-8 of this prospectus supplement, provides a summary of the monthly distributions. This summary chart provides only a simplified overview of the monthly flow of funds. Therefore, you should also read the text of this prospectus supplement and the prospectus to understand the monthly flow of funds.

      Determination of Available Amounts. The Total Available Amount for a distribution date will be the sum of:

(1) the Available Interest;

(2) the Available Principal; and

(3) all cash or other immediately available funds on deposit in the reserve account immediately prior to that distribution date.

      Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a Business Day, the next Business Day, the servicer will calculate the following amounts, among others:

      Based on activity during the prior monthly period:

•	the Total Available Amount;

•	the Available Interest;

•	the Available Principal; and

•	the Specified Reserve Account Balance.

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      Amounts distributable on the upcoming distribution date:

•	the Total Servicing Fee;

•	the Aggregate Noteholders’ Interest Distributable Amount;

•	the Aggregate Noteholders’ Principal Distributable Amount;

•	the Certificateholders’ Interest Distributable Amount;

•	the Certificateholders’ Principal Distributable Amount, if any; and

•	the net amount, if any, payable by the trust under any interest rate swaps and swap termination amounts, if any, required to be paid on that distribution date.

      Based on those calculations, the servicer will deliver to the indenture trustee a certificate specifying those amounts and instructing the indenture trustee to make withdrawals, deposits and payments of the following amounts on that distribution date or, in the case of payments to the swap counterparty under clause (2) below, if any, on the Business Day preceding the distribution date:

(1) the amount, if any, to be withdrawn from the reserve account and deposited in the Collection Account;

(2) the amount to be withdrawn from the Collection Account and paid to the servicer in respect of the Total Servicing Fee for that distribution date and the net amount, if any, to be paid under the interest rate swaps to the swap counterparty for that distribution date, other than any swap termination amounts;

(3) the amounts to be withdrawn from the Collection Account in respect of the Aggregate Noteholders’ Interest Distributable Amount and the Aggregate Noteholders’ Principal Distributable Amount and deposited in the Note Distribution Account for payment to noteholders on that distribution date and any swap termination amounts to be paid to the swap counterparty on interest rate swaps related to the notes for that distribution date;

(4) the amounts to be withdrawn from the Collection Account in respect of the Certificateholders’ Interest Distributable Amount and the amount, if any, to be withdrawn from the Collection Account in respect of the Certificateholders’ Principal Distributable Amount and deposited in the Certificate Distribution Account for distribution to certificateholders on that distribution date;

(5) the amount, if any, to be withdrawn from the Collection Account and deposited in the reserve account; and

(6) the amount, if any, to be withdrawn from the reserve account and paid to the seller.

      The amount, if any, to be withdrawn from the reserve account and deposited to the Collection Account as specified in clause (1) above on any distribution date will be the lesser of:

(X) the amount of cash or other immediately available funds in the reserve account on that distribution date; and

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(Y) the amount, if any, by which:

(A) the sum of the Total Servicing Fee, the Aggregate Noteholders’ Interest Distributable Amount, the Certificateholders’ Interest Distributable Amount, the Aggregate Noteholders’ Principal Distributable Amount, the net amount, if any, payable by the trust under the interest rate swaps and the Certificateholders’ Principal Distributable Amount, if any, exceeds

(B) the Available Interest and the Available Principal for that distribution date.

      The amount, if any, to be withdrawn from the Collection Account and deposited in the reserve account as specified in clause (5) above on any distribution date will equal the amount, if any, by which:

(X) the Total Available Amount for that distribution date exceeds

(Y) the amount described in subclause (A) of clause (Y) of the preceding paragraph.

      The amount, if any, to be withdrawn from the reserve account and paid to the seller as specified in clause (6) above on any distribution date will equal the amount, if any, by which the amount on deposit in the reserve account after all other deposits— including the deposit under clause (5) above— and withdrawals on that distribution date exceeds the Specified Reserve Account Balance for that date.

      On each distribution date, all amounts on deposit in the Note Distribution Account will be distributed to the noteholders and all amounts on deposit in the Certificate Distribution Account will be distributed to the certificateholders, in each case as described in this prospectus supplement and in the prospectus.

      Priorities for Withdrawals from Collection Account. Withdrawals of funds from the Collection Account on a distribution date for application as described in clauses (2), (3), (4) and (5) under “—Distributions— Monthly Withdrawals and Deposits” above will be made only to the extent of the Total Available Amount allocated to that application on that distribution date. In calculating the amounts that can be withdrawn from the Collection Account and applied as specified in clauses (2), (3), (4) and (5), the servicer will allocate the Total Available Amount in the following order of priority:

(1) the Total Servicing Fee;

(2) the net amount, if any, to be paid under the interest rate swaps to the swap counterparty, other than any swap termination amounts;

(3) the Aggregate Noteholders’ Interest Distributable Amount and any swap termination amounts to be paid to the swap counterparty on any interest rate swaps related to the notes allocated ratably between the Aggregate Noteholders’ Interest Distributable Amount and such swap termination amounts in proportion to their respective amounts;

(4) the Certificateholders’ Interest Distributable Amount;

(5) the Aggregate Noteholders’ Principal Distributable Amount and, after the notes have been paid in full, the Certificateholders’ Principal Distributable Amount, if any; and

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(6) the remaining amount, to the reserve account.

      Notwithstanding the foregoing, at any time that all classes of notes have not been paid in full and the principal balance of the notes has been declared due and payable following the occurrence of an Event of Default as a result of either failure to make a payment on the notes or an insolvency event involving the trust under the indenture, until the time when the notes have been paid in full or the declaration has been rescinded and any continuing Events of Default have been cured or waived pursuant to the indenture, no amounts will be deposited in or distributed to the Certificate Distribution Account. Any of these amounts otherwise distributable to the Certificate Distribution Account will be deposited instead into the Note Distribution Account for payments on the notes as described in this prospectus supplement and in the prospectus.

Reserve Account

      Pursuant to the Trust Sale and Servicing Agreement, the trust will establish the reserve account with the indenture trustee. The reserve account will be funded by an initial deposit by the seller on the closing date of                                           $ which equals           % of the Initial Aggregate Discounted Principal Balance. On each distribution date, the amount in the reserve account will constitute part of the Total Available Amount and will be applied as described above under “—Distributions— Monthly Withdrawals and Deposits.”

      If the amount on deposit in the reserve account on any distribution date, after giving effect to all other deposits, including the deposit described in clause (5) under “—Distributions— Monthly Withdrawals and Deposits,” above and withdrawals from the reserve account on that distribution date, is greater than the Specified Reserve Account Balance for that distribution date, the servicer will instruct the indenture trustee to distribute the amount of the excess to the seller. Upon any distribution to the seller of amounts from the reserve account as described above, neither the noteholders nor the certificateholders will have any rights in, or claims to, those amounts.

Interest Rate Swaps

      General. On the closing date, the trust will enter into an interest rate swap with a swap counterparty with respect to each class of floating rate notes. The trust may, from time to time, enter into additional interest rate swaps with respect to additional classes of floating rate securities, including those securities initially retained by the seller or an affiliate of the seller. We refer to each of these interest rate swaps as a “primary swap.” Each primary swap is designed to provide the trust protection against adverse movements in interest rates associated with interest paid on the related class of floating rate notes.

      Primary Swaps. Under each primary swap, on the business day prior to the distribution date, the trust will be obligated to pay the swap counterparty a fixed interest rate and the swap counterparty will be obligated to pay the trust a floating interest rate of One-Month LIBOR plus an applicable spread, in each case based upon a notional amount equal to the outstanding principal balance on the related class of floating rate notes. The amount the trust is obligated to pay will be netted against the amount the swap counterparty is obligated to pay under each primary swap. Only the net amount will be due from the trust or the swap counterparty, as applicable. The obligations of the trust and the swap counterparty under each primary swap are unsecured.

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      Events of Default/ Termination Events. Each primary swap will provide for specified events of default and termination events. Events of default applicable to the trust include:

•	the trust’s failure to make payments due under that primary swap; and

•	the occurrence of an event of default by the trust under the indenture after which the notes are declared due and payable and the indenture trustee sells the assets of the trust, as described in the prospectus under “The Notes—The Indenture—Events of Default; Rights Upon Events of Default.”

      Events of default applicable to the swap counterparty include:

•	the failure by the swap counterparty to make payments due under that primary swap;

•	the breach by the swap counterparty of the agreement evidencing that primary swap;

•	the existence of a misrepresentation by the swap counterparty in the agreement evidencing that primary swap; and

•	the occurrence of bankruptcy and insolvency events with respect to the swap counterparty.

      In addition, termination events, including illegality and specified tax events, will apply to both the trust and the swap counterparty.

      If an event of default occurs, the non-defaulting party may elect to terminate the applicable primary swap. If a termination event occurs, as to which the swap counterparty is the affected party, the applicable primary swap will terminate unless the swap counterparty is able to arrange the substitution of another counterparty that is satisfactory to the trust within 20 days following the occurrence of the event. The swap counterparty must use its best efforts, not involving any material expenditure, to make the substitution.

      However, upon the occurrence of an event of default as to which the trust is the non-defaulting party or a termination event as to which the swap counterparty is the affected party, if no substitute swap counterparty is arranged for, as described above, the trust may elect to replace the swap counterparty with the contingent swap counterparty as described below under “—Contingent Swap Counterparty.” If the contingent swap counterparty replaces the swap counterparty, the primary swap will continue.

      In the event of the termination of a primary swap, a termination amount may be due, either to the swap counterparty by the trust out of funds that would otherwise be available to make payments on the notes and the certificates or to the trust by the swap counterparty. The termination amount will be based on market quotations of the cost of entering into a swap transaction on substantially the same terms as the primary swap, in accordance with the procedures set forth in the applicable primary swap. The termination amount could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes and certificates.

      Amendments to Transaction Documents. The swap counterparty will have the right to consent to amendments under the indenture and the transfer and servicing agreements, other than amendments that do not materially and adversely affect the interests of the swap counterparty.

      Contingent Swap Counterparty. Under a contingent assignment agreement entered into by the trust, GMAC and the swap counterparty, upon the occurrence of a designated event, as

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described below, GMAC, which we refer to in this capacity as the “contingent swap counterparty,” will accede to the rights and obligations of the swap counterparty and that designated event will be deemed not to exist. Each of the following occurrences is a “designated event”:

•	an event of default under the primary swap has occurred, the swap counterparty is the defaulting party and the trust has elected to declare a designated event;

•	a termination event has occurred where the swap counterparty is the affected party and no transfer of the swap counterparty’s responsibilities, as described above, is effected;

•	a credit downgrade, as described below, has occurred and no appropriate arrangements, as described below, are made; and

•	the trust receives notice from the swap counterparty that it will be unable to make a swap payment on the next distribution date.

      If the contingent swap counterparty has accepted the rights and obligations of the swap counterparty, upon satisfying any delinquent payments due to the trust under each primary swap and making the assignment payment required under the contingent assignment agreement, the original swap counterparty will have no further liabilities, obligations or duties under each primary swap.

      Credit Downgrade. As a result of the contingent swap counterparty arrangement, in certain circumstances, the trust may enter into a primary swap with a swap counterparty that, by itself, is rated lower than the stand-alone rating required by Standard & Poor’s or Moody’s for a counterparty providing interest rate protection for an asset-backed security receiving their highest respective ratings. Generally, Standard & Poor’s and Moody’s believe that the probability of a default under a primary swap by both the swap counterparty and the contingent swap counterparty is less than the probability of a default under a primary swap by the swap counterparty alone. On the basis of this belief, Standard & Poor’s and Moody’s assign a “joint probability rating,” which is designed to reflect the probability of a default under a primary swap by both the swap counterparty and the contingent swap counterparty.

      As of the date of this prospectus supplement, the long-term debt obligations of the contingent swap counterparty are rated “BBB-” by Standard & Poor’s and “A3” by Moody’s. If the trust enters into one or more interest rate swaps, it will do so with a swap counterparty with a long-term debt rating by Standard & Poor’s and Moody’s sufficient to result in a joint probability rating of at least “AA-” by Standard & Poor’s and “Aa3” by Moody’s.

      If the joint probability rating is reduced below “AA-” by Standard & Poor’s or “Aa3” by Moody’s, the swap counterparty under a primary swap will be obligated to take one of the following actions, and receive written confirmation from the applicable rating agency that such action will not result in a downgrade of any of the notes or certificates, within 30 calendar days of the date on which the swap counterparty receives notice from the contingent swap counterparty that the joint probability rating has been reduced below that threshold:

•	post collateral or make other appropriate credit support arrangements; or

•	obtain a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the primary swap or of the contingent swap counterparty under the contingent assignment agreement or obtain an intermediary between the swap counterparty, and the contingent swap counterparty, in either case so that the substitution or intermediation would be acceptable to the trust, such acceptance not to

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be unreasonably withheld, and would result in a joint probability of at least “AA-” by Standard & Poor’s and “Aa3” by Moody’s.

      If the joint probability rating is reduced below “A-” by Standard & Poor’s or “A3” by Moody’s, the swap counterparty will be obligated to undertake the actions described in the second bullet above and may not cure the effect of such reduction by undertaking those actions described in the first bullet. If the swap counterparty fails to take either of those actions, a termination event will occur under the primary swap and the swap counterparty will be replaced.

      Back-to-Back Swaps. On the closing date, GMAC may also enter into an interest rate swap with the swap counterparty with respect to each primary swap between the swap counterparty and the trust. We refer to each of these interest rate swaps as a “back-to-back swap.” The back-to-back swaps allow for protection of the swap counterparty against prepayment risk, which reduces the cost to the trust of entering into the related primary swap with the swap counterparty.

      Each back-to-back swap entered into by GMAC will be separate and independent from the primary swap. Accordingly, an event of default or termination event under a back-to-back swap resulting in early termination of that back-to-back swap will not cause an early termination of the related primary swap.

      The information in the following           paragraphs has been provided by the swap counterparty for use in this prospectus supplement. Except for the following three paragraphs, the swap counterparty and its affiliates have not prepared and do not accept responsibility for this prospectus supplement. No representation is made by the servicer, the seller or any of their affiliates as to the accuracy or completeness of the information provided by the swap counterparty.

      The Swap Counterparty. [                      ].

Distribution of Assets Following Payment in Full of the Securities

      Following payment in full of the notes and the certificates and payment of all liabilities of the trust in accordance with applicable law, any remaining assets in the trust and any remaining amount in the reserve account will be distributed to the seller.

ERISA CONSIDERATIONS

      The prospectus describes the general rules that apply to the purchase of offered notes and certificates by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds and insurance company general accounts or separate accounts in which these plans and accounts are invested. We refer to these investors as “benefit plans,” and each benefit plan that is considering an investment in the offered notes or the certificates should review “ERISA Considerations” in the prospectus. We use terms in this section of the prospectus supplement that have been defined in that section of the prospectus.

Notes

      Although there is little guidance on the subject, the seller believes that, at the time of their issuance, the offered notes should not be treated as an equity interest in the issuer for

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purposes of the plan assets regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the issuer incurred losses.

      However, without regard to whether the offered notes are treated as an equity interest for purposes of the plan assets regulation, the acquisition or holding of offered notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the servicer, the indenture trustee, the owner trustee, the swap counterparty or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the offered notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring an offered note, each purchaser will be deemed to represent that either it is not acquiring the offered note with the assets of a benefit plan, or the acquisition and holding of the offered note will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

      The underwriter’s exemption will be available to a benefit plan for the purchase of the offered notes.

Certificates

      The underwriter’s exemption will be available to a benefit plan for the purchase of the certificates under the conditions set forth in “ERISA Considerations” in the prospectus.

      By its purchase of a certificate, each purchaser shall be deemed to have represented and warranted that it is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

      In addition, to the extent applicable, the certificates may be made available for purchase by a benefit plan in reliance on the administrative exemption known as the “Underwriter’s Exemption” that has been granted by the Department of Labor to one or more underwriters, as described in “ERISA Considerations—Underwriter’s Exemption” in the prospectus.

      If you are a benefit plan fiduciary considering the purchase of the certificates, you should consult with your counsel with respect to whether the issuer will be deemed to hold plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the securities are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.

S-24

FEDERAL INCOME TAX CONSEQUENCES

      Kirkland & Ellis LLP, special tax counsel to the seller, has delivered its opinion for U.S. federal income tax purposes that the notes will constitute indebtedness. Each noteholder, by the acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

      Kirkland & Ellis LLP has delivered its opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a partnership for federal income tax purposes. Each certificateholder, by the acceptance of a Partnership Certificate, will agree to treat the Partnership Certificate as an equity interest in a partnership for federal, state and local income and franchise tax purposes. Certificateholders generally must report their respective allocable shares of all income earned on the receivables and, subject to limitations on individuals, estates and trusts, may deduct their respective allocable shares of interest paid on the notes and reasonable servicing and other fees. A purchaser of certificates who is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, should be aware that all of the taxable income allocated to such purchaser will constitute “unrelated business taxable income” generally taxable to such purchaser under the Internal Revenue Code. See “Federal Income Tax Consequences—Partnership Certificates” in the prospectus. See “Federal Income Tax Consequences” and “State and Local Tax Consequences” in the prospectus.

UNDERWRITING

      Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the seller, the principal amount of the notes and the certificates set forth opposite its name below:

Aggregate Principal Amount to be Purchased

Underwriter	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class A-5 Notes	Certificates

Total

                                                and                                           are responsible for jointly leading and managing the offering of the offered notes and certificates.

      The seller has been advised by the underwriters that the several underwriters propose initially to offer the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes and the certificates to the public at the prices set forth on the cover page of this prospectus supplement, and to dealers at those prices less a selling concession not in excess of the percentage set forth below for each class of notes and the certificates. The underwriters may allow, and those dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of notes and the

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certificates. After the initial public offering, the public offering price and these concessions may be changed.

	Selling Concession	Reallowance

Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class A-5 Notes
Certificates

      The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the notes and the certificates in accordance with Regulation M under the Securities Exchange Act of 1934.

      Over-allotment transactions involve short sales by the underwriters of the offered notes or the certificates. Short sales involve the sale by the underwriters of a greater number of offered notes or certificates than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of “covered” short sales or “naked” short sales.

      Covered short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional offered notes or certificates in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing the offered notes or certificates in the open market. In determining the source of the offered notes or certificates to close out the covered short position, the underwriters will consider, among other things, the price of the offered notes or certificates available for purchase in the open market as compared to the price at which they may purchase the offered notes or certificates through the over-allotment option.

      Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing the offered notes or certificates in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes or certificates in the open market after pricing that could adversely affect investors who purchase in the offering.

      Syndicate covering transactions involve purchases of the offered notes or the certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

      Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes or the certificates originally sold by that syndicate member are purchased in a syndicate covering transaction.

      Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes or the certificates to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the offered notes or the certificates. Neither the seller nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

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      The following chart sets forth information on the aggregate proceeds to the seller from the sale of the offered notes and the certificates.

As a percent of initial aggregate
principal amount of the offered
notes or certificate balance
(excluding the certificates
retained by the seller)

Sale of the Offered Notes Proceeds	$	%
Sale of the Offered Certificate Proceeds
Underwriting Discount on the Notes
Underwriting Discount on the Certificates
Additional Offering Expenses
Net Proceeds to Seller

LEGAL OPINIONS

      Specified matters relating to the notes and certificates will be passed upon for the trust, the seller and GMAC by Richard V. Kent, Esq., General Counsel of the seller and Assistant General Counsel of GMAC, and by Kirkland & Ellis LLP, counsel to the seller, the trust and GMAC. Mr. Kent owns shares of each of the classes of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Certain federal income tax matters will be passed upon for GMAC, the trust and the seller by Kirkland & Ellis LLP. Specified matters relating to the transaction will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw LLP, which has from time to time represented, and is currently representing, General Motors Corporation and its affiliates.

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GLOSSARY OF TERMS TO PROSPECTUS SUPPLEMENT

      The following are definitions of terms used in this prospectus supplement. References to the singular form of defined terms in this prospectus supplement include references to the plural and vice versa.

      “Aggregate Amount Financed” means $                                    .

      “Aggregate Discounted Principal Balance” means, as of any date, the present value as of that date of all scheduled monthly payments on all of the receivables (other than Liquidating Receivables) held by the trust on that date which have not been applied on or prior to such date (determined after taking into account any Prepayments, Warranty Payments and Administrative Purchase Payments in respect of such receivables), discounted from the last day of the calendar month in which payments are to become due to that date at the Discount Rate.

      “Aggregate Noteholders’ Interest Distributable Amount” means, for any distribution date, the sum of (1) the Noteholders’ Interest Distributable Amounts for all classes of notes and (2) the Noteholders’ Interest Carryover Shortfall as of the preceding distribution date.

      “Aggregate Noteholders’ Principal Distributable Amount” means, for any distribution date the sum of the (1) Noteholders’ Principal Distributable Amounts for all classes of notes and (2) the Noteholders’ Principal Carryover Shortfall as of the preceding distribution date.

      “Available Interest” means, for a distribution date:

the sum, for the prior monthly period, of:

(1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to interest or Prepayment Surplus, including, in the case of Scheduled Interest Receivables, the interest portion of existing Payments Ahead being applied in that monthly period but excluding Excess Payments made during that monthly period that are treated as Payments Ahead;

(2) Liquidation Proceeds, to the extent allocable to interest;

(3) all Simple Interest Advances;

(4) all Scheduled Interest Advances to the extent allocable to interest;

(5) the net amount paid by the swap counterparty, if any, to the trust under the interest rate swaps; and

(6) the Warranty Payment or the Administrative Purchase Payment for each receivable that the seller repurchased or the servicer purchased during that monthly period, to the extent allocable to accrued interest thereon or Prepayment Surplus;

except,

that any of the foregoing amounts, to the extent they constitute any of the following, shall be excluded from “Available Interest”:

(a) any Excess Simple Interest Collections;

(b) all amounts received on any Scheduled Interest Receivable, other than a Liquidating Receivable, to the extent that the servicer has previously

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made an unreimbursed Scheduled Interest Advance allocable to interest thereon;

(c) all Liquidation Proceeds from Simple Interest Receivables paid to the servicer to reimburse outstanding Simple Interest Advances as described in the prospectus under “The Transfer and Servicing Agreements—Monthly Advances”;

(d) all Liquidation Proceeds from Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest Advances allocable to interest thereon; and

(e) liquidation expenses as specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer’s customary procedures, for the refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation.

      For purposes of this definition, references to the prior monthly period shall include, for the initial distribution date, the period since the cutoff date. All of the preceding allocations shall be made in accordance with the servicer’s customary servicing procedures.

      “Available Principal” means for a distribution date:

the sum, for the prior monthly period, of:

(1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to principal, including, in the case of Scheduled Interest Receivables, the principal portion of Prepayments and existing Payments Ahead being applied in that monthly period but excluding Excess Payments made during that monthly period that are treated as Payments Ahead;

(2) Liquidation Proceeds to the extent allocable to principal;

(3) all Scheduled Interest Advances to the extent allocable to principal;

(4) to the extent allocable to principal, the Warranty Payment or the Administrative Purchase Payment for each receivable that the seller repurchased or the servicer purchased during that monthly period; and

(5) all Prepayments to the extent allocable to principal;

except,

that any of the foregoing amounts, to the extent they constitute any of the following, shall be excluded from “Available Principal”:

(a) any Excess Simple Interest Collections;

(b) amounts received on any Scheduled Interest Receivable allocable to principal thereon, other than a Liquidating Receivable, to the extent that the servicer has previously made an unreimbursed Scheduled Interest Advance;

(c) Liquidation Proceeds from Simple Interest Receivables paid to the servicer to reimburse outstanding Simple Interest Advances as described in the

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prospectus under “The Transfer and Servicing Agreements— Monthly Advances”;

(d) Liquidation Proceeds from Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest Advances allocable to principal thereon; and

(e) liquidation expenses as specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer’s customary procedures, for the refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation.

      For purposes of this definition, references to the prior monthly period shall include, for the initial distribution date, the period since the cutoff date. All of the preceding allocations shall be made in accordance with the servicer’s customary servicing procedures.

      “Basic Servicing Fee Rate” means 1% per annum.

      “Certificate Balance” means, initially, $                               and, on any distribution date thereafter, the initial Certificate Balance, reduced by

(1) all distributions in respect of the Certificate Balance actually made on or prior to that date to certificateholders;

(2) the Noteholders’ Principal Carryover Shortfall as of the close of the preceding distribution date; and

(3) the Certificateholders’ Principal Carryover Shortfall as of the close of the preceding distribution date.

      “Certificateholders’ Interest Carryover Shortfall” means, as of the close of any distribution date, the excess of the Certificateholders’ Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Certificate Distribution Account on that distribution date in respect of interest on the certificates.

      “Certificateholders’ Interest Distributable Amount” means, for any distribution date, the sum of:

(1) the Certificateholders’ Monthly Interest Distributable Amount for that distribution date;

(2) the Certificateholders’ Interest Carryover Shortfall as of the close of the preceding distribution date; and

(3) one month’s interest at the Pass Through Rate on the sum of (a) any outstanding Noteholders’ Principal Carryover Shortfall and (b) any outstanding Certificateholders’ Principal Carryover Shortfall as of the close of business on the preceding Distribution Date.

      “Certificateholders’ Monthly Interest Distributable Amount” means, for any distribution date, interest equal to the product of (1) the Certificate Balance as of the close of the preceding distribution date (or in the case of the first distribution date, the initial Certificate Balance), and (2) one-twelfth of the Pass Through Rate, or, in the case of the first

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distribution date, the Pass Through Rate multiplied by a fraction, the numerator of which is      and the denominator of which is 360.

      “Certificateholders’ Percentage” means, for any distribution date prior to the payment in full of the notes, zero, and thereafter, 100%.

      “Certificateholders’ Principal Carryover Shortfall” means, as of the close of any distribution date, the excess of the Certificateholders’ Principal Distributable Amount for that distribution date over the amount that was actually deposited in the Certificate Distribution Account on that distribution date in respect of Certificate Balance.

      “Certificateholders’ Principal Distributable Amount” means, for any distribution date, the sum of (1) the lesser of (A) the Certificateholders’ Percentage of the Principal Distributable Amount; provided, however, with respect to the distribution date on which the notes are paid in full, the excess of (I) the Principal Distributable Amount over (II) the Noteholders’ Principal Distributable Amount for such distribution date and (B) the Certificate Balance and (2) any outstanding Certificateholders’ Principal Carryover Shortfall as of the close of the preceding distribution date.

      “Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class-5 Notes.

      “Class A-1 Notes” means the Floating Rate Asset Backed Notes, Class A-1 issued by the trust.

      “Class A-2 Notes” means the           % Asset Backed Notes, Class A-2 issued by the trust.

      “Class A-3 Notes” means the           % Asset Backed Notes, Class A-3 issued by the trust.

      “Class A-4 Notes” means the           % Asset Backed Notes, Class A-4 issued by the trust.

      “Class A-5 Notes” means the           % Asset Backed Notes, Class A-5 issued by the trust.

      “Discount Rate” means           % per annum.

      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

      “Final Scheduled Distribution Date” means the final scheduled distribution date (1) for the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes and for the certificates as set forth on the front cover page of this prospectus supplement, and (2) for the Class A-1 Notes, the distribution date in                      .

      “Initial Aggregate Discounted Principal Balance” means $                                    .

      “LIBOR Business Day” means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

      “Noteholders’ Interest Carryover Shortfall” means, as of the close of any distribution date, the excess of the Aggregate Noteholders’ Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of interest.

      “Noteholders’ Interest Distributable Amount” means, for any class of notes and any distribution date, the product of (1) the outstanding principal balance of that class of notes as of the close of the preceding distribution date, or, in the case of the first distribution date, the outstanding principal balance of that class of notes on the closing date, and (2) in the case of

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(A) the fixed rate notes, one-twelfth of the interest rate for that class, or, in the case of the first distribution date, the interest rate for that class multiplied by a fraction, the numerator of which is   and the denominator of which is 360, and (B) the floating rate notes, the product of the interest rate for that class for that distribution date and a fraction, the numerator of which is the number of days elapsed from and including the prior distribution date (or, in the case of the first distribution date, from and including the closing date), to but excluding that distribution date and the denominator of which is 360.

      “Noteholders’ Percentage” means, for any distribution date prior to the payment in full of the notes, 100%, and thereafter, zero.

      “Noteholders’ Principal Carryover Shortfall” means, as of the close of any distribution date, the excess of the Aggregate Noteholders’ Principal Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of principal.

      “Noteholders’ Principal Distributable Amount” means, for any class of notes, for any distribution date, the lesser of:

(A) the outstanding principal balance of that class as of the close of the immediately preceding distribution date or, in the case of the first distribution date, the outstanding principal balance on the closing date; and

(B) the excess, if any, of:

(X) the Noteholders’ Percentage of the Principal Distributable Amount minus

(Y) the outstanding principal balance for each class of notes with a lower numerical designation as of the close of the immediately preceding distribution date.

      Notwithstanding the foregoing, on the Final Scheduled Distribution Date for any class of notes, the Noteholders’ Principal Distributable Amount for that class will equal the outstanding principal balance of that class as of the close of the immediately preceding distribution date.

      “One-Month LIBOR” has the meaning specified on page S-13.

      “Pass Through Rate” means, for the certificates,           % per annum.

      “Principal Distributable Amount” means, with respect to any distribution date, the excess of (1) the Aggregate Discounted Principal Balance as of the close of business on the last day of the second preceding Monthly Period (or, in the case of the initial distribution date, the Initial Aggregate Discounted Principal Balance) over (2) the Aggregate Discounted Principal Balance as of the close of business on the last day of the immediately preceding Monthly Period.

      “Reference Bank Rate” means, for any distribution date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by reference banks as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the then outstanding principal amount of the applicable class of floating rate notes. The reference banks will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the seller. The indenture trustee will request the principal London

S-32

office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the seller, as of 11:00 a.m., New York City time, on that date to leading European banks for U.S. dollar deposits for a period of one month in amounts approximately equal to the principal amount of the then outstanding floating rate notes. If no quotation can be obtained, then One-Month LIBOR will be the rate from the prior distribution date.

      “Specified Reserve Account Balance” means, for any distribution date, the greater of:

(i) % of the outstanding principal balance of the notes and certificates as of the close of business on that distribution date (after giving effect to all payments and distributions to be made on that distribution date); and

(ii) $ .

but in no event more than the outstanding principal balance of the notes and certificates as of the close of business on that distribution date (after giving effect to all payments and distributions to be made on that distribution date).

      “Total Available Amount” means, for a distribution date, the sum of the Available Interest and the Available Principal, and all cash or other immediately available funds on deposit in the reserve account immediately prior to that distribution date.

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The information in this prospectus is not complete and may be changed. We may not sell the Securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

VERSION 1

PRELIMINARY
OWNER TRUST
PROSPECTUS FORM
Prospectus

Capital Auto Receivables Asset Trusts

Asset Backed Notes
Asset Backed Certificates

Capital Auto Receivables, Inc.

Seller

General Motors Acceptance Corporation

Servicer

You should consider carefully the risk factors beginning on page 2 in this prospectus.

The notes of any series represent obligations of the trust that issued those notes only. The certificates of any series represent the beneficial interest in the trust that issued those notes only. The certificates and notes issued by any trust do not represent obligations of or interests in, and are not guaranteed by Capital Auto Receivables, Inc., GMAC or any of their affiliates.

This prospectus may be used to offer and sell any securities only if accompanied by the accompanying prospectus supplement.

The Trusts—

•	We will form a new trust to issue each series of securities.

•	The primary assets of each trust will be a pool of fixed rate retail motor vehicle instalment sales contracts and direct purchase money loans, including security interests in the automobiles and light trucks financed under those contracts and loans.

The Securities—

•	will represent indebtedness of the trust that issued those securities, in the case of notes, or beneficial interests in the trust that issued those securities, in the case of certificates;

•	will be paid only from the assets of the trust that issued those securities and other available funds, including amounts on deposit in any reserve account for that trust;

•	will represent the right to payments in the amounts and at the times described in the accompanying prospectus supplement;

•	may benefit from one or more forms of credit enhancement; and

•	will be issued as part of a designated series, which will include one or more classes of notes and may include one or more classes of certificates.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     ,

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the securities.

Lack of First Priority Liens on Financed Vehicles or Receivables Could Make the Receivables Uncollectible and Reduce or Delay Payments on the Securities	If the security interests in the financed vehicles as described in “Legal Aspects of the Receivables—Security Interest in Vehicles” are not properly perfected, the interests of the seller, the trust and the indenture trustee in the financed vehicles would be subordinate to, among others, the following:

(1) bankruptcy trustee of the obligor,

(2) subsequent purchaser of the financed vehicle and

(3) holder of a perfected security interest.

The trust and the indenture trustee may not be able to collect on a defaulted receivable in the absence of a perfected security interest in a vehicle financed by the receivable. Even if the trust and the indenture trustee has a perfected security interest in the financed vehicles, events could jeopardize that interest, such as:

(1) fraud or forgery by the vehicle owner,

(2) negligence or fraud by the servicer,

(3) mistakes by government agencies and

(4) liens for repairs or unpaid taxes.

See “Legal Aspects of the Receivables—Security Interest in Vehicles” in this prospectus.

GMAC, the seller and the indenture trustee will file financing statements for each pool of receivables sold to a trust. The financing statements will perfect the security interests of the seller, the trust and the indenture trustee in the pool of receivables. However, GMAC will serve as the custodian of the receivables and will not physically segregate or mark the receivables to indicate that they have been sold to the seller, sold by the seller to the trust or pledged by the trust to the indenture trustee. See “The Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

If another party purchases or takes a security interest in the receivables

(1) for value,

(2) in the ordinary course of business and

2

(3) without actual knowledge of the seller’s, the trust’s or the indenture trustee’s interest, that purchaser or secured party will acquire an interest in the receivables superior to the trust’s and the indenture trustee’s interest.

GMAC’s Bankruptcy Could Reduce or Delay Payments on the Securities	If GMAC filed for bankruptcy under the federal bankruptcy code or any state insolvency laws, a court may

(1) consolidate the assets and liabilities of GMAC with those of the seller,

(2) decide that the sale of the receivables to the seller was not a “true sale” or

(3) disallow a transfer of receivables prior to the bankruptcy.

If the receivables became part of GMAC’s bankruptcy estate, you might experience reductions and/or delays in payments on your securities.

See “Legal Aspects of the Receivables—Sale of Receivables by GMAC” in this prospectus.

Prepayments on and Repurchases of the Receivables Could Shorten the Average Life of the Securities	Obligors may prepay the receivables in full or in part at any time. In addition, the receivables may be prepaid as a result of defaults or from credit life, disability or physical damage insurance. Also, GMAC or the seller may be required to repurchase receivables from a trust in specified circumstances, and the servicer may have the right to purchase all remaining receivables from a trust pursuant to its optional purchase right.

A prepayment, repurchase, purchase or liquidation of the receivables, including liquidation of defaulted receivables could shorten the average life of the securities secured by those receivables. A variety of unpredictable economic, social and other factors influence prepayment rates.

You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the receivables held by your trust, unless otherwise provided in the prospectus supplement for that trust.

Limited Enforceability of the Receivables Could Reduce or Delay Payments on the Securities	Federal and state consumer protection laws regulate the creation and enforcement of consumer loans such as the receivables. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee’s ability to enforce secured loans such as the receivables. If an obligor had a claim for violation of these laws prior to the respective cutoff date, GMAC must repurchase the receivable unless the breach is cured. If GMAC fails to repurchase the receivable, you might

3

experience reductions and/or delays in payments on your securities. See “Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

GMAC and the Seller Have Limited Obligations to the Trust and They Will Not Make Payments on the Securities	GMAC, the seller and their respective affiliates are generally not obligated to make any payments to you on your securities and do not guarantee payments on the receivables or your notes or certificates. However, GMAC will make representations and warranties regarding the characteristics of the receivables and these representations and warranties will then be assigned to the trust. If GMAC breaches the representations and warranties, it may be required to repurchase the applicable receivables from the trust.

If GMAC fails to repurchase the receivables, you might experience reductions and/or delays in payments on your securities. See “The Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

The Assets of Each Trust Are Limited and Are the Only Source of Payment for the Securities	No trust will have any significant assets or sources of funds other than its receivables, its rights in any reserve account or other rights or credit enhancements as are specified in the prospectus supplement for that trust. The securities will only represent interests in the trust from which they were issued. Except as described in the accompanying prospectus supplement, the securities will not be insured or guaranteed by GMAC, the seller, the owner trustee, the indenture trustee, any of their affiliates or any other person or entity. You must rely primarily on payments on the receivables which secure your securities and on the reserve account for repayment of your securities. In addition, for defaulted receivables, you may have to look to the obligors on those receivables and the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables. If these sources are insufficient, you may receive payments late or not receive back your full principal investment or all interest due to you. See “The Transfer and Servicing Agreements—Distributions,” “—Credit Enhancement” and “Legal Aspects of the Receivables” in this prospectus.

The Absence of a Liquid Market for the Securities Would Limit Your Ability to Resell the Securities	The underwriters may assist in the resale of securities, but they are not required to do so. A secondary market for any securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

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The Ratings for the Securities Are Limited in Scope, May Not Continue to Be Issued and Do Not Consider the Suitability of the Securities for You	The securities for each trust will be issued only if they receive the required rating. A security rating is not a recommendation to buy, sell or hold the securities. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal in full or make full distributions of certificate balance. Ratings on the securities do not address the timing of distributions of principal on the securities prior to their applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. The ratings may be revised or withdrawn at any time. If a rating agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

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THE TRUSTS

      For each series of securities, the seller will establish a separate trust by selling and assigning the trust property described below to the trust in exchange for the securities issued by the trust. Each series of securities will include one or more classes of asset backed notes and one or more classes of asset backed certificates. The prospectus supplement for a trust will specify which classes of notes and certificates included in each series will be offered to investors.

      The trust property of each trust will include:

•	a pool of retail instalment sales contracts and direct purchase money loans for new and used cars and light trucks, all Scheduled Payments due thereunder on and after the cutoff date or dates to be specified in the prospectus supplement, in the case of Scheduled Interest Receivables, and all payments received thereunder on and after the cutoff date or dates, in the case of Simple Interest Receivables, in each case exclusive of any amount allocable to the premium for physical damage insurance force-placed by the servicer;

•	amounts and investments of those amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the Trust Sale and Servicing Agreement for that trust and the proceeds of those accounts;

•	security interests in the financed vehicles and, to the extent permitted by law, any accessions thereto;

•	any recourse against dealers on the receivables;

•	the right to proceeds of credit life, credit disability, physical damage or other insurance policies covering the financed vehicles; and

•	specified rights of the seller under the Pooling and Servicing Agreement for that trust.

      To the extent specified in the prospectus supplement for the trust, a reserve account or other form of credit enhancement may be held by the owner trustee or the indenture trustee for the benefit of the holders of the trust’s securities. The reserve account, if any, for a series of securities may not be included in the property of the issuing trust but may instead be a segregated trust account held by the indenture trustee for the benefit of the holders of the trust’s securities.

      Except as otherwise set forth in the accompanying prospectus supplement, the activities of each trust will be limited to:

•	acquiring, managing and holding the receivables and the other assets of the trust and proceeds from those assets,

•	issuing securities and making payments and distributions on them and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental to or connected with these activities.

      The servicer will continue to service the receivables held by each trust and will receive fees for these services. See “The Transfer and Servicing Agreements— Servicing Compensation and Payment of Expenses” in this prospectus. To facilitate the servicing of the

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receivables, the trust will authorize GMAC, as Custodian, to retain physical possession of the receivables held by each trust and other documents relating thereto as custodian for the trust. Due to the administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to the seller or the trust or the pledge of these security interests by the trust to the indenture trustee. In the absence of an amendment, the trust and the indenture trustee may not have a perfected security interest in the financed vehicles in all states. None of the trust, the indenture trustee nor the owner trustee will be responsible for the legality, validity or enforceability of any security interest in any financed vehicle. See “Legal Aspects of the Receivables” and “The Transfer and Servicing Agreements— Sale and Assignment of Receivables” in this prospectus.

      The principal offices of each trust will be specified in the accompanying prospectus supplement.

The Owner Trustee

      The owner trustee for each trust will be specified in the accompanying prospectus supplement. The owner trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the owner trustee set forth in the trust agreement governing that trust. An owner trustee may resign at any time, in which event the servicer, or its successor, will be obligated to appoint a successor trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of an owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

THE RECEIVABLES POOLS

      The receivables in each pool of receivables have been or will be originated or acquired by General Motors Acceptance Corporation or its subsidiaries through its nationwide branch system directly from automobile and light truck dealers pursuant to agreements with General Motors dealers and dealerships affiliated with General Motors dealers. See “The Seller” and “The Servicer” in this prospectus.

      The receivables have been or will be originated by GMAC or its subsidiaries or by participating dealers in accordance with GMAC’s or its subsidiaries’ requirements under the dealer agreements. The receivables have been or will be originated or acquired in accordance with GMAC’s or its subsidiaries’ underwriting standards in the ordinary course of business. These underwriting standards evaluate purchases based on among other things, the following criteria:

•	the prospective purchaser’s prior experience with GMAC,

•	the length of time the prospective purchaser’s credit has been reported,

•	the type of credit the prospective purchaser established,

•	the asset value of the vehicle and the prospective purchaser’s amount of equity in the vehicle,

•	the term of the receivable, and

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•	the prospective purchaser’s overall creditworthiness and ability to pay.

      GMAC’s standards also require physical damage insurance to be maintained on each financed vehicle.

      The receivables to be held by each trust will be selected from GMAC’s portfolio for inclusion in a pool of receivables by the criteria as set forth in the accompanying prospectus supplement.

      Each receivable is classified as either a Scheduled Interest Receivable or a Simple Interest Receivable. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of the Scheduled Payments attributable to unearned finance charges. The amount of the rebate is determined with reference to the contract type and applicable state law. With minor variations based on state law, actuarial rebates are calculated on the basis of a constant interest rate. Rebates calculated on a Rule of 78s or sum-of-the-digits basis are smaller than the corresponding rebates under the actuarial method. Scheduled Interest Receivables provide for Rule of 78s rebates except in states that require the actuarial method. Distributions to noteholders and certificateholders will not be affected by Rule of 78s rebates, because all allocations on Scheduled Interest Receivables are made using the actuarial method. The portion of a pool of receivables which initially consists of Scheduled Interest Receivables will be specified in the accompanying prospectus supplement.

      Payments pursuant to a Simple Interest Receivable are allocated between finance charges and principal based on the actual date on which a payment is received. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater— or smaller— number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate. The portion of a pool of receivables which consists of Simple Interest Receivables will be specified in the accompanying prospectus supplement.

      Information for each pool of receivables will be set forth in the accompanying prospectus supplement, including, to the extent appropriate, the composition, distribution by APR, states of origination, based on the address provided by each obligor, and portion of the pool of receivables secured by new vehicles and by used vehicles.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

      The weighted average life of the securities will generally be influenced by the rate at which the principal balances of the receivables securing the securities are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term “prepayment” includes charge-offs, liquidations due to defaults and repurchases by the seller or GMAC pursuant to the Trust Sale and Servicing Agreement, as well as receipt of proceeds from credit life and casualty insurance policies. All of the receivables are prepayable

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at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any reinvestment risk resulting from prepayment of receivables will be borne entirely by the holders of securities. See also “Legal Aspects of the Receivables— Transfer of Vehicles” in this prospectus.

      If provided for in the accompanying prospectus supplement, the weighted average life of the securities will also be influenced by the ability of the trust to reinvest collections on the receivables during the Revolving Period. The ability of the trust to reinvest those proceeds will be influenced by the availability of suitable receivables for the trust to purchase and the rate at which the principal balances of the receivables are paid.

      A variety of unpredictable economic, social and other factors influence collection rates and the availability of suitable receivables. You will bear all reinvestment risk resulting from a faster or slower rate of reinvestment in receivables by the trust, unless otherwise provided in the prospectus supplement for that trust.

POOL FACTORS AND TRADING INFORMATION

      Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000. Thereafter the Note Pool Factor and the Certificate Pool Factor will decline to reflect reductions in the outstanding principal balance of the notes, or the reduction of the Certificate Balance of the certificates, as the case may be. A noteholder’s portion of the aggregate outstanding principal balance of a class of notes is the product of:

(1)	the original denomination of the noteholder’s note; and

(2)	the note pool factor.

      A certificateholder’s portion of the aggregate outstanding Certificate Balance for a class of certificates is the product of (1) the original denomination of the certificateholder’s certificate and (2) the Certificate Pool Factor.

      For each trust, the noteholders will receive reports on or about each payment date concerning payments received on the receivables, the Aggregate Principal Balance, each Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Book-Entry Registration; Reports to Securityholders— Reports to Securityholders.” Unless otherwise provided in the accompanying prospectus supplement, for each trust, the certificateholders will receive reports on or about each distribution date concerning payments received on the receivables, the Aggregate Principal Balance, each Certificate Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Book-Entry Registration; Reports to Securityholders— Reports to Securityholders” in this prospectus.

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USE OF PROCEEDS

      Unless otherwise provided in the accompanying prospectus supplement, the net proceeds to be received by the seller from the sale of the securities of a given series will be applied to the purchase of the receivables from GMAC.

THE SELLER

      Capital Auto Receivables, Inc., a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992. The seller is organized for the limited purposes of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in similar activities. The principal executive offices of the seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

      GMAC Auto Receivables Corporation, a wholly-owned subsidiary of GMAC incorporated in the State of Delaware on November 16, 1990, was merged with and into Capital Auto Receivables, Inc. on February 22, 1996. It also was organized for the limited purposes of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in related activities.

      The seller has taken steps in structuring the transactions contemplated by the prospectus that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the seller with those of GMAC. These steps include the creation of the seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing various limitations. These limitations include restrictions on the nature of the seller’s business and a restriction on the seller’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors. Under some circumstances, the seller is required to have at least one director who qualifies under its By-laws as an “Independent Director.”

      If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the seller should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, a filing were made under the United States Bankruptcy Code or similar applicable state laws by or against the seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of these distributions, could occur. See also “Legal Aspects of the Receivables— Bankruptcy of GMAC or the Seller could Result in Losses or Delays in Payments on the Notes and Certificates” in this prospectus.

      Securities issued by a trust may be sold by the seller in private placements or other transactions and will not be offered by this prospectus and by the accompanying prospectus supplement. The seller may also retain all or a portion of the certificates or of one or more classes of notes issued by each trust as described in the accompanying prospectus supplement.

THE SERVICER

      GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished this status and became a Delaware corporation on January 1, 1998. Operating directly and through

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subsidiaries and associated companies in which it has equity investments, GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services also are offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance, mortgage banking and investment services.

      The principal business of GMAC and its subsidiaries is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or its subsidiaries and associates, and to acquire from these dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors products as well as used units of any make. In addition, new products of other manufacturers are financed. GMAC also leases motor vehicles and capital equipment to others.

      GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153, Tel. No. 212-418-6120, and administrative offices at 200 Renaissance Center, Detroit, Michigan 48265, Tel. No. 313-556-5000.

Delinquencies, Repossessions, Bankruptcies and Net Losses

      The accompanying prospectus supplement sets forth information concerning GMAC’s experience in the United States pertaining to delinquencies, repossessions and net loss information relating to its entire U.S. portfolio of new and used retail car and light truck receivables, including receivables sold by GMAC that it continues to service. There can be no assurance that the delinquency, repossession, bankruptcy and net loss experience on any pool of receivables will be comparable to prior experience.

THE NOTES

      For each trust, one or more classes of notes will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the form of notes and the form of indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to a specific indenture and the series issued pursuant to that indenture.

      Unless otherwise specified in the accompanying prospectus supplement, each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, in the United States, or Clearstream or Euroclear, in Europe, except as set forth below. Unless otherwise specified in the accompanying prospectus supplement, notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. The seller has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the notes. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. All references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations. All references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions,

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notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, as the case may be, for distribution to noteholders in accordance with DTC’s procedures with respect thereto. See “Book-Entry Registration; Reports to Securityholders— Book-Entry Registration” and “—Definitive Securities” in this prospectus.

Principal and Interest on the Notes

      The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the accompanying prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes in the series, as described in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, payments of interest on the notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (1) principal payments with disproportionate, nominal or no interest payment or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for specified classes of Strip Notes, or any combination of the foregoing. The accompanying prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the accompanying prospectus supplement.

      Unless otherwise specified in the accompanying prospectus supplement, payments to noteholders of all classes within a series in respect of interest will have the same priority. Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any of the payment dates specified for any class of notes in the accompanying prospectus supplement. In that case, each class of noteholders will receive their ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes. See “The Transfer and Servicing Agreements— Distributions” and “—Credit Enhancement” in this prospectus.

      In the case of a series of notes which includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the accompanying prospectus supplement. Unless otherwise specified in the accompanying prospectus supplement, payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of that class. Notes legally and/or beneficially owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the indenture, except that notes that are both legally and beneficially owned by the seller or its affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents. If more than one class of notes in a series is issued and the rights of the classes are different regarding voting on any matters, including giving any request, demand, authorization, direction, notice, consent or other action under the Related Documents, these rights will be described in the accompanying prospectus supplement.

      If an Event of Default occurs and is continuing for any trust and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder of that trust notice of the

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Event of Default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal or of interest on any note, the indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.

The Indenture

      A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The seller will provide a copy of the applicable indenture, without exhibits, upon request to a holder of notes issued thereunder. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the form of indenture.

      Modification of Indenture Without Noteholder Consent. Each trust and indenture trustee, on behalf of that trust, may, without consent of the noteholders, enter into one or more supplemental indentures for any of the following purposes:

(1) to correct or amplify the description of the collateral or add additional collateral;

(2) to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust;

(3) to add additional covenants for the benefit of the noteholders;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

(5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture or in any other Related Document;

(6) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

(7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

(8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under that indenture; provided that any action specified in this clause (8) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any of that trust’s other noteholders unless noteholder consent is otherwise obtained as described in the next section of this prospectus.

      Modification of Indenture With Noteholder Consent. For each trust, unless otherwise specified in the accompanying prospectus supplement, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the noteholders with the consent of the holders of a majority in principal amount of the outstanding notes to be affected.

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      Without the consent of the holder of each outstanding note which would be affected, however, no supplemental indenture will:

(1) change the due date of any instalment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date;

(2) impair the right to institute suit for the enforcement of specified provisions of the indenture regarding payment of principal or interest on any note;

(3) reduce the percentage of the aggregate principal amount of the outstanding notes the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the indenture or of specified defaults thereunder and their consequences as provided for in the indenture;

(4) modify any of the provisions of the indenture regarding the voting of notes held by the trust, any other obligor on the notes, the seller or an affiliate of any of them;

(5) reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the assets of the trust if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

(6) amend the sections of the indenture to decrease the minimum percentage of the aggregate principal amount of the outstanding notes necessary to amend the indenture;

(7) modify any of the provisions of the indenture to change the calculation of the amount of any payment of interest or principal due on any payment date; or

(8) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture on any part of the assets of the trust or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on that collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

      Events of Default; Rights Upon Event of Default. For each trust, unless otherwise specified in the accompanying prospectus supplement, Events of Default under the indenture will consist of:

(1) any failure to pay interest on the notes as and when the same becomes due and payable, which failure continues unremedied for five days;

(2) except as provided in clause (3), any failure (A) to make any required payment of principal on the notes as and when the same becomes due and payable or (B) to observe or perform in any material respect any other covenants or agreements in the indenture, which failure in the case of a default under clause (2)(B) materially and adversely affects the rights of noteholders, and which failure in either case continues unremedied for 30 days after the giving of written notice of the failure (X) to the trust, and to the seller or the servicer, as applicable, by the indenture trustee or (Y) to the

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seller or the servicer, as applicable, and the indenture trustee by the holders of not less than 25% of the aggregate principal amount of the notes;

(3) failure to pay the unpaid principal balance of any class of notes on or prior to the respective final scheduled payment date for that class; and

(4) events of bankruptcy, insolvency or receivership for the trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

      However, the amount of principal required to be paid to noteholders under the indenture governing a class of notes will generally be limited to amounts available to be deposited in the Note Distribution Account.

      Therefore, unless otherwise specified in the accompanying prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default unless that class of notes has a final scheduled payment date, and then not until the occurrence of the final scheduled payment date for that class of notes.

      If an Event of Default should occur and be continuing for the notes of any series, the indenture trustee or holders of a majority in principal amount of the notes then outstanding may declare the unpaid principal and accrued and unpaid interest of the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

      Unless otherwise specified in the accompanying prospectus supplement, if the notes of any series are declared due and payable following an Event of Default with respect thereto, in lieu of the trust maintaining possession of the assets of the trust and continuing to apply collections on the receivables as if there had been no declaration of acceleration, the indenture trustee may:

(1) institute proceedings to collect amounts due on foreclosed property,

(2) institute proceedings for the complete or partial foreclosure on the collateral securing the notes,

(3) exercise remedies as a secured party or

(4) sell the assets of the trust.

      In that event, any money or property collected by the indenture trustee shall be applied:

(1) first to the indenture trustee for fees, expenses and indemnification due to it under the indenture and not paid, if any,

(2) next to the owner trustee for amounts due, not including amounts due for payments to the certificateholders, under the Related Documents and

(3) the remainder to the Collection Account for distribution pursuant to the Related Documents.

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      The indenture trustee, however, is prohibited from selling the receivables following an Event of Default, unless:

(1) (A) the holders of all the outstanding notes consent to the sale or liquidation,

(B) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securities at the date of the sale or liquidation; or

(C) (X) there has been a default in the payment of interest or principal on the notes,

(Y) the indenture trustee determines that the receivables will not continue to provide sufficient funds on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable and

(Z) the indenture trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the notes and

(2) 10 days prior written notice of the sale or liquidation of the notes has been given to the credit rating agencies that have rated the related notes.

      Unless otherwise specified in the accompanying prospectus supplement following a declaration upon an Event of Default that the notes are immediately due and payable, (X) noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (Y) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distribution of interest on the certificates or in respect of the Certificate Balance.

      Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of those notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and to limitations contained in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes of a trust, voting together as a single class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee and the holders of a majority in aggregate principal amount of those notes then outstanding voting together as a single class, may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of those outstanding notes.

      No holder of a note of any series will have the right to institute any proceeding regarding the indenture governing their notes, unless:

(1) the holder previously has given to the indenture trustee written notice of a continuing Event of Default,

(2) the holders of not less than 25% in aggregate principal amount of the outstanding notes of a trust voting together as a single class have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee,

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(3) the holder or holders have offered the indenture trustee reasonable indemnity,

(4) the indenture trustee has for 60 days failed to institute the proceeding and

(5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of those outstanding notes.

      If a default occurs and is continuing regarding any trust and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder of that trust notice of the default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any note, the indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.

      In addition, each indenture trustee and the noteholders for that trust, by accepting the notes, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement for that trust, institute against the trust or seller, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the indenture trustee or the owner trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

      Material Covenants. Each indenture provides that the trust it binds may not consolidate with or merge into any other entity, unless:

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

(2) the entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

(3) no Event of Default has occurred and is continuing immediately after the merger or consolidation,

(4) the trust has been advised that the rating of the notes or certificates then in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation,

(5) any action necessary to maintain the lien and security interest created by the indenture has been taken and

(6) the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder.

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      Each trust will not, among other things, except as expressly permitted by the Related Documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

(2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust,

(3) dissolve or liquidate in whole or in part,

(4) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations regarding the notes under the indenture except as may be expressly permitted by the indenture or

(5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of its assets, or any interest in its assets or the proceeds thereof.

      Except as specified in the accompanying prospectus supplement, a trust may not engage in any activity other than as specified under “The Trusts” above. No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes it issues and the indenture which binds it or otherwise in accordance with the Related Documents.

      Annual Compliance Statement. Each trust will be required to file annually with the indenture trustee for that trust a written statement as to the fulfillment of its obligations under the indenture.

      Indenture Trustee’s Annual Report. The indenture trustee for each trust will be required to mail each year to all noteholders for that trust, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as indenture trustee under the trust’s indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

      Satisfaction and Discharge of Indenture. The indenture for each trust will be discharged for notes upon the delivery to the trust’s indenture trustee for cancellation of all of the trust’s notes or, subject to limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes. The indenture trustee will continue to act as indenture trustee under the indenture and the Trust Sale and Servicing Agreement for the benefit of certificateholders until all payments in respect of Certificate Balance and interest due to the certificateholders have been paid in full.

The Indenture Trustee

      The indenture trustee for a series of notes will be specified in the accompanying prospectus supplement. The indenture trustee may give notice of its intent to resign at any time, in which event the trust will be obligated to appoint a successor trustee. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes incapable of acting. In these circumstances, the trust will be obligated to

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appoint a successor trustee. The holders of a majority of the aggregate principal amount of the outstanding notes outstanding also have the right to remove the indenture trustee and appoint a successor. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

THE CERTIFICATES

      For each trust, one or more classes of certificates may be issued pursuant to the terms of a trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates issued by each trust may be offered by this prospectus and the accompanying prospectus supplement or may be sold in transactions exempt from registration under the Securities Act or retained by the seller or its affiliates. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the certificates and the trust agreement. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

      Each class of certificates to be sold by the certificate underwriters, as specified in the accompanying prospectus supplement, will initially be represented by a single certificate registered in the name of the DTC, except as set forth below. Unless otherwise specified in the accompanying prospectus supplement, any certificates offered under the accompanying prospectus supplement will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only and resales or other transfers of the certificates will not be permitted in amounts of less than $20,000. The seller has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any offered certificates that are not retained by the seller. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no certificateholder, other than the seller, will be entitled to receive a physical certificate representing a certificate. In that case, all references in this prospectus to actions by certificateholders refer to actions taken by DTC upon instructions from the DTC participants and all references in this prospectus to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the certificates, as the case may be, for distribution to certificateholders in accordance with DTC’s procedures with respect thereto. See “Book-Entry Registration; Reports to Securityholders— Book-Entry Registration” and “—Definitive Securities” in this prospectus. Certificates owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the trust agreement, except that, unless all certificates are owned by the seller and its affiliates, the certificates will be deemed not to be outstanding for purposes of determining whether the requisite percentage of certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents other than commencement by the trust of a voluntary proceeding in bankruptcy as described in “The Transfer and Servicing Agreements— Insolvency Event.”

      Under the trust agreement, the trust, and the owner trustee on its behalf, and its certificateholders, by accepting the certificates, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the seller

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any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Distributions of Interest and Certificate Balance

      The timing and priority of distributions, seniority, allocations of loss, Pass Through Rate and amount of or method of determining distributions on the Certificate Balance and interest, or, where applicable, on the Certificate Balance only or interest only, on the certificates of any series will be described in the accompanying prospectus supplement. Distributions of interest on the certificates will be made on the distribution dates specified in the accompanying prospectus supplement and will be made prior to distributions on the Certificate Balance. A series may include one or more classes of Strip Certificates, entitled to (1) distributions in respect of Certificate Balance with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no distributions in respect of Certificate Balance. Each class of certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, and which may be zero for specified classes of Strip Certificates, or any combination of the foregoing. The accompanying prospectus supplement will specify the Pass Through Rate for each class of certificate, or the initial Pass Through Rate and the method for determining the Pass Through Rate. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the certificates will be subordinate to payments in respect of the notes as more fully described in the accompanying prospectus supplement. Distributions in respect of Certificate Balance of any class of certificates will be made on a pro rata basis among all of the certificateholders of that class.

      In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each class shall be as set forth in the accompanying prospectus supplement.

BOOK-ENTRY REGISTRATION; REPORTS TO SECURITYHOLDERS

Book-Entry Registration

      The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries to eliminate the need for the physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect DTC participants such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

      Unless otherwise specified in the accompanying prospectus supplement, securityholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect DTC participants. In addition, securityholders will receive all

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distributions of principal and interest from the owner trustee or indenture trustee, as applicable, through DTC participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments since these payments will be forwarded by the owner trustee or indenture trustee, as applicable, to Cede & Co., as nominee for DTC. DTC will forward these payments to its DTC participants, which thereafter will forward them to indirect DTC participants or securityholders. Except for the seller, it is anticipated that the only noteholder and certificateholder will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the trustee as noteholders or certificateholders, as that term is used in the trust agreement and indenture, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its DTC participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among DTC participants on whose behalf it acts and to receive and transmit payments of principal of, and interest on, the securities. DTC participants and indirect DTC participants with which securityholders have accounts relating to the securities similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess securities, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which securityholders will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of securityholders to pledge securities to persons or entities that do not participate in the DTC system or to otherwise act with respect to the securities may be limited due to the lack of a physical certificate for the securities.

      DTC has advised the seller that it will take any action permitted to be taken by a noteholder under the associated indenture or a certificateholder under the associated trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the notes or certificates are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.

      In addition to holding notes through DTC participants or indirect DTC participants of DTC in the United States as described above, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.

      Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

      Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the

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counterparty in that system in accordance with its rules and procedures and within its established deadlines based upon European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

      Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. These credits or any transactions in these securities settled during the processing will be reported to the relevant Euroclear or Clearstream participants on that Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information on tax documentation procedures, see “Federal Income Tax Consequences—The Notes—Tax Consequence to Foreign Noteholders” in this prospectus.

      Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository. Clearstream olds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants to eliminate the need for the physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment to eliminate the need for the physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./ N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.

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      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the Operating Procedures of the Euroclear System and the applicable Belgian law. These laws and procedures govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these laws and procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—The Notes—Information Reporting and Backup Withholding” in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other Related Document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      Except as required by law, neither the trust, the seller, the servicer, the administrator, the owner trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes or the certificates of any series held by Cede, as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Definitive Securities

      Unless otherwise specified in the accompanying prospectus supplement, any notes and certificates originally issued in book-entry form will be issued in fully registered, certificated form as definitive notes or definitive certificates, as the case may be, to noteholders, certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

(1) the associated administrator advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for these securities and the trust is unable to locate a qualified successor,

(2) the administrator, at its option, elects to terminate the book-entry system through DTC or

(3) after the occurrence of an Event of Default or a Servicer Default, holders representing at least a majority of the outstanding principal amount of these securities advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the holders of these securities.

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      Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate trustee will be required to notify DTC of the availability of definitive notes or definitive certificates, as the case may be. DTC shall notify all the note owners or certificate owners, as applicable, of the availability of definitive notes or definitive certificates, as the case may be. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the appropriate trustee will reissue these securities as definitive notes or definitive certificates, as the case may be, to holders thereof.

      Distributions of principal of, and interest on, the definitive securities will thereafter be made in accordance with the procedures set forth in the associated indenture or associated trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the last day of the preceding monthly period. These distributions will be made by check mailed to the address of that holder as it appears on the register maintained by the indenture trustee or owner trustee, as applicable. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the holders of that class.

      Definitive securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Reports to Securityholders

      For each trust, on or prior to each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders on that payment date and on or prior to each distribution date, the servicer will prepare and provide to the owner trustee a statement to be delivered to the certificateholders. Each statement to be delivered to noteholders will include the information set forth below as to the notes for that payment date or the period since the previous payment date on those notes, as applicable. Each statement to be delivered to certificateholders will include the information set forth below as to the certificates for that distribution date or the period since the previous distribution date, as applicable:

(1) the amount of the distribution allocable to principal of each class of the notes and to the Certificate Balance of each class of certificates;

(2) the amount of the distribution allocable to interest on or for each class of securities;

(3) the Aggregate Principal Balance as of the close of business on the last day of the preceding monthly period;

(4) the aggregate outstanding principal balance and the Note Pool Factor for each class of notes, and the Certificate Balance and the Certificate Pool Factor for each class of certificates, each after giving effect to all payments reported under (1) above and to all reinvestments reported under (12) below on that date;

(5) the aggregate amount in the Payment Ahead Servicing Account or on deposit with the servicer as Payments Ahead and the change in that amount from the previous statement, as the case may be;

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(6) the amount of outstanding Monthly Advances on that date;

(7) the amount of the Total Servicing Fee paid to the servicer for the prior monthly period or periods, as the case may be;

(8) the interest rate or Pass Through Rate for the next period for any class of notes or certificates with variable or adjustable rates;

(9) the amount, if any, distributed to noteholders and certificateholders from amounts on deposit in the reserve account or from other forms of credit enhancement;

(10) the Noteholders’ Interest Carryover Shortfall, the Noteholders’ Principal Carryover Shortfall, the Certificateholders’ Interest Carryover Shortfall and the Certificateholders’ Principal Carryover Shortfall, each as defined in the accompanying prospectus supplement, if any, and the change in these amounts from the preceding statement;

(11) the balance of the reserve account, if any, on that date, after giving effect to changes in that reserve account on that date;

(12) the amount, if any, reinvested in additional receivables during the Revolving Period, if any;

(13) if applicable, whether the Revolving Period has terminated early due to the occurrence of an early amortization event, as described in the accompanying prospectus supplement; and

(14) if applicable, the balance in the accumulation account, after giving effect to changes in that accumulation account on that date, as described in the accompanying prospectus supplement.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the trust, the trustees will mail to each holder of a class of securities who at any time during that calendar year has been a securityholder, and received any payment thereon, a statement containing information for the purposes of that securityholder’s preparation of federal income tax returns. As long as the holder of record of the securities is Cede & Co., as nominee of DTC, beneficial owners of the securities will receive tax and other information from DTC participants and indirect DTC participants rather than from the trustees. See “Federal Income Tax Consequences” in this prospectus.

THE TRANSFER AND SERVICING AGREEMENTS

      Except as otherwise specified in the accompanying prospectus supplement, the following summary describes the material terms of the Transfer and Servicing Agreements relating to each trust consisting of:

(1) the Pooling and Servicing Agreement pursuant to which the seller will purchase receivables from GMAC, the servicer will agree to service the receivables, and GMAC, as Custodian, will agree to act as custodian for the documents evidencing the receivables,

(2) the Trust Sale and Servicing Agreement pursuant to which a trust will acquire the receivables from the seller and agree to the servicing of the receivables by the servicer and the appointment of GMAC as Custodian,

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(3) the trust agreement pursuant to which the trust will be created and certificates will be issued, and

(4) the administration agreement pursuant to which GMAC will undertake administrative duties for the trust.

      Forms of the Transfer and Servicing Agreements in the above list have been filed as exhibits to the registration statement of which this prospectus forms a part. The seller will provide a copy of the Transfer and Servicing Agreements, without exhibits, upon request to a holder of securities described in the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Sale and Assignment of Receivables

      GMAC will sell and assign to the seller, without recourse, its entire interest in the receivables, including its security interests in the financed vehicles, pursuant to a Pooling and Servicing Agreement between GMAC and the seller. The seller will transfer and assign to the applicable trust, without recourse, its entire interest in the receivables, including its security interests in the financed vehicles, pursuant to a Trust Sale and Servicing Agreement among the seller, the servicer and the trust. Each receivable of a trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the associated Trust Sale and Servicing Agreement. The trust will, concurrently with the transfer and assignment, execute and deliver the trust’s notes and certificates to the seller in exchange for the receivables. Except as set forth in the accompanying prospectus supplement, the seller will sell the securities offered by this prospectus and the accompanying prospectus supplement, which may or may not include all securities of a series, to the respective underwriters set forth in the accompanying prospectus supplement. See “Plan of Distribution” in this prospectus.

      The accompanying prospectus supplement will provide the terms, conditions and manner under which additional receivables will be sold by GMAC to the seller and by the seller to the trust during the Revolving Period, if any.

      In each Pooling and Servicing Agreement, GMAC will represent and warrant to the seller, among other things, that:

•	the information provided in the schedule of receivables exhibit to the Trust Sale and Servicing Agreement is correct in all material respects;

•	the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle in accordance with GMAC’s normal requirements;

•	as of the respective sale date, to the best of its knowledge, the receivables are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor or materials other than tax liens and other liens that arise by operation of law and no offsets, defenses or counterclaims have been asserted or threatened;

•	as of the respective sale date, each receivable is or will be secured by a first perfected security interest in favor of GMAC in the financed vehicle; and

•	each receivable, at the time it was originated complied, and as of the respective sale date complies, in all material respects with applicable federal and state laws,

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including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

      In the Trust Sale and Servicing Agreement, the seller will assign the representations and warranties of GMAC, as set forth above, to the trust, and will represent and warrant to the trust that the seller has taken no action which would cause the representations and warranties of GMAC to be false in any material respect as of the respective sale date.

      As of the last day of the second, or, if the seller elects, the first, month following the discovery by the seller, the servicer, the owner trustee or the indenture trustee of a breach of any representation or warranty of the seller or GMAC that materially and adversely affects the interests of the securityholders in any receivable, the seller, unless the breach is cured in all material respects, will repurchase or, will enforce the obligation of GMAC under the Pooling and Servicing Agreement to repurchase the Warranty Receivable from the trust at a price equal to the Warranty Payment. The seller or GMAC, as applicable, will be entitled to receive any amounts held by the servicer or in the Payment Ahead Servicing Account for that Warranty Receivable. The repurchase obligation constitutes the sole remedy available to the trust, the noteholders, the indenture trustee, the certificateholders or the owner trustee for any uncured breaches.

      In each Pooling and Servicing Agreement, the servicer will covenant that:

•	except as contemplated in that Agreement, the servicer will not release any financed vehicle from the security interest securing the receivable,

•	the servicer will do nothing to impair the rights of the indenture trustee, the owner trustee, the noteholders or the certificateholders in the receivables and

•	the servicer will not amend or otherwise modify any receivable so that the Amount Financed, the APR, the total number of Scheduled Payments, in the case of a Scheduled Interest Receivable, or the number of originally scheduled due dates, in the case of a Simple Interest Receivable, is altered or so that the last Scheduled Payment, in the case of a Scheduled Interest Receivable, or the last scheduled due date, in the case of a Simple Interest Receivable, occurs after the final scheduled distribution date.

      As of the last day of the second, or, if the servicer so elects, the first, month following the discovery by the servicer, the owner trustee or the indenture trustee of a breach of any covenant that materially and adversely affects any receivable and unless the breach is cured in all material respects, the servicer will make an Administrative Purchase Payment for the Administrative Receivable. The servicer will be entitled to receive any amounts held by the servicer or in the Payment Ahead Servicing Account for the Administrative Receivable. This repurchase obligation constitutes the sole remedy available to the trust, the indenture trustee, the owner trustee, the noteholders and the certificateholders for any uncured breaches.

      Pursuant to each Trust Sale and Servicing Agreement, the trust will agree to GMAC acting as custodian to maintain possession, as the trust’s agent, of the retail instalment sale contracts, purchase money loans and any other documents relating to the receivables. To assure uniform quality in servicing both the receivables and GMAC’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in GMAC’s possession nor will the documents be stamped or marked to reflect the transfer to the trust so long as GMAC is the custodian of these documents. However, Uniform Commercial Code financing state-

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ments reflecting the sale and assignment of the receivables to the trust and the pledge by the trust to the indenture trustee will be filed, and the servicer’s accounting records and computer files will reflect the sale and assignment. Because the receivables will remain in the possession of GMAC, as Custodian, and will not be stamped or otherwise marked to reflect the assignment to the trust or the pledge to the indenture trustee, if a subsequent purchaser were able to take physical possession of the receivables without knowledge of the assignment, the trust’s and the indenture trustee’s interests in the receivables could be defeated.

Additional Sales of Receivables

      In addition to receivables that the seller buys from GMAC on a closing date as described above in this subsection, the seller may also buy receivables from GMAC to transfer to a trust on one or more later dates for that trust as described further in the applicable prospectus supplement. The seller would buy those receivables on substantially the same terms as under the pooling and servicing agreement for the initial closing. The seller would then sell receivables that the seller has bought from GMAC to a trustee, for the benefit of one of the trusts, pursuant to a sale and servicing agreement. On the initial closing date, the trust will apply the net proceeds received from the sale of its notes and certificates to pay the seller for the receivables that are being sold to that trust, and, to the extent specified in the accompanying prospectus supplement, to make a deposit in an additional funding account and initial deposits in other trust accounts. If there is an additional funding account, then the seller will buy additional receivables from GMAC, and sell them to the trust from time to time during the additional funding period, as described further in the related prospectus supplement. If the seller receives a tax opinion confirming the tax status of the trust, it may also sell additional receivables to a trust at a later closing date and, concurrently, with this sale, execute and deliver additional notes and certificates of the trust to fund the purchase of the additional receivables.

Accounts

      For each trust, the servicer will establish and maintain the following accounts:

•	one or more Collection Accounts, in the name of the indenture trustee on behalf of the noteholders and the certificateholders, into which all payments made on or for the receivables will be deposited,

•	a Note Distribution Account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the Collection Account and any reserve account or other credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made,

•	a Certificate Distribution Account, in the name of the owner trustee on behalf of the certificateholders, in which amounts released from the Collection Account and any reserve account or other credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made, and

•	a Payment Ahead Servicing Account which will not be property of the trust, in the name of the indenture trustee, into which to the extent required by the Trust Sale and Servicing Agreement, early payments by or on behalf of obligors on Scheduled Interest Receivables which do not constitute either Scheduled Payments or Prepayments will be deposited until payment becomes due.

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•	any other accounts to be established with respect to securities of the trust will be described in the accompanying prospectus supplement.

      Unless otherwise provided in the accompanying prospectus supplement, the Payment Ahead Servicing Account will initially be maintained in the trust department of the indenture trustee.

      For any series, funds in the Designated Accounts will be invested as provided in the Trust Sale and Servicing Agreement in Eligible Investments. Eligible Investments for a trust are generally limited to investments acceptable to the rating agencies then rating that trust’s notes and certificates at the request of the seller as being consistent with the rating of the notes. Except as described in this section of this prospectus or in the accompanying prospectus supplement. Eligible Investments are limited to obligations or securities that mature no later than the business day preceding the next distribution date or, in the case of the Note Distribution Account, the next payment date for the notes. To the extent permitted by the rating agencies, funds in any reserve account may be invested in the trust’s notes that will not mature prior to the next payment date for the notes. Except as otherwise specified in the accompanying prospectus supplement, the notes will not be sold to meet any shortfalls unless they are sold at a price equal to or greater than the unpaid principal balance of the notes if, following the sale, the amount on deposit in the reserve account would be less than the Specified Reserve Account Balance for that reserve account. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the receivables, as provided in the accompanying prospectus supplement, exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates. Except as otherwise specified in the accompanying prospectus supplement, investment earnings on funds deposited in the Designated Accounts and the Payment Ahead Servicing Account, net of losses and investment expenses, will be payable to the servicer.

      The Designated Accounts will be maintained in either of two types of accounts. The first type of account is a segregated account with an eligible institution. The institutions which are eligible are:

(1) the corporate trust department of the indenture trustee or the owner trustee, as applicable, or

(2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, as long as that depository institution:

(A) has either (X) a long-term unsecured debt rating acceptable to the rating agencies or (Y) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and

(B) has its deposits insured by the Federal Deposit Insurance Corporation or any successor thereto.

      The second type of account is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must have corporate trust powers and act as

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trustee for funds deposited in the account and the securities of that depository institution must have a credit rating from each rating agency then rating that institution in one of its generic rating categories which signifies investment grade.

      Any other accounts to be established for a trust will be described in the accompanying prospectus supplement.

Servicing Compensation and Payment of Expenses

      For each trust, unless otherwise provided in the accompanying prospectus supplement, on each distribution date, the servicer will receive a Total Servicing Fee equal to the following:

•	a basic servicing fee for the prior month equals to one-twelfth of the Basic Servicing Fee Rate specified in the accompanying prospectus supplement multiplied by the Aggregate Principal Balance of all receivables held by the trust as of the first day of that monthly period

•	any unpaid basic servicing fees from all prior distribution dates to the extent of funds available therefor.

      Unless otherwise provided in the prospectus supplement, the Total Servicing Fee for each monthly period and any portion of the Total Servicing Fee that remains unpaid from prior distribution dates may be paid at the beginning of that monthly period out of collections for that monthly period. In addition, unless otherwise provided in the accompanying prospectus supplement, for each trust, the servicer will be entitled to retain any late fees, prepayment charges or similar fees and charges collected during a monthly period and any investment earnings on trust accounts during a monthly period.

      The foregoing amounts for each trust are intended to compensate the servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including:

•	collecting and posting all payments,

•	responding to inquiries of obligors on the receivables,

•	investigating delinquencies,

•	sending payment coupons to obligors,

•	reporting tax information to obligors, and

•	policing the collateral.

      These amounts will also compensate the servicer for its services as the pool of receivables administrator, including making Monthly Advances, accounting for collections, furnishing monthly and annual statements to the owner trustee and the indenture trustee for distributions and generating federal income tax information for the trust, the certificateholders and the noteholders. These amounts also will reimburse the servicer for taxes, the fees of the owner trustee and the indenture trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the pool of receivables.

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Servicing Procedures

      The servicer will make reasonable efforts to collect all payments due on the receivables held by any trust and will, consistent with the accompanying Pooling and Servicing Agreement and Trust Sale and Servicing Agreement, follow the collection procedures it follows for comparable automobile receivables that it services for itself or others. See “Legal Aspects of the Receivables” in this prospectus. The servicer is authorized to grant rebates, adjustments or extensions on a receivable. However, if that modification of a receivable alters the Amount Financed, the APR, the total number of Scheduled Payments, in the case of a Scheduled Interest Receivable, or the number of originally scheduled due dates, in the case of a Simple Interest Receivable, so the last Scheduled Payment, in the case of a Scheduled Interest Receivable, or the last scheduled due date, in the case of a Simple Interest Receivable, occurs after the final scheduled distribution date, the servicer will be obligated to purchase that receivable.

      If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law. The servicer will also have the discretion whether to sell or retain the receivable. The servicer will be entitled to receive its liquidation expenses as specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer’s customary procedures, for refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation.

Collections

      For each trust, the servicer will deposit all payments on the receivables received from obligors and all proceeds of receivables collected during each monthly period into the Collection Account not later than two Business Days after receipt. However, the servicer may retain these amounts until the distribution date at any time that:

(1) GMAC is the servicer;

(2) there exists no Servicer Default; and

(3) either:

(A) the short-term unsecured debt of the servicer is rated at least A-1 by Standard & Poor’s Ratings Services, which we refer to as “S&P” and P-1 by Moody’s Investors Service, Inc., which we refer to as “Moody’s”, or

(B) arrangements are made which are acceptable to the rating agencies.

      Pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

      Collections on a Scheduled Interest Receivable made during a monthly period other than an Administrative Receivable or a Warranty Receivable, which are not late fees, prepayment charges or other similar fees or charges will be applied first to any outstanding Scheduled Interest Advances made by the servicer on that receivable and then to the Scheduled Payment. Any Excess Payment will be held by the servicer, or, if the servicer has not satisfied conditions (2) and (3) described in the second preceding paragraph, will be deposited in the Payment Ahead Servicing Account, and will be treated as a Payment Ahead, except as

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described in the following sentence. If and to the extent that an Excess Payment (1) together with any unapplied payments ahead exceeds the sum of three Scheduled Payments, or (2) constitutes, either alone or together with any previous unapplied payments ahead, full prepayment, then that portion of the Excess Payment shall not be deemed a payment ahead and shall instead be applied as a full or partial Prepayment.

      Collections made during a monthly period on Simple Interest Receivables, other than Administrative Receivables and Warranty Receivables, which are not late fees or other similar fees or charges will be applied first to the payment to the servicer of Excess Simple Interest Collections, if any, and next to principal and interest on all of these receivables. Excess Simple Interest Collections represent the excess, if any, of:

(1) all payments received during the monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest over

(2) the amount of interest that would be due during the monthly period on all Simple Interest Receivables held by the trust, assuming that the payment on that receivable was received on its respective due date.

      Collections on Administrative Receivables and Warranty Receivables, including Administrative Purchase Payments and Warranty Payments, will generally be applied in the manner described in the preceding two paragraphs, except that unapplied Payments Ahead on a Scheduled Interest Receivable will be made to the servicer or the seller, as applicable, and Administrative Purchase Payments and Warranty Payments on a Simple Interest Receivable will not be applied to Excess Simple Interest Collections.

Monthly Advances

      Unless otherwise provided in the accompanying prospectus supplement, if the full Scheduled Payment due on a Scheduled Interest Receivable is not received by the end of the month in which it is due, whether as the result of any extension granted to the obligor or otherwise, the amount of Payments Ahead, if any, not previously applied to that receivable will be applied by the servicer to the extent of the shortfall and the Payments Ahead will be reduced accordingly. If any shortfall remains, the servicer will make a Scheduled Interest Advance equal to the amount of that shortfall. The servicer will be obligated to make a Scheduled Interest Advance only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections or recoveries on any receivable. The servicer will be reimbursed for any Scheduled Interest Advances on a receivable from subsequent payments or collections relating to that receivable. At the time the servicer determines that Scheduled Interest Advances will not be recoverable from payments on that receivable, the servicer will be entitled to recoup its Scheduled Interest Advances from collections from other receivables.

      Unless otherwise provided in the accompanying prospectus supplement, for each trust, as of the last day of each monthly period, the servicer will make a Simple Interest Advance equal to the excess, if any, of (1) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust assuming that the payment on each receivable was received on its respective due date over (2) all payments received during that monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest. The servicer will be obligated to make a Simple Interest Advance only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections or recoveries on any receivable. In addition, for each trust, the servicer will be paid,

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to the extent all previously made Simple Interest Advances exceed all Excess Simple Interest Collections previously paid to the servicer, all Liquidation Proceeds realized on Simple Interest Receivables allocable to accrued and unpaid interest thereon, but not including interest for the then current monthly period. Unless otherwise provided in the accompanying prospectus supplement, the servicer will not make any advance on principal on any Simple Interest Receivable.

Distributions

      For each trust, beginning on the payment date or distribution date, as applicable, specified in the accompanying prospectus supplement, distributions of principal and interest on the notes, if any, and distributions in respect of Certificate Balance and interest on the certificates, if any, will be made by the indenture trustee or the owner trustee, as applicable, to the noteholders and the certificateholders. The trustee will make distributions to the noteholders and certificateholders of record on the Record Date. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all distributions to each class of certificateholders will be set forth in the accompanying prospectus supplement.

      For each trust, on each payment date and distribution date, collections on the receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to noteholders and certificateholders as and to the extent described in the accompanying prospectus supplement. Credit enhancement, like a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the accompanying prospectus supplement. Distributions in respect of principal and Certificate Balance will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments in respect of the notes, as more fully described in the accompanying prospectus supplement.

Credit Enhancement

      The amounts and types of credit enhancement arrangements and the provider of credit enforcement arrangements, if applicable, for each class of securities will be set forth in the accompanying prospectus supplement. If and to the extent provided in the accompanying prospectus supplement, credit enhancement may be in the form of:

•	subordination of one or more classes of securities

•	reserve or other cash collateral accounts

•	overcollateralization

•	letters of credit, credit or liquidity facilities

•	repurchase obligations

•	interest rates, currency or credit derivatives

•	third party payments or other support

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•	cash advances or deposits or

•	any variation of or combination of two or more of the foregoing

      If specified in the applicable prospectus supplement, credit enhancement for a series of securities may cover one or more other series of securities.

      The presence of a reserve account and other forms of credit enhancement is intended to enhance the likelihood of receipt by the noteholders and the certificateholders of the full amount of principal or Certificate Balance, as the case may be, and interest due thereon and to decrease the likelihood that the noteholders and the certificateholders will experience losses. Unless otherwise specified in the accompanying prospectus supplement, the credit enhancement for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or Certificate Balance, as the case may be, and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders will be subject to the risk that credit enhancement will be exhausted by the claims of securityholders of other series.

      Reserve Account. If so provided in the accompanying prospectus supplement, pursuant to the Trust Sale and Servicing Agreement, the seller will establish for a series a reserve account which will be maintained with the indenture trustee.

      Unless otherwise provided in the accompanying prospectus supplement, the reserve account will not be included in the property of its associated trust but will be a segregated trust account held by the indenture trustee for the benefit of noteholders and certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the reserve account will be funded by an initial deposit by the seller on the closing date in the amount set forth in the accompanying prospectus supplement. To the extent, if any, described in the accompanying prospectus supplement, the amount on deposit in the reserve account will be increased on each distribution date thereafter up to the Specified Reserve Account Balance, as defined in the accompanying prospectus supplement, by the deposit in the reserve account of the amount of collections on the receivables remaining on each distribution date after the payment of the Total Servicing Fee and the distributions and allocations to the noteholders and the certificateholders required on that date. Unless otherwise provided in the accompanying prospectus supplement or agreed by the seller, amounts on deposit in the reserve account after payments to noteholders, certificateholders and the servicer may be paid to the seller to the extent that these amounts exceed the Specified Reserve Account Balance. Upon any distribution to the seller of amounts from the reserve account, neither the noteholders nor the certificateholders will have any rights in, or claims to, these amounts.

Net Deposits

      As an administrative convenience, during monthly periods in which the servicer is permitted to hold payments on receivables until the distribution date, the servicer will also be permitted to make the deposit of collections, aggregate Monthly Advances, Warranty Purchase Payments and Administrative Purchase Payments for any trust monthly period net of distributions to be made to the servicer for the trust for that monthly period. Similarly, the servicer may cause to be made a single, net transfer from the Collection Account to the Payment Ahead Servicing Account, or vice versa. The servicer, however, will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders for each trust

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as if all deposits, distributions and transfers were made individually. In addition, in connection with any trust at any time that the servicer is not required to remit collections on a daily basis, the servicer may retain collections allocable to the notes or the Note Distribution Account until the payment date, and pending deposit into the Collection Account or the Note Distribution Account, the collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. On each payment date, the servicer, the seller, the indenture trustee and the owner trustee will make all distributions, deposits and other remittances on the notes or the Note Distribution Account of a trust for the periods since the previous distribution was to have been made. If payment dates do not coincide with distribution dates, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the distribution date for the applicable monthly period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that distribution date.

Statements to Trustees and Trust

      Prior to each payment date and distribution date, for each trust, the servicer will provide to the indenture trustee and the owner trustee as of the close of business on the last day of the preceding monthly period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders on that date described under “Book Entry Registration; Reports to Securityholders— Reports to Securityholders” in this prospectus.

Evidence as to Compliance

      Each Trust Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the trust and the servicer on or before March 15 of each year, beginning the first March 15 which is at least twelve months after the closing date, a statement as to compliance by the servicer during the preceding twelve months ended December 31, or in the case of the first of these certificates, the period from the closing date to December 31 of that year, with standards relating to the servicing of the receivables, the servicer’s accounting records and computer files relating to those receivables and other specified matters.

      Each Trust Sale and Servicing Agreement will also provide for delivery to the owner trustee and the indenture trustee, on or before March 15 of each year, beginning the first March 15 which is at least twelve months after the closing date, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled in all material respects its obligations under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement throughout the preceding twelve months ended December 31, or in the case of the first of these certificates, the period from the closing date to December 31 of that year, or, if there has been a default in any material respect in the fulfillment of an obligation, describing each default. The certificate may be provided as a single certificate making the required statements as to more than one Trust Sale and Servicing Agreement.

      Copies of the statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable indenture trustee or owner trustee.

      In each Trust Sale and Servicing Agreement, the seller will agree to give the indenture trustee and the owner trustee notice of any event which with the giving of notice or the lapse of time, or both, would become a Servicer Default. In addition, the seller will agree to give the

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indenture trustee, the owner trustee and the trust notice of specified covenant breaches which with the giving of notice or lapse of time, or both, would constitute a Servicer Default.

Changes to Servicer; Servicer Indemnification and Proceedings

      Each Trust Sale and Servicing Agreement will provide that GMAC may not resign from its obligations and duties as servicer under the Trust Sale and Servicing Agreement and under the Pooling and Servicing Agreement, except upon determination that GMAC’s performance of these duties is no longer permissible under applicable law. No resignation will become effective until the indenture trustee or a successor servicer has assumed GMAC’s servicing obligations and duties under the Transfer and Servicing Agreements.

      Each Trust Sale and Servicing Agreement will further provide that, except as specifically provided otherwise, neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust or the noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to the Transfer and Servicing Agreements or the indenture or for errors in judgment. Neither the servicer nor any of these persons will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence— except errors in judgment— in the performance of the servicer’s duties under the Trust Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties thereunder. Each Trust Sale and Servicing Agreement will further provide that the servicer and its directors, officers, employees and agents will be reimbursed by the indenture trustee or the owner trustee for any contractual damages, liability or expense incurred by reason of that trustee’s willful misfeasance, bad faith or negligence— except errors in judgment— in the performance of that trustee’s duties under the Trust Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Trust Sale and Servicing Agreement or under the trust agreement or the indenture. In addition, each Trust Sale and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the noteholders and the certificateholders thereunder. If the servicer undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the servicer will be entitled to be reimbursed out of the Collection Account. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the noteholders and the certificateholders.

      Under the circumstances specified in each Trust Sale and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, for its obligations as servicer, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the servicer under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement, will be the successor of the servicer under such Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement. So long as GMAC acts as servicer, the servicer may at any time subcontract any duties as servicer under any Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement to any entity in which more than 50% of the voting interests are owned, directly or indirectly, by General Motors or to any entity that agrees to conduct these duties in

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accordance with the servicer’s servicing guidelines and the Trust Sale and Servicing Agreement. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility for these duties.

Servicer Default

      Except as otherwise provided in the accompanying prospectus supplement, Servicer Defaults under each Trust Sale and Servicing Agreement will consist of:

(1) any failure by the servicer to make any required distribution, payment, transfer or deposit or to direct the indenture trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

(2) any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the Trust Sale and Servicing Agreement, the Pooling and Servicing Agreement, the trust agreement or the indenture, which failure materially and adversely affects the rights of the noteholders or the certificateholders and which continues unremedied for 90 days after the giving of written notice of the failure to the servicer by the indenture trustee or the owner trustee or to the servicer, the indenture trustee and the owner trustee by holders of notes or certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding notes or of the Certificate Balance or after discovery of the failure by an officer of the servicer; or

(3) events of bankruptcy, insolvency or receivership of the servicer or actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

      Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (1) above for a period of ten Business Days or under clause (2) for a period of 60 days if the delay or failure giving rise to the Servicer Default was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and the servicer will provide the indenture trustee, the owner trustee, the seller and the securityholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon Servicer Default

      As long as a Servicer Default under a Trust Sale and Servicing Agreement remains unremedied, the indenture trustee or holders of notes evidencing not less than a majority in principal amount of the then outstanding notes may terminate all the rights and obligations of the servicer under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement. If the notes have been paid in full and the indenture has been discharged with respect thereto, the owner trustee or the holders of certificates evidencing not less than a majority of the aggregate outstanding Certificate Balance of all certificates other than certificates owned by the trust, the seller, GMAC or any of their affiliates may effect the termination of the servicer’s rights and obligations. In either case, upon the termination of the rights and obligations of the servicer, the indenture trustee will succeed to all the responsibili-

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ties, duties and liabilities of the servicer under the agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer of servicing. If the indenture trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive receivables and which satisfies the other criteria set forth in the Trust Sale and Servicing Agreement. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the Trust Sale and Servicing Agreement.

Waiver of Past Defaults

      For each trust, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes— or if all of the notes have been paid in full, holders of the certificates whose certificates evidence not less than a majority of the outstanding Certificate Balance— may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and its consequences. However, the holders cannot waive a Servicer Default in making any required deposits to or payments from any of the Designated Accounts or the Certificate Distribution Account in accordance with the Trust Sale and Servicing Agreement. No waiver will impair the noteholders’ or certificateholders’ rights regarding subsequent defaults.

Amendment

      Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the noteholders or certificateholders:

•	to cure any ambiguity,

•	to correct or supplement any provision of those agreements that may be defective or inconsistent with any other provision of those agreements or in any other Related Document,

•	to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of noteholders or certificateholders, provided that, if any addition affects any class of noteholders or certificateholders differently than any other class of noteholders or certificateholders, then addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of noteholders or certificateholders,

•	to add to the covenants, restrictions or obligations of the seller, the servicer, the owner trustee or the indenture trustee, or

•	to add, change or eliminate any other provisions of those agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders or the certificateholders.

      Each agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of the then outstanding notes and the holders of the certificates evidencing at least a majority of the Certificate Balance for the purpose of

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adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the noteholders or certificateholders. No amendment may:

(1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions of payments that are required to be made on any note or certificate without the consent of the holder thereof, any interest rate, any Pass Through Rate or the Specified Reserve Account Balance,

(2) adversely affect the rating of any series by any rating agency without the consent of two-thirds of the principal amount of the outstanding notes or the Voting Interests of the outstanding certificates, as appropriate, of the series, or

(3) reduce the percentage required of noteholders or certificateholders to consent to any amendment without the consent of all of the noteholders or certificateholders, as the case may be.

Insolvency Event

      Each trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust without the unanimous prior approval of all certificateholders, including the seller; provided, however, that under no circumstance will the owner trustee commence any proceeding prior to the date that is one year and one day after the termination of the trust. In the Trust Sale and Servicing Agreement, the servicer and the seller will covenant that they will not, for a period of one year and one day after the final distribution for the notes and the certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Certificateholder Liability; Indemnification

      Under each trust agreement, certificateholders will be entitled to the same limitation of personal liability extended to stockholders of for profit corporations under the Delaware General Corporation Law.

      Each Trust Sale and Servicing Agreement provides that the servicer will indemnify the indenture trustee and the owner trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the Transfer and Servicing Agreements, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Neither the indenture trustee nor owner trustee will be so indemnified if the acts or omissions or alleged acts or omissions constitute wilful misfeasance bad faith or negligence by the indenture trustee or the owner trustee, as applicable. In addition, the servicer will indemnify the trust, the indenture trustee, the owner trustee, the noteholders and the certificateholders against losses arising out of the negligence, wilful misfeasance or bad faith of the servicer in the performance of its duties under the Transfer and Servicing Agreements and the indenture or by reason of its reckless disregard of its obligations and duties thereunder. The servicer will also indemnify the parties against any taxes that may be asserted against the parties for the transactions contemplated in the Trust Sale and Servicing Agreement, other than taxes on the sale of

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receivables or securities, the ownership of receivables or the receipt of payments on securities or other compensation.

Termination

      Each trust will terminate upon the final distribution by the indenture trustee and the owner trustee of all monies and other property of the trust in accordance with the terms of the trust agreement, the indenture and the Trust Sale and Servicing Agreement, including in the case of the exercise by the servicer of its repurchase option as described in this section of this prospectus. Upon termination of the trust and payment or deposit into the Note Distribution Account and the Certificate Distribution Account of all amounts to be paid to the securityholders, any remaining assets of the trust and any amounts remaining on deposit in the reserve account will be paid to the seller.

      Unless otherwise provided in the accompanying prospectus supplement, in order to avoid excessive administrative expense, if the outstanding Aggregate Principal Balance of the receivables held by a trust is 10% or less of the Aggregate Amount Financed, the servicer, or its successor, will be permitted to purchase from that trust all remaining receivables and other trust assets. This purchase is at the option of the servicer, or its successor, and would occur as of the last day of any monthly period. The purchase price paid by the servicer, or its successor, would be equal to the aggregate Administrative Purchase Payments for these receivables plus the appraised value of any other property held as part of the trust. However, in no event may this purchase price be less than the sum of the basic servicing fee for the related monthly period, the unpaid principal of the outstanding notes and the unpaid balance of the certificates plus, for all securities, accrued and unpaid interest thereon through but excluding the related Distribution Date, and any amounts payable by the trust under any interest rate swaps. For purposes of calculating the unpaid balance of the notes and certificates in the immediately preceding sentence, the certificate balance will not be reduced for principal losses incurred by the noteholders or certificateholders as of the close of the preceding Distribution Date. As further described in the accompanying prospectus supplement, any outstanding notes will be redeemed concurrently therewith and the subsequent distribution to certificateholders of all amounts required to be distributed to them pursuant to the trust agreement will effect early retirement of the certificates. The indenture trustee will give written notice of redemption to each noteholder of record and the owner trustee will give written notice of termination to each certificateholder of record. The final distribution to any noteholder or certificateholder will be made only upon surrender and cancellation of that noteholder’s note at an office or agency of the indenture trustee specified in the notice of redemption or that certificateholder’s certificate at an office or agency of the owner trustee specified in the notice of termination.

Administration Agreement

      GMAC, in its capacity as administrator, will enter into an administration agreement with each trust and the indenture trustee pursuant to which GMAC, as administrator, will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture. For each trust, unless otherwise specified in the prospectus supplement, as compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses thereto, GMAC, as administrator, will be entitled to an administration fee in an amount equal to $1,500 per month. The servicer will pay the administration fee.

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LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Vehicles

      For all states in which the receivables have been originated other than Ohio, retail instalment sale contracts evidence the credit sale of automobiles and light trucks by dealers to purchasers. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. In Ohio, the purchase money loans are evidenced by a promissory note and security agreement. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

      For each trust, pursuant to the Pooling and Servicing Agreement, GMAC will assign its security interest in the financed vehicles securing the receivables to the seller and pursuant to the Trust Sale and Servicing Agreement, the seller will assign its security interest in the financed vehicles securing the receivables to the trust and the trust will pledge its interest to the indenture trustee. However, because of the administrative burden and expense, no certificate of title will be amended to identify the trust as the new secured party relating to a financed vehicle or the interest of the indenture trustee in the financed vehicle. Also, GMAC will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the seller and trust pursuant to a custodian agreement entered into pursuant to the Pooling and Servicing Agreement and Trust Sale and Servicing Agreement. See “The Transfer and Servicing Agreements— Sale and Assignment of Receivables” in this prospectus.

      In most states, an assignment of the nature of the assignment contained in each of the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds by the assignment to the assignor’s rights as secured party. In the absence of fraud or forgery by the vehicle owner or GMAC or its subsidiaries or administrative error by state or local agencies, in most states the notation of GMAC’s or its subsidiaries’ lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle from an obligor or subsequent lenders to an obligor who take a security interest in a financed vehicle. If there are any financed vehicles as to which GMAC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. This failure, however, would constitute a breach of the warranties of GMAC under the Pooling and Servicing Agreement and, if the interests of the securityholders in the receivable are materially and adversely affected, would create an obligation of GMAC to repurchase that receivable unless the breach is cured. Similarly, the security interest of the trust in the vehicle could be defeated through fraud or negligence and, because the trust is not identified as the secured party on the certificate of title, by the bankruptcy petition of the obligor.

      Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive

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notice of surrender of the certificate of title from the state department of motor vehicles. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligors as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the receivable before release of the lien. Under each Pooling and Servicing Agreement, the servicer is obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles.

      Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated motor vehicle. Under each Pooling and Servicing Agreement, GMAC will have represented to the seller that, as of the respective sale date, each receivable is or will be secured by a first perfected security interest in favor of GMAC in the financed vehicle. The seller will have assigned the representation, among others, to the owner trustee pursuant to the Trust Sale and Servicing Agreement. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise at any time during the term of a receivable. No notice will be given to the owner trustee, the indenture trustee, the noteholder or the certificateholder if a lien or confiscation arises.

Repossession

      In the event of default by vehicle purchasers, the holder of the retail instalment sale contract or purchase money loan has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.

Notice of Sale; Redemption Rights

      The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, a consent order between the servicer and the Federal Trade Commission imposes similar requirements for the giving of notice for any sale. The obligor has the right to redeem the collateral prior to actual

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sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent instalments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

      The proceeds of resale of the financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit these judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

      Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the vehicle or if no lienholder exists or there are remaining funds, the Uniform Commercial Code and a consent order between the servicer and the Federal Trade Commission require the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

      Numerous federal and state consumer protection laws and regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act of 2003, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts, including the receivables. If a seller of receivables is not liable for indemnifying the trust as assignee of the receivables from the seller, failure to comply could impose liability on an assignee in excess of the amount of the receivable.

      The so-called “holder-in-due-course rule” of the Federal Trade Commission, the provisions of which are generally duplicated by the Uniform Commercial Code, other state statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the holder-in-due-course rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

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      Most of the receivables will be subject to the requirements of the holder-in-due-course rule. The trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. These claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. If an obligor were successful in asserting these claims or defenses, these claims or defenses would constitute a breach of GMAC’s warranties under the Pooling and Servicing Agreement and may create an obligation of GMAC to repurchase the receivable unless the breach is cured in all material respects. See “The Transfer and Servicing Agreements— Sale and Assignment of Receivables” in this prospectus.

      Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

      Under each Pooling and Servicing Agreement, GMAC will represent to the seller that each receivable complies with all requirements of law in all material respects. The seller will have assigned the representation, among others, to the trust. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust’s interest in a receivable, the violation may create an obligation to repurchase the receivable unless the breach is cured in all material respects. See “The Transfer and Servicing Agreements— Sale and Assignment of the Receivables” in this prospectus.

Other Limitations

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the financed vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of finance charge and time of repayment of the indebtedness.

Transfer of Vehicles

      The receivables prohibit the sale or transfer of a financed vehicle without the servicer’s consent and permit the servicer to accelerate the maturity of the receivable upon a sale or transfer without the servicer’s consent. The servicer will not consent to a sale or transfer and will require prepayment of the receivable. Although the servicer, as agent of each owner trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the pool of receivables.

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Sale of Receivables by GMAC

      As described in this prospectus, the transaction of the receivables that are being sold by GMAC to the seller has been structured as, and may be treated by the parties as, a sale. The transaction of the receivables that are being sold by the seller to the trust has been legally structured as, and will be treated by the parties as, a sale, but the seller will treat the transaction as a financing for accounting purposes. In the event that GMAC or the seller were a debtor in a bankruptcy proceeding and the bankruptcy court determined that the transfer was a loan and security interest rather than a sale, delays or reductions in receipt of collections on the receivables to the trust and distributions on the securities to securityholders could occur.

Bankruptcy of GMAC or the Seller could Result in Losses or Delays in Payments on the Notes and Certificates

      If GMAC or the seller became subject to bankruptcy proceedings, noteholders and certificateholders could experience losses or delays in the payments on the notes and certificates. GMAC will sell the receivables to the seller, and the seller will in turn transfer the receivables to the trust. However, if GMAC or the seller became subject to a bankruptcy proceeding, and the court in the bankruptcy proceeding were to take the position that the sale of receivables by GMAC to the seller or by the seller to the trust, as the case may be, should instead be treated as a pledge of the receivables to secure a borrowing of GMAC or the seller by concluding that the sale to the seller or the trust was not a “true sale” and that as a result thereof, GMAC or the seller effectively still own the receivables, or that the seller should be consolidated with GMAC for bankruptcy purposes, then noteholders and certificateholders could experience losses or delays in payments on the notes and certificates as a result of, amount other things:

•	the “automatic stay” which prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

•	certain tax or government liens on GMAC property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities; and

•	the trust not having a perfected security interest in (a) one or more of the vehicles securing the receivables or (b) any cash collections held by GMAC at the time GMAC becomes the subject of a bankruptcy proceeding.

      The seller will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the seller with GMAC for bankruptcy purposes or conclude that the sale of receivables to the seller was not a “true sale.” See “The Seller” in this prospectus.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Tax Trust, Tax Partnership or Tax Non-Entity with respect to the related series on the material matters associated with such consequences, subject to the

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qualifications set forth in this prospectus and the accompanying prospectus supplement. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders and certificateholders.

      The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed to prospective purchasers who purchase notes or certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. The seller suggests that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax considerations to them of the purchase, ownership and disposition of notes or certificates.

      The following discussion addresses notes and certificates falling into four general categories:

(1) notes other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, which the seller, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables,

(2) certificates representing interests in a trust which the seller, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust,

(3) certificates including Strip Certificates-and Strip Notes, representing interests in a trust which the seller, the servicer and the applicable holders will agree to treat as equity interests in a partnership, and

(4) certificates, all of which are owned by the seller, representing interests in a trust which the seller and the servicer will agree to treat as a division of the seller and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes.

      The prospectus supplement for each series of certificates will indicate whether the associated trust is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of seller, for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of this discussion, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

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The Notes

      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series regardless of whether the notes are issued by a Tax Trust, Tax Partnership or Tax Non-Entity, except for Strip Notes and any other series of notes which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of notes on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences—The Notes,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

      Characterization as Debt. For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, prior to the sale of each series of notes, Tax Counsel will deliver its opinion to the effect that the notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. See “Trust Certificates— Classification of Trusts and Trust Certificates”, “Partnership Certificates— Classification of Partnerships and Partnership Certificates” or “Tax Non-Entity Certificates— Classification of Tax Non-Entity and Tax Non-Entity Certificates” for a discussion of the potential federal income tax consequences for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

      Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

      Original Issue Discount. Except to the extent indicated in the accompanying prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless that excess falls within a statutorily defined de minimis exception. A note’s “stated redemption price at maturity” is the aggregate of all payments required to be made under the note through maturity except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

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      If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

      A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if note is payable in instalments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

      A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.

      Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

      Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are

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generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold, from interest otherwise payable to the holder, 28% of that interest and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

      Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the seller and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, as indebtedness for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

      Tax Consequences to Foreign Noteholders. If interest paid or accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

(1) is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the seller, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the seller is a “related person” within the meaning of the Internal Revenue Code, and

(2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

      If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty. The IRS has issued new regulations governing backup withholding and information reporting requirements.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that

(1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and

(2) in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain

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or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the Foreign Person’s “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless the Foreign Person qualifies for a lower rate under an applicable tax treaty.

Trust Certificates

      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of Trust Certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences—Trust Certificates,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

      Classification of Trusts and Trust Certificates. For each series of certificates identified in the accompanying prospectus supplement as Trust Certificates, prior to the sale of each series of Trust Certificates. Tax Counsel will deliver its opinion to the effect that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. For each series of Trust Certificates, the seller and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

      Although Tax Counsel has opined that each Tax Trust will properly be characterized as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions that opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “Partnership Certificates— Classification of Partnerships and Partnership Certificates” below.

      Despite Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of

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alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the seller or the Issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.

      Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “Treatment of Fees or Payments,” in Tax Counsel’s opinion each certificateholder will be required to report on the certificateholder’s federal income tax return its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the owner trustee. A certificateholder using an accrual method of accounting will generally take into account the its pro rata share of income as it accrues or is received by the owner trustee, whichever is earlier.

      Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the receivables. In computing its federal income tax liability, the certificateholder will be entitled to deduct, consistent with the certificateholder’s method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. In addition, in the case of certificateholders who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the certificateholder’s adjusted gross income in excess of a statutorily defined threshold. Such limitation on itemized deductions is being phased out over time beginning in tax years after 2005 and will be fully phased out for tax years beginning after 2009. Because the Tax Trust will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport the certificateholder’s net taxable income. See “Treatment of Fees or Payments” below for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

      Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the seller may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the seller exceed reasonable compensation for services provided, the servicer or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion

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of each interest payment or certain receivables. As a result, such receivables may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.

      To the extent that the receivables are characterized as “stripped bonds,” the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the seller, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped receivables, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped receivable is less than the remaining principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a “stripped bond” will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

      If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped receivable. If a stripped receivable is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.

      It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

      Discount And Premium. The following discussion generally assumes that the fees and other amounts payable to the servicer and the seller will not be recharacterized as being retained ownership interests in the receivables, as discussed above. A purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

      It is believed that the receivables were not and will not be originated with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

      Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate

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representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

      In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

      Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal the certificateholder’s cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under “Discount and Premium” above.

      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

      Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax of 28% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

      Tax Consequences to Foreign Trust Certificateholders. Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to the normal 30% withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “The Notes— Tax Consequences to Foreign Noteholders.”

Partnership Certificates

      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as Partnership Certificates, to the extent it relates to

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matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of Partnership Certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences— Partnership Certificates,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

      Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the accompanying prospectus supplement as Partnership Certificates, the seller and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the seller, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and accompanying prospectus supplement.

      If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any the tax that is unpaid by the Tax Partnership. However, prior to the sale of each series of Partnership Certificates, Tax Counsel will deliver its opinion that the Tax Partnership will not be classified as an association taxable as a corporation.

      Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a “publicly traded partnership” taxable as a corporation. However, in the opinion of Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because the Tax Partnership would intend to meet qualifying income tests or other exceptions under Section 7704 of the Internal Revenue Code. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in that type of partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.

      Despite Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the seller or the Issuer. However, in Tax Counsel’s opinion, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. Indeed, classification of the

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certificates as indebtedness would result in favorable tax consequences to certain holders, particularly foreign persons. Nonetheless, because Tax Counsel believes that it is more likely that Partnership Certificates will be treated as equity in partnership, and the parties will treat the certificates as representing partnership equity, the following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

      Partnership Taxation. A Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on the notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

      The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership will allocate items of income, gain, deduction and loss to the certificateholders in accordance with their economic interest in the Trust.

      In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the accompanying prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the seller. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items of income, gain, deduction and loss of the Tax Partnership, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the accompanying prospectus supplement, even though the Tax Partnership is only obligated to distribute interest to certificateholders at the Pass Through Rate on the Certificate Balance. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

      Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

      An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed 2% of adjusted gross income, and, additional limitations may apply. Those limitations would apply to an individual

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certificateholder’s share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

      Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the receivables were not and will not be originated with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable by receivable basis.

      Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

      Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal the certificateholder’s cost increased by the certificateholder’s share of the Tax Partnership’s income, includible in the certificateholder’s income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

      If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the

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Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

      Allocations Between Transferors and Transferees. In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the Certificate Balance of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first record date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect the certificateholder’s tax liability and tax basis, attributable to periods before the certificateholder’s actual purchase.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of a Tax Partnership might be reallocated among the certificateholders. The owner trustee is authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells a Partnership Certificate for greater or less than the certificateholder’s adjusted basis therefor, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

      Administrative Matters. For each Tax Partnership, the owner trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The owner trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      The seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three

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years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.

      Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the accompanying prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for those purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to a certificateholder that is a Foreign Person as if such income were effectively connected to a United States trade or business, at a rate of 35%. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalties of perjury.

      Each Foreign Person might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on such Foreign Person’s share of the Tax Partnership’s income. Each Foreign Person must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A Foreign Person generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

      Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to a “backup” withholding tax of 28% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Non-Entity Certificates

      Classification of Tax Non-Entity and Tax Non-Entity Certificates. For each series of certificates identified in the accompanying prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the seller, the seller and the servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Under the “check-the-box” Treasury Regulations, unless it is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust is

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classified as a Tax Non-Entity when all its equity interests are wholly-owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust will be treated as a Tax Partnership.

      If certificates are issued to more than one person, the seller and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the seller, and the notes being debt of such partnership.

      Risks of Alternative Characterization. If a Tax Non-Entity were an association or a “publicly traded partnership” taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “Partnership Certificates— Classification of Partnerships and Partnership Certificates.”

Tax Shelter Disclosure and Investor List Requirements

      Recently issued Treasury Regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury Regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

      A transaction may be a “reportable transaction” based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment. Recently passed legislation imposes significant penalties for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE AND LOCAL TAX CONSEQUENCES

      The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders or certificateholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax consequences for them of purchasing, holding and disposing of notes or certificates.

ERISA CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested— we refer to each of these as a

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“benefit plan”— from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.

      The acquisition or holding of notes or certificates by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the servicer, the seller, the trust, the administrator, the owner trustee, the indenture trustee, or any of our respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes or certificates by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Each purchaser of notes or certificates will be deemed to represent that either (a) it is not acquiring the securities with the assets of a benefit plan or (b) the acquisition and holding of the securities will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

Exemption Applicable to Debt Instruments

      Transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor (the “plan asset regulation”), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes and will therefore not be generally available for purchase by benefit plans. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the prospectus supplement. Subject to the restrictions in the following paragraph, notes that are debt instruments will be available for purchase by benefit plans.

      We suggest that a fiduciary considering the purchase of notes on behalf of a benefit plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter’s Exemption

      With respect to certain series of securities to be offered under this prospectus, both notes and certificates may be eligible for relief from prohibited transaction rules of ERISA and the

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plan assets regulation in reliance on administrative exemptions granted by the Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the manager or co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle instalment obligations such as those securing the notes and certificates offered by this prospectus.

      The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1) The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party;

(2) The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P, Moody’s or Fitch, Inc.;

(3) The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services;

(4) The trustee is a substantial financial institution and is not an “affiliate,” as defined in the exemption, of any member of the “restricted group” other than of an underwriter. The “restricted group” consists of the underwriters, any trustee, the administrator, the seller, the servicer, any subservicer, any obligor with respect to motor vehicle instalment obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust as of the date of initial issuance of the notes or certificates, the swap counterparty and any affiliate of these parties;

(5) The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

(6) The trust satisfies the following requirements:

(a) the corpus of the trust consists solely of assets of the type which have been included in other investment pools,

(b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates, and

61

(c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7) if benefit plans hold any securities that involve an interest rate swap, then the swap must meet several requirements, including that:

(a) the swap counterparty is an “eligible swap counterparty,” which means that the swap counterparty must be a financial institution with a long-term credit rating in one of the three highest categories and the swap counterparty must be required to establish any collateralization or other arrangement satisfactory to the rating agencies in the event of a ratings downgrade of the swap counterparty;

(b) the swap is an “eligible swap,” which requires that the swap:

•	be denominated in U.S. dollars,

•	have payment dates no less frequently than quarterly,

•	provide that all simultaneous payments are netted,

•	have a notional amount that does not exceed either the principal balance of the class of securities to which the swap relates or the amount of receivables and collections held by the trust,

•	is not a leveraged swap, and

•	terminates on the earlier of the date the trust terminates and the date the related class of securities is repaid;

(c) if the swap counterparty is withdrawn or downgraded below a level specified by the rating agencies, the swap must provide that the servicer will either obtain a replacement swap counterparty that is an eligible swap counterparty or will cause the swap counterparty to establish collateralization or other arrangements satisfactory to the rating agencies so that the rating of the securities will not be withdrawn or downgraded;

(d) in the event that the swap counterparty has been downgraded and the actions taken in the preceding clause (c) have not been taken, the operative documents must provide that the servicer will notify the benefit plans holding such securities by means of the next servicer’s report; and

(e) any termination payments from the trust to the swap counterparty may be made only from “excess spread” or other amounts that would otherwise be payable to the servicer or the seller; and

(8) The legal document establishing the trust contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the transfer and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust and legal opinions are issued in connection with the transfer of assets to the trust to the effect that the transfer of receivables is a true sale and that the noteholders have a perfected security interest in the receivables.

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      If the circumstances specified in clause (7)(d) above occur, then the underwriter’s exemption will cease to be available on the sixtieth day following receipt of the servicer’s certificate delivered as described in clause (7)(d).

      Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriters, the owner trustee, the servicer or any “obligor” (as defined in the exemption) with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/ conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in a trust containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related trust is acquired by persons independent of the restricted group.

      The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the trust, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the trust. All transactions relating to the servicing, management and operations of the trust will be carried out in accordance with the trust agreement, indenture and transfer and servicing agreements, which will be described in all material respects in this prospectus and the prospectus supplement.

      Each purchaser that is a benefit plan or that is investing on behalf of or with plan assets of a benefit plan in reliance on the underwriter’s exemption with respect to a class of securities that involves an interest rate swap will be deemed to represent as follows:

•	it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and

•	the decision to purchase the certificates is made by an independent fiduciary that is qualified to analyze and understand the terms and conditions of the interest rate swaps and the effect such swaps will have on the credit ratings of the certificates, and is either (a) a “qualified professional asset manager” as defined under Part V(a) of Prohibited Transaction Class Exemption 84-14, (b) an “in-house asset manager” as defined under Part IV(a) of Prohibited Transaction Exemption 96-23, or (c) a plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the certificates.

63

      In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below one of the four highest generic rating categories from S&P, Moody’s or Fitch, Inc., the note or certificate could no longer be transferred to a plan in reliance on the exemption, and each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to effect such purchase and is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.

      For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “ERISA Considerations” in the prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the trust will be deemed to hold plan assets and the applicability of an underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Code.

PLAN OF DISTRIBUTION

      On the terms and conditions set forth in one or more underwriting agreements for each trust, the seller will agree to sell to each of the underwriters named in the underwriting agreements and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the seller, the principal amount of each class of securities of the series set forth in the underwriting agreements and in the accompanying prospectus supplement.

      In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreements, to purchase all the securities described in the underwriting agreements which are offered by this prospectus and by the accompanying prospectus supplement if any of these securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

      Each prospectus supplement will either;

(1) set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of these securities or

(2) specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

      After the initial public offering of any securities, the public offering price and the concessions may be changed. The seller may also sell the securities to one or more purchasers directly or through agents.

      Each underwriting agreement will provide that the seller will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

64

      The indenture trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

      Under each underwriting agreement, except as otherwise provided in the accompanying prospectus supplement, the closing of the sale of any class of securities subject thereto will be conditioned on the closing of the sale of all other classes.

      The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

LEGAL OPINIONS

      Certain legal matters relating to the notes and the certificates will be passed upon for the trust, the seller and GMAC by Richard V. Kent, Esq., General Counsel to the seller and Assistant General Counsel of GMAC, and by Kirkland & Ellis LLP, counsel to the seller, the trust and GMAC. Mr. Kent owns shares of each of the classes of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Certain federal income tax matters will be passed upon for GMAC, the trust and the seller by Kirkland & Ellis LLP.

WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement relating to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information.

      The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

      You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site, http://www.sec.gov.

INCORPORATION BY REFERENCE

      The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any SEC reports and materials filed by or on behalf of each trust since the end of the latest fiscal year. We also incorporate by reference any future SEC reports and materials filed by or on behalf of each trust until we terminate our offering of the securities issued by that trust. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents not specifically incorporated by reference, at no cost, by writing us at: General Motors Acceptance Corporation, 200 Renaissance Center, Detroit, Michigan 48265 or by calling us at: (313) 556-5000.

65

GLOSSARY OF TERMS TO PROSPECTUS

      The following are definitions of terms used in this prospectus. References to the singular form of defined terms in this prospectus include references to the plural and vice versa.

      “Administrative Purchase Payment” means, for any Administrative Receivable:

(1) in the case of a Scheduled Interest Receivable, a release of all claims for reimbursement of Scheduled Interest Advances made on the receivable plus the sum of

(A) all remaining Scheduled Payments on the receivable,

(B) an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the servicer on the receivable from the proceeds of other receivables, and

(C) all past due Scheduled Payments for which a Scheduled Interest Advance has not been made, less the rebate that would be payable to the obligor on the receivable were the obligor to prepay the receivable in full on that day.

(2) in the case of a Simple Interest Receivable, a payment equal to the Amount Financed less that portion of all payments made on or prior to the last day of the prior monthly period allocable to principal.

      “Administrative Receivable” means a receivable which the servicer is required to purchase as a result of a breach of a covenant which materially and adversely affects any receivable held by a trust pursuant to the Pooling and Servicing Agreement or which the servicer has elected to repurchase pursuant to the Trust Sale and Servicing Agreement.

      “Aggregate Amount Financed” means the aggregate Amount Financed under the receivables held by a trust as specified in the accompanying prospectus supplement.

      “Aggregate Principal Balance” means for each trust as of any date, the sum of the Principal Balances of all outstanding receivables, other than Liquidating Receivables, held by the trust that date.

      “Amount Financed” means, for a receivable, the aggregate amount advanced toward the purchase price of the financed vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile instalment sale contracts and purchase money loans and related costs less:

(1) (A) in the case of a Scheduled Interest Receivable, payments due from the obligor prior to the cutoff date allocable to principal and

(B) in the case of a Simple Interest Receivable, payments received from the obligor prior to the cutoff date allocable to principal; and

(2) any amount allocable to the premium for physical damage insurance covering the financed vehicle force-placed by GMAC.

      “APR” means, for a receivable, the annual percentage rate.

      “Basic Servicing Fee Rate” means, for a trust, the Basic Servicing Fee Rate specified in the accompanying prospectus supplement.

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      “Benefit Plan” means a pension, profit-sharing or other employee benefit plan, and individual retirement accounts and some types of Keogh Plans and some collective investment funds or insurance company general or separate accounts in which the plans and accounts are invested.

      “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York, Detroit, Michigan or Chicago, Illinois may, or are required to, remain closed.

      “Certificate Distribution Account” means any account so designated and established and maintained pursuant to the Trust Sale and Servicing Agreement.

      “Certificate Pool Factor” means, for each class of Certificates, a seven-digit decimal which the servicer will compute prior to each distribution on the certificates indicating the remaining certificate balance as of the close of that date, as a fraction of the initial certificate balance.

      “Collection Account” means any account so designated, and established pursuant to the Trust Sale and Servicing Agreement.

      “Designated Accounts” means the Collection Account, the Note Distribution Account, and any reserve account and other accounts so identified in the accompanying prospectus supplement and for which the funds on deposit are invested in Eligible Investments.

      “Distribution Date” means the date or dates specified in the accompanying prospectus supplement on which the trust makes payments on the notes and the certificates.

      “Eligible Investments” means generally investments (1) which are acceptable to the rating agencies as being consistent with the rating of the notes and (2) that mature no later than the business day preceding the next distribution date or payment date.

      “Events of Default” has the meaning, unless otherwise set forth in the prospectus supplement, set forth in “The Notes— The Indenture— Events of Default; Rights Upon Events of Default.”

      “Excess Payment” means, for a Scheduled Interest Receivable, the portion of a payment on the receivable in excess of the Scheduled Payment thereon which is not late fees, prepayment charges or other similar fees or charges.

      “Excess Simple Interest Collections” means, for a monthly period, the excess, if any, of (1) all payments received during that monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest over (2) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust, assuming that the payment on each such receivable was received on its respective due date.

      “Foreign Person” means a nonresident alien, foreign corporation or other non-United States person.

      “General Motors” means General Motors Corporation.

      “Liquidation Proceeds” means, for a Liquidating Receivable, all amounts realized for that receivable, net of amounts that are required to be refunded to the obligor on that receivable.

67

      “Liquidating Receivables” means a receivable as to which the servicer has:

(1) reasonably determined, in accordance with customary servicing procedures, that eventual payment of amounts owing on that receivable is unlikely, or

(2) repossessed and disposed of the financed vehicle.

      “Monthly Advance” means, for a trust, as of the last day of the monthly period, either a Scheduled Interest Advance or a Simple Interest Advance, or both, as applicable, in respect of the prior monthly period.

      “Note Distribution Account” means any account so designated and established and maintained pursuant to the Trust Sale and Servicing Agreement.

      “Note Pool Factor” means, for each class of notes, a seven-digit decimal which the servicer will compute prior to each distribution for the notes indicating the remaining outstanding principal balance of the notes, as of the close of the distribution date, as a fraction of the initial outstanding principal balance of the notes.

      “Partnership Certificates” means certificates, including Strip Certificates, and Strip Notes issued by a Tax Partnership. References to a holder of these certificates shall be to the beneficial owner thereof.

      “Payment Ahead” means, for a Scheduled Interest Receivable, any Excess Payment, not representing prepayment in full of the receivable, that is of an amount so that the sum of the Excess Payment, together with any unapplied Payments Ahead, is equal to or less than three times the Scheduled Payment.

      “Payment Ahead Servicing Account” means any account so designated and maintained pursuant to the Trust Sale and Servicing Agreement.

      “Pooling and Servicing Agreement” means, for each trust, the Pooling and Servicing Agreement dated as of the closing date between GMAC and the seller, as amended and supplemented from time to time.

      “Prepayments” means Excess Payments other than a Payment Ahead.

      “Prepayment Surplus” means, on any distribution date on which a Prepayment is to be applied for a Scheduled Interest Receivable, that portion of the Prepayment, net of any rebate to the obligor of the portion of the Scheduled Payments attributable to unearned finance charges, which is not allocable to principal.

      “Principal Balance” means, as of any date for any receivable, the Amount Financed minus the sum of either:

(1) in the case of a Scheduled Interest Receivable,

(A) that portion of all Scheduled Payments due on or prior to that date allocable to principal,

(B) that portion of any Warranty Payment or Administrative Purchase Payment for that receivable allocable to principal and

(C) any Prepayment applied by the servicer to reduce the Principal Balance of that receivable, or

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(2) in the case of a Simple Interest Receivable,

(A) that portion of all payments received on or prior to that date allocable to principal and

(B) that portion of any Warranty Payment or Administrative Purchase Payment for that receivable allocable to principal.

      “Related Documents” means the indenture, the Transfer and Servicing Agreements and other similar and associated documents for a trust.

      “Record Date” means, for any distribution date, the close of business on the date immediately preceding the distribution date, or if definitive securities are issued, the last day of the preceding monthly period.

      “Revolving Period” means the time specified in the accompanying prospectus supplement during which the trust will reinvest collections in additional receivables rather than distributing collections to you. The Revolving Period may not be longer than one year from the date of an issuance of a series of securities.

      “Scheduled Interest Advance” means, for a Scheduled Interest Receivable, the amount, as of the last day of the monthly period, by which the amount of the Scheduled Payment exceeds the amount of the Payments Ahead not previously applied to that receivable and any amounts received by an obligor in respect of that Scheduled Payment.

      “Scheduled Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method.

      “Scheduled Payment” means, for a Scheduled Interest Receivable, the payment set forth in that receivable due from the obligor during any month.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Servicer Default” has the meaning set forth in “The Transfer and Servicing Agreements—Servicer Defaults.”

      “Short-Term Note” means a note which has a fixed maturity date not more than one year from the issue date of that note.

      “Simple Interest Advance” means, unless otherwise provided in the accompanying prospectus supplement, as of the last day of each monthly period, the amount advanced by the servicer equal to the excess, if any, of

(1) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust assuming that the payment on each receivable was received on its respective due date over

(2) all payments received during that monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest.

      “Simple Interest Receivables” means receivables which provide for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.

69

      “Strip Certificates” means one or more classes of certificates entitled to disproportionate, nominal or no distributions of Certificate Balance or interest.

      “Strip Notes” means one or more classes of notes entitled to disproportionate, nominal or no distributions of principal or interest.

      “Tax Counsel” means Kirkland & Ellis LLP, as special tax counsel to the seller.

      “Tax Non-Entity” means a trust in which all of the certificates of that trust which are owned by the seller, and the seller and the servicer agree to treat the trust as a division of the seller and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

      “Tax Non-Entity Certificates” means certificates issued by a Tax Non-Entity. References to a holder of these certificates shall be to the beneficial owner thereof.

      “Tax Partnership” means a trust in which the seller, the servicer and the applicable holders agree to treat certificates, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

      “Tax Trust” means a trust in which the seller, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

      “Total Servicing Fee” has the meaning set forth in “The Transfer and Servicing Agreements— Servicing Compensation and Payment of Expenses.”

      “Transfer and Servicing Agreements” means, for each trust, the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement, the trust agreement and the administration agreement.

      “Trust Certificates” means certificates issued by a Tax Trust. References to a holder of these certificates shall be to the beneficial owner thereof.

      “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

      “Trust Sale and Servicing Agreement” means, for each trust, the Trust Sale and Servicing Agreement, dated as of the closing date, among the servicer, the seller and the trust, as amended and supplemented from time to time.

      “Warranty Payment” means, for a Warranty Receivable:

(1) in the case of a Scheduled Interest Receivable, the sum of:

(A) all remaining Scheduled Payments on that receivable, plus all past due Scheduled Payments for which a Scheduled Interest Advance has not been made, plus all outstanding Scheduled Interest Advances on that receivable, plus

(B) an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the servicer for that such receivable from the proceeds of other receivables,

minus the sum of:

(A) the rebate that would be payable to the obligor on that receivable were the obligor to prepay that receivable in full on that day; and

70

(B) any Liquidation Proceeds for that receivable previously received, to the extent applied to reduce the Principal Balance of that receivable; or

(2) in the case of a Simple Interest Receivable, the Amount Financed minus the sum of:

(A) that portion of all payments received on or prior to the last day of the prior monthly period allocable to principal; and

(B) any Liquidation Proceeds for that receivable, to the extent applied to reduce the Principal Balance of that receivable.

      “Warranty Receivable” means a receivable which must be repurchased by either the trust or GMAC as a result of a breach of a representation or warranty for that receivable which materially and adversely affects the interests of any securityholder in that receivable.

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          No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the seller, the servicer or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus.

          Until                     ,           , all dealers effecting transactions in the notes or the certificates whether or not participating in this distribution, may be required to deliver a prospectus supplement and the associated prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters for their unsold allotments or subscriptions.

Capital Auto Receivables

Asset Trust                 -

$

Asset Backed Notes, Class A

$

Asset Backed Certificates

Capital Auto Receivables, Inc.

Seller

General Motors

Acceptance Corporation
Servicer

PROSPECTUS SUPPLEMENT

Underwriters

The information in this prospectus supplement is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Subject to completion, dated                     , 20

VERSION 2

PRELIMINARY
GRANTOR TRUST
PROSPECTUS
SUPPLEMENT FORM
Prospectus supplement to prospectus dated                     , 20

GMAC 20   —   Grantor Trust

$                  % Asset Backed Certificates, Class A

Capital Auto Receivables, Inc.

Seller

General Motors Acceptance Corporation

Servicer

You should consider carefully the risk factors beginning on page 5 in the prospectus.

The certificates represent the beneficial interest in the trust only. The certificates issued by any trust do not represent interests in, and are not guaranteed by, Capital Auto Receivables, Inc., GMAC, or any of their affiliates.

This prospectus supplement may be used to offer and sell any certificates only if accompanied by the prospectus.

The trust is offering the following Class A Certificates by this prospectus supplement and the prospectus:

The Class A Certificates

	%	$

Principal amount

Price to public [plus accrued interest, if any, from ]

Underwriting discount

Proceeds to seller

Credit Enhancement

•	$ in principal amount of Class B Certificates, which are subordinated to the Class A Certificates.

•	Subordination spread account, with an initial balance of $ , which will increase to at least $ .

Principal and interest on the Class A Certificates will be payable on each monthly distribution date. Interest will begin accruing on                     , 20     . The first distribution date will be                     , 20     .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these certificates or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is                     , 20

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We provide information to you about the Class A Certificates in two separate documents:

(a) the accompanying prospectus, which provides general information, and

(b) this prospectus supplement, which will describe the specific terms of your Class A Certificates and the specific meanings that certain terms will have and provides information regarding the pool of contracts held by the trust.

      You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Class A Certificates in any state where the offer is not permitted.

      The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

      You can find the definitions of the capitalized terms used in this prospectus supplement are defined in the caption Glossary of Terms which appears at the end of the accompanying prospectus.

S-2

S-3

S-4

THE CERTIFICATES

      The GMAC 20— Grantor Trust will issue a series of certificates consisting of two classes, entitled      % Asset Backed Certificates, Class A and      % Asset Backed Certificates, Class B. We are not offering the Class B Certificates for sale. Initially, Capital Auto Receivables, Inc. will own the Class B Certificates.

      We have set forth below some specific information about the Class A Certificates and the GMAC 20— Grantor Trust. You can only understand this information by reading this prospectus supplement and the accompanying prospectus. The prospectus provides the context in which the following terms are used:

Aggregate Amount Financed	$
Cutoff Date		,
Closing Date		,
Trustee . . . . . . . . . . . . . . . .
Basic Servicing Fee Rate			%
Final Distribution Date		,
Certificate Terms
Class A Percentage			%
Class B Percentage			%
Initial Class A Certificate Balance	$
Initial Class B Certificate Balance	$
Pass Through Rate			%
Subordination
Subordination Initial Deposit	$
Minimum Subordination Spread Amount	$
Maximum Subordination Spread Amount	$
Specified Subordination Percentage Trigger			%
Subordination Spread Amount	$
Subordination Spread Trigger	$

THE RECEIVABLES POOL

      The pool of receivables to be sold to the trust was selected from GMAC’s portfolio based on several criteria, including that each such receivable:

•	is secured by a new or used car or light truck;

•	is a Scheduled Interest Receivable or a Simple Interest Receivable;

•	was originated in the United States;

•	provides for level monthly payments which may vary from one another by no more than $5;

•	will amortize the Amount Financed over its original term to maturity;

•	was originated or acquired by GMAC or its subsidiaries in the ordinary course of business;

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•	has a first payment due date on or after , ;

•	was originated on or after , ;

•	has an original term of to months;

•	has a remaining term of not less than months;

•	was originated or acquired by GMAC or its subsidiaries under one of its special incentive rate financing programs designed to encourage purchases of new General Motors cars and light trucks; and

•	as of , , which we refer to as the “cutoff date”, was not considered past due, that is, the payments due on that receivable in excess of $25 have been received within 30 days of the payment date.

      Scheduled Interest Receivables represent           % of the Aggregate Amount Financed as of the cutoff date. The remainder of the Receivables are Simple Interest Receivables. The receivables in the pool of receivables on the closing date will be the same receivables which comprised the pool of receivables on the cutoff date.

      The following tables describe the receivables pool as of the cutoff date:

Composition of the Pool of Receivables

Weighted Average Annual Percentage Rate of Receivables		%
Aggregate Amount Financed	$
Number of Contracts in Pool
Average Amount Financed	$
Weighted Average Original Maturity		months
Weighted Average Remaining Maturity (Range)		months ( to months)

      The “Weighted Average Annual Percentage Rate of Receivables” in the preceding table is based on weighting by current balance and remaining term of each receivable. The “Weighted Average Original Maturity” in the preceding table is based on weighting by original principal balance of each receivable.

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Distribution of the Receivables Pool by Annual Percentage

Rate of the Pool of Receivables

Percentage of
	Number of	Amount	Aggregate Amount
Annual Percentage Rate Range	Contracts	Financed	Financed

0.00 to 1.00		$	%
1.01 to 2.00
2.01 to 3.00
3.01 to 4.00
4.01 to 5.00
5.01 to 6.00
6.01 to 7.00
7.01 to 8.00
8.01 to 9.00
9.01 to 10.00
10.01 to 11.00
11.01 to 12.00
12.01 to 13.00
13.01 to 14.00
14.01 to 15.00
15.01 to 16.00
16.01 to 17.00
17.01 to 18.00
18.01 to 19.00
19.01 to 20.00

TOTAL			100.00%

Distribution of the Receivables Pool by State

      The pool of receivables includes receivables originated in       states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than      % of the Aggregate Amount Financed. The following breakdown by state is based on the billing address of the obligor on the receivable.

Percentage of
Aggregate
State	Amount Financed

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THE SERVICER

Delinquencies, Repossessions and Net Losses

      For GMAC’s entire U.S. portfolio of new and used retail car and light truck receivables including receivables sold by GMAC that it continues to service, the following table shows GMAC’s experience for:

•	delinquencies,

•	repossessions

•	bankruptcies, and

•	net losses.

      Fluctuations in delinquencies, repossessions, bankruptcies and net losses generally follow trends in the overall economic environment and may be affected by such factors as:

•	competition for obligors,

•	the supply and demand for cars and light trucks,

•	consumer debt burden per household; and

•	personal bankruptcies.

      There can be no assurance that the delinquency, repossession, bankruptcy and net loss experience on the receivables will be comparable to that set forth below or that the factors or beliefs described above will remain applicable.

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	At or for the
	Months Ended		At or for the Twelve Months
	,		Ended December 31,
New and Used
Vehicle Contracts	20	20	20	20	20

Total Retail Contracts Outstanding at End of the Period (including bankruptcies) (in thousands)
Average Daily Delinquency
31-60 Days
61-90 Days
91 Days or More
Repossessions as a Percent of Average Number of Contracts Outstanding
Net Losses as a Percent of Liquidations
Net Losses as a Percent of Average Gross Receivables
Net Losses as a Percent of Average Net Receivables
Total Retail Contracts Outstanding at End of the Period (including bankruptcies) (in thousands)
Bankruptcies as a Percent of Average Number of Contracts Outstanding (including bankruptcies)

      The servicer’s current practice is generally to write off receivables, other than those with respect to which the related obligor is in bankruptcy, that are more than 90 days past due. The “Average Daily Delinquency” percentages shown in the preceding table are each calculated on the basis of the average number of receivables delinquent at any time during a month (excluding receivables where the related obligor is in bankruptcy), divided by the number of receivables outstanding at the end of that month, and averaged for all months in the indicated period. The “Net Losses as a Percent of Liquidations” and the “Net Losses as a Percent of Average Gross Receivables” percentages in the preceding table are based on the gross balance of the receivables including unearned finance charges. The “Net Losses as a Percent of Average Net Receivables” percentages in the preceding table are based on the principal balance of the receivables reduced for the unearned rate support received from General Motors. The “Bankruptcies as a Percent of Average Number of Contracts Outstanding” percentages in the preceding table represent the number of bankruptcies on the last day of each month and averaged for the indicated period divided by the number of receivables outstanding on the last day of each month and averaged for the indicated period.

      The “Repossessions as a Percent of Average Number of Contracts Outstanding,” “Net Losses as a Percent of Average Gross Receivables” and “Net Losses as a Percent of Average Net Receivables” for the  months ended           , 200          and 200          are reported as annualized rates, which annualization may not reflect the actual annual results.

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ERISA CONSIDERATIONS

      The exemption described in the prospectus under the caption “ERISA Considerations” refers to the exemption granted to [Prohibited Transaction Exemption                      ; Exemption Application No.      ; Fed. Reg.      (          )]. Employee benefit plans that are accredited investors may purchase Class A Certificates in reliance on such exemption provided the other conditions of the exemption outlined under “ERISA Considerations” are met at the time of purchase.

FEDERAL INCOME TAX CONSEQUENCES

      Kirkland & Ellis, special tax counsel to the seller, has delivered its opinion that the trust will be taxable as a grantor trust and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Subject to the discussion in the prospectus under “Federal Income Tax Consequences— Income of Certificate Owners— Treatment of Fees or Payments,” each Class A Certificate Owner will be treated as an owner of a pro rata undivided interest in the applicable Class A Percentage of the ordinary income and corpus portions of the trust. See “Federal Income Tax Consequences— Tax Status of Trust” in the prospectus.

UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom                      is acting as representative, has severally agreed to purchase from the seller, the principal amount of Class A Certificates set forth opposite its name below:

Aggregate Principal
Amount of Class A
Certificates to Be
Underwriters	Purchased

$

Total	$

      The seller has been advised by the representative that the several underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof, and to dealers at these price less a concession not in excess of 0.     % of the Class A Certificate denominations. The underwriters may allow and these dealers may reallow a concession not in excess of 0.     % of the Class A Certificate denominations to certain other dealers. After the initial public offering, the public offering price and these concessions may be changed.

      The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the Class A Certificates in accordance with Regulation M under the Securities Exchange Act of 1934.

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      Over-allotment transactions involve short sales by the underwriters of the Class A Certificates. Short sales involve the sale by the underwriters of a greater number of Class A Certificates then they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of “covered” short sales or “naked” short sales.

      Covered short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional Class A Certificates in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing Class A Certificates in the open market. In determining the source of Class A Certificates to close out the covered short position, the underwriters will consider, among other things, the price of Class A Certificates available for purchase in the open market as compared to the price at which they may purchase Class A Certificates through the over-allotment option.

      Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Class A Certificates in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Certificates in the open market after pricing that could adversely affect investors who purchase in the offering.

      Syndicate covering transactions involve purchases of the Class A Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

      Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Certificates originally sold by that syndicate member are purchased in a syndicate covering transaction.

      Similar to other purchase transaction, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A Certificates to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the Class A Certificates. Neither the seller nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

LEGAL OPINIONS

      In addition to the legal opinions described in the prospectus, specified matters relating to the transaction will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw. Mayer, Brown, Rowe & Maw has from time to time represented, and is currently representing, General Motors Corporation and its affiliates.

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The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

VERSION 2

PRELIMINARY
GRANTOR TRUST
PROSPECTUS FORM
Prospectus

GMAC Grantor Trusts

Asset Backed Certificates, Class A

Capital Auto Receivables, Inc.

Seller

General Motors Acceptance Corporation

Servicer

You should consider carefully the risk factors beginning on page 5 in this prospectus.

The certificates of any series represent the beneficial interest in the trust that issued those certificates only. The certificates issued by any trust do not represent obligations of or interests in, and are not guaranteed by Capital Auto Receivables, Inc., GMAC, or any of their respective affiliates.

This prospectus may be used to offer and sell any certificates only if accompanied by the accompanying prospectus supplement.

The Trusts—

•	We will form a new trust to issue each series of certificates. Each series will include two classes of certificates, the Class A Certificates and the Class B Certificates. We will sell only the Class A Certificates with this prospectus.

•	The primary assets of each trust will be a pool of fixed rate retail motor vehicle instalment sales contracts, including security interests in the automobiles and light trucks financed under those contracts.

The Class A Certificates issued by a trust—

•	will represent the right to payments of principal and interest on a monthly basis;

•	will be paid only from the assets of the trust that issued the Class A Certificates and amounts on deposit in the subordination spread account for that trust; and

•	will be senior to the Class B Certificates issued by the trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Class A Certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 20

SUMMARY

      This prospectus summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the material terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus supplement.

THE PARTIES

Issuer

The parties will create a separate trust to issue each series of certificates. The trust will operate under a pooling and servicing agreement.

Seller

Capital Auto Receivables, Inc. will be the seller for each trust.

Servicer

General Motors Acceptance Corporation will be the servicer for each trust.

Trustee

Each prospectus supplement will specify the trustee for each trust.

THE OFFERED CERTIFICATES

We will describe in the accompanying prospectus supplement the Class A Certificates that we are offering. Each trust will issue two classes of asset-backed certificates, the Class A Certificates and the Class B Certificates. The Class B Certificates will not be offered under the accompanying prospectus supplement.

Interest Payments

•	The trustee will pay interest on the Class A Certificates at the Pass Through Rate, which is an interest rate that will be specified in the accompanying prospectus supplement.

•	The trustee will pay interest monthly, on the distribution date, which will be the 15th day of each month or the next following business day.

•	The trustee will pay interest on the distribution date only if funds are available. This prospectus describes how the available funds are allocated to interest payments.

•	Interest and principal payments on the Class B Certificates will be subordinated to interest payments on the Class A Certificates. This prospectus describes the extent of the subordination.

Principal Payments

•	The trustee will make a monthly principal payment on the Class A Certificates on each distribution date.

•	The trustee will make principal payments from the amount of principal received during the month prior to the distribution date. The trustee will make principal payments only to the extent that funds are available.

•	The trustee will generally pay principal proportionately to the holders of Class A Certificates and Class B Certificates. The principal payments will be based on each certificateholder’s percentage interest in the trust.

•	Principal payments on the Class B Certificates will be subordinated to principal and interest payments on the Class A Certificates. This prospectus describes the extent of the subordination.

Subordination of Class B Certificates

On each distribution date:

•	The trustee will make each monthly interest payment to the Class B Certificateholders only after the trustee pays the full amount of interest owed that month on the Class A Certificates.

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•	The trustee will make each monthly principal payment to the Class B Certificateholders only after the trustee pays the full amount of interest and principal owed that month on the Class A Certificates.

Certificate Ratings

We will not issue Class A Certificates unless they are rated in the highest rating category by at least one nationally recognized rating agency.

THE RECEIVABLES

The primary assets of each trust will be a pool of fixed-rate retail instalment sales contracts used to finance new and used car and light truck purchases. We refer to these contracts as “receivables” and to the persons who financed their purchases with these contracts as “obligors.” The receivables in each trust will be sold by GMAC to the seller, and then by the seller to the trust.

There are two different types of receivables in each trust: Scheduled Interest Receivables and Simple Interest Receivables. The way that payments are allocated between principal and interest varies depending on the type of receivable. This prospectus provides more information on the different types of receivables.

SUBORDINATION SPREAD ACCOUNT

The seller will maintain for the benefit of each trust a subordination spread account that is separate from the trust. The subordination spread account enhances the likelihood that the Class A Certificateholders will receive the full amount of principal and interest that is owed to them.

The seller will fund the subordination spread account as follows:

•	On the closing date, the seller will make an initial deposit in the subordination spread account.

•	On each distribution date, the subordination spread account will receive funds that would have been allocated to the Class B Certificates, until its balance reaches the specified subordination spread account balance.

•	The amount in the subordination spread account will have a set maximum and minimum. Both of these amounts are stated in the accompanying prospectus supplement.

•	Generally, the specified subordination spread account balance will be the minimum amount required. However, certain events relating to the collection of receivables may cause the trustee to increase the specified subordination spread account balance. See “The Certificates— Subordination of the Class B Certificates; Subordination Spread Account” in this prospectus.

ADVANCES

The servicer will advance monthly payments to the trustee to compensate for untimely payments. The terms of the advance will vary depending on the type of receivable.

•	For Scheduled Interest Receivables, the servicer will advance to the trustee the portion of each receivable that was due but unpaid as of the end of the month when due. The trust must reimburse the servicer for the advance. The servicer is obligated to advance the payment only to the extent that the servicer expects to recover the advanced amount through later collections and payments on the receivables.

•	For Simple Interest Receivables, the servicer will advance to the trustee any aggregate interest shortfall that results from obligors paying on dates other than the due dates. The trustee will pay to the servicer any surplus interest that results from obligors paying on dates other than due dates.

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SERVICING FEES

For each series of certificates, the trustee will pay the servicer a set monthly fee as compensation for servicing the receivables. The trustee will also pay the servicer any late fees, prepayment charges and other administrative fees and expenses collected during the month. The trustee will also pay the servicer additional servicing fees.

OPTIONAL REPURCHASE

When the aggregate principal balance of the receivables declines to 10% or less of the initial aggregate principal balance of the receivables, the servicer may purchase all of the remaining receivables. If the servicer purchases the receivables, the outstanding balance of the Class A Certificates will be redeemed at a price equal to their remaining certificate balance plus accrued and unpaid interest thereon.

TAX STATUS

In the opinion of Kirkland & Ellis, special tax counsel to the seller, each trust will be classified for Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Certificate owners must report their respective allocable shares of income earned on trust assets. Subject to certain limitations applicable to individuals, estates and trusts, certificate owners may deduct their respective allocable shares of reasonable servicing and other fees. We suggest that individuals consult with their tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class A Certificates.

ERISA CONSIDERATIONS

Subject to the considerations discussed under “ERISA Considerations,” an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase the Class A Certificates. The seller suggests that an employee benefit plan consult with its counsel before purchasing the Class A Certificates.

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RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase Class A Certificates.

Lack of First Priority Liens on Financed Vehicles or Receivables Could Make the Receivables Uncollectible and Reduce or Delay Payments on the Certificates	If the security interests in the financed vehicles as described in “Legal Aspects of the Receivables— Security Interest in Vehicles” are not properly perfected, the interests of the seller and the trust in the financed vehicles would be subordinate to, among others, the following:

• A bankruptcy trustee of the obligor

• A subsequent purchaser of the financed vehicle

• A holder of a perfected security interest

The trust may not be able to collect on a defaulted receivable in the absence of a perfected security interest in the vehicle financed by the receivable.

Even if the trust has a perfected security interest in the financed vehicles, events could jeopardize that interest, such as:

• Fraud or forgery by the vehicle owner

• Negligence or fraud by the servicer

• Mistakes by government agencies

• Liens for repairs or unpaid taxes

See “Legal Aspects of the Receivables— Security Interest in Vehicles” in this prospectus.

GMAC and the seller will file financing statements for each pool of receivables sold to a trust. The financing statements will perfect the security interests of the seller and the trust in the pool of receivables. However, GMAC will serve as the custodian of the receivables and will not physically segregate or mark the receivables to indicate that they have been sold to the trust. See “The Certificates— Sale and Assignment of Receivables and Warranties Thereon” in this prospectus.

If another party purchases or takes a security interest in the receivables:

(1) for value,

(2) in the ordinary course of business, and

(3) without actual knowledge of the seller’s or the trust’s interest,

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that purchaser or secured party will acquire an interest in the receivables superior to the trust’s interest.

GMAC’s Bankruptcy Could Reduce or Delay Payments on the Certificates	If GMAC filed for bankruptcy under the federal bankruptcy code or any state insolvency laws, a court may:

• consolidate the assets and liabilities of GMAC with those of the seller,

• decide that the sale of the receivables to the seller was not a “true sale” or

• disallow a transfer of receivables prior to the bankruptcy.

If the receivables became part of GMAC’s bankruptcy estate, you might experience reductions and/or delays in payments on your certificates. See “Legal Aspects of the Receivables— Other Limitations” in this prospectus.

Prepayments on and Repurchase of the Receivables Could Shorten the Average Life of the Certificates	Obligors may prepay the receivables in full or in part. In addition, the receivables may be prepaid as a result of defaults or from credit life, disability or physical damage insurance. Also, GMAC or the seller may be required to repurchase receivables from a trust in specified circumstances, and GMAC may have the right to purchase all remaining receivables from a trust pursuant to its optional purchase right. See “The Certificates— Sale and Assignment of Receivables and Warranties Thereon” and “—Termination” in this prospectus.

Each prepayment, repurchase, purchase or liquidation of the receivables will shorten the average life of the Class A Certificates. A variety of unpredictable economic, social and other factors influence prepayment rates.

You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the receivables held by your trust unless otherwise provided in the prospectus supplement for that trust.

Limited Enforceability of the Receivables Could Reduce or Delay Payments on the Certificates	Federal and state consumer protection laws regulate the creation and enforcement of consumer loans such as the receivables. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee’s ability to enforce secured loans such as the receivables. If an obligor had a claim against the trustee for violation of these laws prior to the cutoff date, GMAC must repurchase the receivable unless the breach is cured. If GMAC fails to repurchase the receivable, you might experience reductions and/or delays in payments on your

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certificates. See “Legal Aspects of the Receivables— Consumer Protection Laws” in this prospectus.

GMAC and the Seller Have Limited Obligations to the Trust and They Will Not Make Payments on the Certificates	GMAC, the seller, and their respective affiliates are generally not obligated to make any payments to you on your certificates and do not guarantee payments on the receivables or your certificates. However, GMAC will make representations and warranties regarding the characteristics of the receivables and these representations and warranties will then be assigned to the trust. If GMAC breaches the representations and warranties, it may be required to repurchase the applicable receivables from the trust.

If GMAC fails to repurchase the receivables, you might experience reductions and/or delays in payments on your certificates. See “The Certificates— Sale and Assignment of Receivables and Warranties Thereon” in this prospectus.

The Assets of Each Trust Are Limited and are the Only Source of Payment for the Certificates	No trust will have any significant assets or sources of funds other than its receivables and its rights in the subordination spread account. The Class A Certificates will only represent interests in the trust from which they were issued. Except as described in the accompanying prospectus supplement, the Class A Certificates will not be insured or guaranteed by GMAC, the seller, the trustee, any of their affiliates or any other person or entity. You must rely primarily on payments on the receivables in the trust and on the subordination spread account for repayment of your Class A Certificates. If those sources are insufficient, you may receive payments late or not receive back your full principal investment.

The Absence of a Secondary Market Could Limit Your Ability to Resell Your Certificates	The underwriters for a series may assist in the resale of Class A Certificates, but they are not required to do so. A secondary market for any certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A Certificates.

The Ratings for the Certificates Are Limited in Scope, May Not Continue to be Issued and Do Not Consider the Suitability of the Certificates for You	The Class A Certificates for each trust will be issued only if they receive the required rating. A security rating is not a recommendation to buy, sell or hold the certificates. The ratings consider only the likelihood that the trust will pay interest on time and will ultimately make full distributions of the certificate balance. Ratings on the Class A Certificates do not address the timing of distributions of principal on the Class A Certificates prior to the applicable final distribution date. The ratings do not consider the prices of the Class A Certificates or their suitability for a particular investor. The ratings may be revised or withdrawn at any time.

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THE TRUSTS

      For each series of certificates, the seller will establish a separate grantor trust by selling and assigning the trust property to the trust in exchange for the certificates issued by the trust.

      The property of each trust will include:

•	a pool of retail instalment sales contracts for new and used automobiles and light trucks, all scheduled payments due thereunder on and after the cutoff date in the case of Scheduled Interest Receivables and all payments received thereunder on or after the cutoff date, in the case of Simple Interest Receivables, in each case exclusive of any amount allocable to the premium for physical damage insurance force-placed by the servicer;

•	such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the Agreement for that trust and the proceeds of those accounts;

•	security interests in the financed vehicles consisting of new and used automobiles and light trucks and, to the extent permitted by law, any accessions thereto;

•	any recourse against dealers on the receivables;

•	except for those receivables originated in Wisconsin, the right to proceeds of credit life, credit disability, physical damage or other insurance policies covering the financed vehicles; and

•	specified rights of the seller under the purchase agreement for that trust.

      The Subordination Spread Account for a series of certificates will not be included in the property of the issuing trust but will be a segregated trust account held by the trustee for the benefit of the holders of the trust’s certificates.

      Except as otherwise set forth in the accompanying prospectus supplement, the activities of each trust will be limited to:

•	acquiring, managing and holding receivables and the other assets of the trust and the proceeds from those assets;

•	issuing certificates and making payments and distributions on them; and

•	engaging in other activities that are necessary, convenient or advisable to accomplish any of the foregoing or are incidental or connected with these activities.

      The servicer will continue to service the receivables held by each trust and will receive fees for these services. See “The Certificates— Servicing Compensation and Payment of Expenses” in this prospectus. To facilitate the servicing of the receivables, the trustee will authorize GMAC, as custodian to retain physical possession of the receivables held by each trust and other documents relating thereto as custodian for the trustee. Due to the administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to the trustee. In the absence of an amendment, the trust and the trustee may not have a perfected security interest in the financed vehicles in all states. Neither the trust, nor the trustee will be responsible for the legality, validity or enforceability of any security interest in any financed vehicle. See “Legal Aspects of the Receivables,” “The Certificates— Sale and

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Assignment of Receivables and Warranties Thereon” and “The Certificates— Duties of the Trustee” in this prospectus.

      If the protection provided to the Class A Certificateholders by the subordination of the Class B Certificates issued by a trust and by the Subordination Spread Account established for that trust is insufficient, the Class A Certificateholders would have to look principally to the obligors on the receivables, the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables and the proceeds from any recourse against dealers relating to such receivables. Some factors, including the trustee’s not having perfected security interests in the financed vehicles in all states, may affect the ability to repossess and sell the collateral securing the receivables, and may reduce the proceeds to be distributed to certificateholders. See “The Certificates— Subordination of the Class B Certificates; Subordination Spread Account” and “Legal Aspects of the Receivables” in this prospectus.

      The principal offices of each trust will be specified in the accompanying prospectus supplement.

THE RECEIVABLES POOLS

      The receivables in each pool of receivables have been or will be acquired by GMAC through its nationwide branch system, directly or through General Motors from automobile and light truck dealers pursuant to agreements with General Motors dealers and dealerships affiliated with General Motors dealers. See “The Servicer” in this prospectus.

      The receivables have been or will be originated by participating dealers in accordance with GMAC’s requirements under the dealer agreements. The receivables have been or will be acquired in accordance with GMAC’s underwriting standards in the ordinary course of business. These underwriting standards evaluate purchasers based on, among others, the following criteria:

•	the prospective purchaser’s prior experience with GMAC,

•	the length of time the prospective purchaser’s credit has been reported,

•	the type of credit the prospective purchaser has established,

•	the asset value of the vehicle and the prospective purchaser’s amount of equity in the vehicle,

•	the term of the receivables, and

•	the prospective purchaser’s overall ability to pay and creditworthiness.

      GMAC’s standards also require physical damage insurance to be maintained on each financed vehicle.

      The receivables to be held by each trust will be selected from GMAC’s portfolio for inclusion in a pool of receivables by the criteria as set forth in the accompanying prospectus supplement.

      Each receivable is classified as either a Scheduled Interest Receivable or a Simple Interest Receivable. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of monthly scheduled payments attributable to unearned finance charges. The amount of the rebate is determined with reference to the

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contract type and applicable state law. With minor variations based on state law, actuarial rebates are calculated on the basis of a constant interest rate. Rebates calculated on a Rule of 78s or sum-of-the-digits basis are smaller than the corresponding rebates under the actuarial method. Scheduled Interest Receivables provide for Rule of 78s rebates except in states that require the actuarial method. Distributions to Class A Certificateholders will not be affected by Rule of 78s rebates because all allocations on Scheduled Interest Receivables are made using the actuarial method. The portion of a pool of receivables which consists of Scheduled Interest Receivables will be specified in the accompanying prospectus supplement.

      Payments pursuant to a Simple Interest Receivable are allocated between finance charges and principal based on the actual date on which a payment is received. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater- or smaller- number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of any originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate. The portion of a pool of receivables which consists of Simple Interest Receivables will be specified in the accompanying prospectus supplement.

      Information for each pool of receivables will be set forth in the accompanying prospectus supplement, including, to the extent appropriate, the composition, distribution by APR, states of origination and portion of the pool of receivables secured by new vehicles and by used vehicles.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

      The weighted average life of certificates will generally be influenced by the rate at which the principal balances of the receivables securing the certificates are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes charge-offs, liquidations due to defaults and repurchases by the seller or GMAC pursuant to the agreement under which the receivables are sold to the trust as well as receipt of proceeds from credit life and casualty insurance policies. All of the receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any reinvestment risk resulting from prepayments of receivables will be borne entirely by the certificateholders. See also “Legal Aspects of the Receivables—Transfers of Vehicles” in this prospectus.

CLASS A POOL FACTOR AND TRADING INFORMATION

      The Class A Pool Factor for each series will initially be 1.0000000. Thereafter, the Class A Pool Factor will decline to reflect reductions in the Class A Certificate Balance. The amount of a Class A Certificateholder’s pro rata share of the Class A Certificate Balance can

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be determined by multiplying the original denomination of the holder’s certificate by the then current Class A Pool Factor.

      Unless otherwise provided in the accompanying prospectus supplement, for each trust, the certificateholders will receive reports on or about each distribution date concerning payments received on the receivables, the Aggregate Principal Balance, each Class A Pool Factor and various other items of information concerning the trust relating to the certificates. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “The Certificates— Statements to Class A Certificateholders” in this prospectus.

USE OF PROCEEDS

      Unless otherwise provided in the accompanying prospectus supplement, the net proceeds to be received by the seller from the sale of the certificates will be applied to the purchase of receivables from GMAC.

THE SELLER

      The seller, a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992. The seller is organized for the limited purposes of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in similar activities. The principal executive offices of the seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

      GMAC Auto Receivables Corporation, a wholly-owned subsidiary of GMAC, incorporated in the State of Delaware on November 16, 1990 was merged with and into Capital Auto Receivables, Inc. on February 22, 1996. It also was organized for the limited purpose of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in similar activities.

      The seller has taken steps in structuring the transactions contemplated by this prospectus that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the seller with those of GMAC. These steps include the creation of the seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing various limitations. These limitations include restrictions on the nature of the seller’s business and a restriction on the seller’s ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors. Under some circumstances, the seller is required to have at least one director who qualifies under its By-laws as “Independent Directors.”

      If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the seller should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, a filing were made under any Insolvency Law by or against the seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on the certificates, and possible reductions in the amount of these distributions, could occur. See also “Legal Aspects of the Receivables—Bankruptcy of GMAC or the Seller could result in Losses or Delays in Payments on the Certificates” in this prospectus.

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THE SERVICER

      GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished this status and became a Delaware corporation on January 1, 1998. GMAC is a wholly-owned subsidiary of General Motors. Operating directly and through subsidiaries and associated companies in which it has equity investments, GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services also are offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance, mortgage banking, and investment services.

      The principal business of GMAC and its subsidiaries is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or its subsidiaries and associates, and to acquire from these dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors products as well as used units of any make. In addition, new products of other manufacturers are financed. GMAC also leases motor vehicles and capital equipment to others.

      GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153, Tel. No. 212-418-6120, and administrative offices at 200 Renaissance Center, Detroit, Michigan 48265, Tel. No. 313-556-5000.

Delinquencies, Repossessions and Net Losses

      The accompanying prospectus supplement sets forth information concerning GMAC’s experience in the United States pertaining to delinquencies, repossessions and net loss information relating to its entire U.S. portfolio of new and used retail car and light truck receivables (including receivables sold by GMAC that it continues to service). There can be no assurance that the delinquency, repossession and net loss experience on any pool of receivables will be comparable to prior experience.

THE CERTIFICATES

      Each trust will issue a series of certificates consisting of two classes: the Class A Certificates and the Class B Certificates. Each series of certificates will be issued pursuant to an Agreement to be entered into between the seller, the servicer and the trustee. A sample Agreement was filed as an exhibit to the registration statement of which this prospectus is a part, but the sample Agreement does not describe the specific terms of the Certificates. A copy of the actual Agreement under which the certificates are issued will be available to holders of the certificates from the seller upon request and will be filed with the SEC following the initial issuance of the certificates. Citations to the relevant sections of the form of Agreement as filed appear below in parentheses. The following summary describes the material provisions of the certificates and the form of Agreement. Where particular provisions or terms used in an Agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to a specific Agreement and the series issued pursuant to that Agreement.

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      The Class A Certificates will be offered for purchase in fully registered form in minimum denominations of $1,000 and integral multiples of $1,000. Unless otherwise provided in the accompanying prospectus supplement, the certificates will initially be represented by physical certificates registered in the name of the nominee of DTC, except as provided below. The seller has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the Class A Certificateholder. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no Certificate Owner will be entitled to receive a certificate representing such person’s interest in such Class A Certificates. All references in this prospectus to actions by Class A Certificateholders refer to actions taken by DTC upon instructions from DTC participants. All references in this prospectus to distributions, notices, reports and statements to Class A Certificateholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of such Class A Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. (Sections 5.01 and 5.08). See “Book-Entry Registration” in this prospectus.

      The certificates will evidence interests in the trust created pursuant to the applicable Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of the Class A Percentage of that trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of the Class B Percentage of that trust. (Section 5.03).

Book-Entry Registration

      The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries to eliminate the need for the physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect DTC participants such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

      Unless otherwise specified in the accompanying prospectus supplement, Certificate Owners that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Class A Certificates may do so only through DTC participants and indirect DTC participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Class A Certificates from the trustee through DTC and its Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments since these payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward these payments to its Participants, which thereafter will forward them to indirect DTC participants or Certificate Owners. Except for the seller, it is anticipated that the only certificate holder will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the trustee as Class A Certificateholders, as that term is used in each Agreement, and Certificate Owners will be permitted to exercise the rights of Class A Certificateholders only indirectly through DTC and its DTC participants.

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      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of Class A Certificates among DTC participants on whose behalf it acts and to receive and transmit payments of principal of, and interest on, the Class A Certificates. DTC participants and indirect DTC participants with which Certificate Owners have accounts relating to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Class A Certificate Owners will not possess Class A Certificates, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a Certificate Owner to pledge Class A Certificates to persons or entities that do not participate in the DTC system, or otherwise act with respect to the Class A Certificates, may be limited due to the lack of physical certificates for the Class A Certificates.

      DTC has advised the seller that it will take any action permitted to be taken by a Class A Certificateholder under the associated Agreement only at the direction of one or more DTC participants to whose accounts with DTC the Class A Certificates are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.

      Except as required by law, neither the seller nor the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Class A Certificates of any series held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

      In addition to holding certificates through DTC participants or indirect DTC participants of DTC in the United States as described above, holders of book-entry certificates may hold their certificates through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.

      Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

      Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines based upon European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures

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for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

      Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during the processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information on tax documentation procedures, see “Federal Income Tax Consequences—Characterization and Treatment—Tax Considerations to Foreign Noteholders” in this prospectus.

      Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants to eliminate the need for the physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment to eliminate the need for the physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./ N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the Operating Procedures of the Euroclear System and the applicable Belgian law. These laws and

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procedures govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these laws and procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—Characterization and Treatment—Information Reporting and Backup Withholding” in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other Related Document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures; and these procedures may be discontinued at any time.

      Except as required by law, neither the trust, nor the seller, the servicer, the administrator, nor the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the certificates of any series held by Cede, as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Definitive Certificates

      Unless otherwise provided in the accompanying prospectus supplement, the Class A Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i): (1) the seller advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository for the Class A Certificates and the seller is unable to locate a qualified successor, (2) the seller, at its option, advises the trustee in writing that it elects to terminate the book-entry system through DTC, or (3) after the occurrence of a Servicer Default for any series, Certificate Owners representing at least a majority of the voting interests of the Class A Certificates of the series advise the trustee through DTC in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the best interests of the Certificate Owners. The “voting interests” of the Class A Certificates will be allocated among the Class A Certificate Owners in accordance with the Class A Certificate Balance represented thereby; except that in some circumstances any Class A Certificates held by the seller, the servicer or any of their respective affiliates shall be excluded from such determination.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee is required to notify DTC of the availability of definitive certificates. DTC shall notify all Class A Certificateholders of availability of definitive certificates. Upon surrender by DTC of the Class A Certificates and receipt of instructions for re-registration, the trustee will reissue the Class A Certificates as definitive certificates, and after the

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reissuance, the trustee will recognize the holders of such definitive certificates as Class A Certificateholders under the Agreement for that trust. (Section 5.10).

      Distribution of principal of and interest on the Class A Certificates will be made by the trustee directly to holders of definitive certificates in accordance with the procedures set forth in this prospectus and in the associated Agreement for that trust. Distributions of principal of, and interest on, each distribution date will be made to holders in whose names such definitive certificates were registered at the close of business on the last day of the related monthly period. The final payment on any Class A Certificate, including both definitive certificates and Class A Certificates registered in the name of Cede & Co., will be made only upon presentation and surrender of the Class A Certificate at the office or agency specified in the notice of final distribution to certificateholders. (Sections 5.10 and 10.01).

      Definitive certificates will be transferable and exchangeable at the offices of the trustee or of a registrar named in a notice delivered to holder of definitive certificates. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 5.03).

Sale and Assignment of Receivables and Warranties Thereon

      On or prior to a closing date, pursuant to a purchase agreement, GMAC will sell and assign to the seller, without recourse, its entire interest in the receivables, including the security interests in the financed vehicles, the proceeds from certain insurance policies and the proceeds from recourse against dealers relating to the receivables to be transferred. On the closing date, the seller will sell and assign to the trustee, without recourse, the seller’s entire interest in the receivables, including the security interests in the financed vehicles, the proceeds from certain insurance policies and the proceeds from recourse against dealers relating to such receivables. (Section 2.01). Each receivable of a trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the associated purchase agreement and the associated Agreement. The trustee will, concurrently with the sale and assignment, authenticate and deliver the certificates to the seller in exchange for the receivables. (Section 5.02). The seller will sell the Class A Certificates to the underwriters specified in the accompanying prospectus supplement. See “Underwriting” in this prospectus.

      In each purchase agreement, GMAC will represent and warrant to the seller, among other things, that:

•	the information set forth in the schedule of receivables exhibit to the purchase agreement is correct in all material respects;

•	the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle in accordance with GMAC’s normal requirements;

•	as of the closing date, to the best of its knowledge, the receivables are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor or materials— other than tax liens and other liens that arise by operation of law— and no offsets, defenses or counterclaims have been asserted or threatened;

•	as of the closing date, each receivable is or will be secured by a first perfected security interest in favor of GMAC in the financed vehicle; and

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•	each receivable, at the time it was originated complied, and on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

      In the Agreement, the seller will assign the representations and warranties of the servicer, as set forth above, to the trust, and will represent and warrant to the trust that the seller has taken no action which would cause the representations and warranties of the servicer to be false in any material respect as of the closing date.

      As of the last day of the second or, if the seller so elects, the first, month following the discovery by the seller, the servicer or the trustee of a breach of any representation or warranty of the seller or the servicer that materially and adversely affects the interests of the certificateholders in any receivable, the seller, unless the breach is cured in all material respects, will repurchase— or will enforce the obligation of GMAC under the related purchase agreement to repurchase— such Warranty Receivable from the trust at a price equal to the Warranty Payment. The seller or GMAC, as applicable, will be entitled to receive any amounts held by the servicer or in the Payment Ahead Servicing Account for that Warranty Receivable. This repurchase obligation constitutes the sole remedy available to certificateholders or the trustee for any uncured breaches. (Sections 2.04 and 2.05).

      In each Agreement, the servicer will covenant that:

•	except as contemplated in that Agreement, the servicer will not release any financed vehicle from the security interest securing the receivable;

•	the servicer will do nothing to impair the rights of trustee or the certificateholders in the receivables; and

•	the servicer will not amend or otherwise modify any receivable so that the Amount Financed, the APR, the total number of scheduled payments, in the case of a Scheduled Interest Receivable, or the number of originally scheduled due dates, in the case of a Simple Interest Receivable, is altered or such that the last scheduled payment in the case of a Scheduled Interest Receivable, or the last scheduled due date, in the case of a Simple Interest Receivable, occurs after the final scheduled distribution date.

      As of the last day of the second or, if the servicer so elects, the first, month following the discovery by the servicer or the trustee of a breach of any covenant that materially and adversely affects any receivable and unless the breach is cured in all material respects, the servicer will make an Administrative Purchase Payment for the Administrative Receivable. The servicer will be entitled to receive any amounts held by the servicer or in the Payment Ahead Servicing Account for the Administrative Receivable. This repurchase obligation constitutes the sole remedy available to certificateholders or the trustee for any uncured breaches. (Sections 3.07 and 3.08).

      Pursuant to each Agreement, the trustee will agree to GMAC acting as custodian to maintain possession, as the trust’s agent, of the retail instalment sale contracts and any other documents relating to the receivables (Section 2.02). To assure uniform quality in servicing both the receivables and GMAC’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in GMAC’s possession. Nor will the documents be stamped or marked to reflect the transfer to the trust so long as GMAC is the custodian of these

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documents. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables to the trust will be filed, and GMAC’s accounting records and computer files will reflect the sale and assignment. Because these receivables will remain in possession of GMAC as custodian, and will not be stamped or otherwise marked to reflect such assignment to the trust, if a subsequent purchaser were able to take physical possession of the receivables without knowledge of the assignment, the trust’s interest in the receivables could be defeated. See “Legal Aspects of the Receivables— Security Interest in Vehicles” in this prospectus.

Accounts

      For each trust, the servicer will establish and maintain the following accounts:

•	a Collection Account in the name of the trustee on behalf of the certificateholders into which certain payments made on or for the receivables will be deposited;

•	a Certificate Account in the name of the trustee on behalf of the certificateholders from which all distributions relating to the receivables and the certificates will be made; and

•	a Payment Ahead Servicing Account, which will not be property of the trust, in the name of the trustee, into which, to the extent required by the applicable Agreement, early payments by or on behalf of obligors on a Scheduled Interest Receivable which do not constitute either scheduled payments or Prepayments will be deposited until such time as the payment falls due.

      Each Collection Account and each Payment Ahead Servicing Account will be maintained with the trustee so long as:

•	the trustee’s short-term unsecured debt obligations have a rating of P-1 by Moody’s Investors Service, Inc., a rating of A-1+ by Standard & Poor’s Ratings Service and, if rated by Fitch, Inc., a rating of F-1+ by Fitch, Inc.; or

•	such accounts are maintained in the trust department of the trustee.

      If the short-term unsecured debt obligations of the trustee do not have the ratings set forth above, the servicer will, with the trustee’s assistance as necessary, cause any Collection Account and any Payment Ahead Servicing Account to be moved to a bank whose short-term unsecured debt obligations have the necessary rating or moved to the trust department of the trustee. Unless otherwise provided in the accompanying prospectus supplement, each Collection Account, Payment Ahead Servicing Account and Certificate Account will initially be maintained in the trust department of the trustee. (Section 4.01).

Collections

      For each trust, the servicer will deposit all payments on the receivables received from obligors and all proceeds of such receivables collected during each monthly period into the Collection Account for that trust not later than two business days after receipt. However, the servicer may retain these amounts until the distribution date at any time that:

(1) GMAC is the servicer;

(2) there exists no Servicer Default; and

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(3) either:

(A) the short-term unsecured debt of the servicer is rated at least A-1 by Standard & Poor’s Ratings Service, which we refer to as “S&P”, and P-1 by Moody’s Investors Service, Inc., which we refer to as “Moody’s”, or

(B) certain arrangements are made which are acceptable to the relevant rating agency or agencies.

      Pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. (Section 4.02).

      Collections on a Scheduled Interest Receivable held by any trust made during a monthly period, other than an Administrative Receivable or a Warranty Receivable, which are not late fees, prepayment charges or other similar fees or charges will be applied first to any outstanding Scheduled Interest Advances made by the servicer on that receivable and then to the scheduled payment. Any Excess Payment will be held by the servicer or, if the servicer has not satisfied conditions (1), (2) and (3) described in the second preceding paragraph, will be deposited in the Payment Ahead Servicing Account, and will be treated as a Payment Ahead, except as described in the following sentence. If and to the extent that an Excess Payment (1) together with any unapplied Payments Ahead, exceeds the sum of three scheduled payments or (2) constitutes, either alone or together with any previous unapplied Payments Ahead, full prepayment, then that portion of the Excess Payment shall not be deemed a Payment Ahead and shall instead be applied as a Prepayment. (Section 4.03(a)).

      Collections made during a monthly period on Simple Interest Receivables held by any trust, other than Administrative Receivables or Warranty Receivables, which are not late fees or other similar fees or charges will be applied first to the payment to the servicer of Excess Simple Interest Collections, if any, and next to principal and interest on all of these receivables. (Section 4.03(b)). Excess Simple Interest Collections represent the excess, if any, of (1) all payments received during the monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest over (2) the amount of interest that would be due during the monthly period on all Simple Interest Receivables held by the trust, assuming that the payment on that receivable was received on its respective due date.

      Collections on Administrative Receivables and Warranty Receivables, including Administrative Purchase Payments and Warranty Payments will generally be applied in the manner described in the preceding two paragraphs, except that unapplied Payments Ahead on a Scheduled Interest Receivable will be made to the servicer or the seller, as applicable, and Administrative Purchase Payments and Warranty Payments on a Simple Interest Receivable will not be applied to Excess Simple Interest Collections. (Section 4.03(c)).

Monthly Advances

      Unless otherwise provided in the accompanying prospectus supplement, if the full scheduled payment due on a Scheduled Interest Receivable held by any trust is not received by the end of the month in which it is due, whether as the result of any extension granted to the obligor or otherwise, the amount of Payments Ahead, if any, not previously applied to that receivable will be applied by the servicer to the extent of the shortfall and the Payments Ahead will be reduced accordingly. If any shortfall remains, the servicer will make a Scheduled Interest Advance equal to the amount of that shortfall. The servicer will be obligated to make a Scheduled Interest Advance only to the extent that the servicer, in its sole

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discretion, expects to recoup the Advance, from subsequent collections or recoveries on any Scheduled Interest Receivable. The servicer will be reimbursed for any such Scheduled Interest Advances from subsequent payments or collections relating to such Scheduled Interest Receivable. Upon the determination that reimbursement from the preceding sources is unlikely, the servicer will be entitled to recoup its Scheduled Interest Advance from collections from other receivables. (Section 4.04(a)).

      Unless otherwise provided in the accompanying prospectus supplement, for each trust, as of the last day of each monthly period, the servicer will make a Simple Interest Advance equal to the excess, if any, of

(1) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust assuming that the payment on each receivable was received on its respective due date over

(2) all payments received during that monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest.

      Any Excess Simple Interest Collections will be paid to the servicer. In addition, for each trust, the servicer will be paid, to the extent all previously made Simple Interest Advances exceed all Excess Simple Interest Collections previously paid to the servicer, all Liquidation Proceeds realized on Simple Interest Receivables allocable to accrued and unpaid interest thereon, but not including interest for the then current monthly period. Unless otherwise provided in the accompanying prospectus supplement, the servicer will not make any advance on principal on any Simple Interest Receivable. (Section 4.04(b)).

Distributions

      For each trust, on or before each distribution date, the servicer or the trustee, as the case may be, will transfer collections on the receivables for the monthly period and all Prepayments to the Certificate Account. On each distribution date starting on the date identified in the accompanying prospectus supplement, the trustee will cause collections made during the monthly period which constitute Payments Ahead to be transferred from the Certificate Account to the servicer or to the Payment Ahead Servicing Account, if required. (Sections 4.01 and 4.06).

      The trustee will make distributions to the Class A Certificateholders of record at the close of business on the Record Date out of the amounts on deposit in the Certificate Account for the trust. The amount to be distributed to the certificateholders will be determined in the manner described below. Prior to each distribution date, the servicer will calculate the amount to be distributed to certificateholders.

      The holders of the Class A Certificates will receive on each distribution date, to the extent of available funds, an amount equal to the sum of the related Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall, each as defined in the Glossary. On each distribution date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding distribution date exceeds the related Class A Percentage of the Available Interest after payment of the Total Servicing Fee including any

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unpaid Total Servicing Fees related to prior monthly periods the Class A Certificateholders will be entitled to receive such excess:

•	first, from the related Class B Percentage of such Available Interest,

•	second, if such amounts are insufficient, from amounts on deposit in the Subordination Spread Account, and

•	third, if such amounts are insufficient, from the Class B Percentage of the Available Principal. (Section 4.06).

      For each series of certificates, on each distribution date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding distribution date exceeds the Class A Percentage of the Available Principal on that distribution date, the Class A Certificateholders will be entitled to receive such excess:

•	first, from the related Class B Percentage of the Available Principal,

•	second, if such amounts are insufficient, from amounts on deposit in the Subordination Spread Account, and

•	third, if such amounts are insufficient, from any remaining Available Interest. (Section 4.06).

      The holders of the Class B Certificates will be entitled to receive on any distribution date an amount equal to the sum of the related Class B Interest Distributable Amount and the Class B Principal Distributable Amount and any shortfalls from prior distribution dates in payments to the Class B Certificateholders, after giving effect to (1) amounts required to pay the related Total Servicing Fee payable to the servicer on such distribution date, and (2) any amounts required to be distributed to the holders of Class A Certificates pursuant to the subordination of the rights of the holders of such Class B Certificates. (Section 4.06).

Subordination of the Class B Certificates; Subordination Spread Account

      The rights of the Class B Certificateholders to receive distributions relating to the receivables held by the trust will be subordinated to the rights of the Class A Certificateholders of that series in the event of defaults and delinquencies on these receivables as provided in the Agreement. The protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions relating to the receivables held by the trust and by the establishment of a Subordination Spread Account. Each Subordination Spread Account will be created with an initial deposit by the seller of the applicable Subordination Initial Deposit and will thereafter be increased by deposits of amounts otherwise distributable to the Class B Certificateholders of that series until the amount in such Subordination Spread Account reaches an amount equal to the applicable Specified Subordination Spread Account Balance. Thereafter, amounts otherwise distributable to the Class B Certificateholders will be deposited in the Subordination Spread Account to the extent necessary to maintain the amount in such Subordination Spread Account at the applicable Specified Subordination Spread Account Balance. (Section 4.07).

      The Specified Subordination Spread Account Balance, for each series of certificates, on any distribution date, will be the Minimum Subordination Spread Amount, except that, unless otherwise provided in the accompanying prospectus supplement, if on any distribution

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date (1) the average of the Charge-off Rates for the preceding three months exceeds 2.0% or (2) the average of the Delinquency Percentages for the preceding three months exceeds 1.5%, then the Specified Subordination Spread Account Balance for such distribution date will be an amount equal to a specified percentage of the aggregate Principal Balance. Such specified percentage shall be determined by deducting the following fraction, expressed as a percentage of: (A) 1 minus (B) a fraction, the numerator of which is the Class A Certificate Balance and the denominator of which is the aggregate Principal Balance. Notwithstanding the foregoing, except as described below, in no event will any Specified Subordination Spread Account Balance be more than the Maximum Subordination Spread Amount or less than the Minimum Subordination Spread Amount. As of any distribution date, the amount of funds actually on deposit in any Subordination Spread Account may, in certain circumstances, be less than the applicable Specified Subordination Spread Account Balance. Finally, on any distribution date on which the Class A Certificate Balance is equal to or less than the Subordination Spread Trigger, as defined in the accompanying prospectus supplement, after giving effect to distributions on such distribution date, the Specified Subordination Spread Account Balance will be the greater of the applicable balance determined as described above or the Trigger Subordination Spread Amount, as defined in the accompanying prospectus supplement.

      A Subordination Spread Account will not be a part of or otherwise includable in the trust and will be a segregated trust account held by the trustee. On each distribution date, for each series of certificates, (1) if the amounts on deposit in the related Subordination Spread Account are less than the Specified Subordination Spread Account Balance for such distribution date, the trustee will, after payment of any amounts required to be distributed to holders of the Class A Certificates and the payment of the Total Servicing Fee due for the related monthly period, withdraw from the Certificate Account and deposit in the Subordination Spread Account the amount remaining in the Certificate Account that would otherwise be distributed to the holders of the Class B Certificates, or such lesser portion thereof as is sufficient to bring the amount in that Subordination Spread Account up to that Specified Subordination Spread Account Balance and (2) if the amount on deposit in the related Subordination Spread Account on that distribution date, after giving effect to all deposits or withdrawals therefrom on that distribution date, is greater than the applicable Specified Subordination Spread Account Balance for such distribution date, the trustee will release and distribute any such excess to the holders of the Class B Certificates. After distribution to the Class B Certificateholders, the Class A Certificateholders of the series will have no further rights in, or claims to, these amounts. (Section 4.07).

      Amounts held from time to time in each Subordination Spread Account will continue to be held for the benefit of holders of the certificates. Funds in each Subordination Spread Account will be invested as provided in the Agreement. The holders of the Class B Certificates will be entitled to receive all investment earnings on amounts in the Subordination Spread Account. Investment income on amounts in any Subordination Spread Account will not be available for distribution to the holders of the Class A Certificates or otherwise subject to any claims or rights of the holders of the Class A Certificates. (Section 4.07).

      If on any distribution date the holders of the Class A Certificates do not receive the sum of the related Class A Distributable Amount, Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall for that distribution date, after giving effect to any amounts applied to such deficiency which were withdrawn from the related Subordination Spread Account or withheld from the related Class B Distributable Amount, the holders of

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the Class B Certificates of that series will not receive any portion of the Total Available Amount.

      The subordination of the Class B Certificates and the Subordination Spread Account for a trust is intended to enhance the likelihood of receipt by the Class A Certificateholders of the full amount of principal and interest on the receivables held by the trust due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in some circumstances, a Subordination Spread Account could be depleted and shortfalls could result.

      So long as specified conditions are satisfied, the servicer is permitted for administrative convenience to deposit in each Certificate Account only the net amount distributable to certificateholders on the distribution date. (Section 4.08). Similarly, the seller is entitled to net its payment obligations to the trustee against any amounts distributable on the related Class B Certificates on any distribution date. The amounts available for distribution to certificateholders as described above could be reduced if indemnification or reimbursement payments were required to be made from the Certificate Account for the trust as described under “Monthly Advances,” “Changes to Servicer; Servicer Indemnification and Proceedings” and “The Trustee” in this prospectus.

      The following chart sets forth an example of the application of the foregoing provisions to a hypothetical monthly distribution:

September 1-September 30	Monthly Period. The servicer receives payments and other proceeds in respect of the receivables.
October 10	The tenth calendar day of the month. On or before this date the servicer notifies the trustee of, among other things, the amounts to be distributed on the distribution date.
October 14	Record Date. Distributions on the distribution date are made to certificateholders of record at the close of business on this date. If definitive certificates are issued, the Record Date will be September 30.
October 15	Distribution Date. On or before this date, the seller and the servicer or the trustee make the required remittances and transfers to the Collection Account and the Certificate Account in immediately available funds, and the trustee pays the Total Servicing Fee, distributes to holders of the Class A and Class B Certificates amounts payable in respect of the certificates and remits amounts to the Subordination Spread Account, if required.

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Servicing Compensation and Payment of Expenses

      For each trust, unless otherwise provided in the accompanying prospectus supplement, the servicer will receive a Total Servicing Fee for each monthly period equal to the following:

•	a basic servicing fee for the prior month equal to one-twelfth of the Basic Servicing Fee Rate specified in the accompanying prospectus supplement multiplied by the aggregate Principal Balance of all receivables held by the trust as of the last day of the preceding monthly period,

•	an additional servicing fee equal to the lesser of:

(1) the amount by which:

(A) the aggregate amount of the basic servicing fees for that distribution date and all prior distribution dates exceeds

(B) the aggregate amount of additional servicing fees paid to the servicer on all prior distribution dates, and

(2) the amount, if any, by which:

(A) the sum of Available Interest and Available Principal for that distribution date exceeds

(B) the sum, without duplication, of (x) all amounts required to be distributed on the Class A Certificates and the Class B Certificates on that distribution date, (y) the basic servicing fee paid on that distribution date and any unpaid basic servicing fees from all prior distribution dates and (z) the amount, if any, deposited into the Subordination Spread Account on such distribution date.

•	any unpaid basic servicing fees from all prior distribution dates and the additional servicing fees, to the extent of funds available therefor.

      Unless otherwise provided in the prospectus supplement, the Total Servicing Fee for each monthly period (together with any portion of the Total Servicing Fee that remains unpaid from prior distribution dates) may be paid at the beginning of that monthly period out of collections for such Monthly Period. In addition, for each trust, the servicer will be entitled to retain the Supplemental Servicing Fee, representing any late fees, prepayment charges or certain similar fees and charges collected during the monthly period, plus any interest earned during the monthly period on deposits in the related Collection Account and Payment Ahead Servicing Account for the series.

      The Total Servicing Fee and the Supplemental Servicing Fee for each series of certificates is intended to compensate the servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including:

•	collecting and posting all payments,

•	responding to inquiries of obligors on the receivables,

•	investigating delinquencies,

•	sending payment coupons to obligors,

•	reporting tax information to obligors,

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•	paying costs of collections and

•	policing the collateral.

These amounts will also compensate the servicer for its services as the receivables pool administrator, including making Monthly Advances, accounting for collections, furnishing monthly and annual statements to the trustee for distributions and generating federal income tax information for the trust. These amounts also will reimburse the servicer for taxes, the trustee’s fees, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the pool of receivables relating to a trust. (Section 3.09).

Servicing Procedures

      The servicer will make reasonable efforts to collect all payments due on the receivables held by any trust and will, consistent with accompanying Agreement, follow the collection procedures it follows for comparable automotive receivables that it services for itself or others. (Section 3.02). See “Legal Aspects of the Receivables” in this prospectus. The servicer is authorized to grant rebates, adjustments or extensions on a receivable subject to some restrictions on amending or modifying receivables, as described under “The Certificates— Sale and Assignment of Receivables and Warranties Thereon” in this prospectus. (Sections 3.02 and 3.07).

      If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon such receivable, including the repossession and disposition of the financed vehicle securing such receivable at a public or private sale, or the taking of any other action permitted by applicable law. (Section 3.04). The servicer will be entitled to receive Liquidation Expenses as an allowance for amounts charged to the account of the obligor, in keeping with the servicer’s customary procedures, for refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation. (Section 3.04).

Reports to Class A Certificateholders

      For each series of certificates, on each distribution date, the trustee will include with each distribution to each Class A Certificateholder, which will be Cede & Co. as the nominee for DTC unless definitive certificates are issued under the limited circumstances described in this prospectus, a statement setting forth the following information with respect to the prior monthly period, to the extent applicable (Section 4.09(a)):

(1) the amount of the distribution allocable to principal;

(2) the amount of the distribution allocable to interest;

(3) the aggregate Principal Balance as of the close of business on the last day of the prior monthly period;

(4) the amount of the Total Servicing Fee paid to the servicer for the prior monthly period and the certificateholder’s Class A Percentage of the Total Servicing Fee;

(5) the amount of the Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall, if any, on that distribution date and the change in those amounts from the prior distribution date;

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(6) the Class A Pool Factor on that distribution date after giving effect to payments allocated to principal reported under (1) above;

(7) the amount otherwise distributable to the Class B Certificateholders that is distributed to Class A Certificateholders on that distribution date;

(8) the balance of the Subordination Spread Account on that distribution date, after giving effect to distributions made on that distribution date, and the change in such balance from that of the prior distribution date;

(9) the aggregate amount in the Payment Ahead Servicing Account or on deposit with the servicer as Payments Ahead and the change in such amount from the previous distribution date; and

(10) the amount of Monthly Advances on that distribution date.

      Each amount set forth pursuant to subclauses (1), (2), (4) and (5) above will be expressed as a dollar amount per $1,000 of original principal balance of a Class A Certificate.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Agreement, the trustee will mail to each person who at any time during that calendar year will have been a Class A Certificateholder, a statement containing the sum of the amounts described in (1), (2), (4) and (5) above for the purposes of that Class A Certificateholder’s preparation of federal income tax returns. (Section 4.09(b)). See “Federal Income Tax Consequences” in this prospectus.

Evidence as to Compliance

      Each Agreement will provide that a firm of independent accountants will furnish to the trustee on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the closing date, a statement as to compliance by the servicer during the preceding twelve months ended June 30 with standards relating to the servicing of the receivables held by the trust, the servicer’s accounting records and computer files relating to those receivables and specified other matters. (Section 3.12).

      Each Agreement will also provide for delivery to the trustee, on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the closing date, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the Agreement throughout the preceding twelve months ended June 30 or, if there has been a default in the fulfillment of an obligation, describing each default. The certificate may be provided as a single certificate making the required statements as to more than one Agreement. (Section 3.11).

      Copies of the statements and certificates may be obtained by certificateholders by a request in writing to the trustee addressed to the Corporate Trust Office. (Section 3.11(a)).

      In each Agreement, the seller will agree to give the trustee notice of any event which with the giving of notice or the lapse of time, or both, would become a Servicer Default as defined in Section 8.01 of each Agreement. In addition, the seller will agree to give the trustee and the trust notice of specified covenant breaches which with the giving of notice or lapse of time, or both, would become a Servicer Default. (Section 3.11(b)).

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Changes to Servicer; Servicer Indemnification and Proceedings

      Each Agreement will provide that GMAC may not resign from its obligations and duties as the servicer under that Agreement, except upon determination that GMAC’s performance of these duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed GMAC’s servicing obligations and duties under the Agreement. (Section 7.05).

      Each Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust or the certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement or for errors in judgment. Neither the servicer nor any of these persons will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence— except errors in judgment— in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each Agreement will further provide that the servicer and its directors, officers, employees and agents will be reimbursed by the trustee for any contractual damages, liability or expense incurred by reason of the trustee’s wilful misfeasance, bad faith or negligence— except errors in judgment— in the performance of the trustee’s duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement. In addition, each Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. If the Servicer undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the servicer will be entitled to be reimbursed out of the Certificate Account. Any such indemnification or reimbursement will reduce the amount otherwise available for distribution to certificateholders. (Section 7.03).

      Under the circumstances specified in each Agreement, any entity into which the servicer or the seller, as the case may be, may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the servicer or the seller, as the case may be, is a party, or any entity succeeding to the business of the servicer or the seller, as the case may be or for its obligations as servicer, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the servicer or the seller, as the case may be, will be the successor of the servicer or the seller, as the case may be, under each Agreement. (Sections 6.02 and 7.02). The servicer may at any time subcontract any duties as servicer under any Agreement to any entity more than 50% of the voting interests of which are owned, directly or indirectly, by General Motors. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility for these duties. (Section 7.04).

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Servicer Default

      Except as otherwise provided in the accompanying prospectus supplement, Servicer Defaults under each Agreement will consist of:

(1) any failure by the servicer to make any required distribution, payment, transfer or deposit or to direct the trustee to make any required distribution, which failure continues unremedied for five business days after receipt by the servicer of notice of the failure from the trustee or discovery of the failure by an officer of the servicer;

(2) any failure by the seller or the servicer to observe or perform in any material respect any other of its covenants or agreements in the Agreement which failure materially and adversely affects the rights of certificateholders and which continues unremedied for 90 days after the giving of written notice of the failure to the seller, by the trustee or to the seller and the trustee by the holders of Class A Certificates evidencing not less than 25% of the voting interests thereof;

(3) any representation, warranty or certification made by the servicer in the Agreement or in any certificate required to be delivered under the Agreement proves to have been incorrect when made and which has a material adverse effect on the rights of the Securityholders and which effect continues unremedied for a period of 60 days after the giving of written notice thereof to the servicer by the trustee; or

(4) events of bankruptcy, insolvency or receivership of the servicer or actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (Section 8.01).

      Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (1) above for a period of ten business days or under clause (2) for a period of 60 days if the delay or failure giving rise to the Servicer Default was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the servicer will provide the trustee, the seller and the certificateholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon Servicer Default

      As long as a Servicer Default under an Agreement remains unremedied, the trustee or holders of Class A Certificates evidencing at least a majority of the voting interests of the Class A Certificates may terminate all of the rights and obligations of the servicer under an Agreement. If the rights and obligations of the servicer are terminated, the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent the trustee or the certificateholders from effecting a transfer of servicing. If the trustee is unwilling to act, then it may and if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a successor having a net worth of at least $100,000,000 and whose regular business includes the servicing of automobile receivables and which satisfies the other criteria set forth in the Agreement. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the Agreement. (Sections 8.02 and 8.03).

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Waiver of Past Defaults

      For each trust, the holders of Class A Certificates evidencing at least a majority of the voting interests of the Class A Certificates may waive any default by the servicer in the performance of its obligations under the Agreement and its consequences. However, the holders of Class A Certificates cannot waive a default in making any required deposits to or payments from the Collection Account or Certificate Account in accordance with the Agreement. No waiver will impair the rights of the trustee or the certificateholders regarding subsequent defaults. (Section 8.05).

Amendment

      Each Agreement may be amended by the seller, the servicer and the trustee without the consent of the Class A Certificateholders:

•	to cure any ambiguity;

•	to correct or supplement any provision of the Agreement that may be defective or inconsistent with any other provision of the Agreement;

•	to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of certificateholders provided that, if an addition affects any class of certificateholders differently than any other class of certificateholders, then the addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of certificateholders;

•	to add to the covenants, restrictions or obligations of the seller, the servicer or the trustee for the benefit of certificateholders; or

•	to add, change or eliminate any other provisions of the Agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders.

      Each Agreement may also be amended by parties thereto with the consent of the holders of certificates evidencing at least a majority of the voting interests of each class of certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of certificateholders. No amendment may:

•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions of payments that are required to be made on any related certificate, the applicable Pass Through Rate or the applicable Specified Subordination Spread Account Balance;

•	adversely affect the rating by any rating agency of the certificates without the consent of holders of certificates evidencing at least two-thirds of the voting interests of the outstanding certificates; or

•	reduce the aforesaid percentage required of certificateholders to consent to any amendment without the consent of all certificateholders. (Section 11.01).

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Termination

      For each trust, the respective obligations of the seller, the servicer and the trustee created by each Agreement will terminate upon the distribution to the certificateholders of all amounts required to be distributed to them pursuant to that Agreement. In order to avoid excessive administrative expense, the servicer, or its successor, is permitted at its option to purchase from each trust, as of the last day of any monthly period as of which the aggregate Principal Balance of all receivables held by that trust is equal to or less than 10% of the Aggregate Amount Financed, all remaining receivables and other trust assets. This purchase is at the option of the servicer, or its successor, and would occur as of the last day of any monthly period. This purchase price paid by the servicer, or its successor, would be equal to the aggregate Administrative Purchase Payments for these receivables plus the appraised value of any other property held as part of such trust less Liquidation Expenses. However, in no event may this purchase price be less than the unpaid balance of the certificates plus accrued and unpaid interest thereon, as determined as of the end of that monthly period. Exercise of this right and the subsequent distribution to certificateholders of all amounts required to be distributed to them pursuant to the Agreement will effect early retirement of these certificates. The trustee will give written notice of termination to each certificateholder of record. The final distribution to any certificateholder will be made only upon surrender and cancellation of that certificateholder’s certificate at an office or agency of the trustee specified in the notice of termination. (Sections 10.01 and 10.02).

Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any receivables or documents. The trustee will not be accountable for the use or application by the seller or the servicer of any funds paid to the seller or the servicer in respect of the certificates or the receivables, or the investment of any monies by the servicer before monies are deposited into the related Certificate Account. The trustee will not independently verify any receivables. If no Servicer Default has occurred, the trustee will be required to perform only those duties specifically required of it under the applicable Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. (Sections 9.01 and 9.05).

The Trustee

      The accompanying prospectus supplement will specify the entity that will be the trustee for each trust. The trustee and any of its affiliates may hold certificates in their own names. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee, with the consent of the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of each trust. If co-trustees or separate trustees are appointed, all rights, powers, duties and obligations conferred or imposed upon the trustee by an Agreement will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. (Section 9.12).

      The trustee will be under no obligation to exercise any of the trusts or powers vested in it by an Agreement or to make any investigation of matters arising under an Agreement. The

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trustee will also be under no obligation to institute, conduct or defend any litigation under, or in relation to, an Agreement at the request, order or direction of any of the certificateholders, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with any investigation or litigation. (Section 9.04). No certificateholder will have any right under an Agreement to institute any proceeding relating to an Agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of Class A Certificates evidencing not less than 25% of the voting interests of the series have made written request upon the trustee to institute the proceeding in its own name as trustee under an Agreement and have offered to the trustee reasonable indemnity and the trustee for 30 days has neglected or refused to institute any proceedings. (Section 11.03).

      The trustee may give notice of its intent to resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as the trustee under the Agreement or if the trustee becomes insolvent or unable to act. In these circumstances, the servicer will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. (Section 9.09).

      Each Agreement will provide that the servicer will pay the trustee’s fees. (Section 9.07). Each Agreement will further provide that the trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability or expense incurred by the trustee in the acceptance or performance of its duties under the Agreement. The trustee will not be indemnified against any loss, liability or expense incurred by the trustee through its own wilful misfeasance, bad faith or negligence, other than errors in judgment, or by reason of a breach of any of its representations or warranties set forth in the Agreement. (Sections 6.01, 7.01 and 9.07). Any indemnification of the trustee by a trust will reduce the amount otherwise available for distribution to certificateholders.

LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Vehicles

      In all states in which the receivables are originated, retail instalment sale contracts such as the receivables evidence the credit sale of automobiles and light trucks by dealers to purchasers. The contracts also will constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables are originated, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

      For each trust, pursuant to the purchase agreement for each trust, GMAC will assign its security interest in the financed vehicles securing the receivables to the seller and the seller will assign its security interest in the financed vehicles securing the receivables to the trust. However, because of the administrative burden and expense, no certificate of title will be amended to identify the trust as the new secured party in the financed vehicle. Also, the servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the seller and the trustee pursuant to the Custodian Agreement. See “The

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Certificates— Sale and Assignment of Receivables and Warranties Thereon” in this prospectus.

      In most states, an assignment of the nature contained in each purchase agreement and Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds by the assignment to the assignor’s rights as secured party. In the absence of fraud or forgery by the vehicle owner or GMAC or administrative error by state or local agencies, in most states the notation of the servicer’s lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle from an obligor or subsequent lenders to an obligor who take a security interest in a financed vehicle. If there are any financed vehicles as to which GMAC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. This failure, however, would constitute a breach of GMAC’s warranties under the purchase agreement and, if the interests of the certificateholders in the receivable are materially and adversely affected, would create an obligation of GMAC to repurchase that receivable unless the breach is cured. See “The Certificates— Sale and Assignment of Receivables and Warranties Thereon” in this prospectus. Similarly, the security interest of the trust in the vehicle could be defeated through fraud or negligence and, because the trust is not identified as the secured party on the certificate of title, by the bankruptcy petition of the obligor.

      Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender of the certificate of title from the state department of motor vehicles. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the receivable before release of the lien. Under each Agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles.

      Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated motor vehicle. Under each Agreement, GMAC will have represented to the seller that, as of the closing date, each receivable is or will be secured by a first perfected security interest in favor of GMAC in the financed vehicle. The seller will have assigned the representation, among others, to the trust pursuant to the Agreement. However, liens for repairs or taxes, or the

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confiscation of a financed vehicle, could arise at any time during the term of a receivable. No notice will be given to the trustee or certificateholders if a lien or confiscation arises.

Repossession

      In the event of default by vehicle purchasers, the holder of the retail instalment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by taking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.

Notice of Sale; Redemption Rights

      The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, a consent order between the servicer and the Federal Trade Commission imposes similar requirements for the giving of notice for any sale. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent instalments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

      The proceeds of resale of the financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit these judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

      Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the vehicle or if no lienholder exists or there are remaining funds, the Uniform Commercial Code and a consent order between the servicer and the Federal Trade Commission require the creditor to remit the surplus to the former owner of the vehicle.

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Consumer Protection Laws

      Numerous federal and state consumer protection laws and regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Civil Relief Act of 1940, the Texas Consumer Credit Code, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts, including the receivables. If a seller of receivables is not liable for indemnifying the related trust as assignee of the receivables from the seller, failure to comply could impose liability on an assignee in excess of the amount of the receivable.

      The so called “holder-in-due-course” rule of the Federal Trade Commission, the provisions of which are generally duplicated by the Uniform Commercial Code, other state statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the holder-in-due-course rule is limited to the amounts paid by an obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor.

      Most of the receivables held by any trust will be subject to the requirements of the holder-in-due-course rule. Accordingly, the trustee, as holder of the receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. These claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. If an obligor were successful in asserting these claims or defenses, these claims or defenses would constitute a breach of GMAC’s warranties under the applicable Agreement and may create an obligation of GMAC to repurchase the receivables unless the breach is cured in all material respects. See “The Certificates— Sale and Assignment of the Receivables and Warranties Thereon” in this prospectus.

      Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

      Under each purchase agreement, GMAC will represent to the seller that each receivable complies with all requirements of law in all material respects. The seller will assign the representation, among others, to the trust. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust’s interest in a receivable, the violation may constitute a breach and would create an obligation of

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GMAC to repurchase the receivable unless the breach is cured in all material respects. See “The Certificates— Sale and Assignment of the Receivables and Warranties Thereon” in this prospectus.

Other Limitations

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the financed vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of finance charge and time of repayment of the indebtedness.

Transfers of Vehicles

      The receivables prohibit the sale or transfer of a financed vehicle without the servicer’s consent and will permit the servicer to accelerate the maturity of the receivable upon a sale or transfer without the servicer’s consent. The servicer will not consent to a sale or transfer and will require prepayment of the receivable. Although the servicer, as agent of the trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the pool of receivables.

Bankruptcy of GMAC or the Seller could result in Losses or Delays in Payments on the Certificates

      If GMAC or the seller become subject to bankruptcy proceedings, certificateholders could experience losses or delays in the payments on the certificates. GMAC will sell the receivables to the seller, and the seller will in turn transfer the receivables to the trust. However, if GMAC or the seller become subject to a bankruptcy proceeding, and the court in the bankruptcy proceeding were to take the position that the sale of receivables by GMAC to the seller or by the seller to the trust, as the case may be, should instead be treated as a pledge of the receivables to secure a borrowing of GMAC or the seller by concluding that the sale to the seller or the trust was not a “true sale” and that as a result thereof, GMAC or the seller effectively still own the receivables, or that the seller should be consolidated with GMAC for bankruptcy purposes, then certificateholders could experience losses or delays in payments on the certificates as a result of, among other things:

•	the “automatic stay” which prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

•	certain tax or government liens on GMAC property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities; and

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•	the trust not having a perfected security interest in (a) one or more of the vehicles securing the receivables or (b) any cash collections held by GMAC at the time GMAC becomes the subject of a bankruptcy proceeding.

The seller will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the seller with GMAC for bankruptcy purposes or conclude that the sale of receivables to the seller was not a “true sale.” See “The Seller” in this prospectus.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each trust with respect to the related Class A Certificates on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting Class A Certificateholders generally, but do not purport to furnish information in the level of detail or with the attention to a Class A Certificateholder’s specific tax circumstances that would be provided by a Class A Certificateholder’s own tax advisor. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations under the Code, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or IRS rulings on similar transactions involving equity interests issued by a trust with terms similar to those of the Class A Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to Class A Certificate Owners.

      The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Class A Certificate Owners in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. Additionally, this information is directed to prospective purchasers who purchase Class A Certificates in the initial distribution, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Class A Certificates as “capital assets” within the meaning of Section 1221 of the Code. The seller suggests that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax considerations to them of the purchase, ownership and disposition of Class A Certificates.

Tax Status Of The Trust

      In the opinion of Tax Counsel, each trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Subject to the discussion below under “Treatment of Fees or Payments,” each Class A Certificate Owner will be

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treated as the owner of a pro rata undivided interest in the applicable Class A Percentage of the ordinary income and corpus portions of the applicable trust.

Income Of Certificate Owners

      Subject to the discussion below under “Treatment of Fees or Payments,” in the opinion of Tax Counsel, each Class A Certificate Owner will be required to report on its federal income tax return, in a manner consistent with its method of accounting, its pro rata share of the applicable Class A Percentage of the entire income from the receivables and any other property in the trust for the period during which it owns a Class A Certificate, including interest or finance charges earned on the receivables held by the trust and any gain or loss upon collection or disposition of the receivables. A Class A Certificate Owner using the cash method of accounting should take into account its pro rata share of income as and when received by the trustee. A Class A Certificate Owner using an accrual method of accounting should take into account its pro rata share of income as it accrues or is received by the trustee, whichever is earlier.

      Assuming the market discount rules do not apply to the receivables, the portion of each monthly payment to a Class A Certificate Owner that is allocable to principal will represent a recovery of capital, which will reduce the tax basis of the Class A Certificate Owner’s undivided interest in the receivables. In computing its federal income tax liability, a Class A Certificate Owner generally will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the applicable trust as provided in Section 162 or 212 of the Code. However, if a Class A Certificate Owner is an individual, estate or trust, the deduction for its pro rata share of such fees will be subject to certain limitations.

      In particular, the deduction, taken together with all of such person’s other miscellaneous itemized deductions, will be allowed, for regular tax purposes, only to the extent that all of such person’s miscellaneous itemized deductions, including such person’s share of such fees, exceed 2% of such person’s adjusted gross income, including any income from the certificates. In addition, in the case of Class A Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the Class A Certificate Owner’s adjusted gross income in excess of a statutorily defined threshold. Such limitation on itemized deductions is being phased out over time beginning in tax years after 2005 and will be fully phased out for tax years beginning after 2009.

      The deduction will not be allowed for alternative minimum tax purposes. Because the trustee will not report to Class A Certificate Owners the amount of income or deductions attributable to the Surplus Interest, Supplemental Servicing Fee or Prepayment Surplus, a Class A Certificate Owner who is an individual, estate or trust may effectively underreport its net taxable income. See “Treatment of Fees and Payments” below for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

      Treatment of Fees or Payments. It is expected that income will be reported to Class A Certificate Owners on the assumption that the Class A Certificate Owners own a 100% interest in the applicable Class A Percentage of all of the principal and interest derived from the related receivables. However, a portion of the amounts paid to the servicer or the seller may exceed reasonable fees for services rendered. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be

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considered reasonable for servicing the receivables or performing other services in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the seller exceed reasonable compensation for services provided, the servicer or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment on some receivables. As a result, these receivables may be treated as “stripped bonds” within the meaning of the Code.

      To the extent that the receivables are characterized as “stripped bonds,” the income of the trust allocable to Class A Certificate Owner would not include the portion of the interest on the receivables treated as having been retained by the servicer or the seller, as the case may be, and the trust’s deductions would be limited to reasonable servicing fees and other fees. In addition, a Class A Certificate Owner purchasing certificates in the initial distribution thereof would not be subject to the market discount and premium rules discussed below relating to stripped receivables, but instead would be subject to the OID rules of the Code.

      If the price at which a Class A Certificate Owner were deemed to have acquired a receivable is less than the remaining principal balance of that receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable will be de minimis if it is less than  1/4 of 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID is de minimis under this rule, the actual amount of OID on the receivable would be includable in income as principal payments are received on the receivable.

      If the OID on a receivable were not treated as de minimis, a Class A Certificate Owner would be required to include any such OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. Moreover, the IRS could assert that a prepayment assumption should be used in computing the yield to maturity of a receivable. If a receivable is deemed to be acquired by a Class A Certificate Owner at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a Class A Certificate Owner. No representation is made, nor is Tax Counsel able to give an opinion, that the receivable will prepay at any particular rate. It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by Class A Certificate Owners in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a Class A Certificate Owner.

      Discount and Premium. The following discussion generally assumes that the fees and other amounts payable to the servicer and the seller will not be recharacterized as being retained ownership interests in the receivables, as discussed above. A purchaser of a Class A Certificate should be treated as purchasing an interest in each receivable and any other property in the trust at a price determined by allocating the purchase price paid for the Class A Certificate among the receivables and other property in proportion to their fair market values of the time of purchase of the Class A Certificate. It is believed that the receivables were not and will not be originated with OID, and, therefore, a trust should not have OID income. However, the purchase price paid by a trust for the receivables may be greater or less than the remaining principal balance of the receivables to be sold to that trust at the time of purchase. If so, the receivables will have been acquired at a premium or market

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discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

      Any gain on the sale of a Class A Certificate attributable to the Class A Certificate Owner’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. Moreover, a holder who acquires a Class A Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Class A Certificate until the holder disposes of the Class A Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of a Class A Certificate and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

      In the event that a receivable held by any trust is treated as purchased at a premium, the premium will be amortizable by a Class A Certificate Owner as an offset to interest income, with a corresponding reduction in the Class A Certificate Owner’s basis, under a constant yield method over the term of the receivable if an election under Section 171 of the Code is made. Any election under Section 171 of the Code will apply to all debt instruments held by the Class A Certificate Owner during the year in which the election is made and to all debt instruments acquired thereafter.

      Sale of a Class A Certificate. Generally, capital gain or loss will be recognized on a sale of Class A Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Class A Certificates sold. A Class A Certificate Owner’s tax basis in a Class A Certificate will generally equal the seller’s cost increased by any OID or market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the trust. Any gain on the sale of a Class A Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the Class A Certificate Owner, unless the Class A Certificate Owner makes the special election described under “Discount and Premium” above.

      If a Class A Certificate Owner is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Class A Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Class A Certificates.

Backup Withholding

      Backup Withholding. Unless the holder is an exempt holder (e.g., corporations and tax-exempt organizations), distributions made on Class A Certificates and proceeds from the sale of Class A Certificates generally will be subject to “backup” withholding of 28% if the holder fails to provide the trust, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.

      Tax Consequences to Foreign Certificate Owners. Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject

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to the normal 30% withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the applicable certification requirements.

Tax Shelter Disclosure and Investor List Requirements

      Recently issued Treasury Regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury Regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

      A transaction may be a “reportable transaction” based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment. Recently passed legislation imposes significant penalties for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors should consult with their tax advisors concerning any possible disclosure obligation with respect to their investment.

ERISA CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a benefit plan could be considered to give rise to a prohibited transaction if the seller, the servicer, the related trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan.

      Exemptions from the prohibited transaction rules could apply to the purchase and holding of the certificates by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the certificates. These exemptions include: Prohibited Transaction Class Exemption 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Each purchaser of certificates will be deemed to represent that either (a) it is not acquiring the securities with the assets of a benefit plan or (b) the acquisition and holding of the certificates will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      In addition, transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased

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securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code if the benefit plan acquired an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the Class A Certificates will be treated as an equity interest for these purposes.

      Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.

Underwriter Exemption

      The Class A Certificates may be eligible for relief from prohibited transaction rules of ERISA and the plan asset regulations in reliance on administrative exemptions granted by the Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the manager or co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle instalment obligations such as those securing the Class A Certificates offered by this prospectus.

      The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the Class A Certificates by a benefit plan are the following:

(1) The acquisition of the Class A Certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party;

(2) The Class A Certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P, Moody’s or Fitch, Inc.;

(3) The sum of all payments made to the underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by us pursuant to the sale of the receivables to the trust represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services;

(4) The trustee is a substantial financial institution and is not an “affiliate,” as defined in the exemption, of any member of the “restricted group” other than the underwriter. The “restricted group” consists of the underwriter, the trustee, the administrator, the seller, the servicer, any subservicer, any obligor with respect to motor vehicle

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instalment obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust as of the date of initial issuance of the Class A Certificates and any affiliate of these parties;

(5) The benefit plan investing in the Class A Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

(6) The trust satisfies the following requirements:

(a) the corpus of the trust consists solely of assets of the type which have been included in other investment pools,

(b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the Class A Certificates, and

(c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the Class A Certificates.

(7) If benefit plans hold any securities that involve an interest rate swap, then the swap must meet several requirements, including that:

(a) the swap counterparty is an “eligible swap counterparty,” which means that the swap counterparty must be a financial institution with a long-term credit rating in one of the three highest categories and the swap counterparty must be required to establish any collateralization or other arrangement satisfactory to the rating agencies in the event of a ratings downgrade of the swap counterparty;

(b) the swap is an “eligible swap,” which requires that the swap:

•	be denominated in U.S. dollars,

•	have payment dates no less frequently than quarterly,

•	provide that all simultaneous payments are netted,

•	have a notional amount that does not exceed either the principal balance of the class of securities to which the swap relates or the amount of receivables and collections held by the trust,

•	is not a leveraged swap, and

•	terminates on the earlier of the date the trust terminates and the date the related class of securities is repaid;

(c) if the swap counterparty is withdrawn or downgraded below a level specified by the rating agencies, the swap must provide that the servicer will either obtain a replacement swap counterparty that is an eligible swap counterparty or will cause the swap counterparty to establish collateralization or other arrangements satisfactory to the rating agencies so that the rating of the securities will not be withdrawn or downgraded;

43

(d) in the event that the swap counterparty has been downgraded and the actions taken in the preceding clause (c) have not been taken, the operative documents must provide that the servicer will notify the benefit plans holding such securities by means of the next servicer’s report; and

(e) any termination payments from the trust to the swap counterparty may be made only from “excess spread” or other amounts that would otherwise be payable to the servicer or the seller; and

(8) The legal document establishing the trust contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the transfer and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust and legal opinions are issued in connection with the transfer of assets to the trust to the effect that the transfer of receivables is a true sale and that the noteholders have a perfected security interest in the receivables.

      If the circumstances specified in clause (7)(d) above occur, then the underwriter’s exemption will cease to be available on the sixtieth day following receipt of the servicer’s certificate delivered as described in clause (7)(d).

      Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriters, the trustee, the servicer or any “obligor” (as defined in the exemption) with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	a benefit plan’s investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in a trust containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of Class A Certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related trust is acquired by persons independent of the restricted group.

      The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the trust, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the Class A Certificates issued by the trust. All transactions relating to the servicing, management and operations of the trust will be carried out in accordance with the trust agreement, indenture and transfer and servicing agreements, which will be described in all material respects in this prospectus and the prospectus supplement.

44

      Each purchaser that is a benefit plan or that is investing on behalf of or with plan assets of a benefit plan in reliance on the underwriter’s exemption with respect to a class of securities that involves an interest rate swap will be deemed to represent as follows:

•	it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and

•	the decision to purchase the Class A Certificates is made by an independent fiduciary that is qualified to analyze and understand the terms and conditions of the interest rate swaps and the effect such swaps will have on the credit ratings of the Class A Certificates, and is either (a) a “qualified professional asset manager” as defined under Part V(a) of Prohibited Transaction Class Exemption 84-14, (b) an “in-house asset manager” as defined under Part IV(a) of Prohibited Transaction Exemption 96-23, or (c) a plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Class A Certificates.

      In addition, each prospective purchaser of the Class A Certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of the Class A Certificates may change during the period that the certificate is held. If the rating were to decline below one of the four highest generic rating categories from S&P, Moody’s or Fitch, Inc., the Class A Certificates could no longer be transferred to a plan in reliance on the exemption, and each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to effect such purchase and is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.

      For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of Class A Certificates, see “ERISA Considerations” in the prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the Class A Certificates, you should consult with your counsel with respect to whether the trust will be deemed to hold plan assets and the applicability of an underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the Class A Certificates are an appropriate investment for a benefit plan under ERISA and the Code.

PLAN OF DISTRIBUTION

      On the terms and conditions set forth in an underwriting agreement for each series of certificates, the seller will agree to sell to each of the underwriters named in the underwriting agreement and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the seller, the principal amount of Class A Certificates set forth in the underwriting agreement and in the accompanying prospectus supplement.

      In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the Class A Certificates described in the underwriting agreement which are offered by this prospectus and by the accompanying prospectus supplement if any of the Class A Certificates are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

45

      Each prospectus supplement will either:

(1) set forth the price at which the Class A Certificates being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of these certificates or

(2) specify that the Class A Certificates are to be resold by the underwriter in negotiated transactions at varying prices to be determined at the time of the sale. After the initial public offering of any certificates, the public offering price and the concessions may be changed.

      Each underwriting agreement will provide that the seller will indemnify the related underwriters against specified liabilities, including liabilities under the Securities Act.

      The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement. The trustee may, from time to time, invest the funds in the Designated Accounts in eligible investments acquired from the underwriters.

LEGAL OPINIONS

      Specified legal matters relating to the certificates will be passed upon for the seller and the servicer by Richard V. Kent, General Counsel of the seller and Assistant General Counsel of GMAC, and by Kirkland & Ellis, special counsel to the seller and the servicer. Mr. Kent owns shares of both classes of General Motors common stocks and has options to purchase shares of General Motors common stock, $1 2/3 par value. Specified federal income tax matters will be passed upon for the seller by Kirkland & Ellis.

REPORTS TO CERTIFICATEHOLDERS

      The servicer will prepare monthly reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive certificates are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the certificates. No financial reports will be sent to you. See “Description of the Certificates—Book Entry Registration” “—Reports to Class A Certificateholders” and “—Evidence as to Compliance” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

      The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

      You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330

46

for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site, http://www.sec.gov.

INCORPORATION BY REFERENCE

      The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports and materials filed by or on behalf of the trust until we terminate our offering of the certificates.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents not specifically incorporated by reference, at no cost, by writing us at: General Motors Acceptance Corporation, 200 Renaissance Center, Detroit, Michigan 48265.

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GLOSSARY OF TERMS

      The following are definitions of terms used in this prospectus. References to the singular form of defined terms in this prospectus include references to the plural and vice versa:

      “Administrative Purchase Payment” means, for any Administrative Receivable:

(1) in the case of a Scheduled Interest Receivable, a release of all claims for reimbursement of Scheduled Interest Advances made on the receivable plus a payment equal to the sum of

(A) the scheduled payments on the receivable;

(B) an amount equal to any reimbursement of outstanding Scheduled Interest Advances made to the servicer with respect to that receivable from the proceeds of other receivables; and

(C) all past due scheduled payments for which a Scheduled Interest Advance has not been made less the rebate that would be payable to the obligor on the receivable were the obligor to prepay the receivable in full on that day; or

(2) in the case of a Simple Interest Receivable, a payment equal to the Amount Financed minus that portion of all payments made on or prior to the last day of the prior monthly period allocable to principal.

      “Administrative Receivable” means a receivable which the servicer is required to purchase as a result of a breach of a covenant which materially and adversely affects any receivable held by a trust.

      “Agreement” means, for each series of certificates, the Pooling and Servicing Agreement which incorporates the GMAC Grantor Trust Standard Terms and Conditions.

      “Aggregate Amount Financed” means the aggregate Amount Financed under the receivables held by a trust as specified in the accompanying prospectus supplement.

      “Aggregate Net Losses” means, for a series of certificates and any monthly period, an amount equal to the aggregate Principal Balance of all receivables newly designated during that monthly period as Liquidating Receivables minus Liquidation Proceeds collected during that monthly period for all Liquidating Receivables.

      “Amount Financed” means, for a receivable, the aggregate amount advanced under the receivable toward the purchase price of the financed vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile instalment sale contracts and related costs less:

(1) (A) in the case of a Scheduled Interest Receivable, payments due from the obligor prior to the cutoff date allocable to principal; and

(B) in the case of a Simple Interest Receivable, payments received from the obligor prior to the cutoff date allocable to principal; and

(2) any amount allocable to the premium for physical damage insurance covering the financed vehicle force-placed by the servicer.

      “APR” means, for a receivable, the annual percentage rate.

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      “Available Interest” means, for each series of certificates, on a distribution date, an amount equal to the sum of the following amounts for that monthly period:

(1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to interest or Prepayment Surplus and including, in the case of Scheduled Interest Receivables, the interest portion of existing Payments Ahead being applied in that monthly period but excluding Excess Payments made during that monthly period that are treated as Payments Ahead;

(2) Liquidation Proceeds, to the extent allocable to interest in accordance with the servicer’s customary servicing procedures;

(3) all Simple Interest Advances;

(4) all Scheduled Interest Advances to the extent allocable to interest; and

(5) the Warranty Payment or the Administrative Purchase Payment of each receivable that the seller repurchased or the servicer purchased during that monthly period, to the extent allocable to accrued interest or Prepayment Surplus thereon less an amount equal to the sum of the following amounts for that monthly period:

(1) all amounts received on any Scheduled Interest Receivable, other than a Liquidating Receivable, to the extent that the servicer has previously made an unreimbursed Scheduled Interest Advance;

(2) Liquidation Proceeds with respect to Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest Advances;

(3) any Excess Simple Interest Collections;

(4) Liquidation Proceeds with respect to Simple Interest Receivables paid to the Servicer; and

(5) amounts representing reimbursement for certain Liquidation Expenses.

      For purposes of this definition, references to the prior monthly period shall include, for the initial distribution date, the period since the cutoff date.

      “Available Principal” means, for each series of certificates, on any distribution date, an amount equal to the sum of the following amounts for that monthly period:

(1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to principal, including, in the case of Scheduled Interest Receivables, the principal portion of Prepayments and existing Payments Ahead being applied in that monthly period but excluding Excess Payments made during that monthly period that are treated as Payments Ahead;

(2) Liquidation Proceeds to the extent allocable to principal in accordance with the Servicer’s customary servicing procedures;

(3) all Scheduled Interest Advances to the extent allocable to principal; and

(4) to the extent allocable to principal, the Warranty Payment or the Administrative Purchase Payment received for each receivable that the seller repurchased or the

49

servicer purchased during that monthly period less an amount equal to the sum, for that monthly period:

(1) all amounts received on any Scheduled Interest Receivable, other than a Liquidating Receivable, to the extent that the servicer has previously made an unreimbursed Scheduled Interest Advance;

(2) Liquidation Proceeds from Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest Advances;

(3) any Excess Simple Interest Collections;

(4) Liquidation Proceeds from Simple Interest Receivables paid to the servicer; and

(5) amounts representing reimbursement for certain Liquidation Expenses.

      For purposes of this definition, references to the prior monthly period shall include, for the initial distribution date, the period since the cutoff date.

      “Benefit Plan” means a pension, profit-sharing or other employee benefit plan and individual retirement accounts and some types of Keogh Plans and some collective investment funds or insurance company general or separate accounts in which the plans and accounts are invested.

      “Certificate Account” means, for each series of certificates, the account so designated, established and maintained pursuant to the Agreement.

      “Certificate Owner” means, for a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as reflected on the books of the clearing agency or on the books of a person maintaining an account with such clearing agency.

      “Charge-off Rate” means, for a series of certificates and any monthly period, an amount equal to the Aggregate Net Losses for the receivables held by the trust expressed, on an annualized basis, as a percentage of the average of (1) the aggregate Principal Balance on the last day of the monthly period preceding that monthly period and (2) the aggregate Principal Balance on the last day of that monthly period.

      “Class A Interest Carryover Shortfall” means, for a series of certificates, as of the close of any distribution date, the excess, if any, of (1) the Class A Interest Distributable Amount for that distribution date plus any outstanding Class A Interest Carryover Shortfall from the preceding distribution date, to the extent permitted by law, at the applicable Pass Through Rate from that preceding distribution date through the current distribution date minus (2) the amount of interest that the holders of the Class A Certificates actually received on the current distribution date.

      “Class A Certificate Balance” means, for any series of certificates, initially, the Class A Percentage of the Aggregate Amount Financed and, thereafter, will equal the initial Class A Certificate Balance, reduced by all distributions of Class A Principal Distributable Amounts actually made to Class A Certificateholders.

      “Class A Distributable Amount” means, for any series of certificates, on any distribution date, the sum of (1) the Class A Principal Distributable Amount and (2) the Class A Interest Distributable Amount.

50

      “Class A Interest Distributable Amount” means, for any series of certificates, on any distribution date, one month’s interest at the Pass Through Rate on the Class A Certificate Balance as of the last day of the related monthly period.

      “Class A Pool Factor” means, for any series of certificates, a seven-digit decimal figure computed by the servicer prior to each distribution equal to the remaining Class A Certificate Balance as of the close of that date divided by the initial Class A Certificate Balance of that series.

      “Class A Principal Carryover Shortfall” means, for a series of certificates, as of the close of any distribution date, the excess, if any, of (1) the Class A Principal Distributable Amount for that distribution date plus any outstanding Class A Principal Carryover Shortfall from the preceding distribution date minus (2) the amount of principal that the holders of the Class A Certificates actually received on the current distribution date.

      “Class A Principal Distributable Amount” means, for any series of certificates, on any distribution date, the Class A Percentage of (1) the principal portion of all Scheduled Payments for that monthly period on Scheduled Interest Receivables held by the trust, other than Liquidating Receivables, and the principal portion of all payments received by the trustee during that monthly period on Simple Interest Receivables held by the trust, other than Liquidating Receivables, (2) the principal portion of all Prepayments received during that monthly period—except to the extent included in (1) above—and (3) the Principal Balance of each receivable that the servicer became obligated to purchase, the seller became obligated to repurchase or that became a Liquidating Receivable during that monthly period—except to the extent included in (1) or (2) above.

      “Class B Certificate Balance” means, for any series of certificates, initially, the Class B Percentage of the Aggregate Amount Financed and, thereafter, will equal such initial Class B Certificate Balance, reduced by (1) all distributions of Class B Principal Distributable Amounts actually made to Class B Certificateholders, or deposited on or prior to such date in the subordination spread account, not including the initial deposit, (2) the Class A Principal Carryover Shortfall as of the preceding distribution date and (3) any shortfalls from prior distribution dates in principal distributions to the Class B Certificateholders.

      “Class B Distributable Amount” means, for any series of certificates, on any distribution date, the sum of (1) the Class B Principal Distributable Amount and (2) the Class B Interest Distributable Amount.

      “Class B Interest Distributable Amount” means, for any series of certificates, on any distribution date, an amount equal to the sum of (1) one month’s interest at the Pass Through Rate on the Class B Certificate Balance as of the last day of the monthly period, (2) all Surplus Interest with respect to receivables held by the trust, less Additional Servicing payable on that distribution date), and (3) all Prepayment Surplus with respect to Scheduled Interest Receivables held by the trust to which a Prepayment is to be applied, net of one month’s interest at the applicable Pass Through Rate on the aggregate Principal Balance of such Scheduled Interest Receivables as of the first day of the monthly period.

      “Class B Principal Distributable Amount” means, for any series of certificates, on any distribution date, the Class B Percentage of (1) the principal portion of all scheduled payments with respect to the related monthly period on Scheduled Interest Receivables held by the trust, other than Liquidating Receivables, and the principal portion of all payments received by the trustee during the related monthly period on Simple Interest Receivables held by the trust, other than Liquidating Receivables, (2) the principal portion of all Prepayments

51

received during the related monthly period—except to the extent included in (1) above—and (3) the Principal Balance of each receivable that the servicer became obligated to purchase, the seller became obligated to repurchase or that became a Liquidating Receivable during the related monthly period—except to the extent included in (1) or (2) above.

      “Collection Account” means, for each series of certificates, the account so designated, established and maintained pursuant to the applicable Agreement.

      “Delinquency Percentage” means, for a series of certificates and any monthly period, the ratio of all outstanding receivables which are 61 days or more delinquent as of the last day of that monthly period, determined in accordance with the servicer’s normal practices, divided by the number of outstanding receivables on the last day of that monthly period.

      “Distribution Date” means, for a monthly period, the 15th day of the next succeeding calendar month, or if the 15th day is not a business day, the next succeeding business day.

      “Excess Payment” means, for a Scheduled Interest Receivable, the portion of a payment on the receivable in excess of the scheduled payment thereon which are not late fees, prepayment charges or other fees or charges.

      “Excess Simple Interest Collections” means, for a monthly period, the excess, if any, of (1) all payments received during that monthly period on all Simple Interest Receivables to the extent allocable to interest minus (2) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust, assuming that the payment on each receivable was received on its respective due date.

      “General Motors” means General Motors Corporation, a Delaware corporation.

      “Liquidation Expenses” means an amount specified in the Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer’s customary procedures, for refurbishing and disposition of a financed vehicle and other out-of-pocket costs related to liquidation.

      “Liquidating Receivable” means a receivable as to which the servicer has:

(1) reasonably determined, in accordance with its customary servicing procedures, that eventual payment of amounts owing on that receivable is unlikely, or

(2) repossessed and disposed of the financed vehicle.

      “Liquidation Proceeds” means, for a Liquidating Receivable, all amounts realized for that receivable, net of amounts that are required to be refunded to the obligor on that receivable.

      “Monthly Advance” means, for any trust, as of the last day of each monthly period, either a Scheduled Interest Advance or a Simple Interest Advance, or both, as applicable, in respect of the prior monthly period.

      “Payment Ahead” means, for a Scheduled Interest Receivable, any Excess Payment, not representing prepayment in full of the receivable, that is of an amount so that the sum of the Excess Payment, together with any unapplied Payments Ahead, is equal to or less than three times the scheduled payment.

      “Payment Ahead Servicing Account” means, for each series of certificates, the account so designated, established and maintained pursuant to the Agreement.

52

      “Prepayment” means any Excess Payment other than a Payment Ahead.

      “Prepayment Surplus” means, for a series of certificates, on any distribution date on which a Prepayment is to be applied for a Scheduled Interest Receivable, that portion of such Prepayment, net of any rebate to the obligor of the portion of the scheduled payments attributable to unearned finance charges, which is not allocable to principal.

      “Principal Balance” means, as of any day, for any receivable, an amount equal to the Amount Financed minus the sum of either:

(1) in the case of a Scheduled Interest Receivable:

• that portion of all scheduled payments due on or prior to that date allocable to principal;

• that portion of any Warranty Payment or Administrative Purchase Payment for that receivable allocable to principal; and

• any Prepayment applied by the servicer to reduce the Principal Balance of that receivable; or

(2) in the case of a Simple Interest Receivable:

• that portion of all payments received on or prior to that date allocable to principal; and

• that portion of any Warranty Payment or Administrative Purchase Payment for that receivable allocable to principal.

      “Record Date” means, for any distribution date, the close of business on the date immediately preceding distribution date, or if definitive certificates are issued, the last day of the preceding monthly period.

      “Restricted Group” means the seller, the underwriters, the trustee, the servicer or any obligor with respect to the receivables included in the related trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust or any affiliate of these parties.

      “Scheduled Interest Advance” means, for a Scheduled Interest Receivable, the amount, as of the last day of the monthly period, by which the amount the scheduled payment exceeds the amount of Payments Ahead not previously applied to that receivable and any amounts received by an obligor in respect of that scheduled payment.

      “Scheduled Interest Receivable” means any receivable pursuant to which the scheduled payments are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Servicer Default” has the meaning set forth in “The Certificates— Servicer Default.”

      “Simple Interest Advance” means, for all Simple Interest Receivables held by a trust, unless otherwise provided in the accompanying prospectus supplement, as of the last day of each monthly period, an amount equal to the excess, if any, of: (1) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust

53

assuming that the payment on each receivable was received on its respective due date over (2) all payments received during that Monthly Period on all Simple Interest Receivables held by the trust to the extent allocable to interest.

      “Simple Interest Receivable” means any receivable under which the portion of each monthly payment allocated between finance charges and principal is based on the actual date on which a payment is received.

      “Specified Subordination Spread Account Balance” means, for a series of certificates, the meaning set forth in “The Certificates—Subordination of the Class B Certificates; Subordination Spread Account.”

      “Supplemental Servicing Fee” means, for a series of certificates and any distribution date, all late fees, prepayment charges and certain similar fees and charges collected during the monthly period plus any interest earned during the monthly period on deposits in the related Collection Account and Payment Ahead Servicing Account.

      “Surplus Interest” means, for a series of certificates, on any distribution date, the product of (1) in the case of a Scheduled Interest Receivable, the interest portion of the scheduled payment on that receivable or, in the case of a Simple Interest Receivable, the amount of interest that would be due during that monthly period on the receivable assuming that the payment was received on its due date multiplied by (2) the remainder of (A) one minus (B) a fraction, the numerator of which equals the sum of the applicable Pass Through Rate and the Basic Servicing Fee Rate and the denominator of which equals the APR on the receivable.

      “Tax Counsel” means Kirkland & Ellis, as special counsel to the Seller.

      “Total Available Amount” means, for each series of certificates, on each distribution date, the sum of the Available Interest and the Available Principal.

      “Total Servicing Fee” has the meaning set forth in “The Certificates— Servicing Compensation and Payment of Expenses.”

      “Warranty Payment” means, for a Warranty Receivable:

(1) in the case of a Scheduled Interest Receivable, the sum of:

(A) all remaining scheduled payments on that receivable, plus all past due scheduled payments for which a Scheduled Interest Advance has not been made; plus

(B) all outstanding Scheduled Interest Advances on that receivable; plus

(C) an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the servicer for that such receivable from the proceeds of other receivables, minus the sum of:

(A) the rebate that would be payable to the obligor on that receivable were the obligor to prepay that receivable in full on that day; and

(B) any Liquidation Proceeds for that receivable previously received (to the extent applied to reduce the Principal Balance of that receivable; or

54

(2) in the case of a Simple Interest Receivable, the Amount Financed minus the sum of:

(A) that portion of all payments received on or prior to the last day of the prior monthly period allocable to principal; and

(B) any Liquidation Proceeds for that receivable previously received (to the extent applied to reduce the Principal Balance of that receivable.

      “Warranty Receivable” means a receivable which must be repurchased by either the seller or GMAC as a result of a breach of any representation or warranty for that receivable which materially and adversely affects the interests of the certificateholders of any series in that receivable.

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     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, that information or those representations must not be relied upon as having been authorized by the seller, the servicer or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the certificates offered by this prospectus supplement and the prospectus to anyone in any jurisdiction in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made under this prospectus supplement and the prospectus shall, under any circumstances, create an implication that information in those documents is correct as of any time since the date of this prospectus supplement or the prospectus.

     Until                     , 20     , all dealers effecting transactions in the certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the associated prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and for their unsold allotments or subscriptions.

GMAC 20 -

Grantor Trust
Issuer

$

          %
Asset Backed Certificates,
Class A

Capital Auto Receivables, Inc.

Seller

General Motors

Acceptance Corporation
Servicer

PROSPECTUS SUPPLEMENT

Underwriters

[The information in this prospectus supplement is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.]

Subject to completion, dated                     , 20

VERSION 3

PRELIMINARY SECURED NOTE
PROSPECTUS SUPPLEMENT FORM

Prospectus Supplement to Prospectus dated                     , 20

Capital Auto Receivables Asset Trust 20       -SN

Issuer
$              Asset Backed Notes
[$              Asset Backed Certificates]

Capital Auto Receivables, Inc.

Seller

General Motors Acceptance Corporation

Servicer

You should consider carefully the risk factors beginning on page S-8 in this prospectus supplement and on page 1 in the prospectus.

The notes represent obligations of the CARAT trust only. [The certificates represent interests in the CARAT trust only.] The notes [and certificates] do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables, Inc., General Motors Acceptance Corporation, Central Originating Lease Trust, Central Originating Lease, LLC or any of their affiliates.

This prospectus supplement may be used to offer and sell notes [and certificates] only if accompanied by the prospectus.

The CARAT trust is offering the following classes of notes [and certificates] by this prospectus supplement and the prospectus:

Class A Notes

	A-2 Notes	A-3 Notes	A-4 Notes	[Certificates]

Principal Amount

Interest Rate

Final Scheduled Distribution Date

Price to Public

Underwriting Discount

Proceeds to Seller

Credit Enhancement

[•	CARAT reserve account, with an initial deposit of $ .]

[•	The certificates are subordinated to the notes.]

[•	Certificates with an initial certificate balance of $ will be issued by the CARAT trust. The certificates are not offered under this prospectus supplement. The certificates are subordinated to the notes.]

•	There will be additional credit enhancement for the lease assets securing the secured notes in the form of a cash reserve account in the amount of $ , and equity certificates representing % of the aggregate ABS Value of the lease assets.

The primary assets of the CARAT trust will consist of a series of non-recourse secured notes. The secured notes have a security interest in a pool of new [and used] automobile and light duty truck leases and the related General Motors leased vehicles.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is                     , 20

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We provide information to you about the notes [and certificates] in two separate documents:

(a) the prospectus, which provides general information and terms of the notes [and the certificates], some of which may not apply to a particular series of notes [or certificates], including your series.

(b) this prospectus supplement, which provides information regarding the secured notes held by the CARAT trust, including the leases and leased vehicles securing the secured notes, and specifies the terms of your series of notes [or certificates].

      You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes [or the certificates] in any state where their offer is not permitted.

      You can find definitions of the capitalized terms used in this prospectus supplement in the “Glossary of Terms to Prospectus Supplement,” which appears at the end of this prospectus supplement and in the “Glossary of Terms to Prospectus,” which appears at the end of the accompanying prospectus.

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Prospectus Supplement

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Prospectus

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Summary of Transaction Parties*

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SUMMARY

      The following summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the material terms of this offering of the notes [and the certificates], carefully read this entire document and the accompanying prospectus.

THE PARTIES

Issuer

Capital Auto Receivables Asset Trust 20     -SN          . The CARAT trust will be established by the seller for the purpose of issuing the notes [and the certificates] and owning a series of secured notes.

Seller

Capital Auto Receivables, Inc. (“CARI”) will be the seller to the CARAT trust.

CARAT Servicer, COLT Servicer and VAULT Servicer

General Motors Acceptance Corporation (“GMAC”) will be the servicer for the secured notes owned by the CARAT trust. GMAC will also be the servicer for the lease assets held by COLT and the vehicles titled in the name of VAULT. We refer to GMAC in its role as the servicer for CARAT as the “CARAT servicer” and in its role as servicer for COLT as the “COLT servicer.”

CARAT Owner Trustee

                     will be the owner trustee of the CARAT trust.

CARAT Indenture Trustee

                     will be the indenture trustee for the indenture pursuant to which the notes will be issued by the CARAT trust.

VAULT

Vehicle Asset Universal Leasing Trust or V.A.U.L. Trust (“VAULT”) was established by GMAC for the purpose of holding and facilitating the transfer of legal title to the vehicles subject to automobile and light duty truck leases acquired by GMAC. All vehicles titled in the name of VAULT are presently 100% beneficially owned by GMAC or GMAC Automotive Bank.

COLT

Central Originating Lease Trust (“COLT”) was established by GMAC and is owned by Central Originating Lease, LLC (“COLT, LLC”), a limited liability company whose sole member is GMAC. COLT acquires leases and the related leased vehicles from GMAC, financed in part by issuing non-recourse secured notes to GMAC. Each secured note has a security interest in a pool of new [or used] General Motors automobiles and light duty trucks and leases of those automobiles and light duty trucks. The offered securities are secured by a series of these secured notes sold by GMAC to CARI and by CARI to the CARAT trust.

COLT Owner Trustee

Deutsche Bank Trust Company Delaware is the owner trustee for COLT.

COLT Indenture Trustee

                     is the COLT indenture trustee for the COLT Indenture pursuant to which the secured notes will be issued by COLT.

THE NOTES

Class A Notes

•	The CARAT trust will offer [three] classes of notes listed on the cover page of this prospectus supplement, which we refer to as the “offered notes.”

•	[The CARAT trust will also issue Class A-1 Notes with an initial principal amount of $ . The Class A-1 Notes will have a final scheduled distribution date of , 20 . The Class A-1 Notes are not being offered under this prospectus supplement [and will instead be sold in a private placement.]]

Interest Payments

•	The interest rate for each class of notes will be a fixed rate or a floating rate. We refer to notes that bear interest at a floating rate as “floating rate notes” and to notes that bear interest at a fixed rate as “fixed rate notes.”

•	[Because the CARAT trust will issue floating rate notes, the CARAT trust will enter into corresponding interest rate swaps.]

•	Interest will accrue on the notes from and including the closing date.

•	The CARAT trust will pay interest on the notes on the fifteenth day of each calendar month, or if that day is not a business day, the next business day, beginning on , 20 . We refer to these dates as “distribution dates.”

•	The CARAT trust will pay interest on fixed rate notes on each distribution date based on a 360-day year consisting of twelve 30-day months.

•	The CARAT trust will pay interest on floating rate notes on each distribution date based on the actual days elapsed during the period for which interest is payable and a 360-day year.

•	Interest payments on all classes of notes will have the same priority.

Principal Payments

•	The CARAT trust will pay principal on the notes monthly on each distribution date.

•	The CARAT trust will make principal payments based on the amount of payments on the secured notes during the prior month.

•	Principal payments on the notes will be made in the order of priority listed below. On each distribution date, except as described below, the amount available to make principal payments will be applied:

(1)	to the Class A-1 Notes, until the Class A-1 Notes are paid in full;

(2)	to the Class A-2 Notes, until the Class A-2 Notes are paid in full;

(3)	to the Class A-3 Notes, until the Class A-3 Notes are paid in full; and

(4)	to the Class A-4 Notes, until the Class A-4 Notes are paid in full.

•	The failure of the CARAT trust to pay any class of notes in full on or before its final scheduled distribution date will constitute an event of default under the CARAT indenture.

•	On each distribution date after an event of default occurs under the CARAT indenture and the notes are accelerated until the time when all events of default have been cured or waived as provided in the CARAT indenture, principal payments on each class of notes will be made ratably to all noteholders based on the outstanding principal balance of each class of notes.

[THE CERTIFICATES

[The CARAT trust will offer the certificates listed on the cover page of this prospectus supplement.]

[The seller will initially retain certificates with an initial certificate balance of $          .]

Interest Payments

•	[The interest rate for the certificates will be % based on a 360-day year consisting of twelve 30-day months.]

•	[The interest rate for the certificates will be a floating rate based on the actual days elapsed during the period for which interest is payable and a 360-day year.]

•	Interest will accrue on the certificates from and including the closing date.

•	Except as described below, the CARAT trust will pay interest on the certificates monthly on each distribution date.

•	Interest payments on the certificates will be made on any distribution date only after interest on the notes has been paid in full for that distribution date.

Payments upon Acceleration

If an event of default occurs under the CARAT indenture and the notes are accelerated, no payments of interest on the certificates will be made until the notes are paid in full or the acceleration is rescinded.

Certificate Balance

No distributions on the certificate balance will be made until the notes have been paid in full. After the notes have been paid in full, on each distribution date, remaining amounts available will be applied to distributions on the certificate balance.]

THE CARAT AND COLT TRUST PROPERTY

The primary assets of the CARAT trust will consist of a series of non-recourse secured notes issued by COLT to GMAC. Each secured note is secured by a first priority perfected security interest in a pool of new [or used] General Motors automobiles and light duty trucks and the related leases. One secured note will be issued for each state in which leases were acquired. However, all secured notes will be paid ratably from aggregate collections on the entire pool of lease assets. The terms of each lease must meet specified requirements. Each lease and the related vehicle was acquired by GMAC and sold by GMAC to COLT. COLT finances the acquisition of leases and the related vehicles by issuing these non-recourse secured notes to GMAC. The secured notes will bear interest at the rate of      % per annum.

On or before the date the notes are issued, GMAC will sell the secured notes to CARI under a pooling and servicing agreement. CARI will, in turn, sell them to the CARAT trust under a trust sale and servicing agreement. The secured notes to be sold by GMAC to CARI and by CARI to the CARAT trust will be selected based on criteria specified in the CARAT pooling and servicing agreement. The CARAT trust will grant a first priority security interest in the secured notes and other trust property to the CARAT indenture trustee on behalf of the noteholders.

The primary property of the CARAT trust will include:

•	the secured notes and all moneys due on the secured notes on or after the closing date of , 20 ;

•	the property securing the secured notes, including:

•	the lease assets securing the secured notes, including payments under leases and amounts received upon sale of leased vehicles;

•	proceeds from insurance policies relating to the lease assets;

•	any proceeds from recourse against dealers on the lease assets; and

•	the COLT reserve account.

•	all rights of the CARAT trust under the VAULT trust agreement only with respect to the lease assets securing secured notes owned by the CARAT trust, the CARAT pooling and servicing agreement, the CARAT trust sale and servicing agreement, the COLT indenture, the COLT sale and contribution agreement, the COLT custodian agreement, the COLT servicing agreement and the other documents relating to the CARAT trust; and

[•	the CARAT reserve account and all proceeds thereof.]

The aggregate secured note principal balance of the secured notes as of the cutoff date was $          .

Each pool of leases and the related vehicles that secures a series of secured notes is a separate series interest under the COLT declaration of trust and is not an asset of, or allocated as security to, any other series of secured notes or to the equity interest in COLT. Each secured note will be issued to GMAC by COLT.

CREDIT ENHANCEMENT

COLT Reserve Account

On the closing date, COLT will deposit $          in cash or eligible investments into the COLT reserve account. Collections on the lease assets securing the secured notes, to the extent available and required for this purpose, will be added to the COLT reserve account on each distribution date. See “The Transfer and Servicing Agreements— COLT Reserve Account” in this prospectus supplement for additional information.

To the extent that funds from collections on the lease assets securing the secured notes are not sufficient to make required distributions on the secured notes, the amount deposited in the COLT reserve account provides an additional source of funds.

On any distribution date, if the amount in the COLT reserve account exceeds the COLT reserve account required amount, the COLT servicer will pay the excess to COLT, LLC.

COLT Equity Certificates

Overcollateralization of the secured notes is funded in the form of equity certificates issued to COLT, LLC. The equity certificates will initially represent      % of the aggregate ABS Value of the lease assets and the secured notes will represent      % of the aggregate ABS Value of the lease assets. Payments to the holder of the equity certificates will not be made until all of the secured notes are paid in full.

[CARAT Reserve Account

On the closing date, the seller will deposit [$          ] in cash or eligible investments into the CARAT reserve account. Payments on the secured notes, to the extent available for this purpose, will be added to the CARAT reserve account on each distribution date. See “The Transfer and Servicing Agreements— CARAT Reserve Account” in this prospectus supplement for additional information.

To the extent that funds from payments on the secured notes are not sufficient to pay the CARAT servicing fee, [to pay the net amount, if any, due to the swap counterparty] or to make required distributions on the notes [and the certificates], the amount deposited in the CARAT reserve account provides an additional source of funds.

On any distribution date, if the amount in the CARAT reserve account exceeds the specified reserve account balance, the CARAT trust will pay the excess to the seller.]

PRIORITY OF DISTRIBUTIONS

COLT Distributions

COLT will distribute available funds received on the lease assets securing the secured notes in the following order of priority:

(1)	servicing fee payments to the COLT servicer;

(2)	to the issuer or any other holder of the secured notes, interest on the secured notes, pro rata;

(3)	to the issuer or any other holder of the secured notes, principal on the secured notes, pro rata;

(4)	deposits into the COLT reserve account in the amount necessary to cause the amount on deposit in the COLT reserve account to equal the

COLT reserve account required amount; and

(5)	the remainder to COLT, LLC on the equity certificates issued by COLT.

CARAT Distributions

The CARAT trust receives distributions on the secured notes from COLT as described in “COLT Distributions” above. The CARAT trust will distribute available funds received as holder of the secured notes in the following order of priority:

(1)	servicing fee payments to the CARAT servicer;

(2)	[net amount payable, if any, to the swap counterparty, other than any swap termination amounts;]

(3)	interest on the notes [and any swap termination amounts on interest rate swaps related to the notes, pro rata;]

(4)	[interest on the certificates [and any swap termination amounts on interest rate swaps related to the certificates, pro rata]];

(5)	principal on the notes [and after the notes have been paid in full, distributions on the certificate balance]; and

[(6)	deposits into the CARAT reserve account.

If an event of default occurs under the CARAT indenture and the notes are accelerated, the CARAT trust will pay each class of notes on a pro rata basis [before making any interest payments on the certificates or any distributions on the certificate balance] until the notes are paid in full or all events of default have been cured or waived as provided in the CARAT indenture.

REDEMPTION OF THE NOTES [AND EARLY RETIREMENT OF THE CERTIFICATES]

When the aggregate secured note principal balance declines to 10% or less of the initial aggregate secured note principal balance, the CARAT servicer may purchase all of the remaining secured notes. If the CARAT servicer purchases the secured notes, the outstanding notes, if any, [and the certificates] will be redeemed at a price equal to their remaining principal balance [and certificate balance, as applicable,] plus accrued and unpaid interest thereon.

When the aggregate ABS Value of the lease assets declines to less than 10% of the initial aggregate ABS Value of the lease assets, the COLT servicer may purchase all of the remaining lease assets at a price equal to the sum of the remaining aggregate principal balance on the secured notes and accrued and unpaid interest thereon. If the COLT servicer purchases the lease assets, the outstanding secured notes, if any, will be retired and discharged and the funds received from the COLT servicer will be applied to redeem the outstanding notes, if any, [and the certificates] at a price equal to their remaining principal balance [and certificate balance, as applicable,] plus accrued and unpaid interest thereon.

[INTEREST RATE SWAPS

The CARAT trust will enter into an interest rate swap with                      as the “swap counterparty” with respect to the floating rate notes.

Under the interest rate swap, on the business day prior to each distribution date, the CARAT trust will be obligated to pay the swap counterparty a fixed interest rate and the swap counterparty will be obligated to pay the CARAT trust a floating interest rate of one-month LIBOR plus an applicable spread. For the swap, the notional amount will equal the outstanding principal balance of the floating rate notes. See “The Transfer and Servicing Agreements— Interest Rate Swaps” in this prospectus supplement for additional information.]

SERVICING AND SERVICING FEES

GMAC will act as servicer of the secured notes for the CARAT trust. The CARAT trust will pay GMAC, as CARAT servicer, a monthly fee equal to one-twelfth of 0.01% of the aggregate secured note principal balance as of the first day of the preceding month. The CARAT servicer will also be entitled to investment earnings on the CARAT trust accounts.

GMAC also services the leases and the related vehicles securing the secured notes. COLT, as owner of the leases and sole beneficial owner of the related leased vehicles, will pay to GMAC, as COLT servicer, a monthly fee equal to one-twelfth of 1.00% of the aggregate ABS Value of the lease assets. The COLT servicer will also be entitled to any late fees, disposition fees, prepayment charges and other administrative fees and expenses collected during the month and investment earnings on the COLT trust accounts.

TAX STATUS

In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel:

•	the notes will be characterized as indebtedness for federal income tax purposes; and

•	the CARAT trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but instead will be classified as a partnership for federal income tax purposes.

Each noteholder, by accepting a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

[Each certificateholder, by accepting a certificate, will agree to treat the certificates as equity interests in a partnership for federal, state and local income and franchise tax purposes.]

[A purchaser of certificates who is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, should be aware that all of the taxable income allocated to such purchaser will constitute “unrelated business taxable income” generally taxable to such purchaser under the Internal Revenue Code. See “Federal Income Tax Consequences” in this prospectus supplement and the accompanying prospectus for additional information.]

ERISA CONSIDERATIONS

Subject to the restrictions and considerations discussed under “ERISA Considerations,” in this prospectus supplement and in the accompanying prospectus, an employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974 may purchase the notes [and the certificates]. We refer to those investors as “benefit plan investors.” See “ERISA Considerations” in this prospectus supplement and the accompanying prospectus for additional information.

We suggest that an employee benefit plan and any other retirement plan or arrangement, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan, consult with its counsel before purchasing the notes [or the certificates].

RATINGS

We will not issue the notes offered by this prospectus supplement and the accompanying prospectus unless they are rated in the [highest] rating category for long-term obligations by at least one nationally recognized rating agency.

[We will not issue the certificates offered by this prospectus supplement and the accompanying prospectus unless they are rated at least in the [“A”] category for long-term obligations or its equivalent by at least one nationally recognized rating agency.]

RISK FACTORS

Before making an investment decision, you should consider carefully the factors that are set forth in “Risk Factors” beginning on page S-8 of this prospectus supplement and page 1 of the accompanying prospectus.

RISK FACTORS

      In addition to the risk factors beginning on page 1 of the accompanying prospectus, you should consider the following risk factors in deciding whether to purchase the offered notes [or the certificates].

[Interest Payments and Distributions on the Certificates are Subordinated In Priority to Payments on the Notes]	[Interest payments on the certificates will be subordinated in priority to the notes as described in this prospectus supplement. No distributions on the certificate balance will be made until the notes have been paid in full. After the notes have been paid in full, remaining amounts available will be applied to make distributions on the certificate balance. If an event of default occurs under the CARAT indenture and the notes are accelerated, no payments of interest on the certificates will be made until the notes are paid in full or the acceleration is rescinded. In this event, amounts otherwise available to make distributions on the certificates will be available to make payments on the notes. See “The Transfer and Servicing Agreements— Distributions on the Notes [and Certificates]” in this prospectus supplement.]

Payments on the Notes [and Distributions on the Certificate Balance] Depend on Payments on the Secured Notes, Which in Turn Depend on Collections on the Lease Assets	The CARAT trust will pay principal on the notes monthly, and the remaining principal balance on each note will be due on its final scheduled distribution date. [The CARAT trust will pay distributions on the certificate balance monthly, only after the notes have been paid in full, and the remaining certificate balance on each certificate will be due on its final distribution date.]

The CARAT trust will pay principal on the notes [and distributions on the certificate balance] only to the extent that funds are available from payments on the secured notes [and from the CARAT reserve account]. If the funds available from payments on the secured notes [and from the CARAT reserve account] are insufficient to pay the entire principal amount [or certificate balance] due on any class of notes [or certificates], you may experience delays and/or reductions in principal payments on your notes [or certificate balance on your certificates].

The primary source of payment on the secured notes are collections on the pool of leases and the related vehicles securing the secured notes.

Payments on the secured notes will primarily depend on the amount of collections on the lease assets, the amount of leases that default, the amount of proceeds from the sale of related leased vehicles upon scheduled lease termination or early lease termination and the amount on deposit in the COLT reserve account. If there are decreased collections, increased defaults or insufficient funds in the COLT reserve account [or the CARAT reserve account], you may experience delays or reductions in principal payments on your notes [or distributions on the certificate balance on your certificates]. The notes [and certificates] will not be insured or guaranteed by GMAC, CARI, the CARAT trust, the CARAT owner trustee, the CARAT indenture trustee, COLT, COLT, LLC, VAULT, the COLT owner trustee, the COLT indenture trustee or any of their affiliates or any other person or entity.

Final Payment on the Secured Notes is Dependent on Sale Proceeds from the Sale of Leased Vehicles at Termination of the Leases	The primary source of payment on the secured notes is the pool of leases and the related leased vehicles securing the secured notes. COLT expects that the principal portion of the monthly lease payments and the net proceeds it receives from the sale of the leased vehicles upon lease termination, together with related credit enhancement, will be sufficient to fully repay the secured notes. If the net sale proceeds from the leased vehicles received upon termination of the leases are less than the lease residuals (which for each vehicle is the lesser of the stated residual value established by GMAC and the ALG residual) established upon inception of those leases, there may be insufficient funds to pay the related secured notes in full.

GMAC’s per unit loss rate on lease assets is a function of the relationship between the lease residual and the net sale proceeds received for the leased vehicle upon its sale. For a description of how GMAC sets residual values, see “Description of Auto Lease Business of GMAC— Determination of Residual Values” in the accompanying prospectus. We can make no assurances as to how closely the lease residual of a leased vehicle at lease inception will approximate the market value or net sale proceeds received upon the sale of that leased vehicle. We expect that, in general, if the market value exceeds the residual value stated in the lease, the lessee or the originating dealer is likely to purchase the leased vehicle rather than return it to GMAC. Conversely, if the market value is less than the residual value stated in the lease, the leased vehicle is generally more likely to be returned to GMAC, which would result in a loss on the sale of that leased vehicle.

If General Motors or GMAC Offers a Pull Ahead Program, You Must Rely on GMAC, as agent for General Motors, to Deposit Waived Monthly Lease Payments	Under a pull ahead program, General Motors or GMAC, as agent for General Motors, may elect, in its sole discretion, to permit a lessee that is purchasing or leasing a new General Motors vehicle to terminate a lease prior to its scheduled lease end date without payment by the lessee of its remaining monthly payments under that lease, as described in “Residual Values— Pull Ahead Programs.” If

General Motors or GMAC, as agent for General Motors, institutes a pull ahead program, then GMAC, as agent for General Motors, must deposit the pull ahead payment for that lease asset in the COLT collection account after the lessee terminates the lease under the pull ahead program within the time period that is described in “Residual Values— Pull Ahead Programs.” If GMAC becomes bankrupt or insolvent or is otherwise unable to make the pull ahead payments in a timely manner, you might experience reductions and/or delays in payments on your securities.

Failure to Comply with Consumer Protection Laws Governing the Lease Assets Securing the Secured Notes Could Reduce or Delay Payments on Your Securities	Numerous federal and state consumer protection laws, including the Michigan Consumer Protection Act, the federal Consumer Leasing Act of 1976 and Regulation M, promulgated by the Board of Governors of the Federal Reserve System, impose requirements on lessors and servicers of retail lease contracts of the type that secure the secured notes. In addition, many states have enacted comprehensive vehicle leasing statutes that, among other things, regulate disclosures to be made at the time a vehicle is leased. Failure to comply with these requirements may give rise to liabilities on the part of the COLT servicer, and enforcement of the leases by the lessor may be subject to set-off as a result of noncompliance. Further, many states have adopted “lemon laws” that provide vehicle users, including lessees like those leasing the leased vehicles securing the secured notes, rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the lease of a substandard leased vehicle and/or could require the refund of all or a portion of lease payments previously paid by the lessee.

CARI, GMAC and their affiliates are generally not obligated to make any payments to you on your securities and do not guarantee payments on the secured notes or your securities. However, GMAC, as seller of the secured notes, will make representations and warranties to CARI regarding the characteristics of the secured notes. The representations and warranties regarding the secured notes will then be assigned by CARI to the CARAT trust. If GMAC breaches the representations and warranties regarding the secured notes, it must repurchase any affected secured notes from the CARAT trust. GMAC, as seller of the lease assets to COLT, will also make representations and warranties to COLT regarding the characteristics of the lease assets securing the secured notes, including that these lease assets comply in all material respects with all requirements of law. If GMAC breaches the representations and warranties regarding the lease assets, it must repurchase any affected lease assets from COLT and the payments received from such repurchase will be used to reduce the outstanding secured note principal balance by the corresponding amount. If GMAC fails to repurchase secured notes or lease assets, you might experience reductions or delays in payments on your securities.

Timing of Principal Payments on Your Securities is Uncertain	Events that could result in principal being paid on your securities sooner than expected include:

• faster than expected early terminations on the leases securing the secured notes, including early terminations permitted under a pull ahead program.

Events that could result in principal being paid on your securities later than expected include:

• delinquencies or losses on the leases and leased vehicles securing the secured notes;

• slower than expected early terminations of the leases securing the secured notes; or

• extensions or deferrals on leases securing the secured notes and delays in the disposition of any returned vehicles, which are not covered by an advance made by the COLT servicer.

The COLT servicer is obligated to make advances to the extent it determines, in its sole discretion, that the advances will be recoverable from later collections on the lease assets, as described in “The Transfer and Servicing Agreements— Advances by the COLT Servicer” in the accompanying prospectus. However, if advances are made, we can make no assurance as to whether these advances will be sufficient to reduce the outstanding principal balance on the notes [or certificates] to zero by the expected maturity date for your securities. The rate at which payments will be made on your securities will still be affected by the payment, early termination, liquidation and extension experience of the leases and related leased vehicles securing the secured notes, which cannot be predicted.

Early termination of the leases securing the secured notes may occur at any time without penalty. In addition, early termination may occur as a result of defaults or if there is a casualty loss to the leased vehicle. A partial prepayment on a lease securing the secured notes will be retained by the COLT servicer in the payment ahead servicing account until these payments would otherwise be due and, thus, will not affect the timing of principal payments on the notes [and certificates]. CARI or GMAC will be required to repurchase or purchase secured notes from the CARAT trust in specified circumstances. GMAC may also be required to repurchase lease assets from COLT in specified circumstances. The CARAT servicer has the option to purchase all remaining secured notes from the CARAT trust after the aggregate secured note principal balance declines to 10% or less of the initial aggregate secured note principal balance. The COLT servicer also has the option to purchase all remaining lease assets from COLT under its optional purchase right after the aggregate ABS Value of the lease assets declines to less than 10% of the initial aggregate ABS Value of the lease assets.

Each early lease termination, repurchase or purchase of secured notes or lease assets described in the preceding paragraph will shorten the average life of your securities. You will bear all reinvestment risk resulting from a faster or slower rate of prepayment in full or repurchase of the secured notes held by the CARAT trust.

[Failure by the Swap Counterparty to Make Payments to the CARAT Trust and the Seniority of Payments Owed to the Swap Counterparty Could Reduce or Delay Payments on the Notes [and Distributions on the Certificates]]	[As described further in the “The Transfer and Servicing Agreements— Interest Rate Swaps” in this prospectus supplement, because the CARAT trust will issue floating rate notes [and certificates], the CARAT trust will enter into a related interest rate swap because the secured notes owned by the CARAT trust bear interest at a fixed rate while the floating rate notes [and certificates] will bear interest at a floating rate based on one-month LIBOR plus an applicable spread.

If the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the CARAT trust, the CARAT trust will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes [and distributions on the certificates]. In addition, the obligations of the swap counterparty under the interest rate swap are unsecured. If the swap counterparty fails to pay the net amount due, you may experience delays or reductions in the interest and principal payments on your notes [and in the interest payments and distributions on the certificate balance on your certificates].

If the floating rate payable by the swap counterparty is less than the fixed rate payable by the CARAT trust, the CARAT trust will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the CARAT trust for the net amount due, if any, to the swap counterparty under the interest rate swap. Except in the case of termination payments, as discussed below, amounts owing to the swap counterparty will be senior to payments on the notes [and the certificates]. These payments to the swap counterparty could cause a shortage of funds available on any distribution date, in which case you may experience delays or reductions in interest and principal payments on your notes [and in the interest payments and distributions on the certificate balance on your certificates].

In addition, if the interest rate swap terminates as a result of a default by or circumstances with respect to the CARAT trust, a termination payment may be due to the swap counterparty. The payment to the swap counterparty would be made by the CARAT trust out of funds that would otherwise be available to make payments on the notes [and distributions on the certificates] and would be paid from available funds, and termination payments on the interest rate swap related to the notes [or certificates] would be senior to all [payments on the certificates] and principal on the notes and equal in priority to payments of interest on the notes [or certificates]. The amount of the termination payment will be based on the market value of the interest rate swap at the time of termination. The termination payment could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes [and certificates]. In that event, you may experience delays or reductions in interest and principal payments on your notes [and in the interest payments and distributions on the certificate balance of your certificates].

The CARAT trust will make payments to the swap counterparty out of, and will include receipts from the swap counterparty in, its generally available funds— not solely from funds that are dedicated to the floating rate notes. Therefore, in situations like those described above, the impact would be to reduce the amounts available for distribution to holders of all securities, not just holders of floating rate notes [and certificates].

The Ratings of the Securities May be Revised or Withdrawn	The securities will be issued only if they receive the required rating. A rating is not a recommendation to buy, sell or hold the securities. The ratings may be revised or withdrawn at any time. The rating considers only the likelihood that the CARAT trust will pay interest on time and will ultimately pay principal in full [or make full distributions on the certificate balance]. Ratings on the securities do not address the timing of distributions of principal on the securities prior to their applicable final scheduled distribution date. Nor do ratings consider the prices of securities or their suitability for a particular investor. Although the notes [and certificates] will be issued only if they receive the required rating, the rating may be revised or withdrawn at any time after the notes [and certificates] are issued if the rating agency believes that circumstances have changed. If a rating agency changes its rating on your securities, no one has an obligation to provide additional credit enhancement or restore the original rating.

The Geographic Concentration of the Leases Securing the Secured Notes Could Result in Losses or Payment Delays On Your Securities	As of , 20 , %, %, %, %, % and % of the leases securing the secured notes, based on the aggregate ABS Value of the lease assets, are related to lessees with mailing addresses in , , , , , and , respectively. As a result of this geographic concentration, adverse economic factors such as unemployment, interest rates, the rate of inflation, consumer perception of the economy and legislative changes or other factors affecting these states could have a disproportionate impact on defaults on the leases and the ability to sell or dispose of the related leased vehicles for an amount at least equal to their stated residual value.

Used Car Market Factors May Increase the Risk of Loss on Your Securities	The used car market is affected by supply and demand, consumer tastes, economic factors and manufacturer decisions on pricing and incentives offered for the purchase of new car and light duty truck models. For instance, introduction of a new model by General Motors or its affiliates may impact the resale value of the existing portfolio of similar model types. Other factors that are beyond the control of GMAC, the CARAT trust, CARI, the COLT servicer, COLT and the CARAT servicer could also have a negative impact on the resale value of a vehicle.

THE CARAT TRUST

      The issuer, Capital Auto Receivables Asset Trust 20                      -SN                     , is a statutory trust formed under the laws of the State of Delaware. The CARAT trust will be established and operated pursuant to a trust agreement dated on or before the closing date of                      , 20                          , which is the date the CARAT trust will initially issue the notes [and certificates].

      The CARAT trust will engage in only the following activities:

•	acquire, hold and manage the secured notes and other assets of the CARAT trust;

•	issue securities;

•	make payments on the securities; and

•	take any action necessary to fulfill the role of the CARAT trust in connection with the notes and the certificates.

      The CARAT trust’s principal offices are in [Wilmington, Delaware], in care of [Deutsche Bank Trust Company Delaware], as CARAT owner trustee, at the address listed in “The CARAT Owner Trustee” below.

Capitalization of the CARAT Trust

      The following table illustrates the capitalization of the CARAT trust as of                      ,                      , the cutoff date, as if the issuance of the notes [and certificates] had taken place on that date:

[Class A-1 % Asset Backed Notes]	$
Class A-2 % Asset Backed Notes
Class A-3 % Asset Backed Notes
Class A-4 % Asset Backed Notes
[ % Asset Backed Certificates]

Total	$

      The [certificates] [and the Class A-1 Notes] are not being offered by this prospectus supplement or the accompanying prospectus.] [The certificates represent the equity of the CARAT trust and will be issued under the CARAT trust agreement. The seller will initially retain certificates with an aggregate initial balance of $          .]

The CARAT Owner Trustee

                           is the CARAT owner trustee under the CARAT trust agreement.                      is a                      banking corporation and a wholly-owned subsidiary of                      . Its principal offices are located at                      .

THE LEASE ASSETS AND THE SECURED NOTES

Eligibility Criteria for Lease Assets

      GMAC and GMAC Automotive Bank acquire leases and new [and used] vehicles from General Motors dealers under a supplemental dealer agreement. Each lease and the related leased vehicle included by COLT as collateral for the secured notes must meet the following eligibility criteria:

•	the leased vehicle is a new [or used] automobile or light duty truck [manufactured by or for General Motors];

•	the lease has an original scheduled term of [12] to [60] months;

•	the lease was acquired by GMAC in its ordinary course of business;

•	the dealer is located in the United States and each lessee has a billing address in the United States;

•	the lease provides for level monthly payments, except that the first and last monthly payments may differ from the level payments;

•	the lease complies with applicable federal, state and local laws;

•	the lease represents a binding obligation of the lessee;

•	the lease is in force and not terminated;

•	as of the cutoff date, the lease was not considered past due, that is, the payments due on that receivable in excess of $25 have been received within 30 days of the payment date;

•	the lessee is required to maintain physical damage and liability insurance policies;

•	the lease and the related leased vehicle are legally assigned to the purchaser;

•	the lease was originated in the United States;

•	the lessee is required to pay all costs relating to taxes, insurance and maintenance for the leased vehicle; [and]

•	[the lease was acquired under one of its special incentive rate or residual financing programs designed to encourage purchases of new General Motors cars and light duty trucks; and]

•	the lease has a remaining term of not less than [6] months.

Characteristics of Lease Assets

      The following tables describe the lease assets securing the secured notes as of the cutoff date. In the following table and elsewhere in this prospectus supplement, Lease Residual is the lesser of ALG Residual and the Stated Residual Value set at lease inception.

	Average	Minimum	Maximum

ABS Value
Lease Residual
Seasoning (Months)
Remaining Term (Months)
Original Term (Months)
Lease Residual as a
% of Initial ABS Value	%
Lease Residual as a
% of Adjusted MSRP	%

Distribution of Lease Assets by Original Lease Term

      The following table reflects the distribution of the lease assets securing the secured notes as of the cutoff date by original lease term stated in months.

		Percentage of	Aggregate	Percentage of
Original	Number of	Total Number	ABS	Aggregate
Term	Lease Assets	of Lease Assets	Value	ABS Value

[0 to 12		%		%
13 to 24		%		%
25 to 36		%		%
37 to 48		%		%
49 to 60]		%		%

Total		%		%

Distribution of Lease Assets by Remaining Lease Term

      The distribution of the lease assets as of the cutoff date by year and period of maturity was as follows:

		Percentage of	Aggregate	Percentage of
Remaining	Number of	Total Number of	ABS	Aggregate
Months	Lease Assets	Lease Assets	Value	ABS Value

[3 Month Increments]		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%

Total		%		%

Distribution of Lease Assets by State

      The distribution of the lease assets as of the cutoff date by state of origination— based on the billing address of the lessee on the lease was as follows:

		Percentage of	Aggregate	Percentage of
State of	Number of	Total Number of	ABS	Aggregate
Origination	Lease Assets	Lease Assets	Value	ABS Value

		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%

Total		%		%

Distribution of Lease Assets by Vehicle Make as of Cutoff Date

      The distribution of the lease assets as of the cutoff date by vehicle make was as follows:

		Percentage of	Aggregate	Percentage of
Breakdown by	Number of	Total Number of	ABS	Aggregate
Vehicle Make	Lease Assets	Lease Assets	Value	ABS Value

		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%

Total		%		%

Distribution of Lease Assets by Model

      The distribution of the leased vehicles as of the cutoff date by models representing 5% or more of the pool of lease assets securing the secured notes was as follows:

		Percentage of	Aggregate	Percentage of
	Number of	Total Number of	ABS	Aggregate
Model	Lease Assets	Lease Assets	Value	ABS Value

[List models with 5% or higher concentration]		%		%

Eligibility Criteria for Secured Notes

      The secured notes to be sold by GMAC to CARI and by CARI to the CARAT trust will be issued by COLT on the closing date. Each secured note:

•	was issued by COLT to fund a portion of the purchase price of the lease assets;

•	is secured by a pool of new [or used] automobiles and light duty trucks and the related leases;

•	has the benefit of a first priority security interest in the lease assets;

•	contains customary and enforceable provisions such as to render the rights and remedies of secured noteholders adequate for realization against the collateral of the benefits of security;

•	bears interest at an annual percentage rate of [ %] [describe floating rate]; and

•	has an original maturity of not more than [ ] months.

THE COLT SERVICER

Delinquency, Repossession and Credit and Residual Loss Data on GMAC Lease Assets

      For GMAC’s entire U.S. portfolio of new and used retail car and light duty truck leases, including lease assets sold by GMAC that it continues to service, the tables on the pages below show GMAC’s experience for:

•	delinquencies;

•	repossessions; and

•	credit and residual losses.

      Fluctuations in delinquencies, repossessions and credit and residual losses generally follow trends in the overall economic environment and may be affected by such factors as:

•	competition for lessees;

•	the supply and demand for cars and light duty trucks;

•	consumer debt burden per household;

•	personal bankruptcies; and

•	values at which the residual values are booked.

      [Discussion of any trends in delinquencies, repossessions and losses and their causes.]

      There can be no assurance that the delinquency, repossession and credit and residual loss experience on the lease assets will be comparable to that set forth below or that the factors or beliefs described above will remain applicable.

Entire GMAC SmartLease Portfolio

Retail Vehicle Lease Delinquency Information
($ in Thousands)

      “Average Number of Lease Contracts Outstanding” is computed by taking the simple average of the month-end outstanding amount for each period presented. “Average Daily Delinquency” is based on the number of lease contracts delinquent. The period of delinquency in this table is based on the number of days that the scheduled monthly payments in excess of $25 are contractually past due.

	At or for the
	Months Ended		At or for the Twelve Months Ended
	,		December 31,

	20	20	20	20	20

LEASES
Average Number of Lease Contracts Outstanding (in thousands)
Average Daily Delinquency
31-60 Days
61-90 Days
91 Days or more
Total Delinquencies at End of the Period (including bankruptcies) (in thousands)

Entire GMAC SmartLease Portfolio

Default and Loss Experience

      “Average Number of Lease Contracts Outstanding” is computed by taking the simple average of the month-end outstanding amount for each period presented. “Number of Repossessions Sold” means the number of repossessed leased vehicles that have been sold by GMAC in a given period. “Number of Repossessions Sold,” “Credit and Residual Losses on Repossessions Excluding Divisional Support” and “Average Credit and Residual Loss on Repossessions Excluding Divisional Support Per Vehicle” include frequency and severity on “skips,” a circumstance in which the leased vehicle can no longer be found. “Credit and Residual Losses on Repossessions” represents the difference between the net principal balance, which is the sum of the remaining monthly payments plus the ALG Residual, of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and does not include any post-disposition recoveries. “Lease Balance Outstanding” equals the GAAP-based net book value of the outstanding lease assets. “Number of Repossessions as a Percentage of Ending Number of Lease Contracts Outstanding,” “Number of Repossessions as a Percentage of Average Number of Lease Contracts Outstanding,” “Credit and Residual Losses on Repossessions Excluding Divisional Support as a Percentage of Ending Dollar Amount of Lease Balance Outstanding” and “Credit and Residual Losses on Repossessions Excluding Divisional Support as a Percentage of Average Dollar Amount of Lease Balance Outstanding” for the            months ended

, 200 and 200 are reported as annualized rates, which annualization may not reflect the actual annual rates.

	At or for the
	Months Ended		At or for the Twelve Months Ended
	,		December 31,

	20	20	20	20	20

Ending Number of Lease Contracts Outstanding
Average Number of Lease Contracts Outstanding
Number of Repossessions Sold
Number of Repossessions Sold as a Percentage of Ending Number of Lease Contracts Outstanding
Number of Repossessions Sold as a Percentage of Average Number of Lease Contracts Outstanding
Ending Dollar Amount of Lease Balance Outstanding (in thousands)
Average Dollar Amount of Lease Balance Outstanding (in thousands)
Credit and Residual Losses on Repossessions Excluding Divisional Support (in thousands)
Average Credit and Residual Losses per Repossession Excluding Divisional Support Per Vehicle
Credit and Residual Losses on Repossessions Excluding Divisional Support as a Percentage of Ending Dollar Amount of Lease Balance Outstanding
Credit and Residual Losses on Repossessions Excluding Divisional Support as a Percentage of Average Dollar Amount of Lease Balance Outstanding

Residual Value Loss Experience

Return Experience

GMAC SmartLease Portfolio
Vehicle Return Experience

      The information in the following table includes only returned vehicles sold by GMAC and excludes vehicles sold to consumers and repossessed vehicles. “Scheduled Terminations” do not include lease terminations under the Pull Ahead Program, but “Early Terminations” and “All Terminations” include those terminations. “Full Termination Ratio” is the ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. “Loss/(Gain) versus ALG Residual” equals the net principal balance at termination less the portion of the Stated Residual Value in excess of ALG Residual less (1) sales proceeds, (2) other proceeds paid by the lessee before account system termination and (3) any waived principal payments pursuant to any Pull Ahead Programs. “Loss/(Gain) versus ALG Residual” reflects all payments waived under the Pull Ahead Program as if they have been paid in full, but does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. [Discussion of any trends in gains/losses.] We can make no assurances that per unit losses on the leased vehicles securing the secured notes will reflect GMAC’s historical experience for its entire lease portfolio, nor can we ascertain whether losses will increase or decrease.

	At or for the
	Months Ended		At or for the Twelve Months Ended
	,		December 31,

	20	20	20	20	20

Total Number of Leases Scheduled to Terminate
Scheduled Terminations
Number of Returned Vehicles
Total ALG Residual on Returned Vehicles (in thousands)
Full Termination Ratio
Loss/(Gain) versus ALG Residual (in thousands)
Average Loss/(Gain) versus ALG Residual
Loss/(Gain) versus ALG as a Percentage of Total ALG Residual of Returned Vehicles

	At or for the
	Months Ended		At or for the Twelve Months Ended
	,		December 31,

	20	20	20	20	20

Early Terminations
Number of Returned Vehicles
Total ALG Residual on Returned Vehicles (in thousands)
Loss/(Gain) versus ALG Residual (in thousands)
Average Loss/(Gain) versus ALG Residual
Loss/(Gain) versus ALG as a Percentage of Total ALG Residual of Returned Vehicles
All Terminations
Average Loss/(Gain) versus ALG Residual
Loss/(Gain) versus ALG as a Percentage of Total ALG Residual of Returned Vehicles

RESIDUAL VALUES

Determination of Residual Value

      GMAC uses residual values set by Automotive Lease Guide for the General Motors vehicles that it leases for itself, and GMAC Automotive Bank. See “Description of Auto Lease Business of GMAC—Determination of Residual Values” in the accompanying prospectus.

      [Discussion of trends in residual values.]

Pull Ahead Programs

      The Pull Ahead Program was implemented in 2000. This program was designed to promote customer loyalty by offering attractive early termination options intended to provide the lessee with an incentive to purchase or lease a new General Motors vehicle. The program was also designed to improve GMAC’s vehicle disposition results by shifting vehicles out of peak termination months and increasing the number of off-lease vehicles that are sold or auctioned during those months in which the purchase price for off-lease vehicles tends to be higher. Under the Pull Ahead Program, General Motors or GMAC, as agent for General Motors, may elect, in its sole discretion, to permit qualified lessees to terminate their leases prior to their respective scheduled lease end dates. In order to qualify for this program, the lessees must purchase or lease new General Motors vehicles. The lessees are permitted to terminate their leases without paying the remaining monthly payments as would otherwise be required by the terms of the lease. These remaining monthly payments are waived by GMAC, as agent for General Motors. However, the lessees are required to pay any applicable excess mileage and excess wear charges with respect to the early termination. The Pull Ahead Program Agreement will require GMAC, as agent for General Motors, to pay the Pull Ahead Payment for any lease when terminated early under the Pull Ahead Program during any Collection Period on the second business day of the Collection Period following any Collection Period in which an early termination under a Pull Ahead Program has occurred or if the Monthly Remittance Condition is satisfied, on the third business day preceding the related payment date. Further, GMAC, as COLT servicer, will be required to deposit the Pull Ahead Payments into the COLT collection account.

Pull Ahead Experience

      The average amount of waived monthly payments and number of leases waived by GMAC, as agent for General Motors, for the fiscal quarters set forth below are as follows:

Number of Pull
Ahead Lease
	Average Amount Per	Contracts
Quarters	Vehicle Waived	Waived

WEIGHTED AVERAGE LIFE OF THE OFFERED NOTES [AND CERTIFICATES]

      The following information is provided solely to illustrate the effect of prepayments of the leases and the related vehicles on the unpaid principal amounts of the notes [and on the Certificate Balance] and the weighted average life of the notes [and certificates] under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the leases.

      Prepayments on automotive leases can be measured by a prepayment standard or model. The prepayment model used in this prospectus supplement is expressed in terms of percentages of “ABS,” which means a prepayment model that assumes a constant percentage of the original number of leases in the pool prepay each month. The base prepayment assumption, which we refer to in this prospectus supplement as the “100% Prepayment Assumption,” assumes that the original principal balance of the leases will prepay as follows:

(1) In month one, prepayments will occur at [ ]% ABS and increase by [ ]% ABS each month until reaching [ ]% ABS in the [ ] month of the life of the lease.

(2) In month [ ] through [ ], prepayments remain at [ ]%.

(3) In month [ ], prepayments decrease to [ ]% ABS and remain at that level until the original outstanding principal balance of the lease has been paid in full.

      Neither any ABS nor the 100% Prepayment Assumption purports to be a historical description of the prepayment or a prediction of the anticipated rate of prepayment of the leases. We cannot assure you that the leases will prepay at the levels of the 100% Prepayment Assumption or at any other rate.

      The tables below were prepared on the basis of certain assumptions, including that:

(1) as of the cutoff date, [ ] months have elapsed since the inception of the leases;

(2) all Monthly Lease Payments are timely received and no lease is ever delinquent;

(3) no repurchase payment is required to be made by GMAC in respect of any lease asset;

(4) each payment on the leases is made on the [last] day of each month, whether or not that day is a business day [and each month has 30 days];

(5) there are no credit losses in respect of the lease assets;

(6) all terminated leases are payments in full of all outstanding Monthly Lease Payments and realization in full of all ALG Residuals;

(7) [payments on the notes [and certificates] are made on each distribution date, and each distribution date is assumed to be the fifteenth day of each applicable month, commencing , 20 ;]

(8) [except as indicated in the following tables, the COLT servicer exercises its option to purchase the lease assets on the earliest permissible date;]

(9) the closing date occurs on , 20 ;

(10) [no event of default occurs under the CARAT Indenture or the COLT Indenture;] and

(11) The ABS Value of the lease assets, as of the cutoff date, is $ , based on the Discount Rate of %.

      No representation is made as to what the actual levels of losses and delinquencies on the lease assets will be. Because payments on the leases and related leased vehicles will differ from those used in preparing the following tables, distributions of principal on the notes [and on the Certificate Balance] may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

      Additional information on the effect of prepayment on the notes [and the certificates] can be found under “Weighted Average Life of the Securities” in the accompanying prospectus.

Percent of Initial Note Principal [and Certificate Balance] Outstanding at Various ABS Percentages

      The following tables set forth the percentages of the unpaid principal balance of each class of notes [or Certificate Balance of the certificates] that would be outstanding after each of the dates shown, based on a rate equal to [0%, 50%, 75%, 100%, 125%, 150% and 175%] of the Prepayment Assumption. As used in the table, “0% Prepayment Assumption” assumes no prepayments on a lease, “[25%] Prepayment Assumption” assumes that a lease will prepay at [25%] of the Prepayment Assumption and so forth.

      The weighted average life of a class of offered notes [or certificates, as applicable,] as set forth in each of the tables below is determined by (a) multiplying the amount of each principal payment on a note of that class [or payment on the Certificate Balance of a certificate, as applicable,] by the number of years from the date of the issuance of the related note [or certificate] to the related distribution date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the note [or the initial Certificate Balance, as applicable]. The calculation in the row in each of the tables below labeled on the closing date “Weighted Average Life (Years) to call” assumes that the COLT servicer exercises its option to purchase the lease assets on the earliest permissible date. The calculation in the row in each of the tables listed below labeled “Weighted Average Life (Years) to maturity” assumes that the COLT servicer does not exercise its option to purchase the lease assets.

Percentage of the Initial Principal Balance Outstanding—Class A- Notes

	Prepayment Assumption

Distribution Date	[0%	50%	75%	100%	125%	150%	175%]

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Weighted Average Life to maturity (years)
Weighted Average Life to call (years)

Percentage of the Initial Principal Balance Outstanding—Class A- Notes

	Prepayment Assumption

Distribution Date	[0%	50%	75%	100%	125%	150%	175%]

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Weighted Average Life to maturity (years)
Weighted Average Life to call (years)

Percentage of the Initial Principal Balance Outstanding— Class A- Notes

	Prepayment Assumption

Distribution Date	[0%	50%	75%	100%	125%	150%	175%]

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Weighted Average Life to maturity (years)
Weighted Average Life to call (years)

[Percentage of the Initial Certificate Balance Outstanding]

	Prepayment Assumption

Distribution Date	[0%	50%	75%	100%	125%	150%	175%]

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Weighted Average Life to maturity (years)
Weighted Average Life to call (years)

THE NOTES

      The notes will be issued pursuant to the terms of a CARAT Indenture, which may be amended and supplemented from time to time, to be dated as of the closing date between the CARAT trust and the CARAT indenture trustee. A sample CARAT Indenture was filed as an exhibit to the registration statement of which this prospectus supplement forms a part, but the sample CARAT Indenture does not describe the specific terms of the notes. A copy of the final CARAT Indenture under which the notes are issued will be available to noteholders from the seller upon request and will be filed with the SEC following the initial issuance of the notes. The following summary, when read in conjunction with the section titled “The Notes” in the accompanying prospectus, describes the material terms of the notes and the CARAT Indenture. Where particular provisions or terms used in the CARAT Indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.                                           , a                                           , will be the CARAT indenture trustee.

      All payments required to be made on the notes will be made monthly on each distribution date.

      The principal amount, interest rate and the final scheduled distribution date for the offered notes are as set forth on the cover of this prospectus supplement. [The corresponding information for the Class A-      Notes (which are not offered hereby) is set forth in the following table:

Class A-
Notes

Principal amount
Interest rate
Final scheduled distribution date]

LIBOR

      The interest rates for the floating rate notes [and the floating rate payments received by the CARAT trust on the related interest rate swap] will be based on One-Month LIBOR plus an applicable spread. One-Month LIBOR will be the rate for deposits in U.S. Dollars for a period of one month that appears on the Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the preceding distribution date or, in the case of the initial distribution date, on the day that is two LIBOR Business Days prior to the closing date. If that rate does not appear on the Telerate Service Page 3750—or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying One-Month LIBOR or comparable rates as may be selected by the CARAT indenture trustee for consultation with the seller—then One-Month LIBOR will be the Reference Bank Rate.

Payments of Interest

      Interest on the unpaid principal balance of each class of notes will accrue at the applicable interest rate and will be paid monthly on each distribution date. [Interest on the certificates will not be paid on any distribution date until interest on the notes payable on such distribution date has been paid in full.]

      Each distribution date will be a payment date as described in the accompanying prospectus. For the first distribution date, interest will accrue on the notes from and including the closing date to but excluding the first distribution date. For each subsequent distribution date, interest will accrue on the notes from and including the immediately preceding distribution date to but excluding the next distribution date. For each class of notes, interest will be payable on each distribution date in an amount equal to the Noteholders’ Interest Distributable Amount for that distribution date. Interest on floating rate notes will be calculated on the basis of actual days elapsed during the period for which interest is payable and a 360-day year. Interest on fixed rate notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Failure to pay the full Noteholders’ Interest Distributable Amount for any class of notes on any distribution date will constitute an event of default under the CARAT Indenture after a five-day grace period.

Payments of Principal

      On each distribution date, the Aggregate Noteholders’ Principal Distributable Amount will be applied to make principal payments on the notes. Principal payments will be applied to the notes in sequential priority so that no principal payments will be made on any class of notes until all notes with a lower numerical designation have been paid in full. Thus, on each distribution date, the Aggregate Noteholders’ Principal Distributable Amount will be applied to the notes as follows:

•	First, to the Class A-1 Notes until paid in full;

•	Second, to the Class A-2 Notes until paid in full;

•	Third, to the Class A-3 Notes until paid in full; and

•	Fourth, to the Class A-4 Notes until paid in full.

      At any time that the principal balances of the notes have been declared due and payable following the occurrence of an event of default under the CARAT Indenture, principal payments on each class of notes will be made ratably to all noteholders on each distribution date, based on the outstanding principal balance of each class of notes, until all events of default have been cured or waived as provided in the CARAT Indenture.

      The remaining outstanding principal amount of each class of notes will be due on the related final scheduled distribution date. Failure to pay the full principal amount of a class of notes on or before the applicable final scheduled distribution date will constitute an event of default under the CARAT Indenture.

Redemption

      COLT Servicer Purchase Option. If the COLT servicer exercises its option to purchase the lease assets on the distribution date following the date on which the Aggregate ABS Value of the lease assets is less than 10% of the initial Aggregate ABS Value of the lease assets, then the outstanding secured notes, if any, will be retired and discharged and the funds received from the COLT servicer will be applied to redeem the outstanding notes, if any, [and the certificates] at a price equal to their remaining principal balance [and Certificate Balance, as applicable,] plus accrued and unpaid interest thereon. The COLT servicer’s option is described in the accompanying prospectus under “The Transfer and Servicing Agreements—Termination—COLT Servicer Purchase Option.” The purchase price for the lease assets will be equal to the sum of the remaining Aggregate Secured Note Principal Balance and the aggregate secured note monthly accrued interest.

      CARAT Servicer Purchase Option. If the CARAT servicer exercises its option to purchase the secured notes when the Aggregate Secured Note Principal Balance on the last day of any month has declined to 10% or less of the Initial Aggregate Secured Note Principal Balance, then the outstanding notes, if any, [and the certificates] will be redeemed in whole, but not in part, on the distribution date as of which the CARAT servicer exercises its option. The CARAT servicer’s option is described in the accompanying prospectus under “The Transfer and Servicing Agreements—Termination—CARAT Servicer Purchase Option.” The redemption price will be equal to the unpaid principal amount of the notes [and the Certificate Balance, as applicable,] plus accrued and unpaid interest.

Parity of Interest Payments on Notes

      Interest payments on all classes of notes will have the same priority. Under some circumstances, the amount available to make these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its ratable share of the aggregate amount available to be distributed in respect of interest on the notes. Each class’ ratable share of the aggregate amount available will be based upon the aggregate amount of interest due to that class of noteholders on that distribution date. See “The Transfer and Servicing Agreements—Distributions on the Notes [and Certificates]” and “—CARAT Reserve Account” in this prospectus supplement.

Additional CARAT Indenture Matters

      As set forth in the accompanying prospectus under the caption “The Notes—The CARAT Indenture—CARAT Events of Default; Rights Upon CARAT Event of Default,” the CARAT indenture trustee may sell the CARAT trust’s assets following an event of default under the CARAT Indenture only if specified conditions are satisfied. For an event of default resulting from a breach by the CARAT trust of the covenants in the CARAT Indenture, the consent from the holders of all the outstanding notes [and from the holders of all the outstanding certificates] is required prior to the CARAT indenture trustee’s sale of the CARAT trust’s assets.

Delivery of Notes

      The notes will be issued on or about the closing date in book entry form through the facilities of DTC, Clearstream and the Euroclear System against payment in immediately available funds. See “Book-Entry Registration; Reports to Securityholders—Book-Entry Registration” in the accompanying prospectus.

[THE CERTIFICATES

      The CARAT trust will issue the certificates under a CARAT trust agreement, which may be amended from time to time, to be dated as of the closing date, between the seller and the CARAT owner trustee. A sample CARAT trust agreement was filed as an exhibit to the registration statement of which this prospectus supplement forms a part, but the sample trust agreement does not describe the specific terms of the certificates. A copy of the final CARAT trust agreement under which the certificates are issued will be available to certificateholders from the seller upon request and will be filed with the SEC following the initial issuance of the notes and the certificates. The following summary, when read in conjunction with the section titled “The Certificates” in the accompanying prospectus, describes the material terms of the certificates and the CARAT trust agreement. Where particular provisions or terms used in the CARAT trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Interest

      Except as described below, on each distribution date referred to above under “The Notes” in this prospectus supplement, interest will be distributable to certificateholders at the Pass Through Rate on the Certificate Balance. Any Certificateholders’ Interest Distributable Amount on a distribution date that is not distributed on a distribution date will be distributable on the next distribution date. Interest will accrue on the certificates from and including the closing date to but excluding the distribution date and will be distributable on each distribution date beginning in                      , 20     in an amount equal to the Certificateholders’ Interest Distributable Amount for that distribution date.

      Interest on the certificates will be calculated based on a 360-day year [consisting of twelve 30-day months] [and actual days elapsed during the period for which interest is payable]. The CARAT trust will not make distributions of interest to any certificateholder on any distribution date until all payments of interest on the notes with respect to that distribution date have been made.

Payments Upon Acceleration

      Notwithstanding the above, if an event of default occurs under the CARAT Indenture, and the notes are accelerated, no payments of interest on the certificates will be made until the notes are paid in full or the acceleration is rescinded. In this event, amounts otherwise available to make distributions on the certificates will be available to make payments on the notes. See “The Transfer and Servicing Agreements—Distributions on the Notes [and Certificates]” in this prospectus supplement.

Certificate Balance

      No distributions on the Certificate Balance will be made until the notes have been paid in full. After the notes have been paid in full, on each distribution date, remaining amounts available will be applied to distributions on the Certificate Balance. The final scheduled distribution date for the certificates will be the distribution date in                      , 20     .

Early Retirement of the Certificates

      If the CARAT servicer exercises its option to purchase the secured notes when the Aggregate Secured Note Principal Balance declines to 10% or less of the Initial Aggregate Secured Note Principal Balance or if the COLT servicer exercises its option to purchase the lease assets when the Aggregate ABS Value of the lease assets declines to less than 10% of the initial Aggregate ABS Value of the lease assets, certificateholders will receive an amount in respect of the certificates equal to the Certificate Balance together with accrued interest at the Pass Through Rate. This distribution will result in the early retirement of the certificates. See “The Transfer and Servicing Agreements—Termination” in the accompanying prospectus.]

THE TRANSFER AND SERVICING AGREEMENTS

      The parties will enter into the Transfer and Servicing Agreements, which may be amended and supplemented from time to time, to be dated as of the closing date. See “The Transfer and Servicing Agreements” in the accompanying prospectus. The seller has filed sample forms of the Transfer and Servicing Agreements as exhibits to the registration statement of which this prospectus supplement forms a part, but the sample agreements do not describe the specific terms of the offered notes [and certificates]. A copy of the final Transfer and Servicing Agreements for the offered notes [and certificates] will be available to noteholders [and certficateholders] from the seller upon request and will be filed with the SEC following the initial issuance of the notes [and the certificates]. The following summary, when read in conjunction with the section titled “The Transfer and Servicing Agreements” in the accompanying prospectus, describes the material terms of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Servicing Compensation and Payment of Expenses

      Compensation for Servicing the Leases and Leased Vehicles Securing the Secured Notes. GMAC acts as servicer of the leases and leased vehicles securing the secured notes. In that capacity, GMAC will receive a servicing fee on each distribution date out of collections on the lease assets. The Basic Servicing Fee paid to the COLT servicer is equal to one-twelfth of 1.00% of the Aggregate ABS Value of the lease assets as of the first day of the preceding month. As COLT servicer, GMAC also receives a Supplemental Servicing Fee, which includes investment earnings and any late fees, disposition fees, prepayment charges and other administrative fees and expenses or similar charges, and certain other proceeds from lease assets that have terminated. The COLT Servicing Agreement requires the COLT servicer to pay from its own funds, which includes any servicing fees paid to it, but does not include the COLT trust estate, all expenses incurred by the COLT servicer in connection with its activities as COLT servicer, including the fees and expenses of the COLT owner trustee, the COLT indenture trustee, the VAULT trustee, fees and disbursements of independent accountants retained in connection with the COLT Servicing Agreement, taxes imposed upon the COLT servicer in connection with distributions and reports by or on behalf of the COLT servicer to the holders of the secured notes or the COLT equity certificates and expenses incurred in connection with the servicing of Liquidating Lease Assets. The COLT servicer is, however, entitled under the COLT Servicing Agreement to reimbursement of certain expenses incurred in connection with the servicing of Liquidating Lease Assets. See “The Transfer and Servicing Agreement— Servicing Compensation and Payment of Expenses— Servicing of Underlying Leases and Leased Vehicles” in the accompanying prospectus.

      Servicing of Liquidating Lease Assets. The Transfer and Servicing Agreements provide that GMAC, as COLT servicer, can exercise discretion, consistent with its customary servicing procedures and the terms of the Transfer and Servicing Agreements, in servicing Liquidating Lease Assets that secure the secured notes so as to maximize the collection of these Liquidating Lease Assets. In addition, the Transfer and Servicing Agreements also provide GMAC, as COLT servicer, with broad discretion to choose to sell, or not to sell, any of the Liquidating Lease Assets that secure the secured notes.

      Compensation for Servicing the Secured Notes. GMAC will act as servicer of the secured notes for the CARAT trust. In that capacity, GMAC will handle all payments,

administer defaults and delinquencies and otherwise service the secured notes. On each distribution date, the CARAT trust will pay GMAC, as CARAT servicer, the servicing fee for servicing the secured notes, which consists of a servicing fee for the previous month and unpaid servicing fees from prior distribution dates. The monthly servicing fee rate for servicing the secured notes is one-twelfth of 0.01% of the Aggregate Secured Note Principal Balance as of the first day of the preceding month. See “The Transfer and Servicing Agreements— Servicing Compensation and Payment of Expenses— Servicing of Secured Notes” in the accompanying prospectus.

Summary of Monthly Deposits to and Withdrawals from COLT Accounts*

Summary of Monthly Deposits to and Withdrawals from CARAT Accounts*

GMAC,
as CARAT Servicer
COLT
Administrative Purchase Payments & Warranty Payments
Servicing Fees
Payments on secured notes
Capital Auto Receivables, Inc., as Seller
Initial Deposit
Excess Funds
CARAT Collection Account
Deposits
Withdrawals
CARAT Reserve Account
Interest and Principal
Interest and Certificate Balance
Swap termination amounts
fixed swap payment
floating swap payment
Note Distribution Account
Certificate Distribution Account
Swap Counterparty
Interest and Principal
Interest and Certificate Balance
Asset Backed Note Holders
Asset Backed Certificate Holders
* This chart provides only a simiplied overview of the monthly flow of funds. Refer to this prospectus supplement and the accompanying prospectus for a further description.

Distributions on the Secured Notes

      On or before each distribution date, the COLT servicer will transfer all collections on the lease assets for the related Collection Period to the COLT collection account. The secured notes will be paid ratably from aggregate collections on the entire pool of lease assets.

      The COLT indenture trustee will make distributions to the CARAT collection account out of the amounts on deposit in the COLT collection account. The amounts to be distributed to the CARAT collection account will be determined in the manner described below.

      The chart titled “Summary of Monthly Deposits to and Withdrawals from COLT Accounts,” which appears on page S-     of this prospectus supplement, provides a summary of the monthly distributions from collections on the lease assets. This summary chart provides only a simplified overview of the monthly flow of funds. Therefore, you should also read the text of this prospectus supplement and the accompanying prospectus to understand the monthly flow of funds.

      Determination of COLT Collections. The “COLT Collections” for a distribution date will be the sum of:

(1) the Monthly Lease Payments received with respect to the lease assets (including Applied Payments Ahead but excluding Excess Payments made during the related Collection Period that are treated as Payments Ahead);

(2) all Pull Ahead Payments received or deposited by the COLT servicer since the preceding distribution date (or with respect to the first distribution date, since the closing date) with respect to any lease assets that became Pull Ahead Lease Assets during or prior to the related Collection Period;

(3) all Warranty Lease Payments received or deposited by the COLT servicer in respect of lease assets during the related Collection Period;

(4) all Administrative Lease Purchase Payments received or deposited by the COLT servicer in respect of lease assets during the related Collection Period;

(5) all Sale Proceeds received or deposited by the COLT servicer in respect of the lease assets during the related Collection Period;

(6) any Monthly Payment Advances and Residual Advances with respect to that distribution date;

(7) all Extended Lease Payments received or deposited by the COLT servicer with respect to Extended Leases during the related Collection Period;

(8) if the COLT servicer has elected to repurchase all of the lease assets as described in “The Transfer and Servicing Agreements—Termination—COLT Servicer Purchase Option” in the accompanying prospectus, the Aggregate ABS Value of the lease assets on that distribution date;

(9) all Insurance Proceeds received with respect to the lease assets during the related Collection Period;

(10) without double counting any amounts set forth above, the portion of any security deposits with respect to the lease assets deemed to be included as part of COLT Collections for the related Collection Period under the COLT Servicing Agreement; and

(11) any other amounts received by the COLT servicer during the related Collection Period with respect to the lease assets, other than Excluded Amounts, Supplemental Servicing Fees, Excess Payments and Sales and Use Tax Amounts.

      Determination of Available Distribution Amount. The “Available Distribution Amount” for a distribution date will be the result of:

(1) the excess of (A) the sum of (i) all COLT Collections received by the COLT servicer on the lease assets during the prior month (and for the initial distribution date, for the period beginning on the closing date and ending on the last day of the preceding month) and (ii) the Applied Extended Lease Payment Amount for that distribution date, over (B) the Unapplied Extended Lease Payment Amount for that distribution date; plus

(2) the amounts transferred from the COLT reserve account to the COLT collection account on that distribution date as described under “—Monthly Withdrawals from and Deposits to the COLT Collection Account” below; minus

(3) any Outstanding Advances and liquidation expenses for which the COLT servicer is entitled to reimbursement under the COLT Servicing Agreement.

      Determination of Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a business day, the next business day, the COLT servicer will calculate the Available Distribution Amount and the COLT Reserve Account Required Amount. On that day, the COLT servicer will also calculate the following amounts, among others:

      Based on activity during the prior monthly period:

•	the Basic Servicing Fee for the COLT servicer;

•	the Note Principal Balance;

•	the Aggregate Principal Payment;

•	the Aggregate Secured Note Principal Balance;

•	the Secured Note Monthly Accrued Interest;

•	the Secured Note Interest Distributable Amount;

•	the Secured Note Principal Distributable Amount; and

      all other amounts required to determine the amounts, if any, to be deposited into or paid from each of the COLT collection account, the COLT reserve account and the Payment Ahead Servicing Account.

      Based on those calculations, the COLT servicer will deliver to the COLT indenture trustee a certificate specifying these amounts.

      Monthly Withdrawals from and Deposits to the COLT Collection Account. On or before each distribution date, the COLT indenture trustee will:

      withdraw Excess Payments made during the preceding month from the COLT collection account and pay such amounts to the COLT servicer or, if required under the COLT Servicing Agreement, to the Payment Ahead Servicing Account;

      transfer from the Payment Ahead Servicing Account to the COLT collection account the aggregate Applied Payments Ahead for that distribution date;

      withdraw and pay to the COLT servicer any Outstanding Advances and liquidation expenses for which the COLT servicer is entitled to reimbursement under the COLT Servicing Agreement; and

      withdraw from the COLT reserve account and deposit into the COLT collection account an amount equal to the lesser of:

(I) the COLT Reserve Account Available Amount on that distribution date; and

(II) the excess, if any, of

(A) the sum, for that distribution date, of the Basic Servicing Fee for the COLT servicer, the Aggregate Secured Note Interest Distributable Amount and the Secured Note Principal Distributable Amount, over

(B) the excess of (i) the sum of (x) the COLT Collections with respect to the lease assets for that distribution date, plus (y) the Applied Extended Lease Payment Amount for that distribution date, over (ii) the sum of (x) the amount of any Outstanding Advances and liquidation expenses for which the COLT servicer is entitled to reimbursement under the COLT Servicing Agreement which have been withdrawn and paid to the COLT servicer on that distribution date, plus (y) the Unapplied Extended Lease Payment Amount for such payment date.

      Priorities for Distributions from the COLT Collection Account. On each distribution date, after the withdrawals, deposits and transfers described in “—Monthly Withdrawals from and Deposits to the COLT Collection Account” in this prospectus supplement have been made, to the extent of the Available Distribution Amount for that distribution date, the COLT indenture trustee will make the following distributions from amounts deposited into the COLT collection account in the following order of priority:

(1) the Basic Servicing Fee to the COLT servicer;

(2) to the holders of the secured notes, pro rata based on the Secured Note Interest Distributable Amount due on each secured note, the Aggregate Secured Note Interest Distributable Amount;

(3) to the holders of the secured notes, pro rata based on the Note Principal Balance of each secured note, the Secured Note Principal Distributable Amount;

(4) to the COLT reserve account, an amount necessary to cause the amount of deposit in the COLT reserve account (after giving effect to any withdrawal from the COLT reserve account on that distribution date) to equal the COLT Reserve Account Required Amount for that distribution date; and

(5) the remainder to COLT, LLC, as certificateholder.

COLT Reserve Account

      Pursuant to the COLT Servicing Agreement, the COLT servicer will establish the COLT reserve account with the COLT indenture trustee. The COLT reserve account will be funded by an initial deposit by COLT, LLC on the closing date of $          , which equals      % of the initial Aggregate ABS Value of the lease assets. On each distribution date, the amount withdrawn from the COLT reserve account as described under “—Distributions on the Secured Notes—Monthly Withdrawals from and Deposits to the COLT Collection Account” above will constitute part of the amounts available to make payments on the secured notes under the COLT Indenture.

      If the amount on deposit in the COLT reserve account on any distribution date, after giving effect to all other deposits or withdrawals from the COLT reserve account on that distribution date, is greater than the amount required to be on deposit in the COLT Reserve Account Required Amount for that distribution date under the COLT Servicing Agreement, the COLT servicer will pay the amount of the excess to COLT, LLC. Upon any distribution to COLT, LLC of amounts from the COLT reserve account as described above, none of the CARAT trust[,] [or] the noteholders [or the certificateholders] will have any rights in, or claims to, those amounts.

Distributions on the Notes [and Certificates]

      On or before each distribution date, the CARAT servicer will transfer all payments on the secured notes during the prior month or since the cutoff date, in the case of the initial distribution date, to the CARAT collection account.

      The CARAT indenture trustee will make distributions to the note distribution account [and the certificate distribution account] out of the amounts on deposit in the CARAT collection account. The amounts to be distributed to the note distribution account [and the certificate distribution account] will be determined in the manner described below.

      The chart titled “Summary of Monthly Deposits to and Withdrawals from CARAT Accounts,” which appears on page S-     of this prospectus supplement, provides a summary of the monthly distributions. This summary chart provides only a simplified overview of the monthly flow of funds. Therefore, you should also read the text of this prospectus supplement and the accompanying prospectus to understand the monthly flow of funds.

      Determination of Available Amounts. The “Total Available Amount” for a distribution date will be the sum of:

(1) [all cash or other immediately available funds on deposit in the CARAT reserve account immediately prior to that distribution date;]

(2) all payments on the secured notes held by the CARAT trust (other than Liquidating Secured Notes) during the period from the last distribution date to but excluding the current distribution date;

(3) all amounts realized with respect to such secured notes that have become Liquidating Secured Notes;

(4) [the amount, if any, paid by the swap counterparty to the CARAT trust under any interest rate swap; and]

(5) payments for each secured note that the seller has repurchased or the CARAT servicer has purchased during the prior month.

      Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a business day, the next business day, the CARAT servicer will calculate the Total Available Amount [and the Specified Reserve Account Balance] based on activity during the prior monthly period. On that day, the CARAT servicer will also calculate the following amounts, among others:

      Amounts distributable on the upcoming distribution date:

•	the servicing fee for the CARAT servicer;

•	the Secured Note Interest Distributable Amount;

•	the Secured Note Principal Distributable Amount;

•	the Aggregate Noteholders’ Interest Distributable Amount;

•	the Aggregate Noteholders’ Principal Distributable Amount;

•	[the Certificateholders’ Interest Distributable Amount;]

•	[the Certificateholders’ Principal Distributable Amount, if any;] and

•	[the net amount, if any, payable by the CARAT trust under any interest rate swap and swap termination amounts, if any, required to be paid on that distribution date.]

      Based on those calculations, the CARAT servicer will deliver to the CARAT indenture trustee a certificate specifying those amounts and instructing the CARAT indenture trustee to make withdrawals, deposits and payments of the following amounts on the distribution date:

[(1) the amount, if any, to be withdrawn from the CARAT reserve account and deposited in the CARAT collection account;]

(2) the amount to be withdrawn from the CARAT collection account and paid to the CARAT servicer in respect of the servicing fee for that distribution date [and the net amount, if any, to be withdrawn from the CARAT collection account and paid under the interest rate swaps to the swap counterparty for that distribution date, other than any swap termination amounts;]

(3) the amounts to be withdrawn from the CARAT collection account in respect of the Aggregate Noteholders’ Interest Distributable Amount and the Aggregate Noteholders’ Principal Distributable Amount and deposited in the note distribution account for payment to noteholders on that distribution date [and any swap termination amounts to be paid to the swap counterparty on interest rate swaps related to the notes for that distribution date;]

(4) [the amounts to be withdrawn from the CARAT collection account in respect of the Certificateholders’ Interest Distributable Amount and the amount, if any, to be withdrawn from the CARAT collection account in respect of the Certificateholders’ Principal Distributable Amount and deposited in the certificate distribution account for distribution to certificateholders on that distribution date;]

[(5) the amount, if any, to be withdrawn from the CARAT collection account and deposited in the CARAT reserve account;] and

[(6) the amount, if any, to be withdrawn from the CARAT reserve account and paid to the seller].

[The amount, if any, to be withdrawn from the CARAT reserve account and deposited to the CARAT collection account as specified in clause (1) above on any distribution date will be the lesser of:

(X) the amount of cash or other immediately available funds in the CARAT reserve account on that distribution date; and

(Y) the amount, if any, by which

(A) the sum of the CARAT servicing fee, the Aggregate Noteholders’ Interest Distributable Amount, [the Certificateholders’ Interest Distributable Amount,] the Aggregate Noteholders’ Principal Distributable Amount, [the net amount, if any, payable by the CARAT trust under the interest rate swaps] [and the Certificateholders’ Principal Distributable Amount, if any,] exceeds

(B) the Total Available Amount for that distribution date (without giving effect to any amounts on deposit in the CARAT reserve account).]

      [The amount, if any, to be withdrawn from the CARAT collection account and deposited in the CARAT reserve account as specified in clause (6) below on any distribution date will equal the amount, if any, by which

(X) the Total Available Amount for that distribution date, exceeds

(Y) the amount described in subclause (A) of clause (Y) of the preceding paragraph.

      The amount, if any, to be withdrawn from the CARAT reserve account and paid to CARI as specified in clause (6) above for any distribution date will equal the amount, if any, by which the amount on deposit in the CARAT reserve account after all other deposits, including the deposit pursuant to clause (5) above and withdrawals on that distribution date exceeds the Specified Reserve Account Balance for that distribution date.]

      On each distribution date, all amounts on deposit in the note distribution account will be distributed to the noteholders [and all amounts on deposit in the certificate distribution account will be distributed to the certificateholders, in each case] as described in this prospectus supplement.

      Priorities for Distributions from CARAT Collection Account. Withdrawals of funds from the CARAT collection account on a distribution date for application as described in clauses (2), (3), (4) and (5) under “—Distributions on the Notes [and Certificates]— Determination of Monthly Withdrawals and Deposits” above will be made only to the extent of the Total Available Amount allocated to that application for that distribution date. In calculating the amounts which can be withdrawn from the CARAT collection account and applied as specified in clauses (2), (3), (4) and (5), the CARAT servicer will allocate the Total Available Amount in the following order of priority:

(1) the servicing fee for the CARAT servicer;

(2) [the net amount, if any, to be paid under the interest rate swaps to the swap counterparty, other than any swap termination amounts;]

(3) the Aggregate Noteholders’ Interest Distributable Amount [and any swap termination amounts to be paid to the swap counterparty on any interest rate swaps related to the notes allocated ratably between the Aggregate Noteholders’ Interest

Distributable Amount and such swap termination amounts in proportion to their respective amounts;]

(4) [the Certificateholders’ Interest Distributable Amount and any swap termination amounts to be paid to the swap counterparty on any interest rate swaps related to the certificates allocated ratably between the Certificateholders’ Interest Distributable Amount and such swap termination amounts in proportion to their respective amounts;]

(5) the Aggregate Noteholders’ Principal Distributable Amount [and, after the notes have been paid in full, the Certificateholders’ Principal Distributable Amount, if any]; and

[(6) the remaining amount, to the CARAT reserve account.]

      [Notwithstanding the foregoing, at any time that all classes of notes have not been paid in full and the principal balance of the notes has been declared due and payable following the occurrence of an event of default under the CARAT Indenture as a result of either failure to make a payment on the notes or an insolvency event involving the CARAT trust under the CARAT Indenture, until the time when the notes have been paid in full or the declaration has been rescinded and any continuing events of default have been cured or waived pursuant to the CARAT Indenture, no amounts will be deposited in or distributed to the certificate distribution account. Any of these amounts otherwise distributable to the certificate distribution account will be deposited instead into the note distribution account for payments on the notes as described in this prospectus supplement.]

[CARAT Reserve Account]

      Pursuant to the CARAT Trust Sale and Servicing Agreement, the CARAT trust will establish the CARAT reserve account with the CARAT indenture trustee. [The CARAT reserve account will be funded by an initial deposit by the seller on the closing date of $          , which equals      % of the Initial Aggregate Secured Note Principal Balance.] On each distribution date, the amount in the CARAT reserve account will constitute part of the Total Available Amount and will be applied as described above under “—Distributions on the Notes [and Certificates]—Determination of Monthly Withdrawals and Deposits.”

      If the amount on deposit in the CARAT reserve account on any distribution date, after giving effect to all other deposits, including the deposit described in clause (5) under “—Distributions on the Notes [and Certificates]—Determination of Monthly Withdrawals and Deposits,” above and withdrawals from the CARAT reserve account on that distribution date, is greater than the Specified Reserve Account Balance for that distribution date, the CARAT servicer will instruct the CARAT indenture trustee to distribute the amount of the excess to the seller. Upon any distribution to the seller of amounts from the CARAT reserve account as described above, [the noteholders will not have] [neither the noteholders nor the certificateholders will have] any rights in, or claims to, those amounts.

[Interest Rate Swaps

      General. On the closing date, the CARAT trust will enter into an interest rate swap with a swap counterparty with respect to each class of floating rate notes [and floating rate certificates]. The CARAT trust may, from time to time, enter into additional interest rate swaps with respect to additional classes of floating rate securities, including those securities initially retained by the seller or an affiliate of the seller. We refer to each of these interest rate swaps as a “primary swap.” Each primary swap is designed to provide the CARAT trust protection against adverse movements in interest rates associated with interest paid on the related class of floating rate notes [or floating rate certificates].

      Primary Swaps. Under each primary swap, on each distribution date, the CARAT trust will be obligated to pay the swap counterparty a fixed interest rate and the swap counterparty will be obligated to pay the CARAT trust a floating interest rate of One-Month LIBOR plus an applicable spread, in each case based upon a notional amount equal to the outstanding principal balance on the related class of floating rate notes [or floating rate certificates, as applicable]. The amount the CARAT trust is obligated to pay will be netted against the amount the swap counterparty is obligated to pay under each primary swap. Only the net amount will be due from the CARAT trust or the swap counterparty, as applicable. The obligations of the CARAT trust and the swap counterparty under each primary swap are unsecured.

      Events of Default/ Termination Events. Each primary swap will provide for specified events of default and termination events. Events of default applicable to the CARAT trust include:

•	the CARAT trust’s failure to make payments due under that primary swap; and

•	the occurrence of an event of default (other than a bankruptcy related event of default) by the CARAT trust under the CARAT Indenture after which the notes are declared due and payable or the CARAT indenture trustee sells the assets of the CARAT trust or the occurrence of a bankruptcy related event of default with respect to the CARAT trust, the seller or GMAC under the CARAT Indenture, as described in the accompanying prospectus under “The Notes—The CARAT Indenture—CARAT Events of Default; Rights Upon CARAT Events of Default.”

      Events of default applicable to the swap counterparty include:

•	the failure by the swap counterparty to make payments due under that primary swap;

•	the breach by the swap counterparty of the agreement evidencing that primary swap;

•	the existence of a misrepresentation by the swap counterparty in the agreement evidencing that primary swap; and

•	the occurrence of bankruptcy and insolvency events with respect to the swap counterparty.

      In addition, termination events, including illegality and specified tax events, will apply to both the CARAT trust and the swap counterparty.

      If an event of default occurs under the CARAT Indenture, the non-defaulting party may elect to terminate the applicable primary swap. If a termination event occurs, as to which the swap counterparty is the affected party, the applicable primary swap will terminate unless the swap counterparty is able to arrange the substitution of another counterparty that is satisfactory to the CARAT trust within 20 days following the occurrence of the event of default. The swap counterparty must use its best efforts, not involving any material expenditure, to make the substitution.

      [However, upon the occurrence of an event of default as to which the CARAT trust is the non-defaulting party or a termination event as to which the swap counterparty is the affected party, if no substitute swap counterparty is arranged for, as described above, the

CARAT trust will replace the swap counterparty with the contingent swap counterparty as described below under “—Contingent Swap Counterparty.” If the contingent swap counterparty replaces the swap counterparty, the primary swap will continue.]

      In the event of the termination of a primary swap, a termination amount may be due, either to the swap counterparty by the CARAT trust out of funds that would otherwise be available to make payments on the notes [and the certificates] or to the CARAT trust by the swap counterparty. The termination amount will be based on market quotations of the cost of entering into a swap transaction on substantially the same terms as the primary swap, in accordance with the procedures set forth in the applicable primary swap. The termination amount could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes [and certificates].

      Amendments to Transaction Documents. The swap counterparty will have the right to consent to amendments under the CARAT Indenture and the CARAT Transfer and Servicing Agreements, other than amendments that do not materially and adversely affect the interests of the swap counterparty.

      [Contingent Swap Counterparty. Under a contingent assignment agreement entered into by the CARAT trust, GMAC and the swap counterparty, upon the occurrence of a designated event, as described below, GMAC, which we refer to in this capacity as the “contingent swap counterparty,” will accede to the rights and obligations of the swap counterparty and that designated event will be deemed not to exist. Each of the following occurrences is a “designated event.”

•	an event of default under the primary swap has occurred, the swap counterparty is the defaulting party and the CARAT trust has declared a designated event;

•	a termination event has occurred where the swap counterparty is the affected party and no transfer of the swap counterparty’s responsibilities, as described above, is effected;

•	a credit downgrade, as described below, has occurred which did not result solely from a credit downgrade of GMAC, and no appropriate arrangements, as described below, are made; and

•	the CARAT trust receives notice from the swap counterparty that it will be unable to make a swap payment on the next distribution date.

      If the contingent swap counterparty has accepted the rights and obligations of the swap counterparty, upon satisfying any delinquent payments due to the CARAT trust under each primary swap and making the assignment payment required under the contingent assignment agreement, the original swap counterparty will have no further liabilities, obligations or duties under each primary swap.

      Credit Downgrade. As a result of the contingent swap counterparty arrangement, in certain circumstances, the CARAT trust may enter into a primary swap with a swap counterparty that, by itself, is rated lower than the stand-alone rating required by Standard & Poor’s or Moody’s for a counterparty providing interest rate protection for an asset-backed security receiving their highest respective ratings. Generally, Standard & Poor’s and Moody’s believe that the probability of a default under a primary swap by both the swap counterparty and the contingent swap counterparty is less than the probability of a default under a primary swap by the swap counterparty alone. On the basis of this belief, Standard & Poor’s and Moody’s assign a “joint probability rating,” which is designed to reflect the probability of a default under a primary swap by both the swap counterparty and the contingent swap counterparty.

      As of the date of this prospectus supplement, the long-term debt obligations of the contingent swap counterparty are rated “[BBB-]” by Standard & Poor’s and “[A3]” by Moody’s. If the CARAT trust enters into one or more interest rate swaps, it will do so with a swap counterparty with a long-term debt rating by Standard & Poor’s and Moody’s sufficient to result in a joint probability rating of at least “[AA-]” by Standard & Poor’s and “[Aa3]” by Moody’s.

      If the joint probability rating is reduced below “[AA-]” by Standard & Poor’s or “[Aa3]” by Moody’s, the swap counterparty under a primary swap will be obligated to take one of the following actions, and receive written confirmation from the applicable rating agency that such action will not result in a downgrade of any of the notes [or certificates], within 30 calendar days of the date on which the swap counterparty receives notice from the contingent swap counterparty that the joint probability rating has been reduced below that threshold:

•	post collateral or make other appropriate credit support arrangements; or

•	obtain a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the primary swap or of the contingent swap counterparty under the contingent assignment agreement, in either case so that the substitution would be acceptable to the CARAT trust, such acceptance not to be unreasonably withheld, and would result in a joint probability of at least “[AA-]” by Standard & Poor’s and “[Aa3]” by Moody’s.

      If the joint probability rating is reduced below “[A-]” by Standard & Poor’s or “[A3]” by Moody’s, the swap counterparty will be obligated to undertake the actions described in the second bullet above and may not cure the effect of such reduction by undertaking those actions described in the first bullet. If the swap counterparty fails to take either of those actions, a termination event will occur under the primary swap and the swap counterparty will be replaced.]

      Back-to-Back Swaps. On the closing date, GMAC may also enter into an interest rate swap with the swap counterparty with respect to each primary swap between the swap counterparty and the CARAT trust. We refer to each of these interest rate swaps as a “back-to-back swap.” The back-to-back swaps allow for protection of the swap counterparty against prepayment risk, which reduces the cost to the CARAT trust of entering into the related primary swap with the swap counterparty.

      Each back-to-back swap entered into by GMAC will be separate and independent from the primary swap. Accordingly, an event of default or termination event under a back-to-back swap resulting in early termination of that back-to-back swap will not cause an early termination of the related primary swap.]

      The information in the following two paragraphs has been provided by the swap counterparty for use in this prospectus supplement. Except for the following two paragraphs, the swap counterparty and its affiliates have not prepared and do not accept responsibility for this prospectus supplement. No representation is made by the CARAT servicer, the COLT servicer, the seller or any of their affiliates as to the accuracy or completeness of the information provided by the swap counterparty.

      The Swap Counterparty.

                           was incorporated in                      on                      . Its registered office and principal place of business [is] [are] at                      .

      The principal business of                      is                      .

                           has been assigned a senior unsecured debt rating of “                     ” by Standard & Poor’s, a senior debt rating of “                     ” by Moody’s and a long-term debt rating of “                     ” by Fitch.                      has been assigned short-term ratings of “                     ” by Standard & Poor’s, “                     ” by Moody’s and “                     ” by Fitch. ]

Distribution of Assets Following Payment in Full of the Securities

      Following payment in full of the notes [and the certificates] and payment of all liabilities of the CARAT trust in accordance with the applicable law, any remaining assets in the CARAT trust [and any remaining amount in the CARAT reserve account] will be distributed to the seller.

ERISA CONSIDERATIONS

      The accompanying prospectus describes the general rules that apply to the purchase of offered notes [and certificates] by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds and insurance company general accounts or separate accounts in which these plans and accounts are invested. We refer to these investors as “benefit plans,” and each benefit plan that is considering an investment in the offered notes [or the certificates] should review “ERISA Considerations” in the accompanying prospectus. We use terms in this section of the accompanying prospectus supplement that have been defined in that section of the accompanying prospectus.

Notes

      Although there is little guidance on the subject, the seller believes that, at the time of their issuance, the offered notes should not be treated as an equity interest in the issuer for purposes of the plan assets regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the issuer incurred losses.

      However, without regard to whether the offered notes are treated as an equity interest for purposes of the plan assets regulation, the acquisition or holding of offered notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the CARAT servicer, the CARAT indenture trustee, the CARAT owner trustee, COLT, COLT, LLC, the COLT owner trustee, the COLT indenture trustee, [the swap counterparty] or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the offered notes. Included among these exemptions are: Prohibited

Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring an offered note, each purchaser will be deemed to represent that either it is not acquiring the offered note with the assets of a benefit plan, or the acquisition and holding of the offered note will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain foreign plans and church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

      [Option 1. The underwriter’s exemption will not be available to a benefit plan for the purchase of the offered notes.]

      [Option 2. In addition, subject to the conditions and limitations described in the accompanying prospectus under “ERISA Consideration-Underwriter Exemption,” the notes may be purchased by a benefit plan in reliance on administrative exemptions that have been granted by the Department of Labor to [                      ] in Prohibited Transaction Exemption (“PTE”) [          ], [          ] Fed. Reg. [          ] ([          ]), [          ] in PTE [          ], [          ] Fed Reg. [          ] ([          ]) and [          ] in PTE [          ], [          ] Fed Reg. [          ] ([          ]), each as amended by PTE 2000-58, 65 Fed. Reg. 67765 (Nov. 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002). By its purchase of a note in reliance on an underwriter exemption, each purchaser will be deemed to have represented and warranted that it is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and that the decision to purchase the note is made on behalf of the benefit plan by an independent fiduciary qualified to understand [the swap transaction and its effect on the ratings of the notes and] that such independent fiduciary either (i) is a QPAM under PTCE 84-14; (ii) is an in house asset manager under PTCE 96-23; or (iii) has total assets under management of at least $100 million.

      If you are a benefit plan fiduciary considering the purchase of notes, you should consult with your counsel with respect to the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the securities are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.]

[Certificates]

      [If certificates are not offered, this section can be eliminated. If certificates are offered, use Option 2 if the terms of the swap change and the underwriters exemption applies. Otherwise, use Option 1]

      [Option 1. The underwriter’s exemption will not be available to a benefit plan for the purchase of the certificates. Accordingly, the certificates may not be purchased or held with plan assets of any benefit plan except by an insurance company general account that represents, warrants and covenants that, at the time of acquisition and throughout the period it holds the certificates, (a) it is eligible for and meets the requirements of the Department of Labor PTCE 95-60, (b) less than 25% of the assets of such general account are (or represent)

assets of a benefit plan investor and (c) it is not a service provider to the issuer or an affiliate of the issuer, and would not otherwise be excluded under 29 C.F.R. 2510.3-101(f)(1).

      By its purchase of a certificate, each purchaser shall be deemed to have represented and warranted that it has purchased its certificate in compliance with the foregoing restriction.]

      [Option 2. The certificates may be purchased by a benefit plan in reliance on the administrative exemption known as the “Underwriter’s Exemption” that has been granted by the Department of Labor to one or more underwriters, subject to the conditions and limitations described in “ERISA Considerations— Underwriter’s Exemption” in the accompanying prospectus.

      By its purchase of a certificate, each purchaser will be deemed to have represented and warranted that it is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and that the decision to purchase certificates is made on behalf of the benefit plan by an independent fiduciary qualified to understand [the swap transaction and its effect on the ratings of the certificates and] that such independent fiduciary either (i) is a QPAM under PTCE 84-14; (ii) is an in house asset manager under PTCE 96-23; or (iii) has total assets under management of at least $100 million.

      If you are a benefit plan fiduciary considering the purchase of certificates, you should consult with your counsel with respect to whether the issuer will be deemed to hold plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the securities are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.]

FEDERAL INCOME TAX CONSEQUENCES

      Mayer, Brown, Rowe & Maw LLP, special tax counsel to the seller, has delivered its opinion that for U.S. federal income tax purposes the notes will constitute indebtedness. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

      Mayer, Brown, Rowe & Maw LLP has delivered its opinion that the CARAT trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a partnership for federal income tax purposes. [Each certificateholder, by the acceptance of a Partnership Certificate, will agree to treat the Partnership Certificate as an equity interest in a partnership for federal, state and local income and franchise tax purposes. Certificateholders generally must report their respective allocable shares of all income earned on the receivables and, subject to limitations on individuals, estates and trusts, may deduct their respective allocable shares of interest paid on the notes and reasonable servicing and other fees. A purchaser of certificates who is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, should be aware that all of the taxable income allocated to such purchaser will constitute “unrelated business taxable income” generally taxable to such purchaser under the Internal Revenue Code. See “Federal Income Tax Consequences— Partnership Certificates” in the accompanying prospectus. See “Federal Income Tax Consequences” and “State and Local Tax Consequences” in the accompanying prospectus.]

UNDERWRITING

      Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the seller, the principal amount of the notes [and the certificates] set forth opposite its name below:

Aggregate Principal Amount to be Purchased

Underwriter	Class A- Notes	Class A- Notes	Class A- Note	[Certificates]

Total	$	$	$	$

                           and                      are responsible for jointly leading and managing the offering of the notes [and certificates].

      The seller has been advised by the underwriters that the several underwriters propose initially to offer the Class A-     Notes, the Class A-     Notes and the Class A-     Notes [and the certificates] to the public at the prices set forth on the cover page of this prospectus supplement, and to dealers at those prices less a selling concession not in excess of the percentage set forth below for each class of notes [and the certificates]. The underwriters may allow, and those dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of notes [and the certificates]. After the initial public offering, the public offering price and these concessions may be changed.

	Selling Concession	Reallowance

Class A- Notes	%	%
Class A- Notes	%	%
Class A- Notes	%	%
[Certificates	%	%	]

      The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the notes [and the certificates] in accordance with Regulation M under the Securities Exchange Act of 1934.

      Over-allotment transactions involve short sales by the underwriters of the offered notes [or the certificates]. Short sales involve the sale by the underwriters of a greater number of offered notes [or certificates] than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of “covered” short sales or “naked” short sales.

      Covered short sales are sales made in an amount not greater than the underwriters over-allotment option to purchase additional offered notes [or certificates] in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing the offered notes [or certificates] in the open market. In determining the source of the offered notes [or certificates] to close out the covered short position, the underwriters will consider, among other things, the price of the offered notes [or certificates] available for purchase in the open market as compared to the price at which they may purchase the offered notes [or certificates] through the over-allotment option.

      Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing the offered notes [or certificates] in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes [or certificates] in the open market after pricing that could adversely affect investors who purchase in the offering.

      Syndicate covering transactions involve purchases of the notes [or certificates] in the open market after the distribution has been completed in order to cover syndicate short positions.

      Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes [or certificates] originally sold by that syndicate member are purchased in a syndicate covering transaction.

      Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes [or certificates] to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the offered notes [or the certificates]. Neither the seller nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

      The following chart sets forth information on the aggregate proceeds to the seller from the sale of the offered notes [and the certificates].

As a percent of initial aggregate
principal amount of the offered
notes [or Certificate Balance
(excluding the certificates
retained by the seller)]

Sale of the Offered Notes Proceed	$
[Sale of the Offered Certificate Proceeds	$	]
Underwriting Discount on the Notes	$
[Underwriting Discount on the Certificates	$	]
Additional Offering Expenses	$
Net Proceeds to Seller	$

LEGAL OPINIONS

      Specified matters relating to the notes [and certificates] will be passed upon for the CARAT trust, the seller and GMAC, by Richard V. Kent, Esq., General Counsel of the seller and Assistant General Counsel of GMAC, and by Mayer, Brown, Rowe & Maw LLP, counsel to the seller, the CARAT trust and GMAC. Mr. Kent owns shares of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Certain federal income tax matters will be passed upon for GMAC, the CARAT trust and the seller by Mayer, Brown, Rowe & Maw LLP. Specified matters relating to the transaction will be passed upon for the underwriters by Kirkland & Ellis LLP. Kirkland & Ellis LLP has represented, and is currently representing, General Motors and its affiliates on various matters.

GLOSSARY OF TERMS TO PROSPECTUS SUPPLEMENT

      The following are definitions of terms used in this prospectus supplement:

      “ABS Value”: with respect to a lease asset and any distribution date.

      (a) for each lease asset for which the COLT servicer has paid the Administrative Lease Purchase Payment as of the close of business on the last day of the prior month under the COLT Servicing Agreement, zero;

      (b) for each lease asset for which GMAC has paid the Warranty Lease Payment as of the close of business on the last day of the related Collection Period under the COLT Sale and Contribution Agreement, zero;

      (c) for each lease asset that (i) terminated during or prior to the related Collection Period and reached its scheduled lease end date during or prior to the related Collection Period, (ii) became a Pull Ahead Lease Asset during or prior to the related Collection Period, or (iii) became an Extended Lease during or prior to the related Collection Period but, in each case, that did not become a Liquidating Lease Asset during or prior to the related Collection Period, the Lease Residual;

      (d) for each lease asset that became a Liquidating Lease Asset during or prior to the related Collection Period, zero; and

      (e) for each other lease asset, the sum of (i) the present value, as of the close of business on the last day of the related Collection Period (discounted at a rate equal to the Discount Rate and computed on the basis of a 360-day year comprised of twelve 30-day months), of each Monthly Lease Payment for that lease asset due after the last day of the related Collection Period, discounted from the first day of the Collection Period in which such Monthly Lease Payment is due to the last day of the related Collection Period, (ii) the aggregate amount of past due and unpaid Monthly Lease Payments for which no Advances have been made, and (iii) the present value, as of the close of business on the last day of the related Collection Period (discounted at a rate equal to the Discount Rate and computed on the basis of a 360-day year comprised of twelve 30-day months), of the Lease Residual for that lease asset, discounted from the first day of the Collection Period in which the scheduled lease end date for that lease asset occurs to the last day of the related Collection Period.

      “Actual Payment”: with respect to any distribution date and a lease, all payments received by the COLT servicer from or for the account of the lessee during the related Collection Period, except for any Overdue Payments, Supplemental Servicing Fees, Excluded Amounts or payments with respect to Sales and Use Tax Amounts. Actual Payments do not include Applied Payments Ahead.

      “Administrative Lease Purchase Payment”: with respect to a lease asset, the ABS Value of that lease asset determined as of the close of business on the last day of the Collection Period prior to the Collection Period as of which the COLT servicer is required, or, if earlier, elects, to purchase such lease asset.

      “Advance”: with respect to any lease asset and distribution date, the amount that the COLT servicer has advanced under the COLT Servicing Agreement.

      “Aggregate ABS Value”: as of any date of determination, an amount equal to the sum of the aggregate ABS Value of all of the lease assets securing the secured notes on that date.

      “Aggregate Noteholders’ Interest Distributable Amount”: for any distribution date, the sum of (1) the Noteholders’ Interest Distributable Amounts for all classes of notes and (2) the Noteholders’ Interest Carryover Shortfall as of the preceding distribution date.

      “Aggregate Noteholders’ Principal Distributable Amount”: for any distribution date, the sum of the (1) Noteholders’ Principal Distributable Amounts for all classes of notes and (2) the Noteholders’ Principal Carryover Shortfall as of the preceding distribution date.

      “Aggregate Principal Payment”: with respect to each distribution date, the aggregate of the Principal Payments for all lease assets on that distribution date.

      “Aggregate Secured Note Interest Distributable Amount”: with respect to each distribution date, an amount equal to the sum of the Secured Note Interest Distributable Amounts for all secured notes on that distribution date.

      “Aggregate Secured Note Principal Balance”: with respect to all secured notes in the aggregate and any date of determination, the initial Aggregate Secured Note Principal Balance of $          , reduced by all payments prior to such date to the secured noteholders in respect of principal on such secured notes.

      “ALG Residual”: with respect to a lease asset, the applicable expected value of the related vehicle at the scheduled lease end date as determined by Automotive Lease Guide and as selected by the COLT servicer on the date the lease asset was originated.

      “Applied Extended Lease Payment Amount”: with respect to each distribution date, the amount of any Extended Lease Payments received or deposited by the COLT servicer into the COLT collection account during or prior to the prior month in respect of Applied Extended Leases for that distribution date.

      “Applied Extended Leases”: with respect to each distribution date, any Extended Lease that became a Liquidating Lease Asset during the prior month.

      “Applied Payments Ahead”: with respect to a distribution date and a lease on which the Actual Payment made by the lessee during the prior month was less than the Monthly Lease Payment, an amount equal to the lesser of (i) the Payments Ahead with respect to that lease and (ii) the amount by which the Monthly Lease Payment exceeds the actual payment made by the lessee during the prior month.

      “Basic Servicing Fee”: with respect to any distribution date, the product of (i) the Aggregate ABS Value of the lease assets at the opening of business on the first day of the prior month, (ii) 1/12 (or with respect to the first distribution date, the actual number of days during the related Collection Period, divided by 360), and (iii) 1.00%.

      “CARAT Indenture”: the CARAT 20     -SN     Indenture, dated as of the closing date, between the CARAT trust and the CARAT indenture trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      “CARAT Trust Sale and Servicing Agreement”: means, the CARAT 20     -SN     Trust Sale and Servicing Agreement, dated as of the closing date, among the CARAT servicer, CARI and the CARAT trust, as amended and supplemented from time to time.

      [“Certificate Balance”: initially, $          , and, on any distribution date thereafter, the initial Certificate Balance, reduced by

(1) all distributions in respect of the Certificate Balance actually made on or prior to that date to certificateholders;

(2) the Noteholders’ Principal Carryover Shortfall as of the close of the preceding distribution date; and

(3) the Certificateholders’ Principal Carryover Shortfall as of the close of the preceding distribution date.]

      [“Certificateholders’ Interest Carryover Shortfall”: as of the close of any distribution date, the excess of the Certificateholders’ Interest Distributable Amount for that distribution date over the amount that was actually deposited in the certificate distribution account on that distribution date in respect of interest on the certificates.]

      [“Certificateholders’ Interest Distributable Amount”: for any distribution date, the sum of:

(1) the Certificateholders’ Monthly Interest Distributable Amount for that distribution date;

(2) the Certificateholders’ Interest Carryover Shortfall as of the close of the preceding distribution date; and

(3) one month’s interest at the Pass Through Rate on the sum of (a) any outstanding Noteholders’ Principal Carryover Shortfall and (b) any outstanding Certificateholders’ Principal Carryover Shortfall as of the close of business on the preceding distribution date.]

      [“Certificateholders’ Monthly Interest Distributable Amount”: for any distribution date, interest equal to the product of (1) the Certificate Balance as of the close of the preceding distribution date (or in the case of the first distribution date, the initial Certificate Balance), and (2) 1/12 of the Pass Through Rate, or, in the case of the first distribution date, the Pass Through Rate multiplied by a fraction, the numerator of which is      and the denominator of which is 360.]

      [“Certificateholders’ Percentage”: for any distribution date prior to the payment in full of the notes, zero, and thereafter, 100%.]

      [“Certificateholders’ Principal Carryover Shortfall”: as of the close of any distribution date, the excess of the Certificateholders’ Principal Distributable Amount for that distribution date over the amount that was actually deposited in the certificate distribution account on that distribution date in respect of the Certificate Balance.]

      [“Certificateholders’ Principal Distributable Amount”: for any distribution date, the sum of (1) the lesser of (A) the Certificateholders’ Percentage of the Secured Note Principal Distributable Amount; provided, however, with respect to the distribution date on which the notes are paid in full, the excess of (I) the Secured Note Principal Distributable Amount over(II) the Noteholders’ Principal Distributable Amount for such distribution date, and (B) the Certificate Balance and (2) any outstanding Certificateholders’ Principal Carryover Shortfall as of the close of the preceding distribution date.]

      “Class A Notes”: collectively, the Class A-     notes and the Class A-     notes and the Class A-     notes.

      “Class A- Notes”: the Asset Backed Notes, Class A-      issued by the CARAT trust.

      “Class A- Notes”: the Asset Backed Notes, Class A-      issued by the CARAT trust.

      “Class A- Notes”: the Asset Backed Notes, Class A-      issued by the CARAT trust.

      “Collection Period”: each calendar month (or, in the case of the first Collection Period, the period from and including the cutoff date to and including                      , 20     ). With respect to any distribution date, the “related Collection Period” is the Collection Period preceding the calendar month in which such distribution date occurs.

      “COLT Custodian”: GMAC, or another custodian named from time to time in the COLT Custodian Agreement.

      “COLT Custodian Agreement”: the COLT 20      -SN      Custodian Agreement, dated as of the closing date, between the COLT Custodian and the COLT owner trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      “COLT Indenture”: the COLT 20      -SN     Indenture, dated as of the closing date, between COLT and the COLT indenture trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      “COLT Reserve Account Available Amount”: as of any date of determination, the cash and other Eligible Investments on deposit in the COLT reserve account on such date of determination.

      “COLT Reserve Account Required Amount”: with respect to any distribution date, an amount equal to the lesser of:

(a) $ , which is % if the Aggregate ABS Value of the lease assets on the cutoff date; and

(b) the outstanding principal balance of the notes [and the certificates].

      “COLT Sale and Contribution Agreement”: the COLT 20     -SN     Sale and Contribution Agreement, dated as of the closing date, between COLT and GMAC, as the same may be amended, supplemented or otherwise modified from time to time.

      “COLT Servicing Agreement”: the COLT 20     -SN      Servicing Agreement, dated as of the closing date, between GMAC, as COLT servicer, COLT and the COLT indenture trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      “Discount Rate”:      % per annum.

      “ERISA”: the Employee Retirement Income Security Act of 1974, as amended.

      “Excess Payment”: with respect to any lease asset and any Collection Period, the excess, if any, of (x) the amount of the payments by or on behalf of the related lessee and received during that Collection Period that are not Supplemental Servicing Fees, Excluded Amounts, Sales and Use Tax Amounts or Applied Payments Ahead, over (y) the amounts applied towards any Outstanding Advances and the excess of any such Outstanding Advances applied to the Monthly Lease Payment for that lease asset in accordance with the COLT Servicing Agreement.

      “Excluded Amounts”: with respect to any distribution date and any lease asset, the sum of (i) any amounts received by the COLT servicer during the prior month with respect to any administrative fees and parking tickets and fines on the related vehicle, (ii) premiums paid by the COLT servicer or due to the related insurer during the prior month in connection with the maintenance of insurance with respect to that lease asset, and (iii) any amounts required under applicable law to be paid or refunded to the lessee during the prior month (including any rebates of premiums with respect to cancellation of any insurance policy or service contract entered into by the lessee).

      “Extended Lease”: any lease that has reached its scheduled lease end date, for which (x) the lessee has paid all Monthly Lease Payments required under the terms of such lease and (y) the lessee has agreed with the COLT servicer to extend the term of such lease and to continue making Monthly Lease Payments under that lease in an amount as agreed between the lessee and the COLT servicer.

      “Extended Lease Payments”: with respect to any Extended Lease and any Collection Period prior to the Collection Period in which the related vehicle was sold or otherwise disposed of by the COLT servicer, any Monthly Lease Payments due under such Extended Lease after its scheduled lease end date and received by the COLT servicer during that Collection Period, minus any payments in respect of Sales and Use Tax Amounts required to be paid with respect to that Extended Lease during that Collection Period.

      “Final Scheduled Distribution Date”: the Final Scheduled Distribution Date (1) for the Class A-     Notes, the Class A-      Notes, the Class A-     Notes [and for the certificates] as set forth on the front cover page of this prospectus supplement, and (2) for the Class A-     Notes, the distribution date in           .

      “Insurance Proceeds”: with respect to a distribution date and a lease asset, the sum of (1) all amounts received by the COLT servicer during the related Collection Period with respect to any insurance policies maintained with respect to that lease asset pursuant to the COLT Servicing Agreement and (2) all amounts required to be deposited by the COLT servicer under the COLT Servicing Agreement during the related Collection Period.

      “lease”: any automobile and light duty truck lease sold, assigned, transferred or conveyed to COLT, including all other agreements related thereto and all rights and obligations thereunder.

      “lease asset”: a lease and the related vehicle.

      “Lease Residual”: with respect to any lease asset, the lesser of the Stated Residual Value and the ALG Residual for the related vehicle.

      “LIBOR Business Day”: any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

      “Liquidating Lease Asset”: a lease asset with respect to which the first of the following has occurred during a Collection Period:

(a) the related vehicle was sold or otherwise disposed of by the COLT servicer following the scheduled or early termination of the related lease;

(b) the related lease terminated prior to the related Collection Period and reached its scheduled lease end date more than 120 days prior to the end of that

Collection Period and as of the end of that Collection Period, the related vehicle remained unsold;

(c) the related lease became an Extended Lease on its scheduled lease end date, which scheduled lease end date shall have occurred more than 120 days prior to the end of that Collection Period and as of the end of that Collection Period, the related vehicle remained unsold; or

(d) the COLT servicer’s records, in accordance with its customary servicing procedures, disclose that all Insurance Proceeds expected to be received have been received by the COLT servicer following a casualty or other loss with respect to the related vehicle.

      “Liquidating Secured Note”: a secured note as to which the CARAT servicer has reasonably determined, in accordance with customary servicing procedures, that eventual receipt of amounts payable with respect thereto is unlikely.

      “Monthly Lease Payment”: with respect to any lease asset, the amount required to be paid by the lessee under the related lease on or prior to each monthly lease payment date (as that amount may be modified in connection with any permitted modification or extension), minus any payments with respect to Sales and Use Tax Amounts required to be paid pursuant to that lease on or prior to that monthly lease payment date.

      “Monthly Payment Advance”: as of the last day of each Collection Period, with respect to each lease asset (other than an administrative lease asset or a warranty lease asset) and subject to the COLT servicer’s determination that an advance would be recoverable from subsequent collections or recoveries on that lease asset, an amount advanced by the COLT servicer equal to any shortfall in the Monthly Lease Payment for that lease asset remaining after application of the Applied Payments Ahead under the COLT Servicing Agreement.

      “Monthly Remittance Condition”: a condition that will be satisfied if (A) GMAC or any affiliate is the COLT servicer, (B) no COLT servicer default has occurred and is continuing, and (C) either (i) the short-term unsecured debt of the COLT servicer is rated at least “A-1” by S&P and “P-1” by Moody’s, or (ii) the COLT servicer has made any other arrangements satisfactory to each of Moody’s and Standard & Poor’s, if that agency is then rating the secured notes or the notes [and certificates] secured by the secured notes.

      “Noteholders’ Interest Carryover Shortfall”: as of the close of any distribution date, the excess of the Aggregate Noteholders’ Interest Distributable Amount for that distribution date over the amount that was actually deposited in the note distribution account on that distribution date in respect of interest.

      “Noteholders’ Interest Distributable Amount”: for any class of notes and any distribution date, the product of (1) the outstanding principal balance of such class of notes as of the close of the preceding distribution date, or, in the case of the first distribution date, the outstanding principal balance of that class of notes on the closing date, and (2) in the case of (A) the fixed rate notes, 1/12 of the interest rate for that class, or, in the case of the first distribution date, the interest rate for such class multiplied by a fraction, the numerator of which is      and the denominator of which is 360, and (B) the floating rate notes, the product of the interest rate for that class for that distribution date and a fraction, the numerator of which is the number of days elapsed from and including the prior distribution date (or, in the case of the first distribution date, from and including the closing date), to but excluding that distribution date and the denominator of which is 360.

      “Noteholders’ Percentage”: for any distribution date prior to the payment in full of the notes, 100%, and thereafter, zero.

      “Noteholders’ Principal Carryover Shortfall”: as of the close of any distribution date, the excess of the Aggregate Noteholders’ Principal Distributable Amount for that distribution date over the amount that was actually deposited in the note distribution account on that distribution date in respect of principal.

      “Noteholders’ Principal Distributable Amount”: for any class of notes, for any distribution date, the lesser of:

(A) the outstanding principal balance for that class as of the close of the immediately preceding distribution date or, in the case of the first distribution date, the outstanding principal balance on the closing date; and

(B) the excess, if any, of:

(X) the Noteholders’ Percentage of the Secured Note Principal Distributable Amount, minus

(Y) the outstanding principal balance for class of notes with a lower numerical designation as of the close of the immediately preceding distribution date.

      Notwithstanding the foregoing, on the final scheduled distribution date for any class of notes, the Noteholders’ Principal Distributable Amount for that class will equal the outstanding principal balance of that class as of the close of the immediately preceding distribution date.

      “One-Month LIBOR”: has the meaning specified on page S-     .

      “Outstanding Advance”: as of the last day of a Collection Period and with respect to a lease asset, the sum of all Monthly Payment Advances and Residual Advances made on or prior to such date, minus all payments made or collections received on or prior to such date that are specified in the COLT Servicing Agreement as reducing Outstanding Advances with respect to such lease asset.

      “Overdue Payment”: with respect to each distribution date and a lease asset, all payments, other than Supplemental Servicing Fees, Excluded Amounts and Sales and Use Tax Amounts, received by the COLT servicer from or for the account of the related lessee during the prior month, to the extent of the portion of any Outstanding Advances made with respect to that lease asset.

      [“Pass Through Rate”: for the certificates,      % per annum.]

      “Payment Ahead Servicing Account”: the account established and maintained by the COLT servicer, for the benefit of the lessees, in the name of the COLT indenture trustee, into which the COLT servicer or the COLT indenture trustee will deposit Excess Payments to the extent required by the COLT Servicing Agreement. The Payment Ahead Servicing Account will not be property of COLT.

      “Payments Ahead”: with respect to each distribution date and any lease, the aggregate of all Excess Payments on that lease received during or prior to the prior month minus the aggregate of all Applied Payments Ahead on that lease that were applied on any prior distribution date.

      “Principal Payment”: with respect to any lease asset and any distribution date, the excess of the ABS Value of that lease asset as of the close of business on the last day of the Collection Period preceding the related Collection Period over the ABS Value of that lease asset as of the close of business on the last day of the related Collection Period.

      “Pull Ahead Lease Asset”: a lease asset for which the lessee has elected to terminate the related lease prior to its scheduled lease end date by delivering the related vehicle to a dealer in connection with a Pull Ahead Program.

      “Pull Ahead Payment”: with respect to any lease and any related distribution date, the sum of (1) all remaining lease payments due in accordance with the terms of the lease, (2) all due and unpaid Monthly Lease Payments, and (3) any Pull Ahead Payment that was due but not paid in full on any prior distribution date.

      “Pull Ahead Program”: any program instituted by GMAC, as agent of General Motors, or by General Motors pursuant to which the lessee is permitted to terminate a lease prior to its scheduled lease end date without payment by the lessee of all or a portion of the remaining Monthly Lease Payments due in accordance with the terms of the related lease.

      “Pull Ahead Program Agreement”: the COLT 200 -SN      Pull Ahead Funding Agreement dated as of the closing date, among COLT, GMAC, as agent on behalf of General Motors, and the COLT indenture trustee.

      “Reference Bank Rate”: for any distribution date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by reference banks as of 11:00 a.m., London time, on the date that is two LIBOR Business Days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the then outstanding principal amount of the applicable class of floating rate notes. The reference banks will be four major banks that are engaged in transactions in the London interbank market, selected by the CARAT indenture trustee after consultation with the seller. The CARAT indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the CARAT indenture trustee after consultation with the seller, as of 11:00 a.m., New York City time, on that date to leading European banks for U.S. dollar deposits for a period of one month in amounts approximately equal to the principal amount of the then outstanding floating rate notes. If no quotation can be obtained, then One-Month LIBOR will be the rate from the prior distribution date.

      “Residual Advance”: as of the last day of each Collection Period, with respect to any distribution date and any lease (1) which terminated by reason of having reached its scheduled lease end date 120 days or more prior to the last day of the prior month, and (2) for which the related vehicle has not been sold during or prior to the prior month, an amount advanced by the COLT servicer equal to the lesser of (x) the Lease Residual for the related vehicle, reduced in the case of any Extended Lease, by the aggregate amount of any Extended Lease Payments with respect to that lease asset received by the COLT servicer since the scheduled lease end date of that lease asset, and (y) the amount that the COLT servicer, in its sole discretion, has estimated will be recoverable from the sale or other disposition of the related vehicle.

      “Sale Proceeds”: with respect to any lease asset and the distribution date following the Collection Period in which the related vehicle was sold or otherwise disposed of by the COLT servicer, an amount equal to the sum of the following:

(1) all proceeds from the sale of the related vehicle following the termination of the lease, including any amounts realized from sales to dealers, during the prior month, plus

(2) if the lease terminated prior to its scheduled lease end date (other than by reason of being a Pull Ahead Lease Asset), all amounts paid by the lessee in connection with the early termination of the lease, plus

(3) without duplication of any amounts described in clause (1) or (2), any other amounts (other than Excluded Amounts, Supplemental Servicing Fees, Excess Payments, any Extended Lease Payments on that lease asset and Sales and Use Tax Amounts) received by the COLT servicer during the prior month with respect to the lease after its scheduled lease end date, including all amounts collected by the COLT servicer in respect of excess wear and excess mileage charges for the related vehicle, minus

(4) the sum of (a) any liquidation expenses with respect to that lease asset, (b) any amounts that are required to be paid or refunded to the lessee and/or any other person or entity under applicable law and (c) any Sales and Use Tax Amounts payable under the lease.

      “Sales and Use Tax Amount”: the portion of each payment under a lease asset that is allocable to fees and sales, use or other taxes or payments due under such lease.

      “Secured Note Interest Distributable Amount”: with respect to each secured note and any distribution date, the sum of:

(a) the Secured Note Monthly Accrued Interest for that secured note on that distribution date;

(b) any Secured Note Interest Distributable Amount due but not paid with respect to that secured note on the preceding distribution date; and

(c) interest on any unpaid Secured Note Interest Distributable Amount specified in clause (b) determined by multiplying

(1) the Secured Note Rate, by

(2) the amount of the unpaid Secured Note Interest Distributable Amount, and by

(3) 1/12.

      “Secured Note Monthly Accrued Interest”: with respect to any distribution date and each secured note, the product of (1) the Secured Note Principal Balance of such secured note at the close of business on the preceding distribution date (after giving effect to the distribution of the Secured Note Principal Distributable Amount on that date or, with respect to the first distribution date, the initial Secured Note Principal Balance of such secured note), (2) 1/12 (or, with respect to the first distribution date, the actual number of days from and including the Closing Date to but excluding such distribution date, divided by 360), and (3) the Secured Note Rate.

      “Secured Note Principal Balance”: with respect to a secured note on any date of determination, an amount equal to      % of the initial Aggregate ABS Value on the closing date of the leases acquired by GMAC in the same state reduced by all payments prior to such date in respect of principal made to the holder of such secured note.

      “Secured Note Principal Carryover Shortfall”: with respect to any distribution date, the excess, as of the close of business on such distribution date of (1) the Secured Note Principal Distributable Amount for that distribution date, over (2) the amount that was actually paid on that distribution date in respect of principal on the secured notes.

      “Secured Note Principal Distributable Amount”: for any distribution date, the lesser of:

      (a) the Aggregate Secured Note Principal Balance at the close of business on the immediately preceding distribution date or in the case of the first distribution date, the Aggregate Secured Note Principal Balance on the closing date; and

      (b) the sum of:

      (1) the Aggregate Principal Payment on the secured notes for that distribution date; and

      (2) the Secured Note Principal Carryover Shortfall as of the close of the preceding distribution date.

      Notwithstanding the foregoing, on the final maturity date for the secured notes, the Secured Note Principal Distributable Amount will also include the amount that is necessary, after giving effect to other amounts withdrawn on such distribution date and allocable to payments of principal, to reduce the outstanding principal balance of the secured notes to zero.

      “Secured Note Rate”: [LIBOR plus] [     ]% per annum.

      “Specified Reserve Account Balance”: for the COLT reserve account for any distribution date, the COLT Reserve Account Required Amount as of the close of business on that distribution date, minus the COLT Reserve Account Available Amount as of the close of business on that distribution date (after giving effect to all deposits, payments and distributions to be made on that distribution date).

      “Stated Residual Value”: with respect to a lease asset, the residual value of the related vehicle as set forth in the related lease.

      “Supplemental Servicing Fee”: with respect to a Collection Period, all investment earnings on the COLT collection account, the COLT reserve account and the Payment Ahead Servicing Account during that Collection Period and any late fees, NSF check charges, disposition fees, purchase option fees, prepayment charges and other administrative fees and expenses or similar charges with respect to the lease assets, collected (from whatever source) on the lease assets during that Collection Period.

      “Transfer and Servicing Agreements”: has the meaning specified in the accompanying prospectus.

      “Unapplied Extended Lease Payment Amount”: with respect to each distribution date, the amount of any Extended Lease Payments deposited into the COLT collection account by the COLT servicer during the prior month in respect of Unapplied Extended Leases.

      “Unapplied Extended Leases”: with respect to each distribution date, any Extended Lease that has not become a Liquidating Lease Asset during or prior to the prior month.

      “VAULT”: Vehicle Asset Universal Leasing Trust, a Delaware statutory trust created under the Statutory Trust Statute under the VAULT Trust Agreement.

      “VAULT Trust Agreement”: The Second Amended and Restated Trust and Servicing Agreement, dated as of March 25, 2004, between GMAC, as Servicer and Initial Beneficiary, and the VAULT Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      “VAULT Trustee”: Chase Manhattan Bank USA, National Association, as trustee of VAULT under the VAULT Trust Agreement.

      “Warranty Lease Payment”: with respect to each lease asset, an amount equal to the sum of (1) the ABS Value of that lease asset determined as of the close of business on the last day of the Collection Period prior to the Collection Period as of which GMAC is required (or, if earlier, elects) to repurchase that lease asset, and (2) all Outstanding Advances made with respect to past due and unpaid Monthly Lease Payments due under that lease asset that remain outstanding on the date of repurchase.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

VERSION 3

PRELIMINARY SECURED NOTE
PROSPECTUS FORM
Prospectus

Capital Auto Receivables Asset Trusts

Asset Backed Notes
Asset Backed Certificates

Capital Auto Receivables, Inc.

Seller

General Motors Acceptance Corporation

Servicer

You should consider carefully the risk factors beginning on page 1 in this prospectus.

The notes of any series represent obligations of the CARAT trust that issued those notes only. The certificates of any series represent the beneficial interest in the CARAT trust that issued those certificates only. The notes and certificates issued by any CARAT trust do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables, Inc., General Motors Acceptance Corporation, Central Originating Lease Trust, Central Originating Lease, LLC or any of their affiliates.

This prospectus may be used to offer and sell notes and certificates only if accompanied by the accompanying prospectus supplement.

The CARAT Trusts—

•	The seller will form a new CARAT trust to issue each series of securities.

•	The primary assets of each CARAT trust will be:

•	a series of non-recourse secured notes secured by new or used automobile and light duty truck leases and the related leased vehicles and all moneys due on the secured notes on and after the closing date;

•	the lease assets securing the secured notes, including payments under leases and amounts received upon sale of leased vehicles;

•	proceeds from claims on any insurance policies relating to the leases and the leased vehicles securing the secured notes;

•	any recourse against dealers on the leases securing the secured notes;

•	rights of the CARAT trust under the VAULT Trust Agreement, the CARAT Trust Sale and Servicing Agreement, the COLT Indenture, the COLT Sale and Contribution Agreement, the COLT Custodian Agreement, the COLT Servicing Agreement and the other documents relating to the CARAT trust;

•	the COLT reserve account and all proceeds thereof; and

•	any CARAT reserve account and all proceeds thereof.

The Securities—

•	will represent indebtedness of the CARAT trust that issued those securities, in the case of notes, or beneficial interests in the CARAT trust that issued those securities, in the case of certificates;

•	will be paid only from the assets of the CARAT trust that issued those securities and amounts on deposit in any CARAT reserve account for that CARAT trust;

•	will represent the right to payments in the amounts and at the times described in the accompanying prospectus supplement;

•	may benefit from one or more forms of credit enhancement; and

•	will be issued as part of a designated series, which will include one or more classes of notes and may include one or more classes of certificates.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     ,

RISK FACTORS

Lack of First Priority Liens on Leased Vehicles, Leases or Secured Notes Could Make the Leases Uncollectible and Reduce or Delay Payments on the Secured Notes and the Securities	If the security interests in the leased vehicles as described in “Legal Aspects of the Secured Notes and the Lease Assets Securing the Secured Notes—Security Interest in the Secured Notes and Leases and Leased Vehicles that Secure the Secured Notes” are not properly perfected, the interests of GMAC, the seller, the CARAT trust and the CARAT indenture trustee in the leased vehicles would be subordinate to, among others, the following:

(1) a bankruptcy trustee of the obligor;

(2) a subsequent purchaser of the leased vehicles;

(3) a holder of a perfected security interest; and

(4) a person who became a lien creditor with respect to the leased vehicles.

The CARAT trust and the CARAT indenture trustee may not be able to collect on the leases in the absence of a perfected security interest in the related leased vehicles. Even if the CARAT trust and the CARAT indenture trustee have a perfected security interest in the leased vehicles, events could jeopardize the interest, such as:

(1) fraud or forgery by the vehicle owner;

(2) negligence or fraud by the servicer;

(3) mistakes by governmental agencies; and

(4) liens for repairs or unpaid taxes.

See “Legal Aspects of the Secured Notes and the Lease Assets Securing the Secured Notes—Security Interest in the Secured Notes and Leases and Leased Vehicles that Secure the Secured Notes” in this prospectus for other events that could jeopardize that interest.

GMAC, the seller and the CARAT indenture trustee will file financing statements with respect to the secured notes sold to the CARAT trust. The financing statements will perfect the security interest of the seller, the CARAT trust and the CARAT indenture trustee in the secured notes. However, if the security interests of the seller, the CARAT trust and the CARAT indenture trustee are not perfected by possession, to the extent that the secured notes and leases constitute “accounts,” “chattel paper” or “promissory notes,” a party that takes a security interest in the secured notes and perfects by possession will have priority over the security interest of the seller, the CARAT trust and the CARAT indenture trustee. See “Legal Aspects of the Secured Notes and the Lease Assets

Securing the Secured Notes—Security Interest in the Secured Notes and Leases and Leased Vehicles that Secure the Secured Notes” in this prospectus.

If any other party purchases or takes a security interest in the leases:

(1) for value,

(2) in the ordinary course of business and

(3) without actual knowledge of the seller’s, the CARAT trust’s or the CARAT indenture trustee’s interest, that purchaser or secured party will acquire an interest in the leases superior to the CARAT trust’s and the CARAT indenture trustee’s interest if the CARAT trust’s or the CARAT indenture trustee’s interest has not been properly perfected by possession.

GMAC’s Bankruptcy Could Reduce or Delay Payments on the Securities	If GMAC filed for bankruptcy under the federal bankruptcy code or any state insolvency laws, a court may:

(1) consolidate the assets and liabilities of VAULT, CARI, COLT or COLT, LLC with those of GMAC;

(2) decide that the sale of the secured notes to the seller was not a “true sale;”

(3) decide that the transfer of the lease assets to COLT was not a “true sale;”

(4) disallow a transfer of secured notes prior to the bankruptcy; or

(5) disallow a transfer of lease assets prior to the bankruptcy.

If the secured notes became part of GMAC’s bankruptcy estate, you might experience reductions and/or delays in payments on your securities.

See “Legal Aspects of the Secured Notes and the Lease Assets Securing the Secured Notes— Sale of Secured Notes and Lease Assets by GMAC” in this prospectus.

Early Terminations and Repurchases of the Lease Assets Could Shorten the Average Life of the Securities	Obligors may terminate the leases securing a series of secured notes early at any time, including as the result of a Pull Ahead Program. In addition, the leases securing a series of secured notes may terminate early as a result of defaults or if there is a casualty loss to the leased vehicle. GMAC may also be required to repurchase lease assets from COLT in specified circumstances, and GMAC or the seller may be required to repurchase secured notes from the CARAT trust in specified circumstances. The COLT servicer has the option to purchase all remaining lease assets securing a series of secured notes from COLT after the outstanding Aggregate ABS Value of that pool of lease assets declines to less than 10% of the initial Aggregate ABS Value of those lease assets. The CARAT servicer has the option to purchase all remaining secured notes in a series from the CARAT trust after the Aggregate Secured Note Principal Balance of that series of secured notes declines to 10% or less of the initial Aggregate Secured Note Principal Balance of that series.

An early termination, repurchase, purchase or liquidation of the lease assets securing the secured notes, including liquidation of defaulted leases, could shorten the average life of the securities.

You will bear all reinvestment risk resulting from a faster or slower rate of early termination, repurchase or extension of the leases securing the secured notes held by your CARAT trust, unless otherwise provided in the prospectus supplement for that CARAT trust.

Limited Enforceability of the Leases Could Reduce or Delay Payments on the Securities	Federal and state consumer protection laws regulate the creation and enforcement of consumer leases such as the leases securing the secured notes. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee’s ability to enforce leases such as those securing the secured notes. If an obligor had a claim for violation of these laws prior to the respective cutoff date, GMAC must repurchase the related lease asset unless the breach is cured. If GMAC fails to repurchase the lease asset, you might experience reductions and/or delays in payments on your securities. See “Legal Aspect of the Secured Notes and the Leases Securing the Secured Notes—Consumer Protection Laws” in this prospectus.

GMAC and the Seller Have Limited Obligations to the CARAT Trusts and They Will Not Make Payments on the Securities	GMAC, COLT, the seller and their respective affiliates are generally not obligated to make any payments to you on your securities and do not guarantee payments on the leases, the secured notes or your notes or certificates. However, GMAC will make representations and warranties regarding the characteristics of the lease assets and the secured notes, and these representations and warranties will then be assigned to the CARAT trust. If GMAC breaches the representations and warranties, it may be required to repurchase the applicable lease assets from COLT and any applicable secured notes from the seller.

If GMAC fails to repurchase the lease assets or the secured notes, you might experience reductions and/or delays in payments on your securities. See “The Transfer and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes” in this prospectus.

The Assets of Each CARAT Trust Are Limited and Are the Only Source of Payment for the Securities	No CARAT trust will have any significant assets or sources of funds other than its secured notes, its rights in any CARAT reserve account or other rights or credit enhancements as are specified in the prospectus supplement for that CARAT trust. The securities will only represent interests in the CARAT trust from which they were issued. Except as described in the accompanying prospectus supplement, the securities will not be insured or guaranteed by GMAC, COLT, the seller, the CARAT owner trustee, the CARAT indenture trustee, COLT, LLC, the COLT owner trustee, the COLT indenture trustee, any of their affiliates or any other person or entity. You must rely primarily on collections on the lease assets that secure the secured notes that secure your securities and, if set forth in the related prospectus supplement, any COLT reserve account or CARAT reserve account, for repayment of your securities. In addition, for defaulted leases, you may have to look to the lessees of those leases and the proceeds from the repossession and sale of leased vehicles that secure defaulted leases. If these sources are insufficient, you may receive payments late or not receive back your full principal investment or all interest due to you. See “The Transfer and Servicing Agreement—Distributions,” “—Credit Enhancement” and “Legal Aspects of the Secured Notes and the Lease Assets Securing the Secured Notes” in this prospectus.

The Absence of a Liquid Market for the Securities Would Limit Your Ability to Resell the Securities	The securities will not be listed on any securities exchange. Therefore, in order to sell your securities, you will need to find a willing buyer. The underwriters may assist in the resale of securities, but they are not required to do so. A secondary market for any securities may not develop. The absence of a secondary market could limit your ability to sell your securities. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

The Ratings for the Securities are Limited in Scope, May Not Continue To Be Issued and Do Not Consider the Suitability of the Securities for You	The securities for each CARAT trust will be issued only if they receive the required rating. A security rating is not a recommendation to buy, sell or hold the securities. The rating considers only the likelihood that the CARAT trust will pay interest on time and will ultimately pay principal in full or make full distributions of Certificate Balance. Ratings on the securities do not address the timing of distributions of principal on the securities prior to their applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. The ratings may be revised or withdrawn at any time. If a rating agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

THE CARAT TRUSTS

Formation of the CARAT Trusts

      For each series of securities, the seller will establish a separate CARAT trust under a CARAT trust agreement by selling and assigning the trust property to the CARAT trust in exchange for these securities. Each series of securities will include one or more classes of asset backed notes and one or more classes of asset backed certificates. The accompanying prospectus supplement will specify which classes of notes and certificates included in each series will be offered to investors.

Trust Property

      The property of each CARAT trust will include:

(a) a series of secured notes and all moneys due on the secured notes on or after the closing date;

(b) the COLT trust estate securing the secured notes, including:

•	the lease assets securing the secured notes, including payments under leases and amounts received upon sale of leased vehicles;

•	proceeds from claims on any insurance policies relating to the leases and the leased vehicles securing the secured notes;

•	any recourse against dealers on the leases securing the secured notes; and

•	the COLT reserve account;

(c) all rights of the CARAT trust under the VAULT Trust Agreement (solely with respect to the vehicles related to the lease assets securing the secured notes owned by the CARAT trust), the CARAT Pooling and Servicing Agreement, the CARAT Trust Sale and Servicing Agreement, the COLT Indenture, the COLT Sale and Contribution Agreement, the COLT Custodian Agreement, the COLT Servicing Agreement and the other transaction documents relating to the CARAT trust; and

(d) the CARAT reserve account property, if any.

      To the extent specified in the prospectus supplement for the CARAT trust, a CARAT reserve account or other form of credit enhancement may be held by the CARAT owner trustee or the CARAT indenture trustee for the benefit of the holders of the CARAT trust’s securities. The CARAT reserve account, if any, for a series of securities may not be included in the property of the issuing CARAT trust but may instead be a segregated trust account held by the CARAT indenture trustee or other applicable party for the benefit of the holders of the CARAT trust’s securities. See “The Transfer and Servicing Agreements— Credit Enhancement” in this prospectus.

      The activities of each CARAT trust will be limited to:

•	acquiring, managing and holding secured notes and the other assets of the CARAT trust and the proceeds from those assets;

•	issuing securities and making payments and distributions on them; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental or connected with these activities.

      The CARAT servicer will service the secured notes held by each CARAT trust and will receive fees for its services. See “The Transfer and Servicing Agreements— Servicing Compensation and Payment of Expenses” in this prospectus.

      The principal offices of each CARAT trust will be specified in the accompanying prospectus supplement.

THE CARAT OWNER TRUSTEE

      The CARAT owner trustee for each CARAT trust will be specified in the accompanying prospectus supplement. The CARAT owner trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of that CARAT owner trustee set forth in the CARAT trust agreement for that CARAT trust. A CARAT owner trustee may resign at any time, in which event the CARAT servicer, or its successor, will be obligated to appoint a successor CARAT owner trustee. The administrator of a CARAT trust may also remove the CARAT owner trustee if the CARAT owner trustee ceases to be eligible to continue as CARAT owner trustee under the CARAT trust agreement for that CARAT trust or if the CARAT owner trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor CARAT owner trustee. Any resignation or removal of a CARAT owner trustee and appointment of a successor CARAT owner trustee will not become effective until acceptance of the appointment by the successor CARAT owner trustee.

THE SELLER

      Capital Auto Receivables, Inc., a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992. The seller is organized for the limited purposes of purchasing receivables, such as the secured notes, from GMAC, transferring the receivables to third parties, forming CARAT trusts and engaging in similar activities. The principal executive offices of the seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

      The seller has taken steps in structuring the transactions contemplated in this prospectus and any related prospectus supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the U.S. Bankruptcy Code or similar applicable state laws will result in consolidation of assets and liabilities of the seller with those of GMAC. These steps include the creation of the seller as a separate, limited-purpose subsidiary under a certificate of incorporation containing certain limitations. These limitations include restrictions on the nature of the seller’s business and a restriction on the seller’s ability to commence a voluntary case or proceeding under the U.S. Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors. Under some circumstances, the seller is required to have at least one director who qualifies under its by-laws as an “Independent Director.”

      If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the seller should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, and a filing were made under the U.S. Bankruptcy Code or similar applicable state laws by or against the seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of the distributions, could occur. See also “Legal Aspects of the Secured Notes and the Lease Assets Securing the Secured Notes— Bankruptcy of GMAC or the Seller Could Result in Losses or Delays in Payments on the Notes and Certificates” in this prospectus.

      Securities issued by a CARAT trust may be sold by the seller in private placements or other transactions and will not be offered by this prospectus or the accompanying prospectus supplement. The seller may also retain all or a portion of any class of certificates or one or more series of notes issued by each CARAT trust as described in the accompanying prospectus supplement.

THE SERVICER

      GMAC acts as both the COLT servicer and the CARAT servicer. GMAC also acts as the VAULT servicer as described in “Vehicle Asset Universal Leasing Trust” in this prospectus.

      GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished this status and became a Delaware corporation on January 1, 1998. Operating directly and through subsidiaries and associated companies in which it has equity investments, GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services are offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance, mortgage banking and investment services.

      The principal business of GMAC and its subsidiaries is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or its subsidiaries and associates, and to acquire from these dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors products as well as used units of any make. In addition, GMAC finances new products of other manufacturers and leases motor vehicles and capital equipment to others.

      GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153 and its telephone number is (212) 418-6120. GMAC has administrative offices at 200 Renaissance Center, Detroit, Michigan 48265 and its telephone number is (313) 556-5000.

VEHICLE ASSET UNIVERSAL LEASING TRUST

      In 1996, GMAC created Vehicle Asset Universal Leasing Trust, known as VAULT, a Delaware statutory trust, to act as a nominee on the certificates of title to vehicles titled in various states. VAULT has no operations, and its sole purpose is to act as a repository of titles to vehicles purchased by its trust beneficiaries. VAULT is named as the nominee for the beneficial owner of the leased vehicle on the certificate of title for each leased vehicle that secures the secured notes. GMAC and GMAC Automotive Bank are the current beneficiaries of VAULT and the beneficial owners of the leased vehicles owned by VAULT. Unless otherwise provided in the accompanying prospectus supplement, GMAC will be the initial beneficial owner of the leased vehicles that are collateral for the secured notes. There may be additional beneficiaries under the VAULT Trust Agreement from time to time. As nominee, VAULT holds only legal title to the leased vehicles. The beneficial owner retains all rights and obligations related to the leased vehicles. Pursuant to the VAULT Trust Agreement, GMAC services the leased vehicles owned by VAULT on behalf of the beneficiaries of VAULT.

      Under the VAULT Trust Agreement, GMAC, as VAULT servicer, acts as agent of the VAULT trustee and performs administrative duties with respect to the certificates of title relating to the vehicles titled in the name of VAULT. Pursuant to a COLT Transfer Direction, GMAC, in its capacity as the initial beneficiary of VAULT, will transfer to COLT its beneficial interest in the leased vehicles titled in the name of VAULT that secure each series of secured notes by directing VAULT to hold the legal title to that portion of the VAULT trust estate as nominee for the benefit of COLT. COLT will therefore have the sole beneficial interest in the leased vehicles relating to each pool of lease assets securing a series of secured notes. COLT will also direct VAULT to pledge its legal title to the vehicles relating to the lease assets to the holders of a series of secured notes to secure COLT’s obligations under those secured notes.

      VAULT has taken steps in structuring the transactions contemplated in this prospectus and any related prospectus supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the U.S. Bankruptcy Code or similar applicable state laws will result in consolidation of assets and liabilities of VAULT with those of GMAC. These steps include the creation of VAULT as a separate, limited-purpose subsidiary under a declaration of trust containing certain limitations. These limitations include restrictions on the nature of VAULT’s business and a restriction on VAULT’s ability to commence a voluntary case or proceeding under the U.S. Bankruptcy Code or similar applicable state laws.

      If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of VAULT should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, and a filing were made under the U.S. Bankruptcy Code or similar applicable state laws by or against VAULT, or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of the distributions, could occur. See also “Legal Aspects of the Secured Notes and the Lease Assets Securing the Secured Notes— Bankruptcy of GMAC or the Seller Could Result in Losses or Delays in Payments on the Notes and Certificates” in this prospectus.

CENTRAL ORIGINATING LEASE TRUST

      COLT is a special purpose Delaware statutory trust formed on March 15, 1996, which acquires vehicles and related consumer leases from GMAC. COLT finances its acquisitions of vehicles and related consumer leases through the issuance of secured notes and equity certificates. Each pool of leases and the related vehicles that secure a series of secured notes is allocated to a separate series interest under the COLT Declaration of Trust and is not an asset of, or allocated as security to, any other series of secured notes or to the equity interest in COLT. Each secured note will be issued to GMAC by COLT. A secured note will be issued for each state in which leases are acquired. However, all of the secured notes in a series will be paid ratably by the collections on the entire related pool of lease assets. As described in the accompanying prospectus supplement, each secured note will represent a significant majority of the purchase price of all leases and leased vehicles acquired in a state. COLT’s equity certificates represent the remaining portion.

      COLT has taken steps in structuring the transactions contemplated in this prospectus and any related prospectus supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the U.S. Bankruptcy Code or similar applicable state laws will result in consolidation of assets and liabilities of COLT with those of GMAC. These steps include the creation of COLT as a separate, limited-purpose subsidiary under a declaration of trust containing certain limitations. These limitations include restrictions on the nature of COLT’s business and a restriction on COLT’s ability to commence a voluntary case or proceeding under the U.S. Bankruptcy Code or similar applicable state laws.

      If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of COLT should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, and a filing were made under the U.S. Bankruptcy Code or similar applicable state laws by or against COLT, or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of the distributions, could occur. See also “Legal Aspects of the Secured Notes and the Lease Assets Securing the Secured Notes— Bankruptcy of GMAC or the Seller Could Result in Losses or Delays in Payments on the Notes and Certificates” in this prospectus.

      The secured notes are non-recourse to COLT and each series of secured notes is secured by, among other things, a security interest in the entire related pool of leases and leased vehicles.

DESCRIPTION OF AUTO LEASE BUSINESS OF GMAC

Underwriting of Motor Vehicle Leases

      GMAC leases automobiles and light duty trucks under its SmartLease plan to retail customers through General Motors dealerships, non-General Motors dealerships owned or financially controlled by General Motors dealerships and affiliated leasing companies. Under the SmartLease plan, GMAC, either for itself or as agent for others, acquires leases through its nationwide branch system from automobile and light duty truck dealers under agreements with General Motors dealers. Dealers are not responsible for the customer’s performance during the lease period nor for the value of the vehicle at the scheduled lease end date. General Motors may elect to sponsor retail leasing programs to increase vehicle sales, including establishing below-market lease rates and/or establishing residual values in excess of those values published in residual guide books that would otherwise have been used by GMAC.

      The leased vehicles are new or used automobiles and light duty trucks. The lessees are either businesses or individuals who met GMAC’s underwriting standards at the time of the acquisition of the lease. Because GMAC’s underwriting standards may change over time, the leases from time-to-time may have differing credit quality and the credit quality of the leases in a later year may not be the same as the credit quality of the leases in a prior year. The leases have been originated by participating dealers in accordance with GMAC’s requirements under dealer agreements, and have been acquired in accordance with GMAC’s underwriting standards.

      Dealers forward completed credit applications, which include the terms of the lease and essential information on the applicant, to one of GMAC’s branches. Applications are then processed through GMAC’s internal credit evaluation process, which includes obtaining credit bureau reports, checking the applicant against GMAC files on both open and closed accounts and checking for recent denials of credit. An applicant’s credit is also analyzed through the use of GMAC’s proprietary credit-scoring model, which assists GMAC’s credit analysts with making credit-granting decisions. The credit-scoring model is periodically reviewed and updated based on historical information and current trends.

      Once the lease agreement, title application, insurance form, odometer statement and various other forms have been completed by the General Motors dealer, GMAC directs the dealer to title the vehicle in the name of VAULT, as nominee, and to record a lien in favor of GMAC on the vehicle’s certificate of title. The dealer sends the appropriate paperwork to the GMAC branch. The branch then enters essential information into the centralized database after which billing statements are automatically generated and mailed monthly to the lessee. Several processing centers are responsible for the processing for monthly payments, while the GMAC branches take charge of all collection efforts.

      Prior to transferring possession of a vehicle to a lessee, the dealer must:

•	collect the first monthly payment, including a refundable security deposit unless the lessee qualifies for the SmartLease Loyalty Program or other marketing programs, in which case both may be waived;

•	verify that the lessee has purchased at least the minimum physical damage and public liability insurance coverage; and

•	ensure that all required license fees, registration fees and up-front taxes are paid.

      Fees and taxes are included in the lessee’s monthly payment, including acquisition fees and documentation expenses. The dealer is responsible for titling and registering the vehicle, unless the applicable state’s motor vehicle department permits or requires the lessee to submit the title and registration documentation.

Determination of Residual Value

      GMAC uses residual values from the Automotive Lease Guide to set residual values on General Motors vehicles at the time of lease origination. The Automotive Lease Guide is an independent publisher of vehicle residual values and is frequently used for comparison purposes by the vehicle leasing industry. We refer to the expected value of a vehicle at the scheduled lease end date of the related lease as determined by the Automotive Lease Guide as the “ALG Residual.” GMAC calculates the residual value stated in each lease, which we refer to as the “Stated Residual Value,” by adding a percentage of the MSRP to the ALG Residual of that vehicle. The percentage of MSRP added to the ALG Residual varies according to the level of lease payments desired by General Motors and GMAC as well as other factors, such as the vehicle model being leased and the mileage level per year specified in the lease. The maximum allowable residual value with respect to a new leased vehicle is the MSRP for the base vehicle plus options. Unless otherwise provided in the accompanying prospectus supplement, we use the concept “Lease Residual,” which is the lesser of the Stated Residual Value and the ALG Residual, to establish the ABS Value of the lease assets securing the secured notes.

      GMAC distributes residual value tables based on residual values from the Automotive Lease Guide to its branches and franchised dealers quarterly. The tables provide residual value percentages for each new vehicle available from General Motors for lease terms of 12, 24, 30, 36 and 48 months. If a term and corresponding residual value percentage are not published, the dealer will interpolate the number by averaging the nearest published data above and below the desired term.

Terms of Motor Vehicle Leases

      Each lease and related leased vehicle is purchased from the dealer by GMAC or GMAC Automotive Bank for its “capitalized cost,” which may exceed the manufacturer’s suggested retail price, which we refer to as “MSRP.” The capitalized cost represents the present value (as of the acquisition date) of the monthly payments due on a lease and the Stated Residual Value discounted at an implied lease rate. Each lease provides for level monthly payments except for the first and last monthly payments, and the monthly payments on a lease are generally due on the same day of each month.

      Each lease agreement provides that the lessor may terminate the lease and retake the vehicle if the lessee defaults. Events of default under the lease agreement include, but are not limited to, the occurrence of the following:

•	the lessee fails to make a payment when due;

•	the lessee fails to maintain required insurance coverage;

•	the lessee fails to maintain or repair the vehicle as required by the lease agreement;

•	the lessee violates the transfer of interest provisions of the lease agreement;

•	the lessee breaches any agreements in the lease and that breach significantly impairs the prospect of payment, performance or realization of the lessor’s interest in the vehicle;

•	the lessee made a material misrepresentation on his or her lease agreement; or

•	the lessee does any other act that is a default under a lease agreement under applicable law.

      Upon default, the lessor or assignee may terminate the lease agreement and the lessee is responsible for any payments otherwise required upon early termination of the lease.

      Each lease agreement may be terminated by the lessee at any time before its scheduled lease end date. If a lease agreement is terminated early, the lessee must return the vehicle to GMAC or to any reasonable address GMAC designates and complete an odometer disclosure statement. Except for leases terminated under a Pull Ahead Program, upon early termination the lessee will owe an amount equal to the total unpaid monthly payments, less unearned lease charges, plus any unpaid fees and taxes and charges for excess mileage and excess wear, to the extent not offset by the excess of the vehicle’s sales price over the residual value of the vehicle, all as stated in the lease agreement. For leases terminated early under a Pull Ahead Program, lessees are only responsible for payment of the excess wear and excess mileage charges as described below under “—Pull Ahead Programs” in this prospectus. Each lease agreement provides that the lessee may, at its own expense, obtain from an independent third party acceptable to GMAC a professional appraisal of the vehicle’s wholesale value that could be realized at sale. The appraised value will be binding and used as the sales price when determining whether or not there is any surplus.

      All of the leases are closed-end leases. Under a closed-end lease, at the end of its term, if the lessee does not elect to purchase the vehicle by exercise of the purchase option contained in the lease agreement, the lessee is required to return the vehicle to GMAC or any reasonable address GMAC designates. After the vehicle is returned, an inspection will be completed by either the dealer or a third party inspection company. As with an early termination by the lessee, the lessee must complete an odometer disclosure statement and pay for excess mileage and excess wear charges and other items that may be due under the lease.

      The lessee may exercise the purchase option under the lease agreement at the scheduled lease end date by paying the purchase price stated in the lease agreement. The purchase price is the Stated Residual Value, plus a fee of a minimum of $100 to a maximum of $500, in $100 increments. The purchase price is established by the dealer at lease inception and is described in the “Purchase Option at End of Lease Term” section of the lease agreement.

Insurance Required to be Maintained by Lessees

      Each lease requires the lessee to maintain automobile bodily injury and property damage liability insurance that names VAULT or GMAC as an additional insured. Each lease further requires the lessee to maintain (all risks) comprehensive and collision insurance covering damage to the leased vehicle and naming VAULT as loss payee.

Vehicle Maintenance; Excess Wear and Excess Mileage

      Each lease provides that the lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle. In addition, the lessee is responsible under the related lease for all excess damage to the leased vehicle and for its loss, seizure or theft. At the scheduled lease end date of the lease, if the lessee does not purchase the leased vehicle, the lease requires the lessee to pay GMAC the estimated cost to repair any damage to the vehicle that is deemed to be “excess wear.” Excess wear generally includes such items as inoperative mechanical and electrical parts, damage to the body, lights, trim or paint, missing equipment, parts and accessories, and similar items.

      Each lease also specifies a selected mileage level per year, which is one of the factors taken into account by GMAC in establishing the residual value for a leased vehicle. If the lessee does not purchase the leased vehicle at the end of the lease term, the lease requires the lessee to pay GMAC an excess mileage charge of $0.15 for non-Cadillac vehicles and $0.20 for Cadillac vehicles for each mile the vehicle has been driven in excess of the selected mileage level.

Extensions

      Occasionally, a lessee requests an extension of a lease contract for one or more months during the period of time between the original specified maturity of the lease and the time at which the lessee negotiates a new lease for a different General Motors vehicle. GMAC may extend the performance of the lessee’s obligations on a monthly basis up to a maximum of six months if the lessee is not in default on any of its obligations under the lease and if the lessee agrees to continue to make monthly payments. If GMAC, as COLT servicer, extends performance on the lease, it will be obligated to make Advances on the Extended Lease and leased vehicle as though GMAC had not extended the lease.

Collection and Repossession Procedures

      GMAC has established operational procedures, which are modified from time to time, for handling lease accounts that become delinquent. As COLT servicer, GMAC handles lease accounts included in the collateral for the secured notes that become delinquent in the same manner as it handles its own lease accounts.

      GMAC does not consider a lease to be past due unless lease payments in excess of $25 have not been received within 30 days of the payment date.

      Generally, GMAC makes commercially reasonable efforts to preserve a lease as a performing lease. However, if a delinquency cannot be satisfactorily resolved, the decision to retake a leased vehicle generally will be made before a payment is more than 60 days past due. Lessees are typically notified on the day their vehicle is retaken or within two days thereafter and are informed of any right they may have under applicable state law to redeem their vehicles.

      In some situations a lessee may become delinquent and is willing but unable to bring their account current. In this situation, at the discretion of GMAC, but subject to specific guidelines, one or more payments under the relevant lease may be deferred, provided that the lessee pays a deferral fee. If GMAC agrees to defer lease payments, it must make Advances on the deferred lease as though the lease payments had not been deferred.

      Collections on any lease assets, other than those with respect to which Administrative Lease Purchase Payments or Warranty Lease Purchase Payments are required to be or have been paid by the COLT servicer, that are not (1) late fees, prepayment charges or other similar fees or charges, (2) amounts received by the COLT servicer with respect to any administrative fees, parking tickets or fines, (3) rebates on insurance premiums or other amounts required by applicable law to be paid or refunded to lessees or (4) fees and sales, use or other taxes or payments due under that lease, will be applied first to any Outstanding Advances made by the COLT servicer on that lease and then to the Monthly Lease Payment. Any Excess Payment will be held by the COLT servicer or, if the COLT servicer has not satisfied the Monthly Remittance Condition, will be deposited into the Payment Ahead Servicing Account and will be treated as a Payment Ahead.

Vehicle Disposition Process

      Leased vehicles may be returned to GMAC or purchased directly by the dealer or lessee at maturity or upon early termination, or may be repossessed upon default.

      GMAC uses three remarketing channels to dispose of vehicles: direct sales to dealers or lessees, Internet auctions (SmartAuction) and physical auctions. The primary objectives of the vehicle disposition process are to maximize sales proceeds while minimizing expense.

      Each lessee has the option to purchase its leased vehicle upon scheduled termination of the lease at the price stated in the applicable lease, a process that generally takes five days after the date on which the leased vehicle is returned by the lessee. If the lessee does not exercise this option, the vehicle is offered for sale to the dealer to which the leased vehicle was returned, a process that generally takes five days after the date on which the lessee elects not to purchase the returned vehicle. These sales are at a fixed price, and there is minimal remarketing expense associated with this channel as vehicles are not moved or reconditioned by GMAC prior to sale. Vehicles not bought directly by the lessee or dealer are remarketed via Internet-based auctions and physical auctions. These sales involve interactive bidding based on a floor price. Off-lease vehicles are generally sold via Internet-based auction within 17 days of the date on which dealers have elected not to purchase the vehicles and via physical auction within 50 days of the date on which the Internet-based auctions for those vehicles have ended. The entire vehicle disposition process, from the return of the leased vehicle to the physical auction of the leased vehicle, generally takes an average of 31 days.

      Off-lease vehicles are returned to a General Motors dealer who is responsible for reporting the return to GMAC and providing a completed vehicle odometer statement and deciding whether to purchase the vehicle directly from GMAC. If the vehicle is not purchased under the direct to dealer/ lessee channel, a vehicle condition/ inspection report is completed either by the dealer taking in the vehicle from the lessee or by a third-party vendor hired by GMAC. Lessees are responsible for excess wear based on the condition/ inspection report. Once a vehicle inspection has been completed, most vehicles are offered for sale on GMAC’s Internet auction site (SmartAuction). If the vehicle is sold, GMAC electronically collects proceeds from the purchasing dealer. The purchasing dealer is responsible for picking up the vehicle from the storing location, which is typically another dealership. Approximately 40% of off-lease vehicles not bought directly by the dealer/lessee are sold via SmartAuction. The remaining 60% are shipped to physical auction locations and either sold in a “closed” auction (open to GM dealers only) or an “open” auction (open to all licensed dealers).

      At the physical auction location, GMAC will recondition the vehicle and make repairs to the vehicle only if the GMAC employee at the auction reasonably expects such work would increase the net proceeds on the sale of the vehicle. Generally, this practice results in only a limited amount of basic repairs, such as glass replacement and the repair of other safety-related damage.

      The GMAC employee at the auction site is responsible for handling GMAC’s decisions with respect to the vehicles sold at the auction, including approving repair orders, setting auction dates and determining whether bids received at auction should be accepted. When the vehicle is sold, GMAC electronically collects proceeds from the auction. The purchasing dealer is responsible for all transportation costs.

Pull Ahead Programs

      A Pull Ahead Program is a marketing program employed by General Motors or GMAC, as agent for General Motors, to encourage the lease or purchase of new General Motors vehicles by current GMAC lessees of General Motors vehicles. Pull Ahead Programs are employed in an attempt to reduce the number of lessees that lease or purchase vehicles from manufacturers other than General Motors once their leases of General Motors vehicles have ended. Pull Ahead Programs are also employed in an attempt to shift vehicles out of peak termination months and to increase the number of off-lease vehicles that are sold or auctioned during those months in which the purchase price for off-lease vehicles tends to be higher. Under a Pull Ahead Program, General Motors or GMAC, as agent for General Motors, may elect, in its sole discretion, to permit qualified lessees to terminate their leases prior to their scheduled lease end dates. Although General Motors may commence a Pull Ahead Program, only GMAC is permitted to extend, waive or modify the leases subject to the program, as described under “The Transfer and Servicing Agreements— Sale and Assignment of Lease Assets and Secured Notes— Sale and Assignment of Lease Assets” below. In order to qualify for the program, the lessees must purchase or lease another new General Motors vehicle. The lessees are permitted to terminate their leases without paying the remaining monthly payments with respect to any leases. The lessees are required to pay any applicable excess mileage and excess wear charges under the lease as if the lease terminated on its scheduled lease end date. GMAC, as agent for General Motors, is required to make Pull Ahead Payments for leases under a Pull Ahead Program within the time period set forth in the accompanying prospectus supplement under “Residual Values— Pull Ahead Programs.” GMAC, as COLT servicer, will be required under the COLT Basic Documents to deposit any Pull Ahead Payments into the COLT collection account.

THE LEASE ASSETS

General

      GMAC or GMAC Automotive Bank purchases new and used leases and related vehicles from General Motors dealers under a supplemental dealer agreement. GMAC selects the lease assets to be included in the pools of leases securing series of secured notes from among the lease assets originated in the 20 states in which VAULT operates, based on the eligibility criteria set forth in “—Representations, Warranties and Covenants” below.

Representations, Warranties and Covenants

      Unless otherwise provided in the accompanying prospectus supplement, each lease and related leased vehicle included as collateral for the secured notes must meet the following eligibility criteria:

•	the leased vehicle is an automobile or light truck manufactured by or for General Motors;

•	the lease has an original scheduled term of 12 to 60 months;

•	the lease is not a single payment lease;

•	the related dealer originated the lease in its ordinary course of business;

•	the lease provides for level monthly payments other than the first and the last payments, which may be different;

•	the lease payments fully amortize the capitalized cost of the lease to the contractual residual value over the lease term;

•	GMAC has good title in and to the lease and the amounts due under it;

•	VAULT has good title to the leased vehicle or all necessary and appropriate action has been commenced that would result in VAULT having good title to the leased vehicle;

•	GMAC has good title to all beneficial interest in the leased vehicle;

•	the lease is in force and has not been terminated, canceled or rescinded;

•	as of the cutoff date for that CARAT trust, the lease was not considered past due, which means that as of the cutoff date, all payments due on the lease in excess of $25 have been received within 30 days of the payment date on which they were scheduled to be made;

•	the lessee is required to maintain physical damage and liability insurance policies of the type that the COLT servicer requires in accordance with its customary servicing procedures;

•	the related dealer is located in the United States and the lessee has a billing address in the United States; and

•	the related lessee pays all costs relating to taxes, insurance and maintenance for the leased vehicle.

THE SECURED NOTES

      The secured notes will be issued under the terms of a form of COLT Indenture, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the secured notes and the COLT Indenture. Where particular provisions or terms used in the COLT Indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to the COLT Indenture and the secured notes issued pursuant to the COLT Indenture.

      GMAC will acquire the secured notes in each series from COLT or another special purpose Delaware statutory trust to be identified in the accompanying prospectus supplement. Each secured note is non-recourse and is secured by a first priority perfected lien on and an undivided security interest in a pool of leases, the related leased vehicles and other related assets. For each series of secured notes, one secured note will be issued for each state in which the related lease assets were originated. Secured notes in a series may also be issued with interest rates or other terms that correspond to the securities being issued by the CARAT trust if the prospectus supplement so provides. However, all secured notes in a series will be paid ratably from collections on the entire pool of lease assets securing those secured notes.

      The lease assets securing the secured notes have been or will be acquired from participating dealers in accordance with GMAC’s underwriting requirements. The lease assets have been or will be acquired by GMAC in the ordinary course of business and in accordance with its underwriting standards, which evaluate the prospective lessee’s ability to pay and creditworthiness, as well as the expected residual value of the vehicle to be financed. GMAC’s underwriting standards also generally require physical damage insurance to be maintained on each leased vehicle.

      The lease assets to be included in the pool securing a series of secured notes will be selected using several criteria, which consist of those criteria described in “The Transfer and Servicing Agreements— Sale and Assignment of Lease Assets and Secured Notes” in this prospectus and any other criteria set forth in the accompanying prospectus supplement.

Terms of the Secured Notes under the COLT Indenture

      The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the secured notes. Where particular provisions or terms used in the COLT Indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

      Each secured note held by a CARAT trust is secured by:

•	a pool of leases for new or used cars and light duty trucks and all beneficial interest in the related vehicles under the VAULT Trust Agreement, and all moneys due thereunder on and after the cutoff date and with respect to the vehicles and, to the extent permitted by law, all accessions to the related vehicles;

•	the right to proceeds of physical damage, credit life, credit disability or other insurance policies covering the related vehicles or lessees;

•	any recourse against dealers on the lease assets;

•	specified rights of COLT in the COLT Basic Documents, solely with respect to leases and leased vehicles relating to the secured notes; and

•	amounts and investments of those amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the COLT Indenture pursuant to which the secured notes owned by the CARAT trust were issued and the proceeds thereof.

      The sole source for payment of the secured notes is the collateral described above and any other funds that may from time to time be pledged to secure the payment of the secured notes.

      Interest on secured notes accrues from and including the issue date for the secured notes, to but excluding the date on which the Secured Note Principal Balance of the secured notes is reduced to zero, at the annual rate specified in the COLT Indenture.

      Each secured note will be non-recourse to COLT and any other assets of COLT or its equityholders. No holder of a secured note will have any claim, remedy or right to proceed against COLT, the COLT owner trustee or any equityholder for the payment of any deficiency or any other amount owing on account of the indebtedness evidenced by the secured note. The holder also agrees to look solely to the collateral for that secured note, including available amounts on deposit in any designated COLT reserve account, and any other property pledged as security for the secured note in payment of the indebtedness thereunder. However, nothing limits any right of the holder of a secured note to accelerate the maturity of the secured note upon default, subject to any grace periods, to bring suit and obtain a judgment against COLT on the secured note, except that the sole recourse for that judgment is limited to the lease asset collateral and any other security for the secured note, to enforce the security interest of the holder or otherwise realize upon the collateral securing the secured note, including available amounts on deposit in any CARAT reserve account, or any other property pledged as security to secure the obligations represented by the secured note.

      Each secured note will be discharged upon the delivery to the COLT indenture trustee of the secured note for cancellation of the secured note or, with certain limitations, upon deposit with the COLT indenture trustee of funds sufficient for the payment in full of the secured note.

      Each holder of a secured note, by its acceptance of the secured note, agrees that it will not, prior to the date which is one year and one day after the payment in full of the secured note and any other obligations of or interest in COLT, petition or otherwise cause COLT to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against COLT under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, seques-

trator or other similar official of COLT or any substantial part of its property, or ordering the winding up or liquidation of the affairs of COLT.

The COLT Indenture

      A form of COLT Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We will provide a copy of the applicable COLT Indenture without exhibits upon request to a holder of notes issued under the CARAT Indenture. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the COLT Indenture.

      Modification of COLT Indenture Without the CARAT Indenture Trustee’s Consent. For each COLT Indenture, COLT and the COLT indenture trustee may, without consent of the CARAT indenture trustee, as holder of the secured notes of a particular series as specified in the accompanying prospectus supplement, but with prior notice to the rating agencies rating the secured notes, if any, the notes or the certificates, as specified in the accompanying prospectus supplement, enter into one or more supplemental indentures for any of the following purposes:

(1) to correct or amplify the description of the collateral or add additional collateral;

(2) to provide for the assumption of the secured notes and the COLT Indenture obligations by a permitted successor to COLT;

(3) to add additional covenants for the benefit of the secured noteholders;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the COLT indenture trustee;

(5) to cure any ambiguity or correct or supplement any provision in the COLT Indenture or in any supplemental indenture that may be inconsistent with any other provision of the COLT Indenture, any supplemental indenture or in any other COLT Basic Document;

(6) to provide for the acceptance of the appointment of a successor COLT indenture trustee or to add to or change any of the provisions of the COLT Indenture as will be necessary and permitted to facilitate the administration by more than one COLT indenture trustee;

(7) to modify, eliminate or add to the provisions of the COLT Indenture in order to comply with the Trust Indenture Act of 1939, as amended; or

(8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the COLT Indenture or modify in any manner the rights of the holders of secured notes under the COLT Indenture; provided that any action specified in this clause (8) will not, as evidenced by an officer’s certificate, adversely affect in any material respect the interests of the secured noteholders unless the consent of the CARAT indenture trustee, as holder of the secured notes, is otherwise obtained as described in the next section of this prospectus.

      Modification of COLT Indenture With the CARAT Indenture Trustee’s Consent. For each COLT Indenture, unless otherwise specified in the accompanying prospectus supplement, COLT and the COLT indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the COLT Indenture, or modify in any manner the rights of the secured noteholders, with the consent of the holders of a majority in aggregate principal amount of the outstanding secured notes to be affected.

      Without the consent of the CARAT indenture trustee, as holder of each outstanding secured note which would be affected, however, no supplemental indenture will:

(1) change the due date of any instalment of principal of or interest on any secured note or reduce the principal amount of any secured note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any secured note or any interest thereon is payable or modify any of the provisions of the COLT Indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any secured note on any payment date;

(2) impair the right to institute suit for the enforcement of specified provisions of the COLT Indenture regarding payment of principal or interest on any secured note;

(3) reduce the percentage of the aggregate principal amount of the outstanding secured notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the COLT Indenture or of specified defaults thereunder and their consequences as provided for in the COLT Indenture;

(4) modify any of the provisions of the COLT Indenture regarding the voting of secured notes by COLT, GMAC, the COLT servicer or any affiliate of any of them;

(5) reduce the percentage of the aggregate principal amount of the outstanding secured notes required to direct the COLT indenture trustee to sell or liquidate the assets of COLT if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding secured notes;

(6) amend the sections of the COLT Indenture to decrease the minimum percentage of the aggregate principal amount of the outstanding secured notes necessary to amend the COLT Indenture;

(7) modify any of the provisions of the COLT Indenture to change the calculation of the amount of any payment of interest or principal due on any payment date; or

(8) permit the creation of any lien ranking prior to or on a parity with the lien of the COLT Indenture on any part of the assets of COLT or, except as otherwise permitted or contemplated in the COLT Indenture, terminate the lien of the COLT Indenture on that collateral or deprive any of the secured noteholders of the security afforded by the lien of the COLT Indenture.

      COLT Events of Default; Rights Upon COLT Event of Default. For each COLT Indenture, unless otherwise specified in the accompanying prospectus supplement, COLT Events of Default under the COLT Indenture will consist of:

(1) any failure to pay interest on the secured notes as and when the same becomes due and payable, which failure continues unremedied for five days;

(2) except as provided in clause (3), any failure to pay (A) any principal on the secured notes as and when required in accordance with the COLT Basic Documents or (B) to observe or perform in any material respect any other covenants or agreements in the COLT Indenture, which failure in the case of a default under clause (2)(B) materially and adversely affects the rights of secured noteholders, and which failure in either case continues unremedied for 30 days after the giving of written notice of the failure (X) to COLT and to GMAC or to the COLT servicer, as applicable, by the COLT indenture trustee or (Y) to COLT, to GMAC or the COLT servicer, as applicable, and the COLT indenture trustee by the holders of not less than 25% of the aggregate principal amount of the outstanding secured notes;

(3) failure to pay in full the outstanding unpaid principal balance of the secured notes by the final maturity date of the secured notes; or

(4) events of bankruptcy, insolvency or receivership for COLT indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

      If a COLT Event of Default should occur and be continuing, either the COLT indenture trustee or the holders of not less than a majority of the aggregate principal balance of the outstanding secured notes then outstanding, may declare the unpaid principal and accrued and unpaid interest of the secured notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the CARAT indenture trustee, as holder of the secured notes.

      Unless otherwise specified in the accompanying prospectus supplement, if the secured notes of any series are declared due and payable following a COLT Event of Default, in lieu of the COLT indenture trustee maintaining possession of the assets of the COLT trust estate and continuing to apply collections on the secured notes as if there had been no declaration of acceleration, the COLT indenture trustee may:

(1) institute proceedings to collect amounts due and payable on the secured notes,

(2) institute proceedings for complete or partial foreclosure on the collateral with respect to the COLT Indenture and the VAULT Security Agreement;

(3) exercise remedies as a secured party; or

(4) sell all or a portion of the COLT trust estate in specified circumstances following the procedures set forth in the COLT Indenture and the COLT Basic Documents.

      In that event, any money or property collected by the COLT indenture trustee will be applied:

(1) first, to the COLT indenture trustee for unpaid fees, expenses and indemnification due to it under the COLT Indenture, if any,

(2) next, to the COLT owner trustee for amounts due to it, not including amounts due for payments to the holders of the equity interests of COLT, under the COLT Declaration of Trust; and

(3) the remainder to the COLT collection account for distribution in the following priority: (i) payment in full of the accrued and unpaid interest on the secured notes; (ii) payment in full of the unpaid principal balance of the secured notes; (iii) to the CARAT collection account for payment of any shortfalls of amounts on deposit therein; and (iv) the remainder will be distributed in accordance with the instructions of COLT, LLC, as holder of the equity interests of COLT.

      The COLT indenture trustee, however, is prohibited from selling or liquidating the assets of COLT following a COLT Event of Default, unless:

      (1) (A) the holders of all the outstanding secured notes consent to the sale or liquidation; or

(B) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the secured notes at the date of the sale or liquidation;

(C) (X) there has been a default in the payment of interest, principal or other amounts on the secured notes, or

(Y) the COLT indenture trustee determines that the assets of COLT will not continue to provide sufficient funds on an ongoing basis to make all payments on the secured notes as the payments would have become due if the obligations had not been declared due and payable, and

(Z) the COLT indenture trustee obtains the consent of each holder of the secured notes; and

      (2) 10 days prior written notice of the sale or liquidation of the lease assets has been given to the credit rating agencies that have rated the related notes.

      Unless otherwise specified in the accompanying prospectus supplement, following a declaration upon a COLT Event of Default that the secured notes are immediately due and payable, the secured notes will be entitled to ratable repayment of principal of and interest on or after the respective due dates as provided in the COLT Indenture and the secured notes (in the case of redemption, if applicable, on or after the redemption date).

      Subject to the provisions of the COLT Indenture relating to the duties of the COLT indenture trustee, if a COLT Event of Default occurs and is continuing with respect to the secured notes, the COLT indenture trustee will be under no obligation to exercise any of the rights or powers under the COLT Indenture at the request or direction of any of the holders of the secured notes, if the COLT indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and to limitations contained in the COLT Indenture, the holders of a majority of the aggregate principal balance of the outstanding secured notes in a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the COLT indenture trustee and the holders of a majority of the aggregate principal balance of the outstanding secured notes in that series may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the COLT Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding secured notes in that series.

      No holder of a secured note in any series will have the right to institute any proceeding regarding the COLT Indenture, unless:

(1) the holder has given to the COLT indenture trustee written notice of a continuing COLT Event of Default;

(2) the holders of not less than 25% of the aggregate principal balance of the outstanding secured notes in a series have made written request to the COLT indenture trustee to institute the proceeding in its own name as COLT indenture trustee;

(3) the holder or holders have offered the COLT indenture trustee reasonable indemnity;

(4) the COLT indenture trustee has for 60 days failed to institute the proceeding; and

(5) no direction inconsistent with the written request has been given to the COLT indenture trustee during the 60-day period by the holders of the secured notes.

      If a default occurs and is continuing regarding the COLT trust estate and if it is known to the COLT indenture trustee, the COLT indenture trustee will mail to each holder of the secured notes, notice of the default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any secured note, the COLT indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of secured noteholders.

      In addition, each of the COLT indenture trustee and the holders of the secured notes, by accepting the secured notes, will covenant that they will not, for a period of one year and one day after payment in full of the secured notes, institute against COLT, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Neither the COLT indenture trustee nor the COLT owner trustee in its individual capacity, nor any holder of any equity interests in COLT including, without limitation, the seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the COLT indenture trustee or the COLT owner trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the secured notes or for the agreements of COLT contained in the COLT Indenture.

      Material Covenants. The COLT Indenture provides that COLT may not consolidate with or merge into any other entity, unless:

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(2) the entity expressly assumes COLT’s obligation to make due and timely payments on the notes and the performance or observance of every agreement and covenant of COLT under the COLT Indenture;

(3) no COLT Event of Default has occurred and is continuing immediately after the merger or consolidation;

(4) the COLT servicer, the COLT owner trustee and the COLT indenture trustee have been advised that the rating of the secured notes will not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation;

(5) any action necessary to maintain the lien and security interest created by the COLT Indenture has been taken; and

(6) COLT has delivered an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to COLT or any secured noteholder.

      COLT will not, among other things, except as expressly permitted by the COLT Basic Documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of COLT except as provided in the COLT Indenture and the COLT Basic Documents;

(2) claim any credit on or make any deduction from the principal and interest payable in respect of the secured notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former secured noteholder because of the payment of taxes levied or assessed upon any part of COLT;

(3) voluntarily commence any insolvency, readjustment of debt, marshaling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding-up or liquidation of its affairs;

(4) permit the validity or effectiveness of the COLT Indenture or any other COLT Basic Document to be impaired or permit the liens of the COLT Indenture or the VAULT Security Agreement to be amended, subordinated, transferred or discharged, or permit any person to be released from any covenants or obligations regarding the secured notes under the COLT Indenture except as may be expressly permitted by the COLT Indenture;

(5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the COLT trust estate or any part of its assets, or any interest in its assets or the proceeds thereof; or

(6) permit the liens of the COLT Indenture or the VAULT Security Agreement to not constitute a valid first priority security interest in the collateral thereunder.

      Except as specified in the accompanying prospectus supplement, COLT may not engage in any business or activity other than as specified under “The Secured Notes.” COLT will also not issue, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the secured notes and the COLT Indenture or otherwise in connection with the COLT Basic Documents.

      Annual Compliance Statement. COLT will be required to file annually with the COLT indenture trustee an officer’s certificate as to COLT’s activities and performance under the COLT Indenture.

      Satisfaction and Discharge of COLT Indenture. The COLT Indenture will be discharged upon the delivery to the COLT indenture trustee for cancellation of all of COLT’s secured notes or, subject to limitations, upon deposit with the COLT indenture trustee of funds sufficient for the payment in full of all secured notes. The COLT indenture trustee will continue to act as COLT indenture trustee under the COLT Indenture for the benefit of the secured noteholders until all payments in respect of the secured notes and interest due to the secured noteholders have been paid in full.

Delinquencies, Repossessions and Charge Offs

      The primary sources of payment on the secured notes are payments due on the underlying leases and the proceeds of sale of the leased vehicles at lease termination.

      As a result, the accompanying prospectus supplement sets forth information concerning the composition of the secured notes being sold to the seller, information concerning the leases and leased vehicles securing the secured notes and information concerning GMAC’s experience in the United States pertaining to delinquencies on leases of automobiles and light duty trucks and repossessions and charge off information relating to its entire leased vehicle portfolio, including leases sold by GMAC that it continues to service. There can be no assurance that the performance of the secured notes or the delinquency, repossession and charge off experience on any portfolio of leases and leased vehicles will be comparable to prior experience.

GMAC’S Responsibilities as COLT Servicer and CARAT Servicer

      GMAC is the CARAT servicer of the secured notes for the CARAT trust. GMAC also acts as the COLT servicer for the leases and leased vehicles securing the secured notes. GMAC, as COLT servicer, is responsible for calculating the ABS Value of each lease asset, posting all payments and responding to inquiries of lessees, investigating delinquencies, monitoring the status of insurance policies with respect to the leases and vehicles, accounting for collections and furnishing monthly and annual statements to COLT and reporting federal income tax and other information for the lease assets. For a discussion of the responsibilities of the COLT servicer, see “Description of Auto Lease Business of GMAC” and “The Lease Assets” in this prospectus. For a discussion of the responsibilities of the CARAT servicer, see “The Transfer and Servicing Agreements—Servicing Procedures”.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

      The primary sources of payment on a series of secured notes will be the Monthly Lease Payments on the leases and amounts received upon sale of the leased vehicles securing that series. As a result, the weighted average life of the securities issued by any CARAT trust will generally be influenced by the rate at which the leases securing the related series of secured notes terminate early, causing a prepayment on the secured notes owned by that CARAT trust. All of the leases may be terminated early at any time upon payment by the lessee of the remaining Monthly Lease Payments for the lease and excess mileage and excess wear charges, if any. General Motors, or GMAC, as agent for General Motors, may also elect to offer Pull Ahead Programs with respect to the leases securing the secured notes, which would permit early terminations under leases without the payment by the lessees of these remaining Monthly Lease Payments. The implementation of a Pull Ahead Program by General Motors or GMAC will have the effect of increasing the rate of early termination of the leases securing the secured notes. For more information on the Pull Ahead Program, see “Description of Auto Lease Business of GMAC— Pull Ahead Programs” in this prospectus.

      Although early terminations are primarily caused by the early return or purchase of leased vehicles by lessees, early terminations may also include liquidation due to a default under the lease or a casualty loss of the leased vehicle. Upon early termination of a lease in any pool, the series of secured notes related to that pool will be repaid pro rata on the next distribution date.

      In addition, payments made by the COLT servicer or by GMAC as seller of the lease assets as a result of a purchase by the COLT servicer or GMAC of the lease asset from COLT due to a breach of a representation or warranty of the COLT servicer or GMAC will be treated by the COLT servicer as an early termination of the lease.

      The secured notes and the notes may be prepaid in full if the COLT servicer or the CARAT servicer exercises its respective option to purchase the lease assets or secured notes after the outstanding balance of the leases or secured notes, as applicable, declines to the level described in “The Transfer and Servicing Agreements— Termination.”

      Any reinvestment risk resulting from prepayment of secured notes will be borne entirely by the holders of securities.

      If a revolving period is provided for in the accompanying prospectus supplement, the weighted average life of the securities will also be influenced by the ability of COLT to reinvest payments received on the lease assets during the revolving period. The ability of COLT to reinvest those payments will be influenced by the availability of suitable additional lease assets for COLT to purchase and the rate at which the ABS Values of the lease assets are paid.

      If there is a partial prepayment on a lease, these amounts will not be applied to prepay the related secured notes. Instead, the COLT servicer will retain these amounts and apply them, pro rata, to pay principal and interest on the related secured notes as these amounts become due and payable until that lease is terminated and the related secured notes are due and payable in full.

      All of the leases securing the secured notes have been or will be acquired from dealers using GMAC’s underwriting standards. The seller can make no assurance that the leases securing the secured notes will experience the same rate of early termination or default as GMAC’s historical early termination or loss experience for leases in its serviced portfolio. There can be no assurance that GMAC will continue to dispose of off-lease vehicles in the manner and within the time periods described in “Description of Auto Lease Business of GMAC— Vehicle Disposition Process” in this prospectus. Moreover, there can be no assurance that the COLT servicer will make an Advance or, if made, that the Advance will be sufficient to pay in full any series of notes or class of certificates on the final scheduled payment date for that series or class. Therefore, any series or class of securities issued by a CARAT trust may mature significantly later than its targeted maturity date.

POOL FACTORS AND TRADING INFORMATION

      Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000. Thereafter the Note Pool Factor and the Certificate Pool Factor will decline to reflect reductions in the outstanding principal balance of the notes, or the reduction of the Certificate Balance of the certificates, as the case may be. A noteholder’s portion of the aggregate outstanding principal balance of a class of notes is the product of:

      (1) the original denomination of the noteholder’s note; and

      (2) the Note Pool Factor.

      A certificateholder’s portion of the aggregate outstanding Certificate Balance for a class of certificates is the product of (1) the original denomination of the certificateholder’s certificate and (2) the Certificate Pool Factor.

      For each CARAT trust, the noteholders will receive reports on or about each payment date concerning payments received on the secured notes, the Aggregate Secured Note Principal Balance for that trust, each Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Book-Entry Registration; Reports to Securityholders— Reports to Securityholders.” Unless otherwise provided in the accompanying prospectus supplement, for each CARAT trust, the certificateholders will receive reports on or about each distribution date concerning payments received on the secured notes, the Certificate Balance, each Certificate Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Book-Entry Registration; Reports to Securityholders— Reports to Securityholders” in this prospectus.

USE OF PROCEEDS

      Unless otherwise provided in the accompanying prospectus supplement, the net proceeds to be received by the seller from the sale of the securities of a given series will be applied to purchase secured notes from GMAC.

THE NOTES

      For each CARAT trust, one or more classes of notes will be issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the form of notes and the form of indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to a specific CARAT Indenture and the series issued pursuant to that indenture.

      Unless otherwise specified in the related prospectus supplement, each class of notes issued by a CARAT trust will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, in the United States, or Clearstream or Euroclear, in Europe, except as set forth below. Unless otherwise specified in the related prospectus supplement, notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. The seller has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the notes. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. All references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations. All references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, as the case may be, for distribution to noteholders in accordance with DTC’s procedures with respect thereto. See “Book-Entry Registration; Reports to Securityholders— Book-Entry Registration” and “—Definitive Securities” in this prospectus.

Principal and Interest on the Notes

      The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the accompanying prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes in the series, as described in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, payments of interest on the notes will be made prior to payments of principal on them. A series may include one or more classes of notes called Strip Notes, entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing. The interest rate on certain classes of Strip Notes may be zero. The prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the subsequent interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the accompanying prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, payments on notes of all classes within a series of notes in respect of interest will have the same priority. Under some circumstances, the amount available for those payments could be less than the amount of interest payable on the notes on any of the dates specified for payments on any class of notes in the accompanying prospectus supplement. In that case, each affected class of noteholders will receive their ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes. See “The Transfer and Servicing Agreements— Distributions” and “—Credit Enhancement” in this prospectus.

      In the case of a series of notes which includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of principal and interest, of each class will be set forth in the accompanying prospectus supplement. Unless otherwise specified in the accompanying prospectus supplement, payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of that class. Notes legally and/or beneficially owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the CARAT Indenture, except that those notes that are both legally and beneficially owned by the seller or its affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the CARAT Related Documents. If more than one class of notes in a series is issued by a CARAT trust and the voting rights of the classes are different on any matters, including giving any request, demand, authorization, direction, notice, consent or other action under the documents for that CARAT trust, those rights will be described in the accompanying prospectus supplement.

      If a CARAT Event of Default occurs and is continuing for any CARAT trust and if it is known to the CARAT indenture trustee, the CARAT indenture trustee will mail to each noteholder of that CARAT trust notice of the CARAT Event of Default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any note, the CARAT indenture trustee may withhold the notice beyond that 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.

The CARAT Indenture

      A form of CARAT Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The seller will provide a copy of the applicable indenture without exhibits upon request to a holder of notes issued under that CARAT Indenture. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the CARAT Indenture.

      Modification of CARAT Indenture Without Noteholder Consent. Each CARAT trust and CARAT indenture trustee for that CARAT trust, on behalf of that CARAT trust, may, without consent of the noteholders of that CARAT trust, but with prior notice to the rating agencies rating the notes or the certificates, as specified in the accompanying prospectus supplement, enter into one or more supplemental indentures for any of the following purposes:

(1) to correct or amplify the description of the collateral or add additional collateral;

(2) to provide for the assumption of the notes and the CARAT Indenture obligations by a permitted successor to the CARAT trust;

(3) to add additional covenants for the benefit of the noteholders;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the CARAT indenture trustee;

(5) to cure any ambiguity or correct or supplement any provision in the CARAT Indenture or in any supplemental indenture that may be inconsistent with any other provision of the CARAT Indenture or any supplemental indenture or in any other CARAT Related Document;

(6) to provide for the acceptance of the appointment of a successor CARAT indenture trustee or to add to or change any of the provisions of the CARAT Indenture as will be necessary and permitted to facilitate the administration by more than one CARAT indenture trustee;

(7) to modify, eliminate or add to the provisions of the CARAT Indenture in order to comply with the Trust Indenture Act of 1939, as amended; or

(8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the CARAT Indenture or modify in any manner the rights of noteholders under that CARAT Indenture; provided that any action specified in this clause (8) will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder of that CARAT trust unless noteholder consent is otherwise obtained as described in the next section of this prospectus.

      Modification of CARAT Indenture With Noteholder Consent. For each CARAT trust, unless otherwise specified in the accompanying prospectus supplement, the CARAT trust and the CARAT indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the CARAT Indenture, or modify in any manner the rights of the noteholders, with the consent of the holders of a majority in principal amount of the outstanding notes to be affected.

      Without the consent of the holder of each outstanding note which would be affected, however, no supplemental indenture will:

(1) change the due date of any instalment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the CARAT Indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date;

(2) impair the right to institute suit for the enforcement of specified provisions of the CARAT Indenture regarding payment of principal or interest on any note;

(3) reduce the percentage of the aggregate principal amount of the outstanding notes the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the CARAT Indenture or of specified defaults thereunder and their consequences as provided for in the CARAT Indenture;

(4) modify any of the provisions of the CARAT Indenture regarding the voting of notes held by the CARAT trust, any other obligor on the notes, the seller or an affiliate of any of them;

(5) reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the CARAT indenture trustee to sell or liquidate the assets of the CARAT trust if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

(6) amend the sections of the CARAT Indenture to decrease the minimum percentage of the aggregate principal amount of the outstanding notes necessary to amend the CARAT Indenture;

(7) modify any of the provisions of the CARAT Indenture to change the calculation of the amount of any payment of interest or principal due on any payment date; or

(8) permit the creation of any lien ranking prior to or on a parity with the lien of the CARAT Indenture on any part of the assets of the CARAT trust or, except as otherwise permitted or contemplated in the CARAT Indenture, terminate the lien of the CARAT Indenture on that collateral or deprive the holder of any note of the security afforded by the lien of the CARAT Indenture.

      CARAT Events of Default; Rights Upon CARAT Event of Default. For each CARAT trust, unless otherwise specified in the accompanying prospectus supplement, CARAT Events of Default under the related CARAT Indenture will consist of:

(1) any failure to pay interest on the notes as and when the same becomes due and payable, which failure continues unremedied for five days;

(2) except as provided in clause (3), any failure (A) to make any required payment of principal on the notes as and when the same becomes due and payable or (B) to observe or perform in any material respect any other covenants or agreements in the CARAT Indenture, which failure in the case of a default under clause (2)(B) materially and adversely affects the rights of noteholders, and which failure in either case continues unremedied for 30 days after the giving of written notice of the failure (X) to the CARAT trust and to the seller or the CARAT servicer, as applicable, by the CARAT indenture trustee or (Y) to the CARAT trust, to the seller or the CARAT servicer, as applicable, and the CARAT indenture trustee by the holders of not less than 25% of the aggregate principal amount of the notes;

(3) failure to pay the unpaid principal balance of any class of notes on or prior to the respective final scheduled payment date for that class; and

(4) events of bankruptcy, insolvency or receivership for the CARAT trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

      The amount of principal required to be paid to noteholders under the CARAT Indenture governing a class of notes will generally be limited to amounts available to be deposited in the note distribution account. Therefore, unless otherwise specified in the accompanying prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of a CARAT Event of Default unless that class of notes has a final scheduled payment date, and then not until the occurrence of the final scheduled payment date for that class of notes.

      If a CARAT Event of Default should occur and be continuing for the notes of any series, the CARAT indenture trustee or holders of a majority in principal amount of the notes then outstanding may declare the unpaid principal and accrued and unpaid interest of the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

      Unless otherwise specified in the accompanying prospectus supplement, if the notes of any series are declared due and payable following a CARAT Event of Default, in lieu of the CARAT trust maintaining possession of the assets of the CARAT trust and continuing to apply collections on the secured notes as if there had been no declaration of acceleration, the CARAT indenture trustee may:

(1) institute proceedings to collect all amounts due on the notes;

(2) institute proceedings for the complete or partial foreclosure on the collateral securing the notes;

(3) exercise remedies as a secured party; or

(4) sell the assets of the CARAT trust.

      In that event, any money or property collected by the CARAT indenture trustee will be applied:

(1) first, to the CARAT indenture trustee for fees, expenses and indemnification due to it under the CARAT Indenture and not paid, if any;

(2) next, to the CARAT owner trustee for amounts due to it, not including amounts due for payments to the certificateholders, under the CARAT trust agreement or the CARAT Trust Sale and Servicing Agreement; and

(3) the remainder to the CARAT collection account for distribution pursuant to the CARAT Related Documents.

      The CARAT indenture trustee, however, is prohibited from selling or liquidating the secured notes following a CARAT Event of Default, unless:

      (1)(A) the holders of all the outstanding notes consent to the sale or liquidation; or

(B) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securities at the date of the sale or liquidation; or

(C) (X) there has been a default in the payment of interest or principal on the notes,

(Y) the CARAT indenture trustee determines that the secured notes will not continue to provide sufficient funds on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and

(Z) the CARAT indenture trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the notes; and

      (2) 10 days prior written notice of the sale or liquidation of the secured notes has been given to the credit rating agencies that have rated the related notes.

      Unless otherwise specified in the accompanying prospectus supplement following a declaration upon a CARAT Event of Default that the notes are immediately due and payable, (X) the noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (Y) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distribution of interest on the certificates or in respect of the Certificate Balance.

      Subject to the provisions of the CARAT Indenture relating to the duties of the CARAT indenture trustee, if a CARAT Event of Default occurs and is continuing with respect to a series of notes, the CARAT indenture trustee will be under no obligation to exercise any of the rights or powers under the CARAT Indenture at the request or direction of any of the holders of those notes, if the CARAT indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and to limitations contained in the CARAT indenture, the holders of a majority in aggregate principal amount of the outstanding notes of a CARAT trust, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the CARAT indenture trustee and the holders of a majority in aggregate principal amount of those notes then outstanding, voting together as a single class, may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the CARAT Indenture that cannot be modified without the waiver or consent of all of the holders of those outstanding notes.

      No holder of a note of any series will have the right to institute any proceeding regarding the CARAT Indenture governing their notes, unless:

(1) the holder has given to the CARAT indenture trustee written notice of a continuing CARAT Event of Default;

(2) the holders of not less than 25% in aggregate principal amount of the outstanding notes of a CARAT trust voting together as a single class have made written request of the CARAT indenture trustee to institute the proceeding in its own name as CARAT indenture trustee;

(3) the holder or holders have offered the CARAT indenture trustee reasonable indemnity;

(4) the CARAT indenture trustee has for 60 days failed to institute the proceeding; and

(5) no direction inconsistent with the written request has been given to the CARAT indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of those outstanding notes.

      If a default occurs and is continuing regarding any CARAT trust and if it is known to the CARAT indenture trustee, the CARAT indenture trustee will mail to each noteholder of that CARAT trust notice of the default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any note, the CARAT indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.

      In addition, each CARAT indenture trustee and the noteholders for that CARAT trust, by accepting the notes, will covenant that they will not, for a period of one year and one day after the termination of the CARAT trust agreement for that CARAT trust, institute against the CARAT trust or seller, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Neither the CARAT indenture trustee nor the CARAT owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the CARAT indenture trustee or the CARAT owner trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the CARAT trust contained in the CARAT Indenture.

      Material Covenants. Each CARAT Indenture will provide that the CARAT trust it binds may not consolidate with or merge into any other entity, unless:

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(2) the entity expressly assumes the CARAT trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the CARAT trust under the CARAT Indenture;

(3) no CARAT Event of Default has occurred and is continuing immediately after the merger or consolidation;

(4) the CARAT trust has been advised that the rating of the notes or certificates then in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation;

(5) any action necessary to maintain the lien and security interest created by the CARAT Indenture has been taken; and

(6) the CARAT trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the CARAT trust or to any noteholder or certificateholder.

      Each CARAT trust will not, among other things, except as expressly permitted by the CARAT Related Documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of the CARAT trust;

(2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the CARAT trust;

(3) dissolve or liquidate in whole or in part;

(4) permit the validity or effectiveness of the CARAT Indenture to be impaired or permit any person to be released from any covenants or obligations regarding the notes under the indenture except as may be expressly permitted by the CARAT Indenture; or

(5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the CARAT trust or any part of its assets, or any interest in its assets or the proceeds thereof.

      Except as specified in the accompanying prospectus supplement, a CARAT trust may not engage in any activity other than as specified under “The CARAT Trusts” above. No CARAT trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes it issues and the CARAT Indenture which binds it or otherwise in accordance with the CARAT Related Documents.

      Annual Compliance Statement. Each CARAT trust will be required to file annually with the CARAT indenture trustee for that CARAT trust a written statement as to the fulfillment of its obligations under the CARAT Indenture.

      CARAT Indenture Trustee’s Annual Report. The CARAT indenture trustee for each CARAT trust will be required to mail each year to all noteholders for that CARAT trust, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as CARAT indenture trustee under the CARAT indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the CARAT trust to the CARAT indenture trustee in its individual capacity, the property and funds physically held by the CARAT indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

      Satisfaction and Discharge of CARAT Indenture. The indenture for each CARAT trust will be discharged for notes upon the delivery to the CARAT indenture trustee for cancellation of all of the CARAT trust’s notes or, subject to limitations, upon deposit with the CARAT indenture trustee of funds sufficient for the payment in full of all notes. The CARAT indenture trustee will continue to act as CARAT indenture trustee under the CARAT Indenture and the CARAT Trust Sale and Servicing Agreement for the benefit of certificateholders until all payments in respect of Certificate Balance and interest due to the certificateholders have been paid in full.

The CARAT Indenture Trustee

      The CARAT indenture trustee for a series of notes will be specified in the accompanying prospectus supplement. The CARAT indenture trustee may give notice of its intent to resign at any time, in which event the CARAT trust will be obligated to appoint a successor trustee. The CARAT trust may also remove the CARAT indenture trustee if the CARAT indenture trustee ceases to be eligible to continue under the indenture or if the CARAT indenture trustee becomes insolvent or otherwise becomes incapable of acting. In those circumstances, the CARAT trust will be obligated to appoint a successor CARAT indenture trustee. The holders of a majority of the aggregate principal amount of the outstanding notes also have the right to remove the CARAT indenture trustee and appoint a successor. Any resignation or removal of the CARAT indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

THE CERTIFICATES

      For each CARAT trust, one or more classes of certificates may be issued pursuant to the terms of a CARAT trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates issued by each CARAT trust may be offered by this prospectus and the accompanying prospectus supplement or may be sold in transactions exempt from registration under the Securities Act of 1933 or retained by the seller or its affiliates. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the certificates and the CARAT trust agreement. Where particular provisions or terms used in the CARAT trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

      Each class of certificates to be sold by the certificate underwriters, as specified in the accompanying prospectus supplement, will initially be represented by a single certificate registered in the name of the nominee of DTC, except as set forth below. Unless otherwise specified in the accompanying prospectus supplement, any certificates offered under any prospectus supplement will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only and resales or other transfers of the certificates will not be permitted in amounts of less than $20,000. The seller has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any offered certificates that are not retained by the seller. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no certificateholder, other than the seller, will be entitled to receive a physical certificate representing a certificate. In that case, all references in this prospectus to actions by certificateholders refer to actions taken by DTC upon instructions from the participants and all references in this prospectus to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the certificates, as the case may be, for distribution to certificateholders in accordance with DTC’s procedures with respect thereto. See “Book-Entry Registration; Reports to Securityholders—Book Entry Registration” and “—Definitive Securities” in this prospectus. Certificates owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the CARAT trust agreement, except that, unless all those certificates are owned by the seller and its affiliates, those certificates will be deemed not to be outstanding for purposes of determining whether the requisite percentage of certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the CARAT Related Documents other than commencement by the CARAT trust of a voluntary proceeding in bankruptcy as described in “The Transfer and Servicing Agreements— Insolvency Events.”

      Under the CARAT trust agreement, the CARAT trust, and the CARAT owner trustee on its behalf, and the certificateholders, by accepting the certificates issued by that CARAT trust, will covenant that they will not, for a period of one year and one day after the termination of the CARAT trust agreement, institute against the seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Distributions of Interest and Certificate Balance

      The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount or method of determining distributions for the Certificate Balance and interest, or, where applicable, for the Certificate Balance only or interest only, on the certificates of any series will be described in the accompanying prospectus supplement. Distributions of interest on the certificates will be made on the dates specified in the accompanying prospectus supplement and will be made prior to distributions for the Certificate Balance. A series may include one or more classes of certificates called Strip Certificates entitled to (1) distributions in respect of Certificate Balance with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no distributions in respect of Certificate Balance. Each class of certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, and which may be zero for specified class of Strip Certificates, or any combination of the foregoing. The interest rate on certain classes of Strip Certificates may be zero. The accompanying prospectus supplement will specify the Pass Through Rate for each class of certificates, or the initial Pass Through Rate and the method for determining the Pass Through Rate. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the certificates will be subordinate to payments in respect of the notes as more fully described in the accompanying prospectus supplement. Distributions in respect of Certificate Balance of any class of certificates will be made on a pro rata basis among all of the certificateholders of that class.

      In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination of that principal, of each class will be as set forth in the accompanying prospectus supplement.

BOOK ENTRY REGISTRATION; REPORTS TO SECURITYHOLDERS

Book-Entry Registration

      The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries to eliminate the need for the physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect DTC participants such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

      Unless otherwise specified in the accompanying prospectus supplement, securityholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect DTC participants. In addition, securityholders will receive all distributions of principal and interest from the CARAT owner trustee or CARAT indenture trustee, as applicable, through DTC participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments since these payments will be forwarded by the CARAT owner trustee or CARAT indenture trustee, as applicable, to Cede & Co., as nominee for DTC. DTC will forward these payments to its DTC participants, which thereafter will forward them to indirect DTC participants or securityholders. Except for the seller, it is anticipated that the only noteholder and certificateholder will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the trustee as noteholders or certificateholders, as that term is used in the CARAT trust agreement and CARAT Indenture, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its DTC participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among DTC participants on whose behalf it acts and to receive and transmit payments of principal of, and interest on, the securities. DTC participants and indirect DTC participants with which securityholders have accounts relating to the securities similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess securities, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which securityholders will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of securityholders to pledge securities to persons or entities that do not participate in the DTC system or to otherwise act with respect to the securities may be limited due to the lack of a physical certificate for the securities.

      DTC has advised the seller that it will take any action permitted to be taken by a noteholder under the associated CARAT Indenture or a certificateholder under the associated CARAT trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the notes or certificates are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.

      In addition to holding notes through DTC participants or indirect DTC participants of DTC in the United States as described above, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.

      Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

      Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines based upon European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

      Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during the processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information on tax documentation procedures, see “Federal Income Tax Consequences— The Notes— Tax Consequence to Foreign Noteholders” in this prospectus.

      Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants to eliminate the need for the physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment to eliminate the need for the physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the Operating Procedures of the Euroclear System and the applicable Belgian law. These laws and procedures govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these laws and procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences— The Notes— Information Reporting and Backup Withholding” in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other CARAT Related Document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      Except as required by law, none of the CARAT trust, the seller, the CARAT servicer, the administrator, the CARAT owner trustee or the CARAT indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes or the certificates of any series held by Cede & Co., as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Definitive Securities

      Unless otherwise specified in the accompanying prospectus supplement, any notes and certificates originally issued in book-entry form will be issued in fully registered, certificated form as definitive notes or definitive certificates, as the case may be, to noteholders, certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

(1) the associated administrator advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for these securities and the CARAT trust is unable to locate a qualified successor,

(2) the administrator, at its option, elects to terminate the book-entry system through DTC or

(3) after the occurrence of a CARAT Event of Default or a CARAT servicer default, holders representing at least a majority of the outstanding principal amount of these securities advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the holders of these securities.

      Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate trustee will be required to notify DTC of the availability of definitive notes or definitive certificates, as the case may be. DTC shall notify all the note owners or certificate owners, as applicable, of the availability of definitive notes or definitive certificates, as the case may be. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the appropriate trustee will reissue these securities as definitive notes or definitive certificates, as the case may be, to holders thereof.

      Distributions of principal of, and interest on, the definitive securities will thereafter be made in accordance with the procedures set forth in the associated indenture or associated CARAT trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the last day of the preceding monthly period. These distributions will be made by check mailed to the address of that holder as it appears on the register maintained by the CARAT indenture trustee or CARAT owner trustee, as applicable. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the holders of that class.

      Definitive securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Reports to Securityholders

      For each CARAT trust, on or prior to each payment date, the CARAT servicer will prepare and provide to the CARAT indenture trustee a statement to be delivered to the noteholders on that payment date and on or prior to each distribution date, the CARAT servicer will prepare and provide to the CARAT owner trustee a statement to be delivered to the certificateholders. Each statement to be delivered to noteholders will include the information set forth below as to the notes for the payment date or the period since the previous payment date on those notes, as applicable. Each statement to be delivered to certificateholders will include the information set forth below as to the certificates for that distribution date or the period since the previous distribution date, as applicable:

(1) the amount of the distribution allocable to principal of each class of the notes and to the Certificate Balance of each class of certificates;

(2) the amount of the distribution allocable to interest on or for each class of securities;

(3) the net amount, if any, of any payments to be made by the CARAT trust or to be received by the CARAT trust under any interest rate swap;

(4) the net amount, if any, of any payments to be made by the CARAT trust or to be received by the CARAT trust in respect of an early termination date payable under any interest rate swap;

(5) the Secured Note Rate;

(6) the Aggregate Secured Note Principal Balance as of the close of business on the last day of the preceding monthly period and as of the last day of the record monthly period preceding that distribution date, and the Secured Note Principal Distributable Amount for that distribution date;

(7) the aggregate outstanding principal balance and the Note Pool Factor for each class of notes, and the Certificate Balance and the Certificate Pool Factor for each class of certificates, each after giving effect to all payments reported under clause (1) above and to all investments in additional lease assets under clause (13) below on that date;

(8) the amount of the servicing fee paid to the CARAT servicer for the prior Collection Period or Collection Periods, as the case may be;

(9) the interest rate or Pass-Through Rate for the next period for any class of notes or certificates with variable or adjustable rates;

(10) the amount, if any, distributed to noteholders and certificateholders from amounts on deposit in any CARAT reserve account or from other forms of credit enhancement;

(11) the Noteholders’ Interest Carryover Shortfall, the Noteholders’ Principal Carryover Shortfall, the Certificateholders’ Interest Carryover Shortfall and the Certificateholders’ Principal Carryover Shortfall, each as defined in the accompanying prospectus supplement, if any, and the change in these amounts from the preceding statement;

(12) the balance of any CARAT reserve account, if any, on that date, after giving effect to changes to it on that date and any CARAT specified required reserve account balance;

(13) the amount, if any, reinvested in additional lease assets during the revolving period, if any;

(14) if applicable, whether the revolving period has terminated early due to the occurrence of an early amortization event, as described in the accompanying prospectus supplement; and

(15) if applicable, the balance in the accumulation account, after giving effect to changes in that accumulation account on that date, as described in the accompanying prospectus supplement.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the CARAT trust, the trustees of that CARAT trust will mail to each holder of a class of securities who at any time during that calendar year has been a securityholder and received any payment thereon, a statement containing certain information for the purposes of that securityholder’s preparation of federal income tax returns. As long as the holder of record of the securities is Cede & Co., as nominee of DTC, beneficial owners of the securities will receive tax and other information from DTC participants and indirect DTC participants rather than from the trustees. See “Federal Income Tax Consequences” in this prospectus.

THE TRANSFER AND SERVICING AGREEMENTS

      Except as otherwise specified in the accompanying prospectus supplement, the following summary describes the material terms of the Transfer and Servicing Agreements relating to COLT and each CARAT trust consisting of:

(1) the CARAT Pooling and Servicing Agreement pursuant to which the seller will purchase secured notes from GMAC and the CARAT servicer for the secured notes will agree to service the secured notes;

(2) the CARAT Trust Sale and Servicing Agreement under which a CARAT trust will acquire the secured notes from the seller and agree to the servicing of those secured notes by the CARAT servicer;

(3) the CARAT trust agreement under which the CARAT trust will be created and certificates of the CARAT trust will be issued;

(4) the CARAT administration agreement under which GMAC will undertake administrative duties for the CARAT trust;

(5) the COLT Sale and Contribution Agreement pursuant to which GMAC will sell the lease assets to COLT; and

(6) the COLT Servicing Agreement pursuant to which the COLT servicer agrees to service the lease assets.

      We refer to these agreements as the “Transfer and Servicing Agreements.” Forms of the Transfer and Servicing Agreements in the above list have been filed as exhibits to the registration statement of which this prospectus forms a part. The seller will provide a copy of the Transfer and Servicing Agreements, without exhibits, upon request to a holder of securities described in the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

Sale and Assignment of Lease Assets and Secured Notes

      Sale and Assignment of Lease Assets. GMAC will sell and assign to COLT, without recourse, its entire interest in a pool of lease assets, including its security interests in the related leased vehicles, under a COLT Sale and Contribution Agreement. Each lease asset sold to COLT will be identified in a schedule that will be on file at the locations set forth in an exhibit to the COLT Sale and Contribution Agreement. COLT will, concurrently with the transfer and assignment of the lease assets to it, execute and deliver the secured notes to GMAC in exchange for the lease assets.

      The accompanying prospectus supplement will provide the terms, conditions and manner under which additional lease assets will be sold by GMAC to COLT during the revolving period, if any. Each lease and related vehicle included as collateral for a series of secured notes must meet the eligibility criteria described in “The Lease Assets— Representations, Warranties and Covenants” in this prospectus.

      Pursuant to the COLT Sale and Contribution Agreement by which GMAC sells the lease assets that secure the secured notes to COLT, GMAC will represent and warrant to COLT that:

•	each lease (1) was originated by a dealer for the retail lease of the related vehicle in the ordinary course of such dealer’s business, was fully and properly executed by the parties thereto and was purchased by and validly assigned to GMAC in accordance with its terms, (2) contains customary and enforceable provisions to render the rights and remedies of the holder of the lease adequate for realization against the collateral of the benefits of the security and (3) provides for level monthly payments (except that the first payment and the last payment may be different from the level payments) and fully amortizes the capitalized cost of the lease to the Stated Residual Value over the lease term;

•	all requirements of applicable federal, state and local laws, and regulations thereunder in respect of the leases, have been complied with in all material respects;

•	each lease represents the genuine legal, valid and binding payment obligation of the lessee thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights in general and by equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

•	upon conveyance of the lease by the dealer to the GMAC, (1) GMAC has good title in and to the lease and the amounts due thereunder, (2) VAULT has good title to the related vehicle (or all necessary and appropriate action has been commenced that would result in VAULT having good and valid title to the related vehicle), and (3) GMAC owns and has good title to all of the beneficial interest in each related vehicle, in each case free of any lien, other than liens permitted under the sale and contribution agreement;

•	no lease has been satisfied, subordinated, cancelled, terminated or rescinded;

•	there has been no default, breach, violation or event permitting the lessor to terminate under the terms of any lease, and no event has occurred and is continuing, other than any failure to pay amounts due under such lease in an amount less than $25, that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting the lessor to terminate under the terms of any lease, and none of the dealer, GMAC, COLT or the COLT servicer has waived any of the foregoing;

•	each lessee is required to maintain physical damage and liability insurance policies of the type that GMAC requires in accordance with its customary underwriting standards for the purchase of automotive leases;

•	no lease was originated in, or is subject to the laws of, any jurisdiction whose laws would make unlawful the sale, transfer and assignment of that lease and related vehicle by the dealer to GMAC and VAULT and by GMAC to COLT, the pledge by COLT of its interest in that lease to the COLT indenture trustee and the pledges by COLT and VAULT of their respective interests in the related vehicles to each secured noteholder;

•	each lease was underwritten in substantial conformance with underwriting guidelines applied to similar leases acquired by GMAC for its own account;

•	the dealer selling each lease to GMAC or COLT is located in the United States and each lessee has a billing address in the United States;

•	each lease (including all other agreements related thereto) is a triple net lease that requires the related lessee (or another person other than GMAC) to pay all costs relating to taxes, insurance and maintenance with respect to the related vehicle;

•	each vehicle purchased by GMAC is a new or used automobile or light duty truck manufactured by or for General Motors;

•	no right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any lease;

•	to the best of GMAC’s knowledge, (1) GMAC has not, and none of its affiliates has, taken any action that would result in a lien or claim arising out of an obligation or debt owed by GMAC or such affiliate for work, labor or materials affecting any vehicle, (2) GMAC has not, as of the applicable closing date, received a written notice of any liens or claims asserted against any vehicle for work, labor or materials affecting any vehicle, (3) GMAC and its affiliates have not received notice from the PBGC of a lien imposed by Section 4068 of ERISA upon any lease asset and no such notice of lien has been filed with the appropriate governmental authority upon any lease asset and (4) GMAC and its affiliates have not received notice from the IRS of a lien imposed by 26 U.S.C. § 6321 upon any lease asset and no such notice of lien has been filed with the appropriate governmental authority upon any lease asset;

•	all UCC and other filings necessary in any jurisdiction to give COLT a first priority perfected security interest in the leases have been made and no filings are necessary with respect to the transfer of the beneficial interest in each related vehicle;

•	there is only one original executed copy of each lease;

•	the lowest implicit lease rate of any lease is 0%;

•	no lease asset or constituent part thereof constitutes a negotiable instrument or negotiable document of title, as those terms are used in the UCC;

•	since the applicable cutoff date, no provision of a lease has been, or will be, waived, altered or modified in any respect, except in accordance with the COLT servicer’s customary servicing procedures; and

•	no selection procedures believed by GMAC to be adverse to COLT or to the COLT indenture trustee, the COLT owner trustee and the CARAT indenture trustee were used in selecting the lease assets from those leases of GMAC that meet the selection criteria set forth in the COLT Sale and Contribution Agreement.

      If GMAC breaches any representation or warranty with respect to any lease asset, GMAC will repurchase that lease asset from COLT at a price equal to the Warranty Lease Payment as of the last day of the second, or if GMAC so elects, the first, Collection Period after GMAC discovered or was informed of the breach and the secured notes will be prepaid pro rata in the amount of the Warranty Lease Payment. The repurchase constitutes the sole remedy available to COLT, the COLT indenture trustee, the seller, the CARAT trust and the CARAT indenture trustee, as holder of the secured notes, for any uncured breaches.

      In the COLT Servicing Agreement, the COLT servicer has made the following covenants, among others:

•	it will, in accordance with its customary servicing practices, take such steps as are necessary to establish and maintain (1) the enforceable ownership interest of VAULT in the vehicles related to the lease assets in accordance with the VAULT Trust Agreement, (2) COLT’s beneficial ownership interest in the vehicles related to the lease assets in accordance with the VAULT Trust Agreement and (3) the perfection of the CARAT indenture trustee’s security interest in the vehicles related to the lease assets;

•	except as otherwise expressly contemplated by the COLT Servicing Agreement and the VAULT Trust Agreement, it will maintain VAULT as the legal title holder of the vehicles related to the leases;

•	it will not impair the rights of COLT, the COLT indenture trustee, the COLT owner trustee, COLT, LLC or the CARAT indenture trustee, as holder of the secured notes, and will not create or permit to exist on any of the lease assets any lien that arises from any act or omission of the COLT servicer or for which the COLT servicer has any payment liability;

•	it will use commercially reasonable efforts to (1) pay all amounts it has received from lessees with respect to Sales and Use Tax Amounts to the applicable taxing authorities when these amounts are due and payable under applicable law and (2) cause any lease asset to be released from the lien of any applicable state taxing authority upon having actual knowledge of any lien of such authority;

•	it may, in its discretion and in accordance with its customary servicing practices (1) waive any late payment charge or penalty interest provision or any other provision in a lease, (2) extend the term of any lease or the due date for any payment due from the lessee thereunder, (3) modify any provision of any lease, (4) accept extended performance under any lease asset and (5) take any other action to waive, extend or modify any of the obligations of the lessee under any lease, provided that no such waiver, extension or modification (i) impairs the enforceable ownership interest of VAULT, the beneficial ownership interest of

COLT, the lien of the holders of the secured notes in the related vehicle or the lien of the COLT indenture trustee for the ratable benefit of the holders of the secured notes in any lease asset, (ii) reduces the aggregate dollar amount of the Monthly Lease Payments due under any lease asset, (iii) extends the term of any lease asset beyond the last day of the sixth Collection Period immediately preceding the final maturity date of the related secured note, or (iv) modifies the amounts due from the lessee upon the termination of any lease, other than to reduce the amount the lessee is required to pay to purchase the vehicle at the scheduled lease end date of the related lease if the COLT servicer, has determined, in its discretion, that the reduction of this amount is reasonably likely to maximize the sale proceeds received by the COLT servicer in connection with the sale or liquidation of the vehicle; the COLT servicer may waive a lessee’s payment of one or more Monthly Lease Payments for any lease being terminated under the Pull Ahead Program if GMAC has fully complied with the COLT Pull Ahead Funding Agreement for that lease; and

•	it will not allow General Motors to waive, extend or modify any provision of any lease, whether in connection with a Pull Ahead Program or otherwise.

      GMAC will agree under each COLT Servicing Agreement that the COLT owner trustee, COLT, the holders of the secured notes and the CARAT trust are third-party beneficiaries of the COLT Servicing Agreement.

      As of the last day of the second, or, if the COLT servicer so elects, the first, month following the date on which the COLT servicer has discovered or received notice of a breach of any covenant that materially and adversely affects any lease asset, unless the breach is cured in all material respects, the COLT servicer will make an Administrative Lease Purchase Payment for that secured note and the secured notes will be prepaid pro rata in the amount of the Administrative Lease Purchase Payment. This repurchase obligation constitutes the sole remedy available to COLT, the COLT indenture trustee, the COLT owner trustee, COLT, LLC or the CARAT indenture trustee, as holder of the secured notes, for any uncured breach.

      Pursuant to each COLT Custodian Agreement, GMAC will act as custodian to maintain custody and control, as COLT’s agent, of the lease assets owned by COLT and any other documents relating to the lease assets. UCC financing statements reflecting the sale and assignment of the lease assets to COLT and the pledge of the lease assets by COLT to the COLT indenture trustee will be filed, and the COLT servicer’s accounting records and computer files will reflect that sale and assignment.

      Sale and Assignment of Secured Notes. GMAC will sell and assign to the seller, without recourse, its entire interest in a series of secured notes, including its security interests in the leases and leased vehicles, under a CARAT Pooling and Servicing Agreement. The seller will transfer and assign to the applicable CARAT trust, without recourse, its entire interest in the secured notes owned by that CARAT trust, including its security interests in the leases and leased vehicles, under a CARAT Trust Sale and Servicing Agreement between the seller, the CARAT servicer and the CARAT trust. Each secured note in a CARAT trust will be identified in a schedule that will be on file at the locations set forth in an exhibit to the CARAT Trust Sale and Servicing Agreement. The CARAT trust will, concurrently with the transfer and assignment, execute and deliver the notes and certificates issued by that CARAT trust to the seller in exchange for the secured notes. Except as set forth in the accompanying prospectus supplement, the seller will sell the securities offered by this prospectus which may or may not include all securities of a series, to the underwriters named in the accompanying prospectus supplement. See “Plan of Distribution” in the prospectus.

      The accompanying prospectus supplement will provide the terms, conditions and manner under which the Aggregate Secured Note Principal Balance of the secured notes will be increased as new lease assets are sold by GMAC to COLT during the revolving period, if any.

      In each CARAT Pooling and Servicing Agreement, GMAC will represent and warrant to the seller, among other things, that:

•	each secured note in a series (1) was issued by COLT to fund a portion of the purchase price of the related pool of lease assets, (2) has or will create a valid, binding and enforceable first priority security interest in favor of GMAC or the COLT indenture trustee on behalf of GMAC in the related pool of lease assets which is assignable by GMAC to the seller, (3) contains customary and enforceable provisions so as to render the rights and remedies of the holder of the secured note adequate for realization against the collateral of the benefits of the security, (4) will yield interest at the rate established in the secured note, and (5) constitutes chattel paper, payment intangibles, promissory notes or certificated securities within the meaning of the applicable UCC;

•	each secured note represents the genuine legal, valid and binding payment obligation of COLT thereon, enforceable by the holder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights in general and by equity, regardless of whether the enforceability is considered in a proceeding in equity or at law;

•	no secured note has been satisfied, subordinated or rescinded and the lease and vehicle securing each secured note has not been released from the lien of the related secured note;

•	no provision of a secured note has been waived, amended or modified in any respect;

•	no right of rescission, setoff, counterclaim or defense has been asserted or threatened for any secured note;

•	to the best of GMAC’s knowledge, (1) there are no liens or claims which have been filed for work, labor or materials affecting any leased vehicle that are or may be liens prior to, or equal or coordinate with the security interest in the leases granted by the secured notes, (2) no tax lien has been filed and no related claim is being asserted with respect to any secured note and (3) no contribution failure has occurred with respect to any benefit plan that is sufficient to give rise to a lien under Section 302(f) of ERISA with respect to any secured note;

•	(1) no secured note has been sold, transferred, assigned or pledged by GMAC to any person other than CARI; (2) immediately prior to its conveyance of the secured notes to CARI under the CARAT Pooling and Servicing Agreement, GMAC had good and marketable title to the secured notes, free of any lien, and (3) upon execution and delivery of the CARAT Pooling and Servicing Agreement, CARI will have all of GMAC’s right, title and interest in the secured notes, the unpaid indebtedness evidenced thereby and the collateral security therefor, free of any lien;

•	no secured note was originated in, or is subject to the laws of, any jurisdiction whose laws would make unlawful the sale, transfer and assignment of that secured note under the CARAT Pooling and Servicing Agreement, the CARAT Trust Sale and Servicing Agreement and the CARAT Indenture, as applicable; and

•	all filings (including UCC filings) necessary in any jurisdiction to give the seller a first priority perfected ownership interest in the secured notes have been made.

      In the CARAT Trust Sale and Servicing Agreement, the seller will assign these representations and warranties of GMAC, as set forth above, to the CARAT trust and will represent and warrant to the CARAT trust that the seller has taken no action that would cause GMAC’s representations and warranties to be false in any material respect as of the respective sale date.

      As of the last day of the second, or if the seller elects, the first, month following the discovery by the seller, the CARAT servicer, the CARAT owner trustee or the CARAT indenture trustee of a breach of any representation or warranty of the seller or GMAC that materially and adversely affects the interests of the securityholders in any secured note, the seller, unless the breach is cured in all material respects, will repurchase, or will enforce the obligation of GMAC under the CARAT Pooling and Servicing Agreement to repurchase, the secured note from the CARAT trust at a price equal to the CARAT Warranty Payment. The repurchase constitutes the sole remedy available to the CARAT trust, the noteholders, the CARAT indenture trustee, the certificateholders or the CARAT owner trustee for any uncured breaches.

      In each CARAT Pooling and Servicing Agreement, the CARAT servicer will covenant that:

•	except as contemplated in the CARAT Pooling and Servicing Agreement and the other Transfer and Servicing Agreements, the CARAT servicer will not release in whole or in part any part of the COLT trust estate from the security interest securing the related secured note; and

•	it will not impair the rights or security interest of the seller, the CARAT indenture trustee, the CARAT owner trustee, the noteholders or the certificateholders in the secured notes.

      As of the last day of the second, or, if the CARAT servicer so elects, the first, month following the date on which the CARAT servicer has discovered or received notice of a breach of any covenant that materially and adversely affects any secured note, unless the breach is cured in all material respects, the CARAT servicer will make a CARAT Administrative Purchase Payment for that secured note. This repurchase obligation constitutes the sole remedy available to the CARAT trust, the CARAT indenture trustee, the CARAT owner trustee, the noteholders and the certificateholders for any uncured breach.

      Pursuant to each CARAT Trust Sale and Servicing Agreement, GMAC will act as custodian to maintain custody and control, as the CARAT trust’s agent, of the secured notes owned by that CARAT trust and any other documents relating to the secured notes. UCC financing statements reflecting the sale and assignment of the secured notes to the CARAT trust and the pledge of the secured notes by the CARAT trust to the CARAT indenture trustee will be filed, and the CARAT servicer’s accounting records and computer files will reflect that sale and assignment.

Additional Sales of Lease Assets

      If the accompanying prospectus supplement so provides, in addition to lease assets that GMAC sells to COLT on a closing date as described above under “—Sale and Assignment of Lease Assets,” GMAC may also sell lease assets to COLT on one or more later dates under a separate COLT sale and contribution agreement during any revolving period described in the accompanying prospectus supplement. GMAC would sell those lease assets on substantially the same terms as under the COLT Sale and Contribution Agreement for the initial closing.

      On the initial closing date, the CARAT trust will apply the net proceeds received from the sale of its notes and certificates to pay the seller for the secured notes that are being sold to that CARAT trust, the seller will pay GMAC for the secured notes sold to it and COLT will issue the secured notes to GMAC in payment for the lease assets sold to it. To the extent specified in the accompanying prospectus supplement, GMAC will make a deposit in an additional funding account and the CARAT trust will make initial deposits in other CARAT trust accounts. If there is an additional funding account, then COLT will buy additional lease assets from GMAC from time to time during an additional funding period, as described further in the related prospectus supplement. If the seller receives a tax opinion confirming the tax status of the CARAT trust, GMAC may also sell additional lease assets to COLT at a later closing date and, concurrently with this sale, the COLT indenture trustee will increase the Aggregate Secured Note Principal Balance of the secured notes held by the applicable CARAT trust by a corresponding amount and the CARAT indenture trustee will execute and deliver additional notes and certificates of the CARAT trust to fund the increase in Secured Note Principal Balance of secured notes.

Accounts

      COLT Trust Accounts. For each series of secured notes, the COLT servicer will establish and maintain the following accounts:

•	one or more COLT collection accounts, in the name of the COLT indenture trustee on behalf of the COLT indenture trustee, the COLT owner trustee, COLT, LLC and the CARAT indenture trustee, into which all payments made on or with respect to the lease assets will be deposited;

•	a Payment Ahead Servicing Account, which will not be property of COLT, in the name of COLT indenture trustee on behalf of the lessees, into which all Payments Ahead will be deposited;

•	unless otherwise provided in the accompanying prospectus supplement, a COLT reserve account, in the name of the COLT indenture trustee on behalf of the CARAT indenture trustee COLT indenture trustee, the COLT owner trustee, COLT, LLC and the CARAT indenture trustee, into which amounts described under “The Transfer and Servicing Agreements— Distributions on the Secured Notes— Priorities for Distributions from the COLT Collection Account” in the accompanying prospectus supplement;

•	any other accounts to be established with respect to the secured notes will be described in the accompanying prospectus supplement.

      For each series of secured notes, funds in the COLT collection account and any COLT reserve account and other accounts designated in the accompanying prospectus supplement will be invested as provided in the COLT Servicing Agreement in Eligible Investments.

Eligible Investments are generally limited to investments acceptable to the rating agencies then rating the CARAT trust’s notes and certificates at the request of the seller as being consistent with the rating of the notes. Except as described below in this subsection or in the accompanying prospectus supplement, Eligible Investments are limited to obligations or securities that mature no later than the business day preceding the next distribution date or, the next distribution date, in the case of investments in the institutions in which the applicable account is maintained or the account owner, the short-term unsecured debt of which has a specified rating, has agreed to advance funds, if necessary, on any distribution date. Except as otherwise specified in the accompanying prospectus supplement, Eligible Investments in the COLT reserve account will not be sold to meet any shortfalls unless the COLT servicer has directed the COLT indenture trustee to sell the investments and the investments are sold at a price equal to or greater than their unpaid principal balance. If the amount required to be withdrawn from any COLT reserve account to cover shortfalls in collections on the lease assets, as provided in the accompanying prospectus supplement, exceeds the amount of cash in the COLT reserve account, a temporary shortfall in the amounts distributed to the secured notes could result, which could, in turn, increase the average life of the secured notes. Except as otherwise specified in the accompanying prospectus supplement, investment earnings on funds deposited in the COLT trust accounts, net of losses and investment expenses, will be payable to the COLT servicer.

      Any other accounts to be established for a series of secured notes will be described in the accompanying prospectus supplement.

      CARAT Trust Accounts. For each CARAT trust, the CARAT servicer will establish and maintain the following accounts:

•	one or more CARAT collection accounts, in the name of the CARAT indenture trustee on behalf of the noteholders and the certificateholders of that CARAT trust, into which all payments made on or with respect to the secured notes owned by that CARAT trust will be deposited;

•	a note distribution account, in the name of the CARAT indenture trustee on behalf of the related noteholders of that CARAT trust, in which amounts released from the CARAT collection account and any CARAT reserve account or other credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made;

•	a Certificate Distribution Account, in the name of the CARAT owner trustee on behalf of the certificateholders of that CARAT trust, in which amounts released from the CARAT collection account and any CARAT reserve account or other credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to those certificateholders will be made; and

•	any other accounts to be established with respect to securities of the CARAT trust will be described in the accompanying prospectus supplement.

      For any series of securities, funds in the CARAT collection account, the note distribution account and any CARAT reserve account and other accounts designated in the accompanying prospectus supplement will be invested as provided in the CARAT Trust Sale and Servicing Agreement in Eligible Investments. Eligible Investments are generally limited to investments acceptable to the rating agencies. Except as described below in this subsection or in the accompanying prospectus supplement, Eligible Investments are limited to obligations or securities that mature no later than the business day preceding the next distribution date or, in the case of the note distribution account, the next payment date for the notes. To the extent permitted by the rating agencies, funds in any CARAT reserve account may be invested in notes that will not mature prior to the next payment date for the notes. Except as otherwise specified in the accompanying prospectus supplement, these notes will not be sold to meet any shortfalls unless they are sold at a price equal to or greater than their unpaid principal balance if, following the sale, the amount on deposit in any CARAT reserve account would be less than the CARAT specified reserve account balance. Thus, the amount of cash in any CARAT reserve account at any time may be less than the required balance of any CARAT reserve account. If the amount required to be withdrawn from any CARAT reserve account to cover shortfalls in collections on the secured notes, as provided in the accompanying prospectus supplement, exceeds the amount of cash in any CARAT reserve account, a temporary shortfall in the amounts distributed to the noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates. Except as otherwise specified in the accompanying prospectus supplement, investment earnings on funds deposited in the CARAT trust accounts, net of losses and investment expenses, will be payable to the CARAT servicer.

      Any other accounts to be established for a CARAT trust will be described in the accompanying prospectus supplement.

      Eligible Accounts. The CARAT trust accounts and COLT trust accounts will be maintained in either of two types of accounts. The first type of account is a segregated account with an eligible institution. The institutions which are eligible are:

(1) the corporate trust department of the COLT indenture trustee, the COLT owner trustee, the CARAT indenture trustee or the CARAT owner trustee, as applicable, or

(2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, as long as that depository institution:

(A) has either (X) a long-term unsecured debt rating acceptable to the rating agencies or (Y) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies, and

(B) has its deposits insured by the Federal Deposit Insurance Corporation or any successor thereto.

      The second type of account is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must have corporate trust powers and act as trustee for funds deposited in the account and the securities of that depository institution must have a credit rating from each rating agency then rating that institution in one of its generic rating categories which signifies investment grade.

Servicing Compensation and Payment of Expenses

      Servicing of Underlying Leases and Leased Vehicles. In addition to the servicing of the secured notes, GMAC also acts as COLT servicer for the leases and leased vehicles under a COLT Servicing Agreement with COLT.

      Unless otherwise provided in the accompanying prospectus supplement, under the COLT Servicing Agreement, GMAC will receive:

•	a monthly basic servicing fee equal to one-twelfth of the basic servicing fee rate specified in the accompanying prospectus supplement multiplied by the ABS Value of the lease assets held by COLT as of the first day of that month;

•	a supplemental servicing fee in the form of all investment earnings and any late fees, prepayment charges and other administrative fees and expenses or similar charges; and

•	any unpaid basic servicing fees from all prior distribution dates to the extent of funds available for that purpose.

      The lease asset servicing fees described above are intended to compensate the COLT servicer for performing the function of a servicer of leases and leased vehicles, including:

•	collection and posting of all payments;

•	responding to inquiries of lessees;

•	investigating delinquencies;

•	sending billing statements or coupon books to lessees;

•	reporting required tax information (if any) to lessees;

•	policing the vehicles;

•	monitoring the status of insurance policies for the lessees and the vehicles;

•	accounting for collections and furnishing monthly and annual statements regarding distributions;

•	generating federal income tax information;

•	giving, on a timely basis, any required notices or instructions to the COLT owner trustee under the COLT Declaration of Trust and giving any required instructions to VAULT under the VAULT Trust Agreement; and

•	performing the other duties specified in the COLT Servicing Agreement or in any other COLT Basic Document.

      These amounts will also compensate the COLT servicer for its services as administrator of the pool of lease assets, including making Advances, accounting for collections, furnishing monthly and annual statements to the COLT owner trustee and the COLT indenture trustee and generating federal income tax information for COLT and the holders of the secured notes. These amounts will also reimburse GMAC for its expenses incurred in connection with its responsibilities under the COLT Servicing Agreement for taxes, the fees of the COLT owner trustee and the COLT indenture trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the leases and the leased vehicles.

      Servicing of Secured Notes. For each CARAT trust, unless otherwise provided in the related prospectus supplement, on each distribution date, the CARAT servicer of the secured notes will receive a servicing fee for the preceding month equal to one-twelfth of the servicing fee rate specified in the accompanying prospectus supplement multiplied by the aggregate principal balance of all secured notes held by the CARAT trust as of the first day of that month. On each distribution date, the CARAT servicer will be paid the servicing fee and any unpaid servicing fees from all prior distribution dates to the extent funds are available. Unless otherwise provided in the prospectus supplement, all servicing fees for each month, together with any portion of servicing fees that remains unpaid from prior distribution dates, may be paid at the beginning of that month out of collections for that month.

      The secured note servicing fee described above is intended to compensate the CARAT servicer for performing the functions of a third party servicer of secured notes as an agent for their beneficial owner, including:

•	collecting and posting all payments on the secured notes;

•	investigating delinquencies;

•	accounting for collections and furnishing monthly and annual statements to the seller and any other person designated in the CARAT Pooling and Servicing Agreement regarding distributions;

•	generating federal income tax information;

•	giving any required notices or instructions to the seller or the CARAT owner trustee; and

•	performing the other duties specified in the CARAT Pooling and Servicing Agreement.

      These amounts also will reimburse the CARAT servicer for taxes, the fees of the CARAT owner trustee and the CARAT indenture trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the secured notes.

Servicing Procedures

      COLT Servicer. The COLT servicer will make reasonable efforts to collect all payments due on the lease assets held by COLT and will, consistent with the accompanying COLT Servicing Agreement, follow the collection procedures it follows for comparable automobile lease assets that it services for itself and others. See “Legal Aspects of the Secured Notes and the Lease Assets Securing the Secured Notes” in this prospectus. The COLT servicer is authorized to grant rebates, adjustments or extensions on a lease as described under “Transfer and Servicing Agreements— Sale and Assignment of Lease Assets and Secured Notes— Sale and Assignment of Lease Assets.”

      If the COLT servicer determines that eventual payment in full of a lease asset is unlikely, the COLT servicer will follow its normal practices and procedures to realize upon the lease asset, including the repossession and disposition of the related vehicle at a public or private sale, or the taking of any action permitted by applicable law. The COLT servicer will also have the discretion whether to sell or retain the lease asset. The COLT servicer will be entitled to receive its liquidation expenses as specified in the COLT Servicing Agreement as an allowance for amounts charged to the account of the lessee, in keeping with the COLT servicer’s customary procedures, for refurbishing and disposition of the related vehicle and other out-of-pocket costs incurred in the liquidation.

      CARAT Servicer. The CARAT servicer will make reasonable efforts to collect all payments due on the secured notes held by any CARAT trust and will, consistent with the accompanying CARAT Pooling and Servicing Agreement and CARAT Trust Sale and Servicing Agreement, follow the collection procedures it follows for comparable property that it services for itself and others. See “Legal Aspects of the Secured Notes and the Lease Assets Securing the Secured Notes” in this prospectus.

      If the CARAT servicer determines that eventual payment in full of a secured note is unlikely, the CARAT servicer will follow its normal practices and procedures to realize upon the secured note, including the taking of any action permitted by applicable law.

Collections

      For each series of secured notes and each CARAT trust, the COLT servicer will deposit all payments received on the lease assets and all proceeds of the lease assets collected during each calendar month into the COLT collection account and the CARAT collection account no later than two business days after receipt. However, the COLT servicer may retain these amounts until the distribution date at any time that:

(1) GMAC or any of its affiliates is the COLT servicer;

(2) no COLT servicer default exists; and

(3) either (A) the short-term unsecured debt of the COLT servicer is rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s, or (B) arrangements are made that are acceptable to the rating agencies.

      Pending deposit into the COLT collection account and the CARAT collection account, collections may be employed by the COLT servicer at its own risk and for its own benefit and will not be segregated from its own funds.

      The COLT servicer will retain any partial prepayment on a lease that it receives prior to its scheduled payment date other than a prepayment in full received in connection with early termination of a lease. The COLT servicer will include the partial prepayment in distributions to the secured notes on the distribution date after the scheduled payment date for the lease for which the partial payment was made.

Advances by the COLT Servicer

      Unless otherwise specified in the prospectus supplement, the COLT servicer will make an Advance under the COLT Servicing Agreement to cover the shortfalls of collections on the leases and leased vehicles specified below.

      Monthly Payment Advances. As of the last day of each month, for each lease asset other than a lease asset that has been repurchased due to a breach of a representation, warranty or covenant, if there is a shortfall in the Monthly Lease Payment on that lease asset, after application of payments ahead on the lease assets applied in the current month, then the COLT servicer will advance an amount equal to that shortfall. If the Monthly Remittance Condition is not satisfied, the COLT servicer will deposit any Advances to cover these Monthly Lease Payment shortfalls in the COLT collection account within two business days after receipt thereof.

      At all times when the Monthly Remittance Condition is satisfied, the COLT servicer will deposit any Advances in the COLT collection account on or before the related payment date.

      The COLT servicer must make an Advance on a lease asset to cover these Monthly Lease Payment shortfalls only to the extent that the COLT servicer, in its sole discretion, determines that that Advance will be recoverable from later collections or recoveries on that lease asset.

      Residual Advances. As of the last day of each month, for each lease that terminated by having reached its scheduled lease end date 120 days or more prior to the end of that month and for which the related vehicle that has not been sold during or prior to that month, the COLT servicer will advance an amount equal to the lesser of (1) the Lease Residual for the related vehicle, reduced, in the case of any lease asset that is an Extended Lease, by the aggregate amount of any Extended Lease Payments on that lease asset received by the COLT servicer since the scheduled lease end date of that lease asset, and (2) the amount that the COLT servicer, in its sole discretion, has estimated will be recoverable from the sale or other disposition of the vehicle related to that lease. The COLT servicer will deposit any Advances to cover these Lease Residual shortfalls on the last day of each Collection Period.

      Subject to the release of its claim for reimbursement, the COLT servicer will be reimbursed for Outstanding Advances on a lease asset from collections and recoveries on that lease asset.

      When the COLT servicer determines that it will not recover any Outstanding Advances on any lease asset from collections and recoveries on that lease asset, the COLT servicer will be reimbursed from any collections and recoveries from other lease assets securing the secured notes held by the same holder at the time Outstanding Advances were made.

      Pull Ahead Payments by the COLT Servicer. If GMAC, in its capacity as agent for General Motors, or General Motors institutes a Pull Ahead Program, the COLT servicer will modify the lease related to any Pull Ahead Lease Asset by accepting the Pull Ahead Payment from GMAC in accordance and upon full compliance by GMAC with the COLT Pull Ahead Funding Agreement in lieu of receiving Monthly Lease Payments from the related lessee. The COLT servicer will deposit the full amount of the Pull Ahead Payment into the COLT collection account within the time period set forth under “Residual Values— Pull Ahead Programs” in the accompanying prospectus supplement. The COLT servicer will be entitled to modify the lease related to any Pull Ahead Lease Asset if that modification is consistent with the terms of the COLT Servicing Agreement. Only GMAC, as agent for General Motors under a Pull Ahead Program, will be entitled to modify the lease related to any Pull Ahead Lease Asset.

      Under the COLT Pull Ahead Funding Agreement, no lessee will be permitted to participate in any Pull Ahead Program unless that lessee has paid all amounts due and payable by the lessee under the lease (other than excess wear and excess mileage charges) on or before the date that the lessee elected to terminate the lease. Following the payment of the Pull Ahead Payment for any Pull Ahead Lease Asset, the COLT servicer will charge the related lessee for any excess wear and excess mileage charges in accordance with the related lease, and the COLT servicer will deposit any amounts received from the lessee on account thereof into the COLT collection account in the manner described in “—Collections” above.

Distributions

      COLT Distributions. For each series of secured notes, beginning on the payment date or distribution date, as applicable, specified in the accompanying prospectus supplement, distributions on the secured notes will be made by the COLT indenture trustee or the COLT owner trustee, as applicable, from collections on the lease assets and other amounts in the applicable COLT collection account to the applicable CARAT collection account. Credit enhancement, such as a COLT reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the accompanying prospectus supplement. The CARAT indenture trustee or the CARAT owner trustee, as applicable, will apply these distributions to the noteholders and the certificateholders as described above and in the accompanying prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to the CARAT collection account and the holders of secured notes will be set forth in the accompanying prospectus supplement.

      CARAT Distributions. For each CARAT trust, beginning on the payment date or distribution date, as applicable, specified in the accompanying prospectus supplement, distributions of principal and interest on the notes, if any, and distributions in respect of Certificate Balance and interest, if any, on the certificates will be made by the CARAT indenture trustee or the CARAT owner trustee, as applicable, to the noteholders and the certificateholders. The CARAT indenture trustee will make distributions to the noteholders and certificateholders of record on the Record Date. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all distributions to each class of certificateholders will be set forth in the accompanying prospectus supplement.

      For each CARAT trust, on each payment date and distribution date, collections on the secured notes will be transferred from the CARAT collection account to the note distribution account and the Certificate Distribution Account for distribution to noteholders and certificateholders as and to the extent described in the accompanying prospectus supplement. Credit enhancement, such as a CARAT reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the accompanying prospectus supplement. Distributions in respect of principal and Certificate Balance will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments in respect of the notes, as further described in the accompanying prospectus supplement.

Credit Enhancement

      The amounts and types of credit enhancement arrangements and the provider of those arrangements, if applicable, for each class of securities will be set forth in the accompanying prospectus supplement. If and to the extent provided in the accompanying prospectus supplement, credit enhancement may be provided at either the COLT trust or the CARAT trust level and may be in the form of:

•	subordination of one or more classes of securities;

•	reserve or other cash collateral accounts;

•	overcollateralization;

•	letters of credit, credit or liquidity facilities;

•	repurchase obligations;

•	interest rates, currency or credit derivatives;

•	third party payments or other support;

•	cash advances or deposits; or

•	any variation of or combination of two or more of the foregoing.

      If specified in the applicable prospectus supplement, credit enhancement for a series of securities may cover one or more other series of securities.

      The presence of any CARAT reserve account, COLT reserve account and other forms of credit enhancement is intended to enhance the likelihood of receipt by the noteholders and the certificateholders of the full amount of principal or Certificate Balance, as the case may be, and interest due and to decrease the likelihood that the noteholders and the certificateholders will experience losses. Unless otherwise specified in the accompanying prospectus supplement, the credit enhancement for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or Certificate Balance, as the case may be, and interest thereon. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that credit enhancement will be exhausted by the claims of securityholders of other series.

      COLT Reserve Account. If provided in the accompanying prospectus supplement, under the COLT Servicing Agreement, COLT will establish for a series of secured notes a COLT reserve account, which will be maintained with the COLT indenture trustee for a specific series of secured notes.

      Unless otherwise provided in the accompanying prospectus supplement, the COLT reserve account will be a segregated trust account held by the COLT indenture trustee or other qualified institution for the benefit of the COLT indenture trustee, the COLT owner trustee and the CARAT indenture trustee. Unless otherwise provided in the accompanying prospectus supplement, COLT will fund the COLT reserve account with an initial deposit on the closing date in the amount set forth in the accompanying prospectus supplement. To the extent, if any, described in the accompanying prospectus supplement, the amount on deposit in the COLT reserve account will be increased on each distribution date after the closing date up to the COLT required reserve account balance described in the accompanying prospectus supplement by depositing the amount of collections on the lease assets securing the portfolio of secured notes remaining on each distribution date after the payment of the total servicing fee payable to the COLT servicer and the distributions and allocations to the secured notes and the CARAT collection account required on that date. Unless otherwise provided in the accompanying prospectus supplement or agreed by COLT, amounts on deposit in the COLT reserve account after payments to secured notes, the CARAT collection account and the COLT servicer may be paid to COLT, LLC to the extent that those amounts exceed the COLT required reserve account balance. Upon any distribution to COLT, LLC of amounts from the COLT reserve account, neither the secured noteholders nor the CARAT indenture trustee will have any rights in, or claims to, those amounts.

      CARAT Reserve Account. If provided in the accompanying prospectus supplement, under the CARAT Trust Sale and Servicing Agreement, the seller will establish for a series of notes and certificates a CARAT reserve account, which will be maintained with the CARAT indenture trustee for a specific CARAT trust.

      Unless otherwise provided in the accompanying prospectus supplement, any CARAT reserve account will be a segregated trust account held by the CARAT indenture trustee or other qualified institution for the benefit of noteholders and certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the seller will fund any CARAT reserve account with an initial deposit on the closing date in the amount set forth in the accompanying prospectus supplement. To the extent, if any, described in the accompanying prospectus supplement, the amount on deposit in any CARAT reserve account will be increased on each distribution date after the closing date up to the CARAT specified reserve account balance described in the accompanying prospectus supplement by depositing the amount of collections on the secured notes owned by that CARAT trust remaining on each distribution date after the payment of the servicing fee to the CARAT servicer and the distributions and allocations to the noteholders and the certificateholders required on that date. Unless otherwise provided in the accompanying prospectus supplement or agreed by the seller, amounts on deposit in any CARAT reserve account after payments to noteholders, certificateholders and the CARAT servicer may be paid to the seller to the extent that those amounts exceed the CARAT specified reserve account balance. Upon any distribution to the seller of amounts from any CARAT reserve account, neither the noteholders nor the certificateholders will have any rights in, or claims to, those amounts.

Net Deposits

      COLT Servicer. As an administrative convenience during months when the COLT servicer is permitted to hold payments on lease assets until the distribution date, the COLT servicer may also deposit collections, aggregate Advances and any COLT Warranty Purchase Payments and Administrative Lease Purchase Payments for any month net of distributions to be made to the COLT servicer for that series of secured notes for that month. Similarly, the COLT servicer may make a single, net transfer from the COLT collection account to the Payment Ahead Servicing Account, or vice versa. The COLT servicer, however, will account to the COLT indenture trustee and the COLT owner trustee as if all deposits, distributions and transfers were made individually. In addition, in connection with any series of secured notes at any time that the COLT servicer is not required to remit collections on a daily basis, the COLT servicer may retain collections allocable to the secured notes and the CARAT collection account until the next payment date, and pending deposit into the CARAT collection account for the secured notes, these collections may be employed by the COLT servicer at its own risk and for its own benefit and will not be segregated from its own funds. On each payment date, the COLT servicer, the COLT indenture trustee and the COLT owner trustee will make all distributions, deposits and other remittances on a series of secured notes for the periods since the previous distribution was to have been made. If payment dates do not coincide with distribution dates, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the distribution date for the applicable month for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that distribution date.

      CARAT Servicer. As an administrative convenience, the CARAT servicer may deposit payments on the secured notes and any payments received upon the repurchase of any secured note, for any CARAT trust net of distributions to be made to the CARAT servicer for that CARAT trust for the corresponding period. The CARAT servicer, however, will account to the CARAT indenture trustee, the CARAT owner trustee, the noteholders and the certifi cateholders of each CARAT trust as if all deposits, distributions and transfers were made individually. On each payment date, the seller, the CARAT servicer, the CARAT indenture trustee and the CARAT owner trustee will make all distributions, deposits and other remittances for the notes to the note distribution account of a CARAT trust for the periods since the previous distribution was to have been made. If payment dates do not coincide with distribution dates, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the distribution date for the applicable month for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that distribution date.

Statements to Trustees and Trust

      Prior to each payment date and distribution date, for each CARAT trust the CARAT servicer will provide to the CARAT indenture trustee and the CARAT owner trustee as of the close of business on the last day of the preceding month a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders on the date described under “Book-Entry Registration; Reports to Securityholders— Reports to Securityholders” in this prospectus.

Evidence as to Compliance

      COLT Indenture Trustee. Each COLT Servicing Agreement will provide that a firm of independent public accountants will furnish to the COLT owner trustee, the COLT indenture trustee, COLT, LLC and the CARAT indenture trustee, as holder of the secured notes, on or before March 15 of each year, beginning the first March 15 of the following calendar year, a statement as to compliance by the COLT servicer during the preceding twelve months ended December 31, or, in the case of the first such certificate, the period from the closing date to the December 31 of that year, with certain standards relating to the servicing of the lease assets, the COLT servicer’s accounting records and computer files for the lease assets and certain other matters.

      Each COLT Servicing Agreement will also provide for delivery to the COLT indenture trustee, the COLT owner trustee, COLT, LLC and the CARAT indenture trustee, as holder of the secured notes, on or before March 15 of each year, beginning the first March 15 of the following calendar year, of a certificate signed by an officer of the COLT servicer stating that the COLT servicer has fulfilled its obligations under the COLT Servicing Agreement and the COLT Sale and Contribution Agreement throughout the preceding twelve months ended December 31, or in the case of the first certificate, the period from the closing date to December 31 of that year, or, if there has been a default in the fulfillment of any obligation, describing each default. The certificate may be provided as a single certificate making the required statements as to more than one COLT Servicing Agreement.

      Copies of these statements and certificates may be obtained by the CARAT indenture trustee or COLT, LLC by a request in writing addressed to the applicable COLT indenture trustee or COLT owner trustee.

      In each COLT Servicing Agreement, the COLT servicer will agree to give the COLT indenture trustee, the COLT owner trustee, COLT, LLC and the CARAT indenture trustee, as holder of the secured notes, notice of any event which with the giving of notice or the lapse of time, or both, would become a COLT servicer default.

      CARAT Indenture Trustee. Each CARAT Trust Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the CARAT owner trustee and the CARAT indenture trustee on or before March 15 of each year, beginning the first March 15 of the following calendar year, a statement as to compliance by the CARAT servicer during the preceding twelve months ended December 31, or, in the case of the first such certificate, the period from the closing date to the December 31 of that year, with certain standards relating to the servicing of the secured notes, the CARAT servicer’s accounting records and computer files for the secured notes and certain other matters.

      Each CARAT Trust Sale and Servicing Agreement will also provide for delivery to the CARAT owner trustee and the CARAT indenture trustee, on or before March 15 of each year, beginning the first March 15 of the following calendar year, of a certificate signed by an officer of the CARAT servicer stating that the CARAT servicer has fulfilled its obligations under the CARAT Trust Sale and Servicing Agreement and the CARAT Pooling and Servicing Agreement throughout the preceding twelve months ended December 31, or in the case of the first certificate, the period from the closing date to December 31 of that year, or, if there has been a default in the fulfillment of any obligation, describing each default. The certificate may be provided as a single certificate making the required statements as to more than one CARAT Trust Sale and Servicing Agreement.

      Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable CARAT indenture trustee or CARAT owner trustee.

      In each CARAT Trust Sale and Servicing Agreement, the seller will agree to give the CARAT indenture trustee and the CARAT owner trustee notice of any event which with the giving of notice or the lapse of time, or both, would become a default by the CARAT servicer. In addition, the seller will agree to give the CARAT indenture trustee, the CARAT owner trustee and the CARAT trust notice of certain covenant breaches which with the giving of notice or lapse of time, or both, would constitute a default by the CARAT servicer.

Changes to COLT Servicer; COLT Servicer Indemnification and Proceedings

      Each COLT Servicing Agreement will provide that GMAC may not resign from its obligations and duties as COLT servicer thereunder, except upon a determination (evidenced by an opinion of counsel) that GMAC’s performance of those duties is no longer permissible under applicable law or upon a determination by the board of directors of the COLT servicer that by reason of change in applicable legal requirements, the continued performance by the COLT servicer of its duties as COLT servicer would cause it to be in violation of such legal requirements in a manner that would result in a material adverse effect on the COLT servicer or its financial condition, as evidenced by resolutions of the board of directors to such effect and as supported by an opinion of counsel that a resignation is permitted. That resignation will not become effective until the COLT indenture trustee or a successor COLT servicer has assumed GMAC’s servicing obligations and duties under the COLT Servicing Agreements.

      Each COLT Servicing Agreement will further provide that, except as specifically provided otherwise, neither the COLT servicer nor any of its directors, officers, employees and agents will have any liability to COLT, the COLT owner trustee, and the CARAT indenture trustee for taking any action or for refraining from taking any action under the COLT Servicing Agreements for the applicable series of secured notes or for errors in judgment. Neither the COLT servicer nor any of the other persons named in the immediately preceding sentence will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence— except errors in judgment— in the performance of the COLT servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each COLT Servicing Agreement will further provide that the COLT servicer and its directors, officers, employees and agents will be reimbursed by the COLT indenture trustee or the COLT owner trustee for any contractual damages, liability or expense incurred by reason of that trustee’s willful misfeasance, bad faith or negligence— except errors in judgment— in the performance of that trustee’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder or under the related COLT Indenture or COLT Declaration of Trust. In addition, each COLT Servicing Agreement will provide that the COLT servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the COLT servicer’s servicing responsibilities under the COLT Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The COLT servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements and the rights and duties of the parties and the interests of the COLT indenture trustee, the COLT owner trustee, COLT, LLC, and the CARAT indenture trustee, as holder of the secured notes, thereunder. If the COLT servicer undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be payable from collections received on the lease assets securing the applicable series of secured notes. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the secured notes.

      Under the circumstances specified in each COLT Servicing Agreement, any entity into which the COLT servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the COLT servicer is a party, or any entity succeeding to the business of the COLT servicer or, for its obligations as CARAT servicer, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the COLT servicer under the COLT Servicing Agreement, will be the successor of the COLT servicer under that COLT Servicing Agreement. So long as GMAC acts as COLT servicer, the COLT servicer may at any time subcontract any duties as COLT servicer under any COLT Servicing Agreement to General Motors or any entity in which more than 50% of the voting interests are owned, directly or indirectly, by General Motors. The COLT servicer may at any time perform specific duties as COLT servicer through subcontractors who are in the business of servicing automotive retail leases, provided that delegation will not relieve the COLT servicer of its responsibility for those duties.

COLT Servicer Default

      Except as otherwise provided in the accompanying prospectus supplement, a COLT servicer default under each COLT Servicing Agreement will consist of:

(1) any failure by the COLT servicer to make any required distribution, payment— including obtaining and depositing Pull Ahead Payments— transfer or deposit or to direct the COLT indenture trustee to make any required distribution, which failure continues unremedied for five business days after written notice is received by the COLT servicer or after discovery of that failure by an officer of the COLT servicer;

(2) any failure by the COLT servicer to observe or perform in any material respect any other covenant or agreement in the COLT Servicing Agreement, or the other COLT Basic Documents which failure materially and adversely affects the rights of the CARAT indenture trustee and which continues unremedied for 90 days after the giving of written notice of that failure to the COLT servicer or after discovery of that failure by an officer of the COLT servicer; or

(3) events of bankruptcy, insolvency or receivership of the COLT servicer by the COLT servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

      Notwithstanding the foregoing, there will be no COLT servicer default where a COLT servicer default would otherwise exist under clause (1) above for a period of ten business days or under clause (2) or (3) for a period of 60 days if the delay or failure giving rise to the default was caused by an act of God or other similar occurrence. Upon the occurrence of any of those events, the COLT servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the COLT Servicing Agreement and the COLT Sale and Contribution Agreement and the COLT servicer will provide the COLT indenture trustee, the COLT owner trustee, COLT, LLC and the CARAT indenture trustee, as holder of the secured notes, prompt notice of that failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon COLT Servicer Default

      As long as a COLT servicer default under a COLT Servicing Agreement remains unremedied, the COLT indenture trustee may terminate all the rights and obligations of the COLT servicer under the COLT Servicing Agreement, at which time the COLT indenture trustee will succeed to all the responsibilities, duties and liabilities of the COLT servicer under those agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the COLT servicer, and no COLT servicer default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the COLT indenture trustee or CARAT indenture trustee, as holder of the secured notes, from effecting a transfer of servicing. If the COLT indenture trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000, having the long-term unsecured debt rating specified in the COLT Servicing Agreement, and whose regular business includes the servicing of automotive receivables and which satisfies the other criteria set forth in the COLT Servicing Agreement. The COLT indenture trustee may make those arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the COLT servicer under the COLT Servicing Agreement.

Waiver of Past Defaults of COLT Servicer

      For each series of secured notes, the CARAT indenture trustee may waive any default by the COLT servicer in the performance of its obligations under the COLT Servicing Agreement and its consequences. No waiver will impair the CARAT indenture trustee’s rights for subsequent defaults.

Changes to CARAT Servicer; CARAT Servicer Indemnification and Proceedings

      Each CARAT Trust Sale and Servicing Agreement will provide that GMAC may not resign from its obligations and duties as CARAT servicer thereunder and under the CARAT Pooling and Servicing Agreement, except upon a determination (evidenced by an opinion of counsel) that GMAC’s performance of those duties is no longer permissible under applicable law. That resignation will not become effective until the CARAT indenture trustee or a successor CARAT servicer has assumed GMAC’s servicing obligations and duties under the Transfer and Servicing Agreements relating to each CARAT trust.

      Each CARAT Trust Sale and Servicing Agreement will further provide that, except as specifically provided otherwise, neither the CARAT servicer nor any of its directors, officers, employees and agents will have any liability to the CARAT trust or the noteholders or certificateholders of that CARAT trust for taking any action or for refraining from taking any action under the Transfer and Servicing Agreements relating to that CARAT trust or the CARAT Indenture or for errors in judgment. Neither the CARAT servicer nor any of the other persons named in the immediately preceding sentence will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence—except errors in judgment—in the performance of the CARAT servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each CARAT Trust Sale and Servicing Agreement will further provide that the CARAT servicer and its directors, officers, employees and agents will be reimbursed by the CARAT indenture trustee or the CARAT owner trustee for any contractual damages, liability or expense incurred by reason of that trustee’s willful misfeasance, bad faith or negligence—except errors in judgment—in the performance of that trustee’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder or under the CARAT trust agreement or the CARAT Indenture. In addition, each CARAT Trust Sale and Servicing Agreement will provide that the CARAT servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the CARAT servicer’s servicing responsibilities under the Transfer and Servicing Agreements relating to each CARAT trust and that, in its opinion, may cause it to incur any expense or liability. The CARAT servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements and the rights and duties of the parties and the interests of the noteholders and the certificateholders thereunder. If the CARAT servicer undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the CARAT trust, and the CARAT servicer will be entitled to be reimbursed out of the CARAT collection account for that CARAT trust. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the noteholders and the certificateholders.

      Under the circumstances specified in each CARAT Trust Sale and Servicing Agreement relating to each CARAT trust, any entity into which the CARAT servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the CARAT servicer is a party, or any entity succeeding to the business of the CARAT servicer or, for its obligations as CARAT servicer, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the CARAT servicer under the CARAT Trust Sale and Servicing Agreement and the CARAT Pooling and Servicing Agreement, will be the successor of the CARAT servicer under that CARAT Trust Sale and Servicing Agreement and the CARAT Pooling and Servicing Agreement. So long as GMAC acts as CARAT servicer, the CARAT servicer may at any time subcontract any duties as CARAT servicer under any CARAT Trust Sale and Servicing Agreement and the CARAT Pooling and Servicing Agreement to any entity in which more than 50% of the voting interests are owned, directly or indirectly, by General Motors or to any entity that agrees to conduct those duties in accordance with the CARAT servicer’s servicing guidelines and the CARAT Trust Sale and Servicing Agreement. The CARAT servicer may at any time perform specific duties as CARAT servicer through subcontractors who are in the business of servicing secured notes similar to the secured notes, provided that delegation will not relieve the CARAT servicer of its responsibility for those duties.

CARAT Servicer Default

      Except as otherwise provided in the accompanying prospectus supplement, a CARAT servicer default under each CARAT Trust Sale and Servicing Agreement will consist of:

(1) any failure by the CARAT servicer to make any required distribution, payment, transfer or deposit or to direct the CARAT indenture trustee to make any required distribution, which failure continues unremedied for five business days after written notice from the CARAT indenture trustee or the CARAT owner trustee is received by the CARAT servicer or after discovery of that failure by an officer of the CARAT servicer;

(2) any failure by the CARAT servicer to observe or perform in any material respect any other covenant or agreement in the CARAT Trust Sale and Servicing Agreement, the CARAT Pooling and Servicing Agreement, the CARAT trust agreement or the CARAT Indenture, which failure materially and adversely affects the rights of the noteholders or the certificateholders and which continues unremedied for 90 days after the giving of written notice of that failure to the CARAT servicer by the CARAT indenture trustee or the CARAT owner trustee or to the CARAT servicer, the CARAT indenture trustee and the CARAT owner trustee by holders of notes or certificates, as applicable, evidencing not less than 25% in principal amount of those outstanding notes or of the Certificate Balance or after discovery of that failure by an officer of the CARAT servicer;

(3) events of bankruptcy, insolvency or receivership of the CARAT servicer by the CARAT servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

      Notwithstanding the foregoing, there will be no CARAT servicer default where a CARAT servicer default would otherwise exist under the clause (1) above for a period of ten business days or under clause (2) or (3) for a period of 60 days if the delay or failure giving rise to the default was caused by an act of God or other similar occurrence. Upon the occurrence of any of those events, the CARAT servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the CARAT Pooling and Servicing Agreement and the CARAT Trust Sale and Servicing Agreement and the CARAT servicer will provide the CARAT indenture trustee, the CARAT owner trustee, the seller and the securityholders prompt notice of that failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon CARAT Servicer Default

      As long as a CARAT servicer default under a CARAT Trust Sale and Servicing Agreement remains unremedied, the CARAT indenture trustee or holders of notes evidencing not less than a majority in principal amount of the then outstanding notes or, if the notes have been paid in full and the indenture has been discharged with respect thereto, the CARAT owner trustee or the holders of certificates evidencing not less than a majority of the aggregate outstanding Certificate Balance of all certificates other than certificates owned by the seller, the CARAT trust, GMAC or any of their respective affiliates, may terminate all the rights and obligations of the CARAT servicer under the CARAT Trust Sale and Servicing

Agreement and the CARAT Pooling and Servicing Agreement, at which time the CARAT indenture trustee will succeed to all the responsibilities, duties and liabilities of the CARAT servicer under those agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the CARAT servicer, and no CARAT servicer default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the CARAT indenture trustee or the noteholders from effecting a transfer of servicing. If the CARAT indenture trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive loans, leases or similar receivables and which satisfies the other criteria set forth in the CARAT Trust Sale and Servicing Agreement. The CARAT indenture trustee may make those arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the CARAT servicer under the CARAT Trust Sale and Servicing Agreement.

Waiver of Past Defaults of CARAT Servicer

      For each CARAT trust, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes issued by the CARAT trust or—if all of the notes have been paid in full, holders of the certificates issued by that CARAT trust whose certificates evidence not less than a majority of the outstanding Certificate Balance—may, on behalf of all those noteholders and certificateholders, waive any CARAT servicer default in the performance of its obligations under the CARAT Pooling and Servicing Agreement and the CARAT Trust Sale and Servicing Agreement and its consequences. However, the holders cannot waive a default by the CARAT servicer in making any required deposits to or payments from any of the CARAT trust accounts or the Certificate Distribution Account in accordance with the CARAT Trust Sale and Servicing Agreement. No waiver will impair the noteholders’ or certificateholders’ rights for subsequent defaults.

Amendment

      For each CARAT trust, each of the Transfer and Servicing Agreements relating to the CARAT trust and COLT and each CARAT trust agreement may be amended by the parties thereto without the consent of the noteholders or certificateholders of that CARAT trust:

•	to cure any ambiguity;

•	to correct or supplement any provision in that agreement that may be defective or inconsistent with any other provision in the agreement or in any other related agreement;

•	to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of noteholders or certificateholders of that CARAT trust, provided that if the addition affects any class of noteholders or certificateholders differently than any other class of noteholders or certificateholders, then that addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of noteholders or certificateholders;

•	to add to the covenants, restrictions or obligations of the seller, the CARAT servicer, the CARAT owner trustee, the CARAT indenture trustee, the COLT servicer, the COLT owner trustee or the COLT indenture trustee; or

•	to add, change or eliminate any other provisions of any of these agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders or the certificateholders of that CARAT trust.

      Each of these agreements may also be amended by the parties with the consent of the holders of at least a majority in principal amount of the then outstanding notes and the holders of the certificates evidencing at least a majority of the Certificate Balance, in the case of the CARAT Pooling and Servicing Agreement, the CARAT Trust Sale and Servicing Agreement, the CARAT trust agreement and the CARAT administration agreement, and the CARAT indenture trustee, as holder of the secured notes, in the case of the COLT Sale and Servicing Agreement and the COLT Sale and Contribution Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the noteholders or certificateholders.

      No amendment may:

(1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions of payments that are required to be made on any lease asset, secured note, note or certificate without the consent of the holder thereof, any interest rate, any Pass Through Rate or any CARAT specified reserve account balance; or

(2) reduce the stated percentage of consent to any of the amendments set forth above without the consent of all of the noteholders or certificateholders, as the case may be.

Insolvency Events

      The COLT Declaration of Trust provides that neither COLT nor the COLT owner trustee has the power to commence a voluntary proceeding in bankruptcy relating to COLT. Under no circumstance will the COLT owner trustee commence any bankruptcy proceeding prior to the date that is one year and one day after the termination of COLT. In each COLT Servicing Agreement, the COLT servicer will agree that it will not, for a period of one year and one day after the payment in full of all related secured notes, institute against COLT any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Each CARAT trust agreement will provide that the CARAT owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the CARAT trust without the unanimous prior approval of all certificateholders, including the seller. Under no circumstance will the CARAT owner trustee commence any bankruptcy proceeding prior to the date that is one year and one day after the termination of the CARAT trust. In the CARAT Trust Sale and Servicing Agreement for each CARAT trust, the seller and the CARAT servicer will agree that the seller will not, for a period of one year and one day after the final distribution on the notes and certificates issued by that CARAT trust, institute against that CARAT trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Certificateholder Liability; Indemnification

      COLT Certificateholders. Under the COLT Declaration of Trust, certificateholders have no personal liability for any liability or obligation of COLT.

      Each COLT Servicing Agreement will provide that the COLT servicer will indemnify (1) COLT, the COLT indenture trustee and the COLT owner trustee against any taxes that may be asserted against them for the transactions contemplated in the COLT transaction documents, other than taxes for the sale of the lease assets or secured notes, the ownership of the lease assets or the receipt of payments on secured notes or other compensation, (2) COLT, the COLT indenture trustee, the COLT owner trustee, COLT, LLC and the CARAT indenture trustee, as holder of the secured notes, against all losses arising out of the use or operation by any lessee or by the COLT servicer or any affiliate of the COLT servicer of any vehicle related to a leased asset securing a secured note in the applicable series, (3) COLT, the COLT indenture trustee, the COLT owner trustee, COLT, LLC and the CARAT indenture trustee, as holder of the secured notes, against losses arising out of the negligence, willful misfeasance or bad faith of the COLT servicer in the performance of its duties under the COLT Servicing Agreement and the other COLT transaction documents or by reason of its reckless disregard of its obligations and duties set forth in those agreements and (4) the COLT indenture trustee and the COLT owner trustee against all losses arising out of the acceptance or performance of its duties under the transaction documents, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Neither the COLT indenture trustee nor COLT owner trustee will be so indemnified if those acts or omissions or alleged acts or omissions constitute willful misfeasance, bad faith or negligence by the COLT indenture trustee or the COLT owner trustee, as applicable.

      CARAT Certificateholders. Under each CARAT trust agreement, certificateholders will be entitled to the same limitation of personal liability extended to stockholders of for profit corporations under the Delaware General Corporation Law.

      Each CARAT Trust Sale and Servicing Agreement will provide that the CARAT servicer will indemnify the CARAT indenture trustee and the CARAT owner trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties under the transaction documents, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Neither the CARAT indenture trustee nor CARAT owner trustee will be so indemnified if those acts or omissions or alleged acts or omissions constitute willful misfeasance, bad faith or negligence by the CARAT indenture trustee or the CARAT owner trustee, as applicable. In addition, the CARAT servicer will indemnify the CARAT trust, the CARAT indenture trustee, the CARAT owner trustee, the noteholders and the certificateholders against losses arising out of the negligence, willful misfeasance or bad faith of the CARAT servicer in the performance of its duties under the transaction documents or by reason of its reckless disregard of its obligations and duties set forth in the agreements. The CARAT servicer will also indemnify those parties against any taxes that may be asserted against them for the transactions contemplated in the CARAT Trust Sale and Servicing Agreement, other than taxes for the sale of secured notes or securities, the ownership of secured notes or the receipt of payments on securities or other compensation.

Termination

      COLT Servicer Purchase Option. Unless otherwise provided in the accompanying prospectus supplement, in order to avoid excessive administrative expense, if the outstanding Aggregate ABS Value of a pool of leases assets held by COLT is less than 10% of the initial Aggregate ABS Value of that pool of leases assets, the COLT servicer, or its successor, will be permitted to purchase from COLT all remaining lease assets in that pool and other COLT trust assets related thereto. This purchase is at the option of the COLT servicer, or its successor, and would occur as of the payment date following the date on which the required percentage of ABS Value is reached. The purchase price paid by the COLT servicer, or its successor, would be equal to the Aggregate ABS Value of the pool of lease assets on the date of purchase. However, in no event may this purchase price—when added to any funds on deposit in COLT trust accounts—be less than the sum of the Aggregate Secured Note Principal Balance of secured notes secured by the pool of lease assets on that date and the aggregate accrued interest on these secured notes on that date. As further described in the accompanying prospectus supplement, all secured notes secured by the purchased pool of lease assets will be retired and discharged and the funds received from the COLT servicer will be applied to redeem any outstanding notes and the subsequent distribution to certificateholders of all amounts required to be distributed to them pursuant to the CARAT trust agreement will effect early retirement of the certificates. The COLT indenture trustee will give written notice of the repurchase of the pool of lease assets to the COLT indenture trustee, the COLT owner trustee, COLT, LLC and the CARAT indenture trustee.

      CARAT Servicer Purchase Option. Unless otherwise provided in the accompanying prospectus supplement, in order to avoid excessive administrative expense, if the outstanding Aggregate Secured Note Principal Balance held by a CARAT trust is 10% or less of the initial Aggregate Secured Note Principal Balance for that CARAT trust, the CARAT servicer, or its successor, will be permitted to purchase from that CARAT trust all remaining secured notes and other trust assets. This purchase is at the option of the CARAT servicer, or its successor, and would occur as of the last day of any monthly period. The purchase price paid by the CARAT servicer, or its successor, would be equal to the aggregate CARAT Administrative Purchase Payments for these secured notes plus the appraised value of any other property held as part of the CARAT trust. However, in no event may this purchase price be less than the sum of the servicing fee for the CARAT servicer for the related monthly period, the unpaid principal of the outstanding notes and the unpaid balance of the certificates plus, for all securities, accrued and unpaid interest thereon through but excluding the related distribution date, and any amounts payable by the CARAT trust under any interest rate swaps. For purposes of calculating the unpaid balance of the notes and certificates in the preceding sentence, the Certificate Balance will not be reduced for principal losses incurred by the noteholders or certificateholders as of the close of the preceding distribution date. As further described in the accompanying prospectus supplement, any outstanding notes will be redeemed concurrently therewith and the subsequent distribution to certificateholders of all amounts required to be distributed to them pursuant to the CARAT trust agreement will effect early retirement of the certificates. The CARAT indenture trustee will give written notice of redemption to each noteholder of record and the CARAT owner trustee will give written notice of termination to each certificateholder of record. The final distribution to any noteholder or certificateholder will be made only upon surrender and cancellation of that noteholder’s note at an office or agency of the CARAT indenture trustee specified in the notice of redemption or that certificateholder’s certificate at an office or agency of the CARAT owner trustee specified in the notice of termination.

      CARAT Trust Termination. Each CARAT trust will terminate upon the final distribution by the CARAT indenture trustee and the CARAT owner trustee of all monies and other property of the CARAT trust in accordance with the terms of the CARAT trust agreement, the CARAT Indenture and the CARAT Trust Sale and Servicing Agreement, including in the case of the exercise by the CARAT servicer of its repurchase option described below in the following paragraph. Upon termination of the CARAT trust and payment or deposit of all amounts to be paid to the securityholders, any remaining assets of the CARAT trust and any amounts remaining on deposit in any CARAT reserve account for that CARAT trust will be paid to the seller.

CARAT Administration Agreement

      GMAC, in its capacity as administrator, will enter into a CARAT administration agreement with each CARAT trust and the CARAT indenture trustee for that CARAT trust under which the administrator will agree, to the extent provided in the CARAT administration agreement, to provide the notices and to perform other administrative obligations required by the CARAT Indenture for that CARAT trust. For each CARAT trust, unless otherwise specified in the prospectus supplement, as compensation for the performance of the administrator’s obligations under the CARAT administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $1,500 per month. The CARAT servicer will pay the administration fee.

LEGAL ASPECTS OF THE SECURED NOTES AND

THE LEASE ASSETS SECURING THE SECURED NOTES

Security Interest in the Secured Notes and Leases and Leased Vehicles that Secure the Secured Notes

      For each CARAT trust, the CARAT indenture trustee will be the holder of a first priority security interest in the secured notes for the benefit of the holders of the notes and, to the extent provided in the CARAT Indenture, the certificates. Each secured note is secured by a first priority security interest in a pool of underlying leases and leased vehicles, running to the benefit of the holder of the secured note. The parties to the transaction will take the following steps to effect the perfection of these security interests.

      Security Interests in the Secured Notes. Unless otherwise provided in the accompanying prospectus supplement, the secured notes will be issued by COLT to GMAC in definitive form only. Until secured notes are released from the lien of the CARAT Indenture, COLT will agree to deliver secured notes only upon the direction of the CARAT indenture trustee. The CARAT indenture trustee will perfect its security interest in the secured notes assuming that they may be considered to be “chattel paper,” “certificated securities,” “promissory notes” or “payment intangibles” under the UCC.

      The seller will perfect its interest in the secured notes by GMAC’s sale of the secured notes to the seller and by COLT’s consent and acknowledgment to the seller that it recognizes the seller as the purchaser of the secured notes. The seller will also perfect its interest by filing a UCC-1 financing statement with the appropriate state authority in the jurisdiction in which GMAC is incorporated, Delaware.

      The CARAT trust will perfect its interest in the secured notes by the seller’s transfer of the secured notes to the CARAT trust and by COLT’s consent and acknowledgment to the CARAT trust that it recognizes the CARAT trust as the transferee of the secured notes. The CARAT trust will also perfect its interest by filing a UCC-1 financing statement with the appropriate state authority in the jurisdiction in which the seller is incorporated, Delaware.

      The CARAT indenture trustee will perfect its security interest in the secured notes by filing a UCC-1 financing statement with the appropriate state authority in the jurisdiction in which the CARAT trust was formed— in this case Delaware. The CARAT indenture trustee will also perfect its security interest in the secured notes by having COLT deliver possession of the secured notes to the CARAT indenture trustee or to a custodian as the CARAT indenture trustee directs. By taking these steps, the secured notes will have been effectively transferred to the CARAT indenture trustee and the CARAT indenture trustee will have perfected its security interest in the secured notes if the transfer of the secured notes is considered the transfer or sale of an interest in chattel paper or certificated securities or promissory notes, or the transfer of an interest in payment intangibles, under the UCC. If the transfer of the secured notes from GMAC to the seller is considered the sale of a payment intangible or the sale of promissory notes, under the UCC the seller’s security interest in the secured notes is automatically perfected upon attachment.

      Under the UCC, a successor holder of secured debt will maintain the original holder’s valid lien on the collateral securing that debt. Therefore, to the extent that GMAC has a valid lien on the underlying leases and leased vehicles securing the secured notes, the CARAT indenture trustee, as pledgee and successor holder of the debt evidenced by the secured notes, will maintain GMAC’s lien on this collateral.

      GMAC’s security interest in the leases and leased vehicles securing the secured notes will, moreover, be assigned and transferred by GMAC to the seller, by the seller to the CARAT trust, and by the CARAT trust to the CARAT indenture trustee at the same time as the interests in the secured notes owned by that CARAT trust are transferred. As a precautionary step, the UCC-1 financing statements referred to in the second through fourth paragraphs of this section will include GMAC’s lien as additional collateral covered by these financing statements.

      Security Interest in the Leases Securing the Secured Notes. Under the UCC, the leases securing the secured notes are chattel paper or payment intangibles. GMAC as lienholder perfects its security interest in the leases both by filing a UCC-1 financing statement against COLT in Delaware, the jurisdiction in which COLT was formed, and by taking possession of the leases.

      Security Interest in the Leased Vehicles Securing the Secured Notes. Legal title to the leased vehicles securing the secured notes is held by VAULT, as nominee for GMAC, GMAC Automotive Bank and COLT. As nominee, VAULT consents to GMAC’s grant of a security interest in the leased vehicles. Under the UCC, the filing of a financial statement is not required to perfect a security interest in property subject to certificate of title statutes covering automobiles, unless the automobiles are considered to be inventory held for sale or lease by a debtor or leased by the debtor as lessor and the debtor is in the business of selling or leasing goods of that kind. GMAC, as lienholder, perfects its security interest in the leased vehicles, by being designated as the first lienholder on each vehicle certificate of title. GMAC also perfects its security interest in the leased vehicles by filing a UCC-1 financing statement against VAULT in the jurisdiction in which VAULT was formed, Delaware.

      ERISA Liens and Vicarious Tort Liability. If GMAC did not have a prior lien on the vehicles included in the lease assets, liens in favor of the Pension Benefit Guaranty Corporation (the “PBGC”) could attach to the lease assets owned by the CARAT trust and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes GMAC and its affiliates under its defined benefit pension plans. In addition, some states allow a party that incurs an injury involving a vehicle to sue the owner of the vehicle merely because of that ownership. The CARAT trust may be subject to these lawsuits as owner of the lease assets. However, the CARAT indenture trustee will have a perfected security interest in the lease assets that will be senior in priority to the interests in the lease assets of the PBGC or judgment lien creditors.

      Each lease included in the lease assets will name GMAC as the lessor or as the assignee of the lessor. The vehicles included in the lease assets will be titled in the name of VAULT and initially will be 100% beneficially owned by GMAC or GMAC Automotive Bank. GMAC will transfer its beneficial interest in these vehicles to COLT as described in “Vehicle Asset Universal Lease Trust” in this prospectus. The certificate of title for each vehicle will name GMAC as lienholder, which will perfect GMAC’s security interest and the security interest of the CARAT trust, as the holder of the secured notes, in that vehicle pledged by COLT to secure repayment of the secured notes. In addition, COLT will take all steps necessary to perfect its security interest in the lease, the related vehicle and all other rights and assets included in each lease asset. When GMAC’s perfected security interest in the lease assets is assigned to the CARAT trust in connection with the transfer and pledge of the secured notes by GMAC and CARI and pledged by the CARAT trust to the CARAT indenture trustee, then the CARAT indenture trustee’s perfected security interest in the lease assets for the benefit of the holders of the notes and certificates issued by the CARAT trust will be senior in priority to the interests of any other creditors of COLT, GMAC, CARI, the CARAT trust or the CARAT indenture trustee, including any judgment liens or liens arising after that date in favor of the PBGC.

      Limitations on CARAT Indenture Trustee’s Lien. Various liens could be imposed upon the leased vehicles, that, by operation of law, would take priority over GMAC’s and, therefore, the CARAT indenture trustee’s interest in these assets. These liens could include, among others, mechanics’, repairmen’s and garagemen’s liens and certain liens for personal property taxes, in each case arising on a particular leased vehicle. In addition, the laws of certain states and federal law permit governmental authorities to confiscate vehicles under certain circumstances if they are used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. These liens, or the confiscation of a leased vehicle, could arise at any time during the term of the lease, and without notice being given to the CARAT owner trustee, the CARAT indenture trustee, the noteholders or certificateholders.

      In addition, any perfected security interest of the CARAT indenture trustee in all or part of the property of the CARAT trust could be subordinate to claims of any trustee in bankruptcy or debtor in possession in the event of a bankruptcy of GMAC or the seller prior to any perfection of the transfer of the assets transferred by the seller to the CARAT trust under the CARAT Trust Sale and Servicing Agreement.

Repossession of Leased Vehicles Securing the Secured Notes

      In the event that a default by a lessee of a leased vehicle has not been cured within a certain period of time after notice, the COLT servicer will ordinarily retake possession of that leased vehicle. Some jurisdictions require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if the lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions, including Michigan, permit repossession without notice to the lessee, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required, and the lessor typically must seek a writ of possession or replevin in a state court action or pursue other judicial action to repossess that leased vehicle.

      After the COLT servicer has repossessed a leased vehicle, it may provide the lessee with a period of time within which to cure the default under the lease. If by the end of that period the default has not been cured, the COLT servicer will attempt to sell the leased vehicle. As a result of those delays, the net charged-off vehicle proceeds may be less than the remaining amounts due under the lease at the time of default by the lessee.

Deficiency Judgments and Excess Proceeds

      The proceeds of sale of the leased vehicles generally will be applied first to the expenses of the sale and repossession and then to the satisfaction of amounts due under the lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from sale do not cover the full amount of amounts due under the lease, a deficiency judgment can be sought in those states, including Michigan, that do not prohibit directly or limit those judgments. In some states, however, including Michigan, a lessee may be allowed an offsetting recovery for any amount not recovered at sale because the terms of the sale were not commercially reasonable. In any event, the deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee might have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Because it is a personal judgment against a lessee who may have few if any assets remaining after the repossession, even if one is obtained, it may be settled at a significant discount or it may be impossible to collect all or any portion of it.

      Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found, however, that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Consumer Protection Laws

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts due at the time of origination of the lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. All States have adopted Article 2A of the Uniform Commercial Code, which provides protection to lessees through certain implied warranties and the right to cancel a lease contract relating to defective goods. Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

      Several states, including Michigan, have adopted so-called “Lemon Laws” providing redress to consumers who purchase or lease a vehicle which remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. A successful claim under a Lemon Law could result in, among other things, the termination of the lease and/or the refunding to the lessee of some portion of the payments paid by them.

      Under each COLT Sale and Contribution Agreement, GMAC will represent to the seller that each lease complies with all requirements of law in all material respects. The seller will assign that representation, among others, to the CARAT trust under each CARAT Trust Sale and Servicing Agreement. Accordingly, if a lessee has a claim against the CARAT trust for violation of any law and that claim materially and adversely affects the CARAT trust’s interest in a secured note, this violation may create an obligation to prepay the secured note in the amount of the lease asset repurchase price unless the breach is cured in all material respects.

Other Limitations

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to enforce its rights under an automobile or light duty truck lease. For example, if a lessee commences bankruptcy proceedings, the lessor’s receipt of related payments due under the lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease to another party even though the lease prohibits assignment. In addition, the federal Servicemember’s Civil Relief Act and similar state laws, including the Michigan Military Act of 1967, provide additional protections for members of the military during active duty, which may limit the ability of the lessor to enforce its remedies under leases to these lessees.

Sale of Secured Notes and Lease Assets by GMAC

      As described in this prospectus, the sale of the lease assets by GMAC to COLT and the sale of the secured notes by GMAC to the seller has been structured as, and may be treated by the parties as, a sale. The transaction of the secured notes that are being sold by the seller to the CARAT trust has been legally structured as, and will be treated by the parties as, a sale, but the seller will treat the transaction as a financing for accounting purposes. If GMAC were a debtor in a bankruptcy proceeding and the bankruptcy court determined that the transfer of the lease assets to COLT or of the secured notes to the seller was a loan and security interest rather than a sale, delays or reductions in receipt of collections on the secured notes to the CARAT trust and distributions on the securities to the securityholders could occur.

Bankruptcy of GMAC or the Seller Could Result in Losses or Delays in Payments on the Notes and Certificates

      If GMAC or the seller became subject to bankruptcy proceedings, noteholders and certificateholders could experience losses or delays in the payments on the notes and certificates. GMAC will sell the secured notes to the seller, and the seller will in turn transfer the secured notes to the CARAT trust. However, if GMAC or the seller became subject to a bankruptcy proceeding, and the court in the bankruptcy proceeding were to take the position that the sale of secured notes by GMAC to the seller or by the seller to the CARAT trust, as the case may be, should instead be treated as a pledge of the secured notes to secure a borrowing of GMAC or the seller by concluding that the sale to the seller or the CARAT trust was not a “true sale” and that as a result thereof, GMAC or the seller effectively still own the secured notes, or that the seller should be consolidated with GMAC for bankruptcy purposes, then the noteholders and certificateholders could experience losses or delays in payments on the notes and certificates as a result of among other things:

•	the “automatic stay” which prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

•	certain tax or government liens on GMAC property (that arose prior to the transfer of a secured note to the CARAT trust) having a prior claim on collections before the collections are used to make payments on your securities; and

•	the CARAT trust not having a perfected security interest in (a) one or more leases securing the secured notes or (b) any cash collections held by GMAC at the time GMAC becomes the subject of a bankruptcy proceeding.

      The seller will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the seller with GMAC for bankruptcy purposes or conclude that the sale of secured notes to the seller was not a “true sale.” See “The Seller” in this prospectus.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Tax Trust, Tax Partnership or Tax Non-Entity with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a CARAT trust with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders and certificateholders.

      The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed to prospective purchasers who purchase notes or certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. The seller suggests that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax considerations to them of the purchase, ownership and disposition of notes or certificates.

      The following discussion addresses notes and certificates falling into four general categories:

(1) notes other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, which the seller, the CARAT servicer and the noteholders will agree to treat as indebtedness secured by the secured notes;

(2) certificates representing interests in a CARAT trust which the seller, the CARAT servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust,

(3) certificates including Strip Certificates and Strip Notes, representing interests in a CARAT trust which the seller, the CARAT servicer and the applicable holders will agree to treat as equity interests in a partnership, and

(4) certificates, all of which are owned by the seller, representing interests in a CARAT trust which the seller and the CARAT servicer will agree to treat as a division of the seller and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes.

      The prospectus supplement for each series of certificates will indicate whether the associated CARAT trust is a Tax Trust, Tax Partnership, or Tax Non-Entity. Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of seller, for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of this discussion, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

COLT

      Upon the issuance of each series of notes or certificates, Mayer, Brown, Rowe & Maw LLP will deliver its opinion that COLT will not be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

The Notes

      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series regardless of whether the notes are issued by a Tax Trust, Tax Partnership or Tax Non-Entity, except for Strip Notes and any other series of notes which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of notes on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences— The Notes,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

      Characterization as Debt. For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, prior to the sale of each series of notes, Tax Counsel will deliver its opinion to the effect that the notes will be treated as debt for federal income tax purposes. The seller, the CARAT servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. See “Trust Certificates— Classification of Trusts and Trust Certificates”, “Partnership Certificates— Classification of Partnerships and Partnership Certificates” or “Tax Non-Entity Certificates— Classification of Tax Non-Entity and Tax Non-Entity Certificates” for a discussion of the potential federal income tax consequences for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

      Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

      Original Issue Discount. Except to the extent indicated in the accompanying prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless that excess falls within a statutorily defined de minimis exception. A note’s “stated redemption price at maturity” is the aggregate of all payments required to be made under the note through maturity except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

      If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

      A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if note is payable in instalments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

      A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.

      Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

      Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold, from interest otherwise payable to the holder, 28% of that interest and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

      Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the seller and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, as indebtedness for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

      Tax Consequences to Foreign Noteholders. If interest paid or accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

(1) is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the seller, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the seller is a “related person” within the meaning of the Internal Revenue Code, and

(2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

      If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty. The IRS has issued new regulations governing backup withholding and information reporting requirements.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

(1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and

(2) in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the Foreign Person’s “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless the Foreign Person qualifies for a lower rate under an applicable tax treaty.

Trust Certificates

      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of Trust Certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences— Trust Certificates,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

      Classification of Trusts and Trust Certificates. For each series of certificates identified in the accompanying prospectus supplement as Trust Certificates, prior to the sale of each series of Trust Certificates, Tax Counsel will deliver its opinion to the effect that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. For each series of Trust Certificates, the seller and the certificateholders will express in the CARAT trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

      Although Tax Counsel has opined that each Tax Trust will properly be characterized as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions, that opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the secured notes reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “Partnership Certificates — Classification of Partnerships and Partnership Certificates” below.

      Despite Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the seller or the issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below.

The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.

      Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “Treatment of Fees or Payments,” in Tax Counsel’s opinion each certificateholder will be required to report on the certificateholder’s federal income tax return its pro rata share of the entire income from the secured notes and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the secured notes and any gain or loss upon collection or disposition of the secured notes, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the CARAT owner trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the CARAT owner trustee, whichever is earlier.

      Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the secured notes will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the secured notes. In computing its federal income tax liability, the certificateholder will be entitled to deduct, consistent with the certificateholder’s method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. In addition, in the case of certificateholders who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the certificateholder’s adjusted gross income in excess of a statutorily defined threshold. Such limitation on itemized deductions is being phased out over time beginning in tax years after 2005 and will be fully phased out for tax years beginning after 2009. Because the Tax Trust will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport the certificateholder’s net taxable income. See “Treatment of Fees or Payments” below for a discussion of other possible consequences if amounts paid to the CARAT servicer exceed reasonable compensation for services rendered.

      Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the secured notes. However, a portion of the amounts paid to the CARAT servicer or the seller may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the secured notes or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the CARAT servicer or the seller exceed reasonable compensation for services provided, the CARAT servicer or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain secured notes. As a result, such secured notes may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.

      To the extent that the secured notes are characterized as “stripped bonds,” the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the secured notes treated as having been retained by the CARAT servicer or the seller, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped secured notes, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped secured note is less than the remaining principal balance of the secured note by an amount which is less than a statutorily defined de minimis amount, the secured note would not be treated as having OID. In general, it appears that the amount of OID on a secured note treated as a “stripped bond” will be de minimis if it is less than  1/4 of 1% for each full year remaining after the purchase date until the final maturity of the secured note, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a secured note would be includible in income as principal payments are received on the secured note.

      If the OID on a secured note were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the secured notes. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped secured note. If a stripped secured note is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.

      It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by certificateholders in exchange for the secured notes. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

      Discount and Premium. The following discussion generally assumes that the fees and other amounts payable to the CARAT servicer and the seller will not be recharacterized as being retained ownership interests in the secured notes, as discussed above. A purchaser of a Trust Certificate should be treated as purchasing an interest in each secured note and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the secured notes and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

      It is believed that the secured notes were not and will not be originated with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the secured notes may be greater or less than the remaining principal balance of the secured notes at the time of purchase. If so, the secured notes will have been acquired at a premium or market discount, as the case may be. The market discount on a secured note will be considered to be zero if it is less than the statutorily defined de minimis amount.

      Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued interest market discount on the secured notes would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in secured notes acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

      In the event that a secured note is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining principal balance of the secured note, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the secured note if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

      Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal the certificateholder’s cost increased by any OID and market discount previously included in income, and decreased by any bond premium on secured notes held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the secured notes would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under “Discount and Premium” above.

      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

      Backup Withholding. Distributions on Trust Certificates and proceeds from the sale of certificates will be subject to a “backup” withholding tax of 28% if, as discussed above, in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

      Tax Consequences to Foreign Trust Certificateholders. Interest attributable to secured notes which is received by a certificateholder which is a Foreign Person will generally not be subject to the normal 30% withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “The Notes— Tax Consequences to Foreign Noteholders.”

Partnership Certificates

      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as Partnership Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of Partnership Certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences— Partnership Certificates,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be proved by a prospective investor’s tax advisor.

      Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the accompanying prospectus supplement as Partnership Certificates, the seller and the CARAT servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the partnership being the certificateholders and the seller, in its capacity as recipient of distributions from any CARAT reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the seller and the CARAT servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and accompanying prospectus supplement.

      If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the Tax Partnership. However, prior to the sale of each series of Partnership Certificates, Tax Counsel will deliver its opinion that the Tax Partnership will not be classified as an association taxable as a corporation.

      Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a “publicly traded partnership” taxable as a corporation. However, in the opinion of Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because the Tax Partnership would intend to meet qualifying income tests or other exceptions under Section 7704 of the Internal Revenue Code. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in that type of partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.

      Despite Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the seller or the Issuer. However, in Tax Counsel’s opinion, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. Indeed, classification of the certificates as indebtedness would result in favorable tax consequences to certain holders, particularly Foreign Persons. Nonetheless, because Tax Counsel believes that it is more likely that Partnership Certificates will be treated as equity in partnership, and the parties will treat the certificates as representing partnership equity, the following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

      Partnership Taxation. A Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the secured notes, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the secured notes. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on the notes, servicing and other fees, and losses or deductions upon collection or disposition of the secured notes.

      The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and, for any series Partnership Certificates, the CARAT trust agreement and CARAT Related Documents. Each CARAT trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership will allocate items of income, gain, deduction and loss in accordance with their economic interest in the CARAT trust.

      In addition, each CARAT trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the accompanying prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the seller. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items of income, gain, deduction and loss of the Tax Partnership, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the accompanying prospectus supplement, even though the Tax Partnership is only obligated to distribute interest to certificateholders at the Pass Through Rate on the Certificate Balance. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

      Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

      An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed 2% of adjusted gross income, and, additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the CARAT servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

      Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each secured note, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the secured notes were not and will not be originated with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the secured notes may be greater or less than the remaining principal balance of the secured notes at the time of purchase. If so, the secured notes will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a secured note by secured note basis.

      Each Tax Partnership will make an election that will result in any market discount on the secured notes being included in income currently as such discount accrues over the life of the secured notes. As indicated above, a portion of the market discount income will be allocated to certificateholders.

      Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal the certificateholder’s cost increased by the certificateholder’s share of the Tax Partnership’s income, includible in the certificateholder’s income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purpose of computing gain or loss on a sale of that Partnership Certificate.

      If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

      Allocations Between Transferors and Transferees. In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned amount the certificateholders in proportion to the Certificate Balance of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect the certificateholder’s tax liability and tax basis, attributable to periods before the certificateholder’s actual purchase.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of a Tax Partnership might be reallocated among the certificateholders. The CARAT owner trustee is authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells a Partnership Certificate for greater or less than the certificateholder’s adjusted basis therefor, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

      Administrative Matters. For each Tax Partnership, the CARAT owner trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The CARAT owner trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      The seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.

      Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the accompanying prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for those purposes each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to a certificateholder that is a Foreign Person as if such income were effectively connected to a United States trade or business, at a rate of 35%. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalties of perjury.

      Each Foreign Person might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on such Foreign Person’s share of the Tax Partnership’s income. Each Foreign Person must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A Foreign Person generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

      Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to a “backup” withholding tax of 28% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Non-Entity Certificates

      Classification of Tax Non-Entity and Tax Non-Entity Certificates. For each series of certificates identified in the accompanying prospectus supplement as tax-non-entity certificates and which are entirely owned by the seller, the seller and the CARAT servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Under the “check-the-box” Treasury Regulations, unless it is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the CARAT trust is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the CARAT trust will be treated as a Tax Partnership.

      If certificates are issued to more than one person, the seller and the CARAT servicer will agree, and the certificateholders will agree by their purchase, to treat the CARAT trust as a

Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the seller, and the notes being debt of such partnership.

      Risks of Alternative Characterization. If a Tax Non-Entity were an association or a “publicly traded partnership” taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “Partnership Certificates— Classification of Partnerships and Partnership Certificates.”

Tax Shelter Disclosure and Investor List Requirements

      Recently issued Treasury Regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury Regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

      A transaction may be a “reportable transaction” based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment. Legislative proposals pending in Congress, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE AND LOCAL TAX CONSEQUENCES

      The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders or certificateholders under any state or local tax laws. The activities to be undertaken by the COLT servicer in servicing and collecting the lease payments will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax consequences for them of purchasing, holding and disposing of notes or certificates.

ERISA CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested—we refer to each of these as a “benefit plan”—from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.

      The acquisition or holding of notes or certificates by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the CARAT servicer, the seller, the CARAT trust, the administrator, the CARAT owner trustee, the CARAT indenture trustee, or any of our respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes or certificates by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Each purchaser of notes or certificates will be deemed to represent that either (a) it is not acquiring the securities with the assets of a benefit plan or (b) the acquisition and holding of the securities will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

Exemption Applicable to Debt Instruments

      Transactions involving the CARAT trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the CARAT trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor (the “plan assets regulation”), the assets of the CARAT trust would be treated as assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the CARAT trust and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes and will therefore not be generally available for purchase by benefit plans.

      Certificates may therefore be purchased by benefit plans only if the underwriters’ exemption discussed below is available with respect to a series of securities. Notes that are debt instruments will be available for purchase by benefit plans regardless of the availability of the underwriters’ exemption, subject to the deemed representations noted above. For additional information regarding the equity or debt treatment of notes and whether the underwriter’s exemption will apply, see “ERISA Considerations” in the prospectus supplement.

      The seller suggests that a fiduciary considering the purchase of notes on behalf of a benefit plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the CARAT trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter’s Exemption

      With respect to certain series of securities to be offered under this prospectus, both notes and certificates may be eligible for relief from prohibited transaction rules of ERISA and the plan assets regulation in reliance on administrative exemptions granted by the Department of

Labor to specified underwriters. The underwriter’s exemption provided relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the manager or co-manager of an underwriting syndicate and that consist of specified fully-secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle instalment obligations, such as those securing the notes and certificates offered by this prospectus, that are fully secured on the closing date.

      The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1) The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party;

(2) The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P, Moody’s or Fitch, Inc.;

(3) The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the CARAT trust represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the CARAT servicer represents not more than reasonable compensation for the CARAT servicer’s services as CARAT servicer under the related agreements and reimbursement of the CARAT servicer’s reasonable expenses in connection with these services;

(4) The trustee is a substantial financial institution and is not an “affiliate,” as defined in the exemption, of any member of the “restricted group” other than an underwriter. The “restricted group” consists of the underwriters, any CARAT trustee, the administrator, the seller, the CARAT servicer, any subservicer, any obligor with respect to motor vehicle instalment obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the CARAT trust as of the date of initial issuance of the notes or certificates, the swap counterparty and any affiliate of these parties;

(5) The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

(6) The trust satisfies the following requirements:

(a) the corpus of the trust consists solely of assets of the type which have been included in other investment pools,

(b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates, and

(c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7) if benefit plans hold any securities that involve an interest rate swap, then the swap must meet several requirements, including that it:

(a) is an “eligible swap;”

(b) is with an “eligible counterparty;”

(c) is purchased by a “qualified plan investor;”

(d) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-rating dependent swap;” and

(e) permits the CARAT trust to make termination payments to the swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible swap” is one which:

(a) is denominated in U.S. dollars;

(b) pursuant to which the CARAT trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI), with the CARAT trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

(c) has a notional amount that does not exceed either: (1) the principal balance of the class of securities to which the swap related, or (2) the portion of the principal balance of such class represented by receivables in the CARAT trust (Allowable Notional Amount”);

(d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, the difference between the products thereof, calculated on a one-to-one ration and not on a multiplier of such difference) (“Leveraged”);

(e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid; and

(f) does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

      An “eligible counterparty” means a bank or other financial institution that has a rating at the date of issuance of the securities that is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on it short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable rating agency.

      A “qualified plan investor” is a benefit plan where the decision to buy such class of securities is made on behalf of the benefit plan by a independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either:

(a) a “qualified professional asset manager (“QPAM”) under PTCE 84-14;

(b) an “in-house asset manager” under PTCE 96-23; or

(c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the benefit plan.

      In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the CARAT servicer must, within the period specified under the pooling and servicing agreement:

(a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

(b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

      In the event that the CARAT servicer fails to meet these obligations, benefit plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the exemption will prospectively cease to be applicable to any class of securities held by a benefit plan which involves such ratings dependent swap.

      “Non-rating dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest permitted above, the CARAT servicer will, within a specified period after such rating withdrawal or reduction:

(a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

(b) cause the counterparty to post collateral with the CARAT trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

(c) terminate the swap agreement in accordance with its terms.

(8) If a CARAT trust includes a yield supplement agreement, it must qualify as an “eligible yield supplement agreement” as described below: An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the CARAT trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the CARAT trust (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the CARAT trust with respect to securities purchased by benefit plans if it meets the following conditions:

(a) it is denominated in U.S. dollars;

(b) it pays an allowable interest rate;

(c) it is not Leveraged;

(d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(e) it is entered into between the CARAT trust and an eligible counterparty; and

(f) is has an allowable notional amount.

(9) The legal document establishing the CARAT trust contains restrictions necessary to ensure that the assets of the CARAT trust may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the Transfer and Servicing Agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the CARAT trust and legal opinions are issued in connection with the transfer of assets to the CARAT trust to the effect that the transfer of receivables is a true sale and that the noteholders have a perfected security interest in the receivables.

      Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriters, the CARAT owner trustee, the CARAT servicer or any “obligor” (as defined in the exemption) with respect to receivables included in the CARAT trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuer. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	the benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of the benefit plan is invested in securities of issuers containing assets sold or serviced by the same entity as the CARAT trust; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of each class of such securities and at least 50% of the aggregate interest in the CARAT trust is acquired by persons independent of the restricted group.

      The underwriter’s exemption will also apply to transactions in connection with the servicing, a management and operation of the CARAT trust, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding CARAT Pooling and Servicing Agreement and (b) the CARAT Pooling and Servicing Agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the benefit plans purchase the notes or certificates issued by the CARAT trust. All transactions relating to the servicing, management and operations of the CARAT trust will be carried out in accordance with the CARAT trust agreement, indenture and Transfer and Servicing Agreements, which will be described in all material respects in this prospectus and the prospectus supplement.

      Each purchaser that is a benefit plan or that is investing on behalf of or with assets of a benefit plan in reliance on the underwriter’s exemption will be deemed to represent as follows:

•	it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and

•	in the case of securities that involve an interest rate swap, the decision to purchase the securities is made by an independent fiduciary that is qualified to analyze and understand the terms and conditions of the interest rate swaps and the effect such swaps will have on the credit ratings of the certificates, and is either (a) a “qualified professional asset manager” as defined under Part V(a) of Prohibited Transaction Class Exemption 84-14, (b) an “in-house asset manager” as defined under Part IV(a) of Prohibited Transaction Exemption 96-23, or (c) a benefit plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the securities.

      In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below one of the four highest generic rating categories from S&P, Moody’s or Fitch, Inc., the note or certificate could no longer be transferred to a plan in reliance on the exemption, and each subsequent transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to effect such purchase and is eligible for and satisfies all of the conditions set forth in Section I and III of PTCE 95-60.

      For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “ERISA Considerations” in the prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the CARAT trust will be deemed to hold plan assets and the applicability of an underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Code.

PLAN OF DISTRIBUTION

      On the terms and conditions set forth in one or more underwriting agreements for each CARAT trust, the seller will agree to sell to each of the underwriters named in the underwriting agreements and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the seller, the principal amount of each class of securities of the series set forth in the underwriting agreements and in the accompanying prospectus supplement.

      In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreements, to purchase all the securities described in the underwriting agreements which are offered by this prospectus and by the accompanying prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

      Each prospectus supplement will either:

(1) set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of those securities; or

(2) specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

      After the initial public offering of any securities, the public offering price and concessions may be changed. The seller may also sell the securities to one or more purchasers directly or through agents.

      Each underwriting agreement will provide that the seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

      The CARAT indenture trustee and the COLT indenture trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

      Under each underwriting agreement, except as otherwise provided in the accompanying prospectus supplement, the closing of the sale of any class of securities subject thereto will be conditioned on the closing of the sale of all other classes of securities of that series.

      The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

LEGAL OPINIONS

      Certain legal matters relating to the notes and the certificates will be passed upon for the CARAT trust, the seller and GMAC by Richard V. Kent, Esq., General Counsel to the seller and Assistant General Counsel of GMAC, and by Mayer, Brown, Rowe & Maw LLP, counsel to the seller, the CARAT trust and GMAC. Mr. Kent owns shares of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Certain federal income tax matters will be passed upon for GMAC, the CARAT trust and the seller by Mayer, Brown, Rowe & Maw LLP.

WHERE YOU CAN FIND MORE INFORMATION

      The seller filed a registration statement relating to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information.

      The CARAT servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the CARAT trust.

      You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.

INCORPORATION BY REFERENCE

      The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any SEC reports and materials filed by or on behalf of each CARAT trust since the end of the latest fiscal year. We also incorporate by reference any future SEC reports and materials filed by or on behalf of each CARAT trust until we terminate our offering of the securities issued by that CARAT trust. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents not specifically incorporated by reference, at no cost, by writing us at: General Motors Acceptance Corporation, 200 Renaissance Center, Detroit, Michigan 48265 or by calling us at: (313) 556-5000.

GLOSSARY OF TERMS TO PROSPECTUS

      “ABS Value” has the meaning assigned to such term in the accompanying prospectus supplement.

      “Administrative Lease Purchase Payment” has the meaning assigned to such term in the accompanying prospectus supplement.

      “Advance” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Aggregate ABS Value” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Aggregate Secured Note Principal Balance” has the meaning assigned to that term in the accompanying prospectus supplement.

      “CARAT Administrative Purchase Payment” means with respect to a secured note, an amount equal to the Secured Note Principal Balance, plus accrued interest calculated at the Secured Note Rate, determined as of the close of business on the last day of the monthly period prior to the monthly period as of which the CARAT servicer is required to (or, if earlier elects to) purchase such secured note.

      “CARAT Events of Default” has the meaning, unless otherwise set forth in the prospectus supplement, set forth in “The Notes— The CARAT Indenture— CARAT Events of Default; Rights Upon CARAT Events of Default.”

      “CARAT Indenture” has the meaning assigned to such term in the accompanying prospectus supplement.

      “CARAT Pooling and Servicing Agreement” means, for each CARAT trust, the CARAT Pooling and Servicing Agreement dated as of the closing date between GMAC and the seller, as amended and supplemented from time to time.

      “CARAT Related Documents” means the CARAT Indenture, CARAT Trust Sale and Servicing Agreement and other similar associated documents for a CARAT trust.

      “CARAT servicer default” has the meaning set forth in “The Transfer and Servicing Agreements— CARAT Servicer Default.”

      “CARAT Trust Sale and Servicing Agreement” has the meaning assigned to that term in the accompanying prospectus supplement.

      “CARAT Warranty Payment” means, with respect to each secured note, an amount equal to the Secured Note Principal Balance, plus accrued interest calculated at the Secured Note Rate, determined as of the close of business on the last day of the monthly period prior to the monthly period as of which the seller is required to (or, if earlier, elects to) repurchase the secured note.

      “Certificate Balance” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Certificate Distribution Account” means any account so designated and established and maintained pursuant to the CARAT Trust Sale and Servicing Agreement.

      “Certificate Pool Factor” means, for each class of certificates, a seven-digit decimal which the CARAT servicer will compute prior to each distribution on the certificates indicating the remaining Certificate Balance as of the close of that date, as a fraction of the initial Certificate Balance.

      “Certificateholders’ Interest Carryover Shortfall” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Certificateholders’ Principal Carryover Shortfall” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Collection Period” has the meaning assigned to such term in the accompanying prospectus supplement.

      “COLT Basic Documents” means the COLT Declaration of Trust, the COLT Declaration Supplement, the VAULT Trust Agreement, the COLT Transfer Direction, the COLT Designation, the VAULT Security Agreement, the COLT Sale and Contribution Agreement, the COLT Indenture, the COLT Servicing Agreement, the COLT Pull Ahead Funding Agreement, the COLT Custodian Agreement, the secured notes and the equity certificates of COLT.

      “COLT Custodian Agreement” means, for each CARAT trust, the Custodian Agreement, dated as of the closing date, between the COLT Custodian and the COLT owner trustee, as the same may be amended and supplemented from time to time.

      “COLT Custodian” means GMAC, or another custodian named from time to time in the COLT Custodian Agreement.

      “COLT Declaration of Trust” means the Third Amended and Restated Declaration of Trust by Deutsche Bank Trust Company Delaware, as COLT owner trustee, dated as of March 25, 2004, acknowledged, accepted and agreed to by COLT, LLC, and GMAC, as the same may be amended and supplemented from time to time.

      “COLT Declaration Supplement” means, for each CARAT trust, the COLT Supplement to the Declaration, dated as of the closing date, between the COLT owner trustee and COLT, LLC, as residual certificateholder.

      “COLT Designation” means the Designation of Trust Beneficiary and Creation of Sub-Trust, dated as of March 15, 1996, between GMAC, as COLT servicer and as initial trust beneficiary and COLT and acknowledged by PNC Bank, Delaware, as trustee.

      “COLT Events of Default” has the meaning, unless otherwise set forth in the prospectus supplement, set forth in “The Secured Notes— The COLT Indenture— COLT Events of Default; Rights Upon COLT Events of Default.”

      “COLT Indenture” has the meaning assigned to such term in the accompanying prospectus supplement.

      “COLT Pull Ahead Funding Agreement” means, for each CARAT trust, the COLT Pull Ahead Funding Agreement, dated as of the closing date, between COLT and GMAC, as amended and supplemented from time to time.

      “COLT Sale and Contribution Agreement” means, for each CARAT trust, the COLT Sale and Contribution Agreement dated as of the closing date between GMAC and COLT, as amended and supplemented from time to time.

      “COLT servicer default” has the meaning set forth in “The Transfer and Servicing Agreements— COLT Servicer Default.”

      “COLT Servicing Agreement” means, for each CARAT trust, the COLT Servicing Agreement dated as of the closing date among GMAC, as COLT servicer, COLT and the COLT indenture trustee, as amended and supplemented from time to time.

      “COLT Transfer Direction” means, for each CARAT trust, the Transfer Direction, dated as of the closing date, between the VAULT trustee, GMAC, as initial trust beneficiary and as COLT servicer, and COLT, as trust beneficiary and transferee.

      “Designated Accounts” means the CARAT collection account, the note distribution account, the CARAT reserve account, if any, the COLT collection account and the COLT reserve account and any other accounts so identified in the accompanying prospectus supplement and for which the funds on deposit are invested in Eligible Investments.

      “Eligible Investments” means generally investments (1) that are acceptable to the rating agencies as being consistent with the rating of the notes and (2) that mature no later than the business day preceding the next distribution date or payment date, in the case of the CARAT collection account, the note distribution account and any CARAT reserve account, and no later than the next distribution date, in the case of the COLT collection account and the COLT reserve account.

      “Excess Payment” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Extended Lease” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Extended Lease Payment” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Foreign Person” means a nonresident alien, foreign corporation or other non-United States person or entity.

      “General Motors” means General Motors Corporation.

      “Lease Residual” has the meaning assigned to such term in the accompanying prospectus supplement.

      “Monthly Lease Payment” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Monthly Remittance Condition” has the meaning assigned to that term in the accompanying prospectus supplement.

      “MSRP” means manufacturer’s suggested retail price.

      “Note Pool Factor” means, for each class of notes, a seven digit decimal which the CARAT servicer will compute prior to each distribution for the notes indicating the remaining outstanding principal balance of the notes, as of the close of the distribution date, as a fraction of the initial outstanding principal balance of the notes.

      “Noteholders’ Interest Carryover Shortfall” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Noteholders’ Principal Carryover Shortfall” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Outstanding Advance” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Partnership Certificates” means certificates, including Strip Certificates and Strip Notes issued by a Tax Partnership. References to a holder of these certificates are the beneficial owner thereof.

      “Pass Through Rate” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Payment Ahead Servicing Account” means any account so designated and established and maintained pursuant to the COLT Servicing Agreement.

      “Payments Ahead” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Pull Ahead Lease Asset” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Pull Ahead Payment” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Pull Ahead Program” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Record Date” means, for any distribution date, the close of business on the date immediately preceding the distribution date, or if definitive securities are issued, the last day of the preceding monthly period.

      “Sales and Use Tax Amount” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Secured Note Principal Balance” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Secured Note Rate” has the meaning assigned to such term in the accompanying prospectus supplement.

      “Short-Term Note” means a note that has a fixed maturity date note more than one year from the issuance date of that note.

      “Stated Residual Value” has the meaning assigned to such term in the accompanying prospectus supplement.

      “Strip Certificates” means one or more classes of certificates entitled to disproportionate, nominal or no distributions of Certificate Balance or interest.

      “Strip Notes” means one or more classes of notes entitled to disproportionate, nominal or no distributions of principal or interest.

      “Tax Counsel” means Mayer, Brown, Rowe & Maw LLP, as special tax counsel to the seller.

      “Tax Non-Entity” means a trust in which all of the certificates of that trust which are owned by the seller, and the seller and the servicer agree to treat the trust as a division of the seller and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

      “Tax Non-Entity Certificates” means certificates issued by a Tax Non-Entity. References to a holder of these certificates are to the beneficial owner thereof.

      “Tax Partnership” means a trust in which the seller, the servicer and the applicable holders agree to treat certificates, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

      “Tax Trust” means a trust in which the seller, the servicer and the applicable certificateholders agree to treat the certificates of trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

      “Transfer and Servicing Agreements” means, for each CARAT trust, the CARAT Pooling and Servicing Agreement, the CARAT Trust Sale and Servicing Agreement, the CARAT trust agreement, the CARAT administration agreement, the COLT Sale and Contribution Agreement and the COLT Servicing Agreement.

      “Trust Certificates” means certificates issued by a Tax Trust. References to a holder of these certificates are to the beneficial owner thereof.

      “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

      “VAULT”: Vehicle Asset Universal Leasing Trust, a Delaware statutory trust created under the Statutory Trust Statute under the VAULT Trust Agreement.

      “VAULT Security Agreement” means the VAULT Pledge and Security Agreement, dated as of the closing date, by VAULT and made in favor of the holders of the secured notes.

      “VAULT Trust Agreement”: The Second Amended and Restated Trust and Servicing Agreement, dated as of March 25, 2004, between GMAC, as COLT servicer and initial beneficiary, and the VAULT Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      “VAULT trustee”: Chase Manhattan Bank USA, National Association, as trustee of VAULT under the VAULT Trust Agreement.

      “Warranty Lease Payment” has the meaning assigned to that term in the accompanying prospectus supplement.

          No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, that information or those representations must not be relied upon as having been authorized by the seller, the CARAT servicer or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus supplement and the prospectus to anyone in any jurisdiction in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made under this prospectus supplement and the prospectus shall, under any circumstances, create an implication that information in those documents is correct as of any time since the date of this prospectus supplement or the prospectus.

          Until                     ,           , all dealers effecting transactions in these securities, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and for their unsold allotments or subscriptions.

Capital Auto Receivables

Asset Trust 20        -SN
Issuer

$

Asset Backed Notes

$

Asset Backed Certificates

Capital Auto Receivables, Inc.

Seller

General Motors

Acceptance Corporation
Servicer

PROSPECTUS SUPPLEMENT

[Underwriters]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities, other than underwriting discounts and commissions, described in this Registration Statement:

Securities and Exchange Commission registration fee	$126.70
Printing and engraving costs	0
Legal fees	0
Trustee fees and expenses	0
Accountant’s fees	0
Rating Agencies’ fees	0
Miscellaneous expenses	0

Total	$126.70

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Capital Auto Receivables, Inc. is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

      Capital Auto Receivables Inc.’s By-laws provide, in effect, that, subject to certain limited exceptions, such corporation shall indemnify and advance expenses to its directors and officers in the manner and to the full extent permitted by applicable law against any and all amounts reasonably incurred by reason of the fact that such person is or was a director or officer of such corporation. General Motors Acceptance Corporation has agreed to satisfy such indemnification obligations of Capital Auto Receivables Inc. if and to the extent that Capital Auto Receivables Inc. fails to do so. Certain controlling persons of the registrant may also be entitled to indemnification from General Motors Acceptance Corporation, the direct parent of the registrant. Under Section 145, General Motors Acceptance Corporation may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance as follows:

(a) The Certificate of Incorporation, as amended, of General Motors Acceptance Corporation provides that no director shall be personally liable to General Motors Acceptance Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to General Motors Acceptance Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

(b) Under Article VI of its By-Laws, General Motors Acceptance Corporation shall indemnify and advance expenses to every director and officer (and to such person’s heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors Acceptance Corporation, or is or was serving at the request of General Motors Acceptance Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. General Motors Acceptance Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of General Motors Acceptance Corporation. General Motors Acceptance Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition (“advancement of expenses”); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay full amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by General Motors Acceptance Corporation, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors of General Motors Acceptance Corporation or otherwise. The obligation, if any, of General Motors Acceptance Corporation to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

      As a subsidiary of General Motors Corporation, General Motors Acceptance Corporation is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of General Motors Acceptance Corporation are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

      Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, General Motors Corporation, to the fullest extent permissible under law, will indemnify, and has purchased insurance on behalf of, directors or officers of the Company, or any of them, who incur or are threatened with personal liability, including expenses, under Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS.

      The undersigned registrant on Form S-l, Central Originating Lease Trust, and the undersigned registrant on Form S-3, Capital Auto Receivables, Inc., hereby each undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the CARAT indenture trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305 (b) (2) of the Act.

(8) With respect to Capital Auto Receivables, Inc. only, the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 5th day of November, 2004.

CAPITAL AUTO RECEIVABLES, INC.

/s/ SANJIV KHATTRI

Sanjiv Khattri
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on November 5, 2004 by the following persons in the capacities indicated.

Signature	Title

/s/ SANJIV KHATTRI Sanjiv Khattri	Chairman of the Board and Director (Principal Executive Officer)

/s/ WILLIAM F. MUIR William F. Muir	President and Director

/s/ PAUL D. BULL Paul D. Bull	Vice President and Director

/s/ JOHN E. GIBSON John E. Gibson	Vice President and Director

/s/ JEROME B. VAN ORMAN, JR. Jerome B. Van Orman, Jr.	Vice President and Director (Principal Financial Officer)

/s/ CYNTHIA A. RANZILLA Cynthia A. Ranzilla	Vice President and Director

/s/ GUNTER DUFEY Gunter Dufey	Director

/s/ RICHARD E. DAMMAN Richard E. Damman	Director

Signature		Title

/s/ ERIC A. FELDSTEIN Eric A. Feldstein		Director

/s/ LINDA K. ZUKAUCKAS Linda K. Zukauckas		Controller (Principal Accounting Officer)

By:	/s/ LINDA K. ZUKAUCKAS Linda K. Zukauckas Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 5th day of November, 2004.

CENTRAL ORIGINATING LEASE TRUST

By: CENTRAL ORIGINATING LEASE, LLC, as a Certificateholder of Central
Originating Lease Trust

/s/ SANJIV KHATTRI

Sanjiv Khattri
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on November 5, 2004 by the following persons in the capacities indicated.

Signature	Title

/s/ SANJIV KHATTRI Sanjiv Khattri	Chairman of the Board and Director (Principal Executive Officer)

/s/ WILLIAM F. MUIR William F. Muir	President and Director

/s/ PAUL D. BULL Paul D. Bull	Vice President and Director

/s/ JOHN E. GIBSON John E. Gibson	Vice President and Director

/s/ JEROME B. VAN ORMAN, JR. Jerome B. Van Orman, Jr.	Vice President and Director (Principal Financial Officer)

/s/ CYNTHIA A. RANZILLA Cynthia A. Ranzilla	Vice President and Director

/s/ DAVID J. BROPHY David J. Brophy	Director

Signature		Title

/s/ RICHARD E. DAMMAN Richard E. Damman		Director

/s/ ERIC A. FELDSTEIN Eric A. Feldstein		Director

/s/ LINDA K. ZUKAUCKAS Linda K. Zukauckas		Controller (Principal Accounting Officer)

By:	/s/ LINDA K. ZUKAUCKAS Linda K. Zukauckas Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Index	Description

1.1	Form of Underwriting Agreement for the Grantor Trust Certificates (incorporated by reference to Registrant from Registration Statement File No. 333-06039, dated June 14, 1996).
1.2	Form of Underwriting Agreement for the Owner Trust Notes and Certificates (incorporated by reference to Registrant from Registration Statement File No. 333-06039, dated June 14, 1996).
1.3	Form of Underwriting Agreement for the Secured Notes (incorporated by reference to Registrant from Registration Statement File No. 333-93431, dated August 18, 2000).
3.1	Articles of Incorporation (incorporated by reference to Registrant from Registration Statement File No. 33-49169, dated November 15, 1993) and Amended and Restated By-laws of Capital Auto Receivables, Inc. (incorporated by reference to Registrant from Registration Statement File No. 333-06039, dated June 14, 1996).
3.2	Third Amended and Restated Declaration of Trust, dated as of March 25, 2004, by Deutsche Bank Trust Company Delaware and acknowledged, accepted and agreed to by COLT, LLC and GMAC.*
3.3	Form of COLT 200 - Supplement to Third Amended and Restated Declaration of Trust between COLT, LLC and Deutsche Bank Trust Company Delaware.*
4.1	Form of Indenture between the Trust and the Indenture Trustee.**
4.2	Form of Owner Trust Pooling and Servicing Agreement between GMAC and the Seller (Version 1).**
4.3	GMAC Grantor Trusts Standard Terms and Conditions of Agreement Effective June 1, 1996 (incorporated by reference to Registrant from Registration Statement File No. 333-06039, dated June 14, 1996).
4.4	Form of Grantor Trust Pooling and Servicing Agreement between GMAC and the Seller (Version 2) (incorporated by reference to Registrant from Registration Statement File No. 333-06039, dated June 14, 1996).
4.5	Form of Trust Agreement between the Seller and the Owner Trustee.**
4.6	Form of CARAT Trust Agreement between the Seller and the CARAT owner trustee.*
4.7	Form of CARAT Indenture between the CARAT trust and the CARAT indenture trustee.*
4.8	Form of COLT 200 - Indenture between COLT and the COLT indenture trustee.*
5.1	Opinion of Kirkland & Ellis with respect to legality of Grantor Trust Certificates and Owner Trust Notes and Certificates.**
5.2	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality of Secured Notes, the Notes and the Certificates.**
8.1	Opinion of Kirkland & Ellis with respect to tax matters of Grantor Trust Certificates and Owner Trust Notes and Certificates.**
8.2	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to tax matters of Secured Notes.**
10.1	Form of Purchase Agreement between GMAC and the Seller.**
23.1	Consent of Kirkland & Ellis (included as part of Exhibit 5.1).
23.2	Consent of Mayer, Brown, Rowe & Maw LLP (included as part of Exhibit 5.2).
24.1	Powers of Attorney.*
25.1	Statement of Eligibility of the Trustee for the Owner Trustee Notes and Certificates.***

Exhibit
Index	Description

25.2	Statement of Eligibility of the Trustee for the Notes and Certificates secured by the Secured Notes.***
25.3	Statement of Eligibility of the Trustee of the Secured Notes.***
99.1	Form of Trust Sale and Servicing Agreement among the Trust, the Seller and the Servicer.**
99.2	Form of Custodian Agreement.**
99.3	Form of Administration Agreement among the Servicer, the Owner Trustee and the Indenture Trustee .**
99.4	Form of Transfer Direction re: Transfer of Beneficial Interest in VAULT from GMAC to COLT.*
99.5	Form of VAULT Pledge and Security Agreement by VAULT.*
99.6	Form of COLT 200 - Sale and Contribution Agreement between COLT and GMAC.*
99.7	Form of COLT 200 - Servicing Agreement among COLT, GMAC and the COLT indenture trustee.*
99.8	Form of COLT 200 - Pull Ahead Funding Agreement among COLT, GMAC and the COLT indenture trustee.*
99.9	Form of COLT 200 - Custodian Agreement between GMAC and COLT.*
99.10	Form of CARAT Pooling and Servicing Agreement between the Seller and GMAC.*
99.11	Form of CARAT Trust Sale and Servicing Agreement among GMAC, the Seller and the CARAT trust.*
99.12	Form of CARAT Administration Agreement among CARAT, GMAC and the CARAT indenture trustee.*

*	Filed herewith.

**	To be filed by amendment.

***	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939